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UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☑	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
Exabyte Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.

☑	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     1) Title of each class of securities to which transaction applies:

     2) Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     4) Proposed maximum aggregate value of transaction: $28,500,000.00 (estimated)

     5) Total fee paid: $3,049.50 *
        * Fee paid with previous filing

     ☑ Fee paid previously with preliminary materials.

     ☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:

     2) Form, Schedule or Registration Statement No.:

     3) Filing Party:

     4) Date Filed:

SEC 1913 (11-01)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

www.exabyte.com ▪ 1-800-EXABYTE
Notice of Special Meeting
Proxy Statement

Exabyte Corporation
2108 55th Street
Boulder, CO 80301
(303) 442-4333
Dear Fellow Shareholders:
In our 20-year history, Exabyte has been a consistent innovator of tape technologies and products, but for the last four years, we have continued to struggle to penetrate the market and unseat incumbent tape storage technologies. Our management team has been very active in pursuit of various financial arrangements to meet our cash requirements and to stabilize our company financially in order to compete in the marketplace.
Despite our collective best efforts at cost reduction, debt restructuring, and sales initiatives, we have been unable to achieve the necessary market traction and revenue growth needed. As a result, we’ve continued to incur financial losses and suffer from cash shortages that inhibit the effective operation of our company.
Our analysis, confirmed by our accounting firm, has made it clear that there is substantial doubt in our ability to continue as a going concern. At the current time, we simply do not have the operational cash flow to sustain our company. Therefore, an Independent Committee of the Board of Directors was formed in April, 2006 to evaluate various strategic alternatives, including the sale or merger of the company. As you know from our announcement, dated August 30, 2006, we entered into an Asset Purchase Agreement with Tandberg Data, subject to stockholder approval.
As outlined in the announcement, Tandberg will purchase substantially all of our assets in exchange for cash and the assumption of certain of our liabilities. The Independent Committee determined that the proposed asset sale to Tandberg is the best option for our company, our stockholders and our creditors.

Sincerely,
/s/ Tom Ward

President and Executive Officer

PLEASE VOTE YOUR PROXY!

Many of our stockholders hold their shares through a stockbroker, bank or other nominee, rather than in their own name. If you hold your shares this way, we consider you a beneficial stockholder. To vote as a beneficial stockholder, you submit voting instructions to your broker in accordance with the voting instructions card that they included in this packet. The broker or bank then votes your shares per your instructions.

If you directly hold your shares in your name, we consider you a registered stockholder. You vote your shares by proxy directly with Exabyte.

This year, we have chosen ADP Investor Communication Services to provide voting services for our registered stockholders. Most brokers and banks participate in this program as well.

EXABYTE CORPORATION
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON _________, 2006
Dear Exabyte Stockholder,
Please note the Special Meeting of Stockholders information below. We will discuss the Items of Business at the Special Meeting of Stockholders. I direct your attention to the Proxy Statement following this Notice for a more complete description of these matters.

Time	[ , 2006] 9:00 am (Mountain Time)

Place	Exabyte Corporation — Executive Offices

2108 55th Street, Boulder, CO 80301

For those unable to attend in person, a live Web cast of the Special Meeting will be available at:
www.exabyte.com under the Investor Relations section. The Web cast will also be archived and available for 30 days.

Items of Business	1. To approve the sale of substantially all of Exabyte’s assets pursuant to the Asset Purchase Agreement;

2. To approve the dissolution of Exabyte contingent on the sale of substantially all of Exabyte’s assets pursuant to the Asset Purchase Agreement;

3.    To approve a proposal to amend our Certificate of Incorporation to change our corporate name to “Midgard XXI, Inc.” contingent on the sale of substantially all of Exabyte’s assets pursuant to the Asset Purchase Agreement; and

4. Conduct any other business properly presented at the meeting.

Proxy Voting Information	Even if you plan to attend the Special Meeting, we urge you to submit your proxy as soon as possible so that your shares will be voted at this Special Meeting.
     It is important to note that our stockholders will not receive consideration for their shares of common stock or preferred stock in the proposed asset sale, and that we do not expect to have any assets available for distribution to our stockholders during the anticipated dissolution following the closing of the asset sale.
     Following the asset sale, we anticipate having the following liabilities: a note payable to a former landlord of $3,060,000; a Note of $50,000 principal balance; and certain accounts payable and accrued expenses in the amount of $250,000, among other liabilities. We do not expect to have any significant assets for payment of these liabilities following the asset sale.
BY ORDER OF THE BOARD OF DIRECTORS,
Carroll Wallace
Corporate Secretary
Boulder, Colorado
[                    , 2006]

Exabyte Corporation
PROXY STATEMENT
SUMMARY TERM SHEET
     You are being asked to approve a proposed sale of substantially all of our assets, to approve the dissolution of our company contingent on the asset sale and to approve a change in our name if the asset sale is consummated. We have set forth below a summary of certain information relating to the asset sale and dissolution. This summary does not contain all of the information that you may consider to be important in determining how to vote on these proposals. You should carefully read the entire Proxy Statement and the other documents to which we refer. These will give you a more detailed description of the proposed asset sale and dissolution following the asset sale.
     We intend to mail these proxy materials on or about October 6, 2006 to all stockholders of record.
          General
     On August 29, 2006, our Independent Committee approved of and our board of directors (the “Board”) ratified the sale of substantially all of our assets (the “asset sale”) pursuant to the Asset Purchase Agreement (the “Purchase Agreement”), subject to stockholder approval, between our company and Tandberg Data Corp., a Delaware corporation (“Tandberg Data Corp.”) and wholly-owned subsidiary of Tandberg Data ASA, a company organized under the laws of Norway (“Tandberg Data ASA” and, together with Tandberg Data Corp., “Tandberg Data”), and with respect to certain items, Tandberg Data ASA. The Purchase Agreement is attached hereto as Appendix A and is incorporated by reference. We urge you to read the Purchase Agreement in its entirety.
          The Companies
     Exabyte. Exabyte Corporation, now entering its 21st year, is a recognized pioneer and leading innovator in tape storage. Its heritage comprises an impressive list of industry “firsts,” including the first manufacturer of tape drives to break the 1, 2, and 5 GB capacity barriers, the first to introduce 8mm tape drives and libraries, the first to offer native Fibre Channel drives and libraries, the first to offer FireWire tape drives and libraries and the first and only manufacturer to offer VXA Packet Technology, which enables its VXA Packet drives, autoloaders and tapes to read and write data in packets like the Internet, allowing far superior restore integrity, exceptional transfer speeds and scalable tape capacities. With award-winning VXA Packet Technology, patented ExaBotics™ and its innovative engineering approach, Exabyte delivers new VXA® and LTO® (Ultrium®) products that consistently raise the bar for industry standards in engineering, quality and data reliability. The company’s product suite is ideally suited for SMB and departmental servers, workstations, LANs, and SANs, providing dramatically higher capacity, speed and reliability at competitive prices. Exabyte has a worldwide network of original equipment manufacturers (“OEMs”), distributors and resellers that share the company’s commitment to innovation and customer service, including partners such as IBM, Fujitsu Limited, Fujitsu Siemens Computers, Apple Computer, Imation, Tech Data, Ingram Micro and CDW.
     Tandberg Data. Tandberg Data ASA is a global supplier and manufacturer of tape- and disk-based data back-up and recovery products and solutions based on the LTO™ and SLR™ technology platforms. Tandberg Data ASA offers complete data-storage solutions, including in-house developed tape drives, tape automation systems and disk-based systems. Tandberg Data ASA’s products are supported by all major operating systems and software applications to successfully operate in heterogeneous network information storage environments. All products are designed to offer several new generations of information storage products that meet the growing storage requirements of small and medium sized organizations with scalability, reliability and backward compatibility features that ensure cost effective operation and long-term investment protection. Tandberg Data ASA is active world wide through its own global network of distributors and OEM customers. The dealer network sells the products with Tandberg Data ASA’s own trademarks, while the OEM customers resell the products under their own brand names.
     Tandberg Data Corp. is a wholly-owned subsidiary of Tandberg Data ASA and is responsible for distribution sales of Tandberg Data ASA’s products in the United States, while Tandberg Data ASA in Norway is responsible for sales to the American OEM customers. Tandberg Data’s contact information is as follows: Tandberg Data ASA Kjelsasveien 161, P.O. Box 134, Kjelsas, N-0411 Oslo, Norway, Facsimile No.: +47 22189550.
     Background of the Sale (see page 8-12)
     We have faced challenges and uncertainties, largely as a result of competition in the tape storage industry. For the last four years, we have continued to struggle to penetrate the market and unseat incumbent tape storage technologies. Our management
Proxy Statement

team has been very active in pursuit of various financial arrangements to meet our cash requirements and to stabilize the company financially in order to compete in the marketplace. Despite our collective best efforts at cost reduction, debt restructuring and sales initiatives, we have been unable to achieve the necessary market traction and revenue growth needed. As a result, we’ve continued to incur financial losses and suffer from debilitating cash shortages that inhibit the effective operation of the Company. In addition to the competitive challenges we face, the costs associated with being a public company strain our limited financial resources.
     We determined that it was in our and our stockholders’ best interest to hire an investment banker to pursue alternatives for us, including a sale of our company. We established an Independent Committee to negotiate the best transaction possible for us, our stockholders and our creditors. During this sales process, we were approached by, among others, Tandberg Data ASA, with an offer to purchase substantially all of our assets. After thoroughly evaluating all of our options, the Independent Committee determined that an asset sale to Tandberg Data Corp. would be the best alternative for us, our creditors and our stockholders.
     In the past we have sold certain automation products to Tandberg Data ASA. However, the revenue from transactions with Tandberg Data was not significant in 2004, 2005 and 2006. One of our largest stockholders, Imation Corp., who is deemed to be an affiliate of our company, sells media products to Tandberg Data and has a long-standing business relationship with them. We are not aware of any ownership or material business relationships between other affiliates of ours and Tandberg Data.
     If we do not complete the asset sale, there is a substantial doubt that we will be able to continue as a going concern. Further, if the asset sale is not approved and consummated, we would likely consider other liquidation alternatives, including a liquidation of our business under bankruptcy protection, because we will not have sufficient cash to continue our operations.
          Description of Asset Sale (see page 8)
     The consideration for the Purchased Assets (as defined in the Purchase Agreement) will be (a) cash of approximately $22,500,000 and (b) the assumption of the Assumed Liabilities (as defined in the Purchase Agreement). The cash purchase price will consist of payment at closing of the following amounts:
•	the outstanding principal balance and accrued interest thereon under the Credit and Security Agreement with Wells Fargo Business Credit, Inc. (“Wells Fargo”) (estimated to be $10,000,000 for purposes of determining the total consideration);

•	the repayment obligations under the Restructuring Agreements, as amended, with the holders (the “Noteholders”) of the our 10% Secured Subordinated Convertible Notes (the “Notes”) ($7,790,000);

•	the payment obligation under the Amendment No. 1 to the Debt Restructuring Agreement with Solectron Corporation (“Solectron”) ($300,000);

•	the payment obligation under the Second Amendment to the Memorandum of Understanding with Hitachi, Ltd. (“Hitachi”) ($2,000,000);

•	the amount payable under the Note Restructuring Agreement with Imation Corp. (“Imation”) ($1,000,000);

•	transaction fees payable at closing (not to exceed $1,200,000); and

•	the cash balance to be retained by us subsequent to closing ($100,000).
     It is a condition to the Purchase Agreement that the cash proceeds be used at closing to make these payments.
     Liabilities assumed by Tandberg Data Corp. include, among others, substantially all accounts payable and accrued expenses, all liabilities under the Purchased Contracts (as defined in the Purchase Agreement), liabilities for warranty obligations and liabilities related to products sold and/or services performed, liabilities related to our Senior Management Retention Plan (described below) and new or restructured notes payable issued to Imation and Hitachi, among others. The material Excluded Liabilities retained by us (as defined in the Purchase Agreement) consist of a note payable to a former landlord in the amount of $3,060,000, a Note with a principal balance of $50,000 and certain accounts payable and accrued expenses in the amount of $250,000, among other liabilities.
The following is a pro forma condensed consolidated balance sheet of the Company as of June 30, 2006, assuming that the asset sale had occurred on that date:
Exabyte Corporation and Subsidiaries
Pro Forma Condensed Consolidated Balance Sheet
June 30, 2006
(in thousands)

ASSETS
Current asset-cash	$100
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities-accounts payable	$250
Convertible subordinated notes payable	50
Note payable-other	3,060
Total liabilities	3,360
Convertible preferred stock, net	39,558
Stockholders’ deficit	(42,818)
Total liabilities and stockholders’ deficit	$100
     Holders of certain remaining liabilities may assert various claims with respect to the transaction against us and/or Tandberg Data under either Federal or state law. Among other things, creditors may be able to commence an involuntary case under the federal bankruptcy laws against the company after the asset sale if the company does not have sufficient assets to satisfy its remaining liabilities as they come due. The claims of the petitioning creditors for an involuntary case can not be subject to bona fide dispute as to liability or amount. A creditor or trustee in bankruptcy also might allege that insufficient consideration was received for the assets and thus challenge the transaction as a constructively fraudulent transfer. In the unlikely event that such a claim is successful, a possible remedy would be to unwind the asset sale; however, the company believes unwinding the asset sale would likely lead to the company’s immediate liquidation. Moreover, even if the transaction were successfully challenged, Tandberg Data would likely have a lien on the assets to the extent Tandberg Data gave value in good faith.
     As shown above, we are not expected to have any significant assets remaining for the payment of these liabilities, the asset sale being effectively a liquidation of our company. We intend to dissolve and wind down immediately after the closing of the asset sale. We have retained tax accountants to prepare and file final federal, state, local and foreign tax returns for Exabyte immediately after our dissolution. We have also retained the services of a liquidating trustee to handle our winding down following our dissolution. Subsequent to the closing of the asset sale and the dissolution, there will be no assets available for distribution to our common or preferred stockholders. Among other reasons, because our stockholders will be receiving no consideration for their common stock or preferred stock, our stockholders should not have liability for any of our retained liabilities under Delaware law.
Closing
     The asset sale will close no later than the third business day following the satisfaction of all closing conditions listed in Article IX of the Purchase Agreement, including approval by our stockholders of the asset sale. If the closing has not occurred by December 31, 2006, as such date may be extended under certain circumstances, then either party may terminate the agreement.
Proxy Statement

          Other Material Terms of the Purchase Agreement (see pages 16-20)
     Representations, Warranties, Covenants and Conditions. The Purchase Agreement contains customary representations and warranties from each of the parties. These representations and warranties were made as of specific dates and may be subject to important qualifications, limitations and supplemental information agreed to in connection with negotiating the terms of the agreement. In addition, the representations and warranties may have been included in the Purchase Agreement for the purposes of allocating risk between our company and Tandberg Data Corp. rather than to establish matters as facts.
     The Purchase Agreement also includes certain covenants and agreements by us, including that we receive appropriate stockholder approval of the asset sale. Without the prior consent of Tandberg Data Corp., during the period from the effective date of the Purchase Agreement until the closing, we are required, among other things, to conduct our business only in the ordinary course, and use commercially reasonable efforts to (i) preserve intact our present business organization, (ii) keep available the services of our officers, key employees and consultants, and (iii) preserve existing relationships with our customers, suppliers, service providers and other persons with which we have business relationships. Other covenants include, without limitation, restrictions on the declaration and payment of dividends or issuance of equity interests, sale, lease or disposition of assets, incurrence of indebtedness, making of loans or investments, and the sale, assignment or encumbrance of any intellectual property.
     No Solicitation. The Purchase Agreement prohibits us from soliciting or encouraging the submission of competing offers relating to a sale of our assets or equity interests. We may terminate the Purchase Agreement and accept a Superior Proposal (as defined in the Purchase Agreement) by another party if such proposal meets certain requirements, including that such proposal is on better terms than the transaction contemplated by the Purchase Agreement. Tandberg Data has the ability under the Purchase Agreement to match such a Superior Proposal. If we terminate the Purchase Agreement as a result of accepting a Superior Proposal, we must immediately pay Tandberg Data a $2,000,000 termination fee.
     Termination. The Purchase Agreement may be terminated by mutual consent or by either party if the asset sale is not completed by December 31, 2006, if our stockholders do not approve the asset sale or if there is a final nonappealable order from a governmental entity prohibiting the asset sale. It may also be terminated, among other reasons, by (1) us if (i) we enter into an agreement with respect to a Superior Proposal or (ii) there is a Purchaser Material Adverse Effect (as defined in the Purchase Agreement); or by (2) Tandberg Data Corp. if (i) there is a Material Adverse Effect (as defined in the Purchase Agreement) with respect to us, (ii) our Board withdraws its approval of the asset sale, (iii) our Board approves of a different transaction, whether or not a Superior Proposal, or (iv) any person acquires ownership of more than 50% of our common stock or another Third Party Acquisition (as defined in the Purchase Agreement) occurs.
     In addition, if the Purchase Agreement is terminated as a result of our having breached the Purchase Agreement, we will reimburse Tandberg Data for its expenses incurred in connection with the Purchase Agreement in an amount up to $750,000. We must pay to Tandberg Data a termination fee of $2,000,000 (less any expense reimbursement) if, among other things: we enter into a Superior Proposal or approve an Acquisition Proposal (as defined in the Purchase Agreement, and whether or not the Acquisition Proposal is a Superior Proposal); our stockholders do not vote in favor of the asset sale; our Board withdraws its approval of the asset sale; any person acquires ownership of more than 50% of our common stock or another Third Party Acquisition occurs. Additionally, if the Purchase Agreement is terminated due to our breach or the closing has not occurred prior to December 31, 2006 (other than due to Tandberg Data’s breach) and within 12 months following either such termination we enter into an Acquisition Proposal (whether or not it is a Superior Proposal), we would also owe Tandberg the $2,000,000 termination fee.
          Regulatory Approvals
     To our knowledge, neither we nor Tandberg Data Corp. is required to obtain approval from any U.S. federal or state agency in connection with the asset sale.
          No Appraisal Rights
     Our stockholders will not be entitled to appraisal rights in connection with, or as a result of, the asset sale or dissolution.
          Interests of our Directors, Officers and Affiliates in the Asset Sale (see pages 20-21)
     On August 28, 2006, the Compensation Committee of our Board adopted a Senior Management Retention Plan. The plan was adopted to provide an incentive for our Chief Executive Officer and Chief Financial Officer to remain with our company through the closing of the asset sale, and for a period of 90 days thereafter to assist in the transition of certain aspects of our business. Under this plan, our Chief Executive Officer and Chief Financial Officer are each entitled to be paid a $175,000 bonus if they remain continuously employed by us, and Tandberg Data after the asset sale, for a period of 90 days after the asset sale. Liabilities related to the plan will be assumed by Tandberg Data upon the closing of the asset sale.
     Our Chief Financial officer is entitled to be paid 6 months severance (base salary) if he resigns within 60 days following a change of control or reporting structure such that he no longer reports to Mr. Ward. Certain of our affiliates will receive consideration in connection with the asset sale, but on the same terms and conditions as those similarly situated. Our Chief Executive Officer and Chief Financial Officer have been offered continuing employment with Tandberg Data Corp. on substantially similar terms as their
Proxy Statement

current employment with us, including annual salaries of $300,000 and $200,000, respectively. None of our directors will serve on the Tandberg Data Corp. board of directors. Our directors and officers will continue to be covered by our current directors’ and officers’ insurance policy for six years after the asset sale.
          Material Federal Income Tax Consequences to Exabyte of the Sale (see pages 22)
     We do not believe that the asset sale or debt restructurings will result in substantial federal corporate income tax liability to Exabyte (including alternative minimum tax liability) because we anticipate that most of the taxable gain recognized, if any, as a result of the asset sale or debt restructuring will be offset by our operating losses, including operating losses from prior years. Our tax advisors have not verified this determination. If the Internal Revenue Service successfully challenged our determination of available operating losses or its allocation of purchase price among the assets sold, we could incur significant income tax liability as a result of the asset sale and debt restructuring.
          Board’s Recommendation (see page 22)
     The Board has determined that the asset sale is advisable and fair to and in the best interest of our stockholders and creditors. Given our financial condition, the Board concluded that the asset sale is the best alternative and if it is not approved, we believe our company will not be able to continue as a going concern. The approval of the asset sale, the dissolution of our company and the changing of our company’s name requires the affirmative vote of the holders of a majority of the shares of our common stock issued and outstanding. Furthermore, the asset sale requires the consent of two-thirds in principal amount of the outstanding Notes, which consent has been given. The Board recommends that you vote to approve all three proposals.
          Voting Agreement (see page 20)
     As a condition to the Purchase Agreement, Tandberg Data required us to enter into a Voting Agreement with certain common and Series AA preferred stockholders consisting of (1) the Noteholders who are also Series AA preferred stockholders (namely, Meritage Private Equity Fund, L.P., Meritage Private Equity Parallel Fund, L.P., Meritage Entrepreneurs Fund, L.P., Crestview Capital Master, LLC, Enable Growth Partners, L.P., Gruber and McBaine International, Jon D. and Linda W. Gruber Trust, Lagunitas Partners L.P., Islandia, L.P., and Midsummer Investment, Ltd), (2) Imation, and (3) Tom W. Ward, our CEO, and Carroll A. Wallace, our CFO (the “Voting Agreement” and collectively, the “Approving Stockholders”).
     The terms of the Voting Agreement require that Meritage Private Equity Fund, L.P., Meritage Private Equity Parallel Fund, L.P., Meritage Entrepreneurs Fund, L.P. (the “Meritage Entities”) and Tom W. Ward convert the Series AA preferred shares owned by such stockholder into common shares prior to the record date for the Special Meeting. Each of the Approving Stockholders is required to vote in favor of the asset sale. The Voting Agreement covers approximately 53% of our outstanding common stock entitled to vote on the three proposals presented, as calculated on an as-converted basis assuming conversion of all Series AA preferred shares to common stock. If all parties to the Voting Agreement vote their shares as required under the terms of the Voting Agreement, we will receive sufficient votes to pass all three proposals being presented.
          Opinion of Financial Advisor (see pages 13-16)
     In deciding to approve the Purchase Agreement, the Independent Committee and Board considered the opinion from our financial advisor, St. Charles Capital. The Independent Committee received a written opinion dated August 29, 2006 from St. Charles Capital, that as of that date, the consideration to be received by the company pursuant to the Purchase Agreement was fair, from a financial point of view, to the company. The full text of this opinion describes the basis and assumptions on which it was rendered and is attached hereto as Appendix B. You are encouraged to read this opinion in its entirety.
          Other Related Matters
     In connection with the Purchase Agreement, Tandberg Data required us to enter into restructuring agreements or amendments to existing note agreements with the holders of the Notes, Hitachi, Solectron and Imation that provide for reductions in amounts currently due under various debt instruments, the issuance of new or restructured notes payable in certain circumstances, and the waiver of existing and future events of default, if any.
     The restructuring agreement, as amended, with the Noteholders (the “Note Restructuring Agreement”) provides for (1) the payment of 82% of the principal amount of the Notes at the closing of the asset sale, (2) the forgiveness of the remaining 18% of principal, all accrued interest as of the date of the Note Restructuring Agreement, and all default premium, if any, (3) upon payment of the 82% restructured payment, the release of their security interest in our assets, (4) the waiver of existing and future events of default under the Notes Securities Purchase Agreement entered into in October 2005 and any rights under the Intercreditor and Subordination Agreement entered into in October 2005 among us, the Noteholders, Imation and Wells Fargo, and (5) the Noteholders’ agreement to vote in favor of the asset sale.
     The Second Amendment to the Memorandum of Understanding (“Hitachi MOU”) with Hitachi provides for a $2,000,000 payment upon closing and the forgiveness of approximately $860,000 due under the Hitachi MOU, which has an outstanding
Proxy Statement

balance of approximately $4,000,000. In addition, the payment terms of the remaining Hitachi MOU balance of approximately $1,140,000 were revised to provide for escalating monthly payments to Hitachi through September 2007. Following the asset sale, Tandberg Data Corp. expects to receive price reductions, adjusted quarterly, on products currently purchased from Hitachi in amounts that will approximate the revised payments due under the Hitachi MOU through September 2007.
     Amendment No. 1 to the Debt Restructuring Agreement with Solectron dated September 1, 2003 (the “Solectron Amendment”), provides for a one-time payment of $300,000 to settle the outstanding balance of a note payable to Solectron with a balance of $653,000 as of the date of the Solectron Amendment, and waives any existing and future events of default under the September 1, 2003 agreement.
     The Note Restructuring Agreement with Imation (the “Imation Restructuring Agreement”), provides for the restructuring of the existing $5,000,000 and $2,000,000 note agreements (the “Original Notes”) with Imation as follows:
•	We will make a $1,000,000 payment of the principal balance of the Original Notes at closing;

•	Imation will forgive payment of $2,000,000 of the principal amount of the Original Notes;

•	Tandberg Data Corp. will issue a new note payable to Imation in the amount of $4,000,000, with interest at 10% and principal payable as follows: $1,000,000 in December 2008; $1,000,000 in December 2009; and $2,000,000 in December 2010;

•	The new note payable will have a security interest in the assets of Tandberg Data Corp., subject to a subordination agreement with Tandberg Data ASA’s senior lender; and

•	Imation will forgive payment of the remaining $4,000,000 principal balance of the Original Notes and agrees to waive all existing and future events of default under the terms of the Original Notes.
     All of the restructuring agreements and amendments referred to above are contingent upon the closing of the asset sale and payment of amounts due to such creditors at the closing.
Proxy Statement

Voting Information
     This packet of materials includes this Proxy Statement, the Notice of Special Meeting, a proxy card and a return envelope (or voting instruction card and return envelope for beneficial stockholders).
     We sent you the Proxy Materials because our Board is soliciting your proxy to vote at the Special Meeting of Stockholders. This Proxy Statement summarizes the information you need to know to vote at the Special Meeting. You do not need to attend the Special Meeting to vote your shares. Instead, you may grant your proxy by signing and returning the enclosed proxy card.
     We intend to mail these Proxy Materials on or about October 6, 2006 to all stockholders of record.
Who May Vote?
     If you were a stockholder on ___, 2006 (the record date for the Special Meeting) we consider you a stockholder of record. Stockholders of record are entitled to vote at the Special Meeting. As of the record date, our common stock was the only stock with voting rights. Our Series AA preferred stock does not have voting rights, except under certain circumstances as set forth in the Certificate of Designation for the Series AA preferred stock which are not applicable to the matters to be considered at the Special Meeting.
     As of the close of business on the record date                      shares of common stock were outstanding and entitled to vote.
How Many Votes Do I Have?
     Each share of Exabyte common stock that you own entitles you to one vote on each matter to be voted on at the Special Meeting. The enclosed proxy card indicates the number of shares of Exabyte common stock that you own.
What Vote Is Required?
     We must have a quorum to hold a valid meeting. A quorum is reached when the holders of at least a majority of the total outstanding voting stock are present in person or represented by proxy at the Special Meeting. Proposals 1, 2 and 3 will pass if each receives the affirmative vote of the holders of a majority of the issued and outstanding shares of our common stock.
How Will the Votes Be Tabulated?
     The inspector of elections appointed at the Special Meeting tabulates all the votes. The inspector of elections separately tabulates the affirmative and negative votes, abstentions and broker non-votes. (Broker non-votes occur when brokers do not vote on some matters because they have not been authorized to vote by the beneficial stockholders and do not have discretionary authority to vote on those matters.)
     If you indicate “ABSTAIN” on any proposal, your vote will still count towards a quorum, but your vote on that proposal will have the same effect as a vote “AGAINST” with respect to proposals 1, 2 and 3. Broker non-votes count towards a quorum and will have the same effect as a vote “AGAINST” with respect to proposals 1, 2 and 3.
How Do I Vote My Shares?
     How you vote at the Special Meeting will depend on how you hold your shares, as a registered stockholder or a beneficial stockholder. Many of our stockholders hold their shares through a stockbroker, bank or other nominee, rather than in their own name. If you hold your shares this way, we consider you a beneficial stockholder. To vote as a beneficial stockholder, you submit voting instructions to your broker in accordance with the voting instructions card that they included in this packet. The broker or bank then votes your shares per your instructions.
     If you directly hold your shares in your name, we consider you a registered stockholder. You vote your shares by proxy directly with Exabyte by mailing in your completed, signed and dated proxy card.
     This year, we have chosen ADP Investor Communication Services to provide voting services for our registered stockholders. Most brokers and banks participate in this program as well.
How Will My Shares Be Voted If I Grant My Proxy?
     If you have properly voted your proxy, the proxy holders named on your proxy card will vote your shares as you have directed. If you do not make specific choices when you vote, the proxy holders will vote your shares as recommended by the Board as follows:
•	“FOR” approval of the sale of substantially all of Exabyte’s assets pursuant to the Asset Purchase Agreement;
Proxy Statement

•	“FOR” approval of the dissolution contingent on the sale of substantially all of Exabyte’s assets pursuant to the Asset Purchase Agreement; and

•	“FOR” approval of the change of Exabyte’s name to “Midgard XXI, Inc.”contingent on the sale of substantially all of Exabyte’s assets pursuant to the Asset Purchase Agreement.
May I Revoke My Proxy?
     You may revoke your proxy at any time before it is exercised at the Special Meeting by any one of the following three ways:
•	filing a written notice of revocation with the Corporate Secretary no later than the meeting date;

•	filing another executed proxy, which bears a later date, with the Corporate Secretary; or

•	attending the Special Meeting and voting in person. Please note that attending the Special Meeting alone will NOT revoke your proxy.
Can I Still Vote in Person If I Have Already Granted My Proxy?
     Granting your proxy will not affect your right to attend the Special Meeting and vote in person. If you plan to attend the Special Meeting and vote in person, we will give you a ballot at the meeting. If your shares are held in the name of your broker, bank or other nominee, you must bring a proxy issued in your name from the broker, bank or nominee indicating that you were the beneficial owner of the shares on the record date.
Who Pays the Costs of Soliciting These Proxies?
     Exabyte will pay all costs of soliciting these proxies, including preparing, assembling, printing and mailing the enclosed materials. Our directors and employees may also solicit proxies in person, by telephone or by other electronic means of communication. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy material to their principals. We may reimburse them for expenses.
What Is the Deadline for Receipt of Stockholder Proposals And Nominations for Directors for Next Year’s Annual Meeting If Exabyte Holds a 2007 Annual Meeting?
     If you would like to present a proposal for possible inclusion in our Proxy Statement for the 2007 Annual Meeting of Stockholders, it must comply with the requirements of Rule 14a-8 under the Securities and Exchange Act of 1934, as amended, including the requirement that we must receive it no later than January 8, 2007. Similarly, to present director nominations or stockholder proposals at the meeting, you must provide us with advance written notice, as indicated in our bylaws, by January 8, 2007. We will treat proposals or nominations received after this date as untimely and will not include them in our 2007 Proxy Statement. A copy of our bylaws is available from the Corporate Secretary upon request.
How Do I Obtain an Annual Report on Form 10-K?
     If you would like a copy of our Annual Report on Form 10-K for fiscal 2005, filed with the Securities and Exchange Commission, please see our website: http://www.exabyte.com/company or write to:

Exabyte Corporation
Investor Relations
2108 55th Street
Boulder, Colorado 80301

How Do I Obtain Additional Copies of the Proxy Materials?
     In accordance with Rule 14a-3(e)(1) under the Exchange Act, one proxy statement will be delivered to two or more stockholders who share an address, unless we have received contrary instructions from one or more of the stockholders. We will deliver promptly upon written or oral request a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the proxy statement was delivered. Requests for additional copies of the proxy statement, and requests that in the future separate proxy statements be sent to stockholders who share an address, should be directed to Exabyte Corporation, 2108 55th Street, Boulder, Colorado 80301 Attention: Corporate Secretary, telephone: (303) 442-4333. In addition, stockholders who share a single address but receive multiple copies of the proxy statement may request that in the future they receive a single copy by contacting us at the address and phone number set forth in the prior sentence.
Proxy Statement

When Will Results for the 2006 Third Quarter Be Available?
     Exabyte anticipates that third quarter results will be made publicly available no later than November 14, 2006. If Exabyte’s financial results for the third quarter of 2006 become available prior to the date of the Special Meeting, Exabyte intends to issue a press release or file a Current Report on Form 8-K regarding those results. Any such press release would be filed with the Securities and Exchange Commission in a Current Report on Form 8-K. Any Current Reports on Form 8-K of Exabyte will be available for your review at the SEC’s website, www.sec.gov.
Proxy Statement

PROPOSAL 1
approval of sale of assets
     On August 29, 2006, our Independent Committee approved and our Board ratified the sale of substantially all of our assets pursuant to the Purchase Agreement, subject to stockholder approval. The Purchase Agreement is attached hereto as Appendix A and incorporated herein by reference. We have set forth below a summary of certain information relating to the asset sale. You should carefully read the entire Proxy Statement and the other documents to which we refer. These will give you a more detailed description of the proposed asset sale.
     If we do not complete the asset sale, there is substantial doubt that we will be able to continue as a going concern. Further, if the asset sale is not approved and consummated, we would likely consider other liquidation alternatives, including a liquidation of our business under bankruptcy protection, because we will not have sufficient cash to continue our operations.
Background of the Asset Sale
     Our management and Board have reviewed and assessed periodically the various business and financial trends and conditions impacting us, and other companies in our industry generally, and particularly our significant debt obligations, recurring losses, accumulated deficit and cash constraints. In our 10-K filed for the fiscal year ended December 31, 2005, our auditors had cited our recurring losses and accumulated deficit of $123 million as, among other things, raising substantial doubt about our ability to continue as a going concern.
     In April, 2006, we determined that we would soon have insufficient cash to continue our operations in the near future. During the same month, we met with various investment banking firms, including St. Charles Capital, LLC (“St. Charles Capital”), to discuss the potential engagement of one of the firms as our financial advisor. On April 14, 2006, we engaged St. Charles Capital to provide investment banking services as we explored our strategic alternatives, including a sale of equity or assets.
     On April 28, 2006, our Board formally appointed an Independent Committee of the Board consisting of A. Laurence Jones, Leonard W. Busse and Thomas E. Pardun (the “Committee”) for purposes of working with St. Charles Capital to determine the advisability of various strategic alternatives, and to review, negotiate and evaluate the terms and conditions of any proposed transaction (the “Proposed Transaction”). The Board deemed it advisable to form the Special Committee because a majority of the members of the Board could not be viewed as disinterested in the outcome of the Proposed Transaction, having significant holdings of our common stock, Series AA preferred stock and Notes. The Committee was vested with the exclusive power to communicate with potential buyers with respect to the terms and conditions of any Proposed Transaction, determine whether a Proposed Transaction is fair to, and in the best interests of, our company, our stockholders and our creditors, and recommend to the full Board what action, if any, we should take with respect to any Proposed Transaction. As part of the Committee’s charter, it was determined that the Board could not approve a Proposed Transaction without a prior favorable recommendation of the Proposed Transaction by the Committee.
     On May 2, 2006, St. Charles Capital and members of our management met to discuss potential buyers, the sale process and transaction issues and market conditions.
     From April 2006 to June 2006, St. Charles Capital worked with our management team in compiling an offering memorandum and opportunity overview to present to potential interested parties and in soliciting interest in purchasing us from both financial and strategic buyers. Generally, strategic buyers are companies in the same or a complementary industry, for whom a purchase potentially would provide business and strategic benefits. A financial buyer is typically a private equity fund. During this period, approximately 18 potential financial buyers and 18 potential strategic bidders were contacted, either telephonically, by email or by both methods of communication. Of those contacted, thirteen parties expressed an interest in and received a copy of the offering memorandum and opportunity overview.
     On June 5, 2006, the Committee met with St. Charles Capital and management to receive an update regarding the marketing efforts. St. Charles Capital noted that of the potential financial and strategic buyers who had been contacted regarding the opportunity to buy us, there appeared to be more interest from financial buyers than from strategic buyers. St. Charles Capital discussed in more detail the five most promising potential buyers. At this meeting, the Committee discussed structuring alternatives for the transaction, reviewed our debt obligations, and reviewed the preference order of our secured and unsecured debt. At this meeting, management updated the Committee on current vendor and customer relationship concerns, primarily resulting from our poor financial results and restricted cash availability to pay vendors. Our management team also described their discussions with certain hedge funds and private equity investors regarding potential PIPE (private investment in public entity) funding, but noted that it would be very difficult to find investors who would undertake such an investment without several quarters of positive EBITDA. Management also discussed the current banking relationship with Wells Fargo and potential
Proxy Statement

alternative bank financing sources. The Committee discussed our impaired cash situation and alternatives to pursue in order to ensure sufficient liquidity for us to operate until a Proposed Transaction could be closed.
     On June 9, 2006 and June 13, 2006, our management and St. Charles Capital met with three interested parties to present these entities with management’s views of the business and its prospects. Two of the three parties with whom we met submitted formal indications of interest on July 14, 2006. A third party, to whom management and St. Charles Capital presented the opportunity via a conference call on July 5, 2006, also submitted an indication on July 14, 2006.
     At a meeting of the Committee held on June 19, 2006, management provided the Committee with an update on the progress of St. Charles Capital in its discussions with potential strategic and financial buyers. Management then described for the Committee a proposal by a third party to provide a revolving line of credit and term loan to us (“New Loan Transaction”), in replacement of our current banking relationship with Wells Fargo. The Committee discussed the current New Loan Transaction proposal, the open issues with respect to that proposal, and the need for the expanded capital available that the New Loan Transaction would provide during the period prior to closing a Proposed Transaction. The Committee discussed at length the expense of the proposed New Loan Transaction, as well as the increasing dollar amount of the first priority lien that would result from entering into the New Loan Transaction. The Committee authorized management to continue discussions with the proposed lender of the New Loan Transaction and to report back to the Committee once terms were finalized, for final Committee decision and approval.
     On June 28, 2006, the Committee held another meeting, which was attended by St. Charles Capital and members of management. Our management team first provided the Committee with an update on probable second quarter results, which they anticipated would be lower than projected due to revenue shortfalls. The Committee spent some time reviewing cash projections and discussing alternatives available to us, including the potential New Loan Transaction. St. Charles Capital indicated that a majority of remaining interested buyers indicated an interest in acquiring us only if we filed for bankruptcy protection. The ability of the various potential purchasers to quickly reach agreement and close an acquisition were discussed at length. Management then updated the Committee on the proposed terms of the New Loan Transaction, indicating that the proposed terms and conditions had improved since the last meeting of the Committee on June 19, 2006. St. Charles Capital indicated that to the extent we were able to obtain additional working capital to fund operations for a longer period, it was likely to be able to obtain a more favorable valuation in a sale. The Committee then directed St. Charles Capital to move forward in its discussions with the two financial buyers that were most likely to be able to close on an acquisition in the shortest possible time-frame, while at the same time continuing its marketing efforts with all other potential buyers.
     The Committee met again on June 29, 2006, along with members of management. At this meeting, we asked special bankruptcy counsel to be present to provide advice to the Committee regarding various other issues relating to our insolvency situation, our cash position, the possibility of a New Loan Transaction to expand cash, and the potential need for more time in which to close a Proposed Transaction on the most favorable terms available to us and our creditors. Special bankruptcy counsel described steps involved in a bankruptcy proceeding, including a Section 363 sale of assets under Chapter 11 of the U.S. Bankruptcy Code. At this meeting, the Committee also determined to issue a press release describing the engagement of St. Charles Capital to explore strategic alternatives, in hopes that additional potential buyers would be attracted.
     On June 30, 2006, we issued a press release indicating that we had retained St. Charles Capital to assist us in reviewing strategic business alternatives. This press release, over the following weeks, generated interest from three additional financial and one strategic buyer, each of whom contacted St. Charles Capital; the strategic buyer was Tandberg Data. Tandberg Data contacted St. Charles Capital on July 6, 2006, as further described below.
     Also on June 30, 2006, St. Charles Capital requested that interested parties submit indications of interest by July 14, 2006.
     On July 6, 2006, the Committee met with our management team members. Management provided an update on anticipated revenues for the second quarter of 2006, the current cash situation and the current amount available under the Wells Fargo line of credit. Management described the current alternatives available from the proposed lender under the New Loan Transaction, which featured different combinations of fees and equity issuances to such lender, and also described the costs and benefits of proceeding with each of the possible structures. The Committee also reviewed and re-confirmed its earlier determination that we could obtain a higher valuation if a sale were to be conducted outside of a bankruptcy and with sufficient cash to fund operations for the anticipated period needed to find a buyer and close a sale. At the meeting, the Committee discussed the possibility of Wells Fargo, our current lender, extending additional credit during the period leading up to a sale. Management then updated the Committee on the sales process, indicating that St. Charles Capital had delivered solicitation of interest letters to eight potential buyers, and requested responses by July 14, 2006. Management noted that St. Charles Capital believed that, based on direct discussions with the interested parties, most of the likely buyers would require a Section 363 auction sale in bankruptcy. Management also discussed on-going direct discussions with two other possible strategic buyers with whom it was speaking in addition to the parties who St. Charles had requested submit indications of interest, noting that these discussions were proceeding
Proxy Statement

very slowly. Management provided the Committee with an update on vendor relationships and accounts receivable, including reviewing scheduled payments. The Committee requested management to provide reports at each future meeting of the Committee detailing cash availability, accounts receivable, and a liquidation analysis.
     On July 6, 2006, St. Charles Capital was contacted by Tandberg Data’s financial advisor who indicated Tandberg Data’s interest in pursuing a transaction with us, and Tandberg Data’s willingness to move quickly to evaluate that potential transaction. On July 13, 2006, our management and St. Charles Capital met with Tandberg Data ASA’s CEO in St. Charles Capital’s offices.
     On July 14, 2006, one of the potential financial buyers with whom we had met, informed St. Charles Capital of its intention to not bid, citing our level of secured debt, but also indicating its desire to stay informed in the case that we sought a court-ordained remedy to our challenges. Three other potential buyers, all of whom were financial buyers, submitted indications of interest; each indication of interest recommended a sale process under Section 363 of the bankruptcy code.
     On July 18, 2006, the final potential strategic buyer (other than Tandberg Data) officially withdrew its interest in the opportunity to acquire us. It did so for strategic reasons, primarily centering on our lower to middle market focus. As a result, we had four potential bidders consisting of one strategic buyer, Tandberg Data, and three financial buyers.
     On July 18, 2006, the Committee met with management to review current status. Our management reviewed the anticipated revenues, current cash situation and the current and anticipated amounts available under the Wells Fargo line of credit. Management also reviewed current accounts receivable and accounts payable, as well as the liquidation analysis. Management also described discussions with Wells Fargo regarding a possible over-advance line of credit facility, indicating that Wells Fargo may be willing to enter into such a facility so long as the sales process continued moving forward expeditiously, and would base its lending on meeting certain specific milestones in the sales process. Management also updated the Committee on the three indications of interest received, noting that each of the potential buyers had indicated a willingness to discuss debtor-in possession financing for us. The Committee determined to meet with St. Charles Capital to review each of the proposals, and requested that our special bankruptcy counsel also be included in the meeting. The Committee reviewed the indication of interest letters, and the potential timing of the three proposals. Management also described on-going discussions with Tandberg Data and other possible buyers, noting that at that time, these potential alternatives appeared to involve a slower process than any of the three financial buyers. The management team also discussed the final terms and conditions of the New Loan Transaction proposal, although noted that extending the Wells Fargo relationship would be faster and less expensive, if Wells Fargo agreed to the over-advance facility.
     On July 24, 2006, Tandberg Data submitted a preliminary indication of interest to St. Charles Capital to buy us. We received a revised indication of interest including an exclusivity agreement through August 21, 2006 which we executed on August 9, 2006.
     On July 25, 2006, the Committee met with St. Charles Capital and members of management. Management indicated that it had successfully negotiated an agreement in principal with Wells Fargo for a $2 million over-advance facility, subject to achieving certain transaction milestones. Management then reviewed anticipated revenues, the current cash situation and accounts receivable. The Committee requested further cash flow analysis from management, including an analysis of whether the Wells Fargo over-advance line would be sufficient to fund operations until the likely closing date of our sale. St. Charles Capital then reviewed the marketing efforts and indications of interest from the three financial buyers and from Tandberg Data. They reviewed at length a comparative analysis of the specific terms and conditions set forth in each indication of interest. The Committee discussed the pros and cons of each offer at length, noting among other things, that the Tandberg Data offer was for a sale outside the bankruptcy process (which was attractive from a customer and vendor relationship standpoint), could potentially be done in a merger rather than an asset sale transaction, and contained the overall most positive terms. The Committee discussed timing issues relating to Tandberg Data’s proposal, and whether Tandberg Data would be able to meet its proposed timing. The Committee requested that St. Charles Capital follow-up with each of the bidders regarding certain open questions and to report back to the Committee on July 27, 2006.
     At its meeting on July 27, 2006, the Committee and St. Charles Capital reviewed the process of St. Charles Capital’s marketing efforts to date, provided a detailed analysis of the four proposals, and provided a summary of transaction dollar flows and timing of closing for each of the four possible transactions. The Committee spent additional time reviewing the latest proposal by Tandberg Data, discussing, among other matters, the likelihood of successfully negotiating for the creditor restructurings required as part of the Tandberg Data offer. It was noted that Tandberg Data had also expressed willingness to provide us with bridge financing. At the meeting, the Committee determined that the Tandberg Data proposal offered the best financial result for us and for our creditors, and instructed the Committee’s lawyers and St. Charles Capital to pursue the Tandberg Data transaction with a goal of having a letter of intent from Tandberg Data within a week, in a form sufficient to obtain the first $1 million over-advance release from Wells Fargo.
Proxy Statement

     On August 3, 2006, the Committee met with management and St. Charles Capital to review the current status of sales activity. The three financial bidders had agreed to a slight delay in our response time to them, in order to allow the newest bidder (Tandberg Data) sufficient time to conduct preliminary due diligence. The Committee was updated on the Tandberg Data proposal, including that the Tandberg Data board of directors had indicated support for the transaction. The Committee reviewed the various forms the Tandberg Data acquisition could take, including tender offer, merger or asset sale, outlining the various legal and business issues with each form. Management indicated that it had asked one of the other potential strategic bidders to submit an indication of interest, but was told by the potential strategic bidder that it would not submit an indication of interest at this time, but that it might do so in the future if the Tandberg Data transaction was not successful, although on less favorable financial terms to us and our creditors. Management also noted that it was in default under its Wells Fargo line of credit, and that Wells Fargo had determined not to waive the event of default, although Wells Fargo was not then taking any actions regarding the event of default.
     At its meeting on August 10, 2006, the Committee met with management and St. Charles Capital to review the current status of sales activity. St. Charles Capital reported that two of the three financial bidders indicted that they were no longer interested in pursuing any type of transaction with us. As a result, our potential bidders consisted of one strategic buyer, Tandberg Data, and one potential financial buyer. Management reviewed conversations they had with existing creditors regarding the potential transaction with Tandberg Data. Management also updated the Committee on the discussions with Wells Fargo. Counsel again reviewed the pros and cons of tender offers, mergers and asset sales and discussed the potential use of a voting agreement in connection with each structure.
     On August 15, 2006, the Committee met with management and St. Charles Capital to review the negotiations with our creditors, including certain suppliers. The Committee discussed attempting to renegotiate with Tandberg Data the amount of cash available to pay creditors. The Committee reviewed the various costs of going through a bankruptcy. Management provided an update on cash availability and operations.
     At its meeting on August 18, 2006, the Committee met with management and St. Charles Capital to review the difficulties management was encountering with certain creditors. The Committee indicated that if there was no agreement with the creditors by August 21, 2006, they would allow Tandberg Data’s exclusivity period to lapse and would pursue the one remaining financial buyer or file bankruptcy. Management also reviewed the limited cash availability and operational results.
     At a subsequent meeting of the Committee held on August 22, 2006, the Committee was updated by management and St. Charles Capital on the status of on-going discussions with Tandberg Data, as well as the status of the various discussions we were having with our creditors in order to obtain the necessary restructurings of debt necessary to move forward with the Tandberg Data offer. Because progress was being made with respect to the creditor restructuring agreements, the Committee agreed to extend Tandberg Data’s exclusivity period through August 24, 2006, and, ultimately, through August 29, 2006. Two creditors continued to resist all attempts at restructuring amounts owed to them.
     On August 22, 2006, Tandberg Data indicated to us that it would only move forward with the Proposed Transaction by structuring it as an acquisition of substantially all of our assets and assuming certain liabilities; it was not interested in pursuing a merger with us. We began to review and negotiate an asset purchase agreement sent to us by Tandberg Data. From August 22 through August 28, 2006, with the assistance of our respective financial and legal advisors, we negotiated the Purchase Agreement and other ancillary documents, including the voting agreement, with Tandberg Data.
     On August 29, 2006, the Committee met to discuss the terms and conditions set forth in the proposed asset purchase agreement. During the meeting, the Committee reviewed in detail the proposed transaction, including the asset purchase agreement and the requested ancillary documents and agreements. The Chairman of the Committee reported on various calls which took place between Committee members on August 25 and 26, 2006, to discuss issues relating to Tandberg Data’s demands for specific requirements in the voting agreement and with respect to break-up fees in the Purchase Agreement, including the impact these provisions could have on our ability to be sold expeditiously and on the most favorable financial terms, should the transaction with Tandberg Data be terminated under certain conditions. Next, our legal counsel reviewed the transaction documents prepared by Tandberg Data, including the Purchase Agreement, with the Committee and responded to their questions. St. Charles Capital reviewed in detail its marketing process, the challenges we face, the proposed transaction with Tandberg Data, and the various analyses used in rendering its fairness opinion. It then delivered a fairness opinion stating that the consideration we would receive in the Tandberg Data transaction as fair, from a financial point of view, to us. Thereafter, the Committee considered the benefits and drawbacks of the proposed transaction with Tandberg Data, including whether the consideration we were to receive was adequate. Based on its discussions, the Committee unanimously concluded that the proposed acquisition of substantially all of our assets, and the assumption of certain of our liabilities, by Tandberg Data, was advisable and fair to and in our best interests and the best interests of our stockholders and creditors, and recommended the Tandberg Data transaction to the Board for its approval.
Proxy Statement

     On August 29, 2006, immediately following the meeting of the Committee, our Board held a meeting. At that meeting, the Committee indicated to the Board that it had recommended the Tandberg Data transaction to the Board for approval. The chairman of the Committee described the overall structure of the transaction, and counsel reviewed the transaction documents prepared by Tandberg Data, including the Purchase Agreement and the voting agreement. The Committee and counsel answered questions posed by members of the Board. St. Charles Capital then presented a summary of its presentation to the Committee, focusing especially on the various analyses used in reaching its conclusions regarding the fairness of the transaction. St. Charles Capital then summarized its fairness opinion. Our Board then approved the Purchase Agreement and ancillary documents with Tandberg Data by unanimous vote of those attending the meeting. The Board also approved, by unanimous vote of those attending the meeting, our dissolution immediately following the closing of the Tandberg Data transaction, the calling of a stockholders meeting to vote upon the transaction and the dissolution, and the filing with the Securities and Exchange Commission of various documents and filings with regard to the transaction as are needed to effect the transaction and our subsequent dissolution.
     On August 29, 2006, we executed the Purchase Agreement with Tandberg Data.
     In the past we have sold certain automation products to Tandberg Data ASA. However, the revenue from transactions with Tandberg Data was not significant in 2004, 2005 and 2006. One of our largest stockholders, Imation Corp., who is deemed to be an affiliate of our company, sells media products to Tandberg Data and has a long-standing business relationship with them. We are not aware of any ownership or material business relationships between other affiliates of ours and Tandberg Data.
Reasons for the Asset Sale; Recommendations of the Independent Committee of the Board of Directors
     The Committee and our Board each believe that the asset sale is advisable and fair to and in our best interests and the best interests of our stockholders and creditors. In reaching its conclusion to approve the Purchase Agreement, the Committee considered a number of factors including, without limitation, the following:
•	The overall terms of the transaction, including the consideration we would receive.

•	The ability to provide our creditors with the highest overall level of debt repayment of any of our potential bidders.

•	Our prospects for survival on a stand-alone basis in the near future.

•	Our cash position, recurring losses and accumulated deficit, as well as declining revenues.

•	The likely impact of the asset sale on our employees, vendors and customers.

•	A comparison of the terms of the proposed transaction with other recent acquisitions of companies in similar financial circumstances to us, the review and evaluation of other information concerning the valuation of companies in our industry, an evaluation of the return to our creditors under a liquidation scenario, and other analyses and advice provided by St. Charles Capital.

•	The opinion of St. Charles Capital that the consideration to be received by us in the asset sale is fair to us from a financial point of view. See “Opinion of Exabyte’s Financial Advisors,” beginning on page 13.

•	The state of the data storage market industry generally and the increased competition brought about by consolidation and other factors, as well as the financial size and resources necessary to compete in this environment.

•	Our relationships with customers and vendors.

•	The fact that no proceeds would be available after the sale for distribution to holders of our Series AA preferred stock or common stock.

•	The fact that certain liabilities that are not being assumed by Tandberg Data in the Purchase Agreement would remain behind in the corporate Exabyte entity, and that we would have no or extremely limited proceeds available from the asset sale with which to pay or settle with such creditors.

•	The fact that we would dissolve immediately following the asset sale.

•	The fact that some of our officers and directors have interests in the asset sale described under “Interests of our Directors, Executive Officers and Affiliates in the Asset Sale” that are in addition to and different from their interests as our stockholders.

•	The fact that under the Purchase Agreement we cannot solicit competing proposals and a termination fee is payable to Tandberg Data Corp. under specified circumstances.
     The discussion of the information and factors considered by Committee is not exhaustive. In view of the wide variety of factors considered by the Committee in connection with its evaluation of the asset sale and the complexity of these matters, the Committee did not consider it practical to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors that it considered in reaching its decision. The Committee evaluated the factors described above, including asking questions of our management and legal and financial advisors.
Proxy Statement

     The Committee and our Board each determined that the asset sale, the Purchase Agreement and the transactions contemplated thereby are advisable, fair to and in the best interests of our creditors and stockholders. Accordingly, the Committee and the Board has each approved the Purchase Agreement, and the Board recommends that our common stockholders vote “FOR” the approval of the Purchase Agreement.
Opinion of Exabyte’s Financial Advisor
          General
     Pursuant to an engagement letter dated April 14, 2006 between us and St. Charles Capital, we retained St. Charles Capital to act as our sole financial advisor in connection with our possible sale and related matters. As part of its engagement, St. Charles Capital agreed, if we so requested, to render an opinion with respect to the fairness, from a financial point of view, to us, of the financial consideration as set forth in the Purchase Agreement. St. Charles Capital, as part of its investment banking business, is customarily engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, private placements and valuations for estate, corporate and other purposes. We selected St. Charles Capital as our financial advisor based upon St. Charles Capital’s qualification, expertise, and reputation in such capacity. Certain principals of St. Charles Capital have insignificant investments in Meritage Funds, a significant holder of our common stock, Series AA preferred stock and Notes.
     On August 29, 2006, St. Charles Capital delivered its written opinion that the consideration to be paid by Tandberg Data Corp. was fair to us, from a financial point of view, as of the date of such opinion. We imposed no limitations on St. Charles Capital with respect to the investigations made or the procedures followed in rendering its opinion.
     The full text of St. Charles Capital’s written opinion to our Board, which sets forth the assumptions made, matters considered, and extent of review by St. Charles Capital, is attached as Appendix B, and is incorporated herein by reference. It should be read carefully and in its entirety in conjunction with this Proxy Statement. The following summary of St. Charles Capital’s opinion is qualified in its entirety by reference to the full text of the opinion. St. Charles Capital’s opinion is addressed to our Board and does not constitute a recommendation to any of our stockholders as to how such stockholder should vote at the Special Meeting.
     In connection with rendering its opinion, St. Charles Capital has reviewed and analyzed, among other things, the following:
(i)	Certain of our financial statements and other financial information, including our Audited Financial Statements for each of the years in the two year period ended December 31, 2005 as we filed such information with the Securities and Exchange Commission (the “SEC”) on Form 10-K, and our internal unaudited financial statements for the quarters ended March 31, 2006 and June 30, 2006 as filed with the SEC on Form 10-Q;

(ii)	Our press releases and Form 8-K’s as we provided to and other of our filings with the SEC during the past 2 years;

(iii)	Form 8-K dated May 3, 2004 that includes the Certificate of Designation of Preferences, Rights and Limitations of Series AA Convertible Preferred Stock;

(iv)	Certain internal analyses compiled by our Chief Financial Officer and controller regarding debt payment schedules, cash projections and liquidation value of our assets;

(v)	The reported prices and trading activity of our common stock;

(vi)	Certain other internal information, primarily financial in nature, including projections concerning our business and operations that we furnished to St. Charles Capital by for purposes of its analysis;

(vii)	Certain publicly available information with respect to certain other companies that St. Charles Capital believes to be comparable to us (due to industry focus or financial condition), and the trading markets for such other companies’ securities;

(viii)	Certain publicly available information concerning the nature and terms of certain other transactions that we considered relevant to our inquiry;

(ix)	Discussions with our Chief Executive Officer, Chief Financial Officer and Controller regarding, among other things, our business and prospects; and

(x)	other matters St. Charles Capital believes relevant to its inquiry.
     The written opinion provided to us by St. Charles Capital was necessarily based upon economic, monetary, financial market and other relevant conditions as of the dates thereof. In connection with its review and analysis and in arriving at its opinion, St. Charles Capital assumed that the form of Purchase Agreement provided to and reviewed by it is identical in all material respects to the Purchase Agreement executed by the parties. St. Charles Capital has further assumed and relied upon the accuracy and completeness of the financial, tax and other information provided by us and by Tandberg Data to St. Charles Capital for purposes of rendering its opinion or that are otherwise publicly available, and assumed and relied upon our representations and
Proxy Statement

warranties in the Purchase Agreement, or those of Tandberg. St. Charles Capital did not assume any obligation to verify independently any of the provided information as being complete and accurate in all material respects. St. Charles Capital expresses no opinion regarding our liquidation value. In addition, it did not conduct a physical inspection or appraisal of any of our assets, properties, liabilities or facilities, nor has St. Charles Capital prepared or been furnished with any such evaluation or appraisal. St. Charles Capital has further relied on assurances of our management that they are not aware of any information or facts that would make the information provided to St. Charles Capital incomplete or misleading. Furthermore, St. Charles Capital assumes that the conditions set forth in the Purchase Agreement would be satisfied and that the asset sale will be consummated in a timely basis in the manner contemplated by the Purchase Agreement.
     In connection with rendering its August 29, 2006 opinion to our Board, St. Charles Capital performed a variety of financial and comparative analyses, which are briefly summarized below. Such summary of analyses does not purport to be a complete description of the analyses performed by St. Charles Capital. Moreover, St. Charles Capital believes that these analyses must be considered as a whole and that selecting portions of such analyses and the factors considered by it, without considering all such analyses and factors, could create an incomplete understanding of the scope of the process underlying the analyses and, more important, the opinion derived from them. The preparation of a financial advisor’s opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analyses or a summary description of such analyses. In its full analysis, St. Charles Capital also included assumptions with respect to general economic, financial market and other financial conditions. Furthermore, St. Charles Capital drew from its past experience in similar transactions, as well as its experience in the valuation of securities and its general knowledge of the tape drive industry as a whole. Any estimates in St. Charles Capital’s analyses were not necessarily indicative of actual future results or values, which may diverge significantly more or less favorably from such estimates. Estimates of company valuations do not purport to be appraisals or to reflect necessarily the prices at which companies or their respective securities actually may be sold.
     The following is a summary of selected analyses performed by St. Charles Capital in connection with the preparation of its opinion and reviewed with our Board at a meeting of the Board held on August 29, 2006. This summary includes information presented in tabular format. In order to fully understand the financial analyses presented by St. Charles, these tables must be read together with the text of each analysis summary, and considered as a whole. The tables alone do not constitute a complete summary of the financial analyses. The order in which these analyses are presented below should not be taken as any indication of the relative weight given to these analyses by St. Charles Capital or our Board. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before August 29, 2006, and is not necessarily indicative of current market conditions.
          Challenges Facing Exabyte
     St. Charles Capital noted various capital and financial challenges that we faced, as well as other industry challenges, including the following:
•	Our December 31, 2005 Form 10-K filed with the SEC, in which our auditor cites our recurring losses and accumulated deficits as, among other things, raising substantial doubt about our ability to continue as a going concern;

•	We posted negative earnings before interest, taxes, depreciation and amortization (“EBITDA”) in eleven of our last thirteen quarters;

•	Strained relationships with key distributors of our products;

•	At June 30, 2006, we triggered an event of default under our Wells Fargo bank facility, giving the bank the legal right to force us into receivership at any time;

•	Management’s belief that we would experience a cash deficit and would be unable to continue operations beyond September 1, 2006 without access to additional capital through our bank facility;

•	The data storage market is extremely competitive and subject to rapid technological change; and

•	We compete with large, multi-national corporations that have greater access to capital and strong leadership positions in our key markets.
     Comparable Public Company Analysis —Broad Group
     St. Charles Capital reviewed and compared certain financial information for a group of five guideline comparable publicly traded companies, deemed pertinent to an analysis of the asset sale. The broad group comparable public company analysis reviews securities of publicly-traded companies deemed comparable to our financial characteristics, including market capitalization and operating performance. Share pricing in the public markets incorporates a wide range of factors, including general economic conditions, interest rates, inflation and investor perceptions. In taking into account our distressed financial situation, St. Charles Capital determined it would be difficult to identify a sufficient number of publicly traded companies in a
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similar business or industry to us that are also in financial duress. St. Charles Capital thus screened for comparable public companies based on financial characteristics such as current market capitalization, negative EBITDA, declining revenue and debt balance that exceeds cash balance. St. Charles Capital added a 23.6% control premium based on information from a collection of financial transaction databases produced by Thomson Financial Securities Data (the “SDC data”) to its comparable company analysis to account for minority position trading interest in the public markets and to approximate the multiples such comparable companies might be expected to command in a control transaction. The assumed control premium was based on a review of all control transactions occurring since January 1, 2003 with an enterprise value less than $100 million. The resulting range of implied multiples for this group of broad comparable companies is set forth below:

Enterprise Value as a multiple to Last 12 Months Revenue
Mean	.31x
Median	.23x
     St. Charles Capital’s analysis of comparable public companies implied a reference enterprise valuation range for our company of between $19.6 million and $25.8 million.
     Comparable Company Analysis — Industry Peers
     St. Charles Capital also reviewed and compared certain financial information for a group of seven publicly held companies who compete in the tape storage, storage networking and storage components industries: the seven comparable companies were Adaptec, Inc., Ciprico, Inc., Dot Hill Systems Corp., Overland Storage, Inc., Qualstar Corp., Quantum Corp., and Tandberg Data ASA.
     The comparable public company analysis reviews securities of publicly-traded companies deemed comparable to our business characteristics. In performing this analysis, St. Charles Capital reviewed and analyzed certain financial information, valuation multiples and market trading data relating to the selected comparable companies and compared such information to our corresponding information. St. Charles Capital noted that these industry peers were substantially larger than us, and that this set of industry peers had a median revenue of $222.6 million, more than double our revenue size. Share pricing in the public markets incorporates a wide range of factors including general economic conditions, interest rates, inflation and investor perceptions. St. Charles Capital added a 23.6% control premium based on SDC data to its comparable company analysis to account for minority position trading interest in the public markets and to approximate the multiples such comparable companies might be expected to command in a control transaction. The assumed control premium was based on a review of all control transactions occurring since January 1, 2003 with an enterprise value less than $100 million. The resulting range of implied multiples for this group of industry comparable companies is set forth below

Enterprise Value as a multiple to Last 12 Months Revenue
Mean	.47x
Median	.49x
     St. Charles Capital’s analysis of comparable public industry peer companies implied a reference enterprise valuation range for our company of between $39.3 million and $41.3 million.
     Comparable Transaction Analysis
     St. Charles Capital also reviewed and compared certain financial information for a group of nine guideline comparable transactions, announced since January 1, 2000, deemed pertinent to an analysis of the asset sale. The comparable transaction analysis encompasses a review of transactions involving acquired entities (“targets”) deemed comparable to our business or entities that, at transaction date, exhibited similar financial characteristics. This information is obtained from SEC filings, public company disclosures, press releases, industry and popular press reports, databases, third party equity research reports and other sources. In taking into account our distressed financial situation, St. Charles Capital determined it would be difficult to identify a sufficient number of transactions involving targets in similar business or industries that are also in financial duress. St. Charles Capital thus screened for comparable transactions based on the financial characteristics of targets, including enterprise value (calculated as fully diluted equity value plus net debt) of $50 million or less, negative trailing twelve months EBITDA, declining revenue and revenue greater than $10 million and a debt balance that exceed the target’s cash balance.
     The comparable transactions were as follows (listed by acquirer followed by the acquired company):
•	Proxicom Inc. / Daou Systems, Inc.

•	Pomeroy IT Solutions, Inc. / Alternative Resources Corp

•	DSI Acquisition Inc. / DSI Toys Inc.

•	SI Acquisition LLC / Successories Inc.

•	CardioTech International, Inc. / Gish Biomedical Inc.
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•	SRAM Corp. / RockShox Inc.

•	Eastman Kodak Co. / ENCAD Inc.

•	RadiSys Corp. / Microwave Systems Corp.

•	Monaco Coach Corp. / SMC Corp
     The range of multiples implied in these transactions is set forth below:

Enterprise Value as a multiple to Last 12 Months Revenue
Mean	.49x
Median	.28x
     St. Charles Capital’s analysis of comparable merger transactions implied a reference enterprise valuation range for our company of between $23.4 million and $40.9 million.
     Liquidation Analysis
     Our management provided a liquidation analysis to St. Charles Capital that estimated the total liquidation proceeds available to pay Exabyte’s liabilities in the event of a liquidation other than the asset sale. St. Charles Capital performed an analysis on this liquidation value, using our management team’s assessment of the liquidation value of our accounts receivable, inventory and fixed assets, and our liabilities, in priority of payment based upon general liquidation rules and procedures (where secured debt is repaid in order of security), including employee severance payments. This analysis assumes our complete liquidation and dissolution. St. Charles Capital’s analysis of our management’s assessment of liquidation value indicates a reference enterprise valuation range for us of between $12.8 million and $15.7 million.
     Comparison with Other Indications of Interest
     St. Charles Capital compared Tandberg Data’s offer to other indications of interest we received from parties unrelated to Tandberg Data, as well as the process leading up to the Purchase Agreement. St. Charles Capital noted that all of these other indications of interest contemplated a Section 363 Sale of Assets under Chapter 11 of the U.S. Bankruptcy Code. The consideration we will receive from Tandberg Data was higher than the other indications of interest received.
Conclusion
     No companies used as comparisons in the above analyses are identical to us and none of the transactions are identical to the asset sale. Accordingly, analyses of the results of the foregoing are not purely mathematical; rather, such analyses involve complex considerations and judgments concerning differences in financial market and operating characteristics of the companies involved in and the nature of the guideline transactions.
     For its financial advisory services provided to us, St. Charles Capital will be paid a fee of approximately $500,000 contingent upon the closing of the asset sale. In addition, we have agreed to reimburse St. Charles Capital for all reasonable out-of-pocket expenses incurred by it on our behalf, as well as to indemnify St. Charles Capital against certain liabilities, including any which may arise under the federal securities laws.
Material Terms of the Purchase Agreement
     Consideration
     Under the terms of the Purchase Agreement, Tandberg Data Corp. will purchase substantially all of our assets in exchange for cash and the assumption of certain of our liabilities. Tandberg Data Corp. will pay cash of approximately $22,500,000, and assume the Assumed Liabilities. The cash purchase price and payments to be made by Tandberg Data Corp. at closing will consist of:
•	the outstanding principal balance and accrued interest thereon under the Credit and Security Agreement with Wells Fargo (estimated to be $10,000,000 for purposes of determining the total consideration);

•	the repayment obligations under the Restructuring Agreements with the Noteholders ($7,790,000);

•	the payment obligation under the Amendment No. 1 to the Debt Restructuring

•	Agreement with Solectron ($300,000);

•	the payment obligation under the Second Amendment to the Memorandum of Understanding with Hitachi ($2,000,000);

•	the amount payable under the Imation Restructuring Agreement ($1,000,000);

•	transaction fees payable at closing (not to exceed $1,200,000); and
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•	the cash balance to be retained by us subsequent to closing ($100,000).
     It is a condition to the Purchase Agreement that the cash proceeds be used to make these payments. Our stockholders will receive no consideration from the asset sale for their Series AA preferred stock or common stock.
     The Assumed Liabilities will include substantially all accounts payable and accrued expenses, all liabilities under the Purchased Contracts, liabilities for warranty obligations and liabilities related to products sold and/or services performed, liabilities related to our Senior Management Retention Plan and new or restructured notes payable issued to Imation and Hitachi, among others. The material Excluded Liabilities retained by us consist of a note payable to a former landlord in the amount of $3,060,000, a Note with a principal balance of $50,000 and certain accounts payable and accrued expenses in the amount of $250,000, among other liabilities. We are not expected to have any significant assets remaining for the payment of these liabilities, the asset sale effectively being a liquidation of our company. Under the Purchase Agreement, there will be no assets available for distribution to our common or preferred stockholders. Holders of certain remaining liabilities may assert various claims with respect to the transaction against us and/or Tandberg Data under either Federal or state law. Among other things, creditors may be able to commence an involuntary case under the federal bankruptcy laws against the company after the asset sale if the company does not have sufficient assets to satisfy its remaining liabilities as they come due. The claims of the petitioning creditors for an involuntary case can not be subject to bona fied dispute as to liability or amount. A creditor or trustee in bankruptcy also might allege that insufficient consideration was received for the assets and thus challenge the transaction as a constructively fraudulent transfer. In the unlikely event that such a claim is successful, a possible remedy would be to unwind the asset sale; however, the company believes unwinding the asset sale would likely lead to the company’s immediate liquidation. Moreover, even if the transaction were successfully challenged, Tandberg Data would likely have a lien on the assets to the extent Tandberg Data gave value in good faith.
     Under certain circumstances, Tandberg Data Corp. has agreed to provide Wells Fargo with an irrevocable letter of credit in an amount up to $2,000,000 to support a further extension of credit by Wells Fargo to us prior to closing, as necessary.
     Upon closing, Tandberg Data Corp. will have the right to the use of the name “Exabyte” and any related names, trademarks, symbols, and logos used in our business.
     Closing
     The asset sale will close no later than the third business day following the satisfaction of all closing conditions listed in Article IX of the Purchase Agreement, including approval by our stockholders of the asset sale. If the closing has not occurred by December 31, 2006, as such date may be extended under certain circumstances, then either party may terminate the agreement.
     Representations and Warranties
     The Purchase Agreement contains representations and warranties by us regarding aspects of our assets, business, financial condition and other facts pertinent to the asset sale. The representations and warranties made by us cover the following topics:
•	corporate organization, good standing and power to carry on business;

•	the authorization, execution, delivery, performance and enforceability of the Purchase Agreement and related matters;

•	governmental authorizations and third party consents;

•	accuracy of financial statements;

•	absence of undisclosed liabilities;

•	title to all personal property and assets;

•	absence of certain changes;

•	real property, including leases;

•	accounts payable and inventory;

•	tax matters;

•	ownership and use of intellectual property, including the non-infringement thereof;

•	material contracts;

•	employee benefit and labor matters;

•	litigation;

•	compliance with laws and regulations;

•	environmental matters;

•	insurance;

•	accounts receivable, fixed assets and inventory;

•	officers and directors and their compensation;

•	transactions with affiliates;

•	major customers and suppliers;

•	corporate books and records;

•	brokers fees and opinion of financial advisors;

•	subsidiaries;

•	compliance with SEC filing requirements; and

•	compliance with state takeover laws.
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     Agreements and Covenants
     The Purchase Agreement also contains covenants and agreements by the parties. We agreed that, among others things, from the date of the Purchase Agreement through the closing of the transaction, we would not:
•	propose or adopt any change in to our charter or bylaws;

•	split, combine or reclassify shares of our capital stock;

•	issue, encumber or transfer any Equity Interests (as defined in the Purchase Agreement), or alter or amend any Contract (as defined in the Purchase Agreement) governing our outstanding Equity Interests;

•	merge with or acquire any third-party;

•	sell or otherwise dispose of any assets or securities with a market or book value in excess of $10,000 individually or $50,000 in the aggregate, other than inventory sold in the Ordinary Course of Business (as defined in the Purchase Agreement);

•	incur any indebtedness or otherwise become liable for any debts or obligations other than in the Ordinary Course of Business;

•	discharge or otherwise make any payment in respect of the Notes;

•	increase the amount of compensation of any director or officer or pay any bonuses;

•	authorize or incur any capital expenditure other than as specifically permitted under the Purchase Agreement;

•	make any changes in our accounting methods, principles or practices;

•	settle, pay or discharge, any litigation, investigation, arbitration, or proceeding for an amount in excess of $25,000;

•	make or take certain tax-related actions;

•	enter into any new line of business;

•	except as set specifically provided for, adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

•	grant any loan, advance, extensions of credit to current or former employees or forgiveness or deferral of any loans due from any employee;

•	adopt new programs or change existing programs that relate to employee compensation or benefits;

•	adopt, modify or waive any right under or amend or modify any material term of any Material Contract (as defined in the Purchase Agreement);

•	take any action that would result in any of our representations or warranties contained in the Purchase Agreement being untrue in any material respect;

•	except as required by applicable law or GAAP, reduce in any material respect any of our assets, including writing up or down the value of inventory in any material manner or writing-off notes or accounts receivable in any material manner, or reduce any of our reserves;

•	allow any permits to lapse;

•	sell, assign, license or encumber any of our intellectual property other than in the Ordinary Course of Business; or

•	authorize, agree or commit to do any of the foregoing.
     In addition, we affirmatively covenanted that among other things, from the date of the Purchase Agreement through the closing of the asset sale, we would:
•	file all tax returns and pay all taxes due;

•	file all SEC reports;

•	terminate all negotiations with other parties regarding the sale of our assets and not solicit any other proposals for such sale, except that we would be permitted to entertain unsolicited, bona fide proposals to the extent such proposals are superior to the asset sale pursuant to the Purchase Agreement;

•	preserve the corporate records;

•	coordinate all public announcements with Tandberg Data Corp.;

•	provide notice of material events and access to our financial and operating records to Tandberg Data Corp.;

•	call and convene a meeting of the stockholders for the purpose of approving the asset sale;

•	change the name of the corporation and allow Tandberg Data Corp. to use the name “Exabyte”; and
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•	until the third anniversary of the Closing Date, not compete with or own or manage any business involving data storage devices.
     Conditions to Closing
     The parties’ respective obligations to close are subject to the satisfaction or waiver of the following conditions:
•	approval of the asset sale by our stockholders; and

•	no governmental entity having issued any law or order prohibiting the consummation of the asset sale.
     Tandberg Data Corp’s obligations to consummate the asset sale are subject to the satisfaction or waiver of the following conditions:
•	We shall have performed in all material respects all of our obligations under the Purchase Agreement;

•	We shall have obtained or made all required consents and notices from governmental entities or third parties;

•	the Ancillary Agreements (as defined in the Purchase Agreement) shall have been consummated and shall be in full force and effect;

•	there shall not have been or occurred any event or change that would reasonably be expected to have a Material Adverse Effect; and

•	We shall have delivered all related and Ancillary Agreements, instruments, and documents required under the Purchase Agreement.
     Our obligations to consummate the asset sale are subject to the satisfaction or waiver of the following conditions:
•	Tandberg Data shall have performed in all material respects all of its obligations under the Purchase Agreement;

•	Tandberg Data Corp shall have delivered the cash portion of the purchase price; and

•	Tandberg Data shall have delivered all related or Ancillary Agreements and documents required by the Purchase Agreement.
     Termination
     The Purchase Agreement may be terminated:
•	by mutually written agreement of the parties;

•	by either party if the closing has not occurred by December 31, 2006, as such date may be extended under certain circumstances;

•	by Tandberg Data Corp upon notice to us of a change in circumstances causing a Material Adverse Effect;

•	by us upon notice to Tandberg Data Corp. of a change in circumstances causing a Purchaser Material Adverse Effect;

•	by either party in the event of a final, nonappealable judgment or order prohibiting the asset sale;

•	by either party in the event of a material violation or breach by the other party of its covenants or agreements;

•	by either party if the approval of our stockholders for the asset sale is not obtained;

•	by Tandberg Data Corp., if (a) we amend or withdraw the recommendation of the Board to the stockholders to vote for the asset sale or recommend approval of another transaction, or (b) we fail to comply with certain requirements regarding an superior offer or (c) if any other person acquires Beneficial Ownership (as defined in the Purchase Agreement) or a majority of our stock or if any other Third Party Acquisition (as defined in the Purchase Agreement) occurs; or

•	by us, if we enter into a definitive agreement for a superior proposal in accordance with the provisions of Article 7 of the Purchase Agreement.
     In addition, if the Purchase Agreement is terminated as a result of our having breached the Purchase Agreement, we will reimburse Tandberg Data for its expenses incurred in connection with the Purchase Agreement in an amount up to $750,000. We must pay to Tandberg Data a termination fee of $2,000,000 (less any expense reimbursement) if, among other things: we enter into a Superior Proposal or approve an Acquisition Proposal, whether or not the Acquisition Proposal is a Superior Proposal; our stockholders do not vote in favor of the asset sale; our Board withdraws its approval of the asset sale; any person acquires ownership of more than 50% of our common stock or another Third Party Acquisition occurs. Additionally, if the Purchase
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Agreement is terminated due to our breach or the closing has not occurred prior to December 31, 2006 (other than due to Tandberg Data’s breach) and within 12 months following either such termination we enter into an Acquisition Proposal, we would also owe Tandberg Data the $2,000,000 termination fee.
     TAXES
     The Purchase Agreement provides that Tandberg Data Corp. shall be responsible for all sales, use, stamp, documentary, filing, recording, transfer, real estate transfer, stock transfer, gross receipts, registration, duty, securities transactions or similar fees or taxes or governmental charges levied in connection with the asset sale.
     Employees And Employee Benefits.
     Prior to the closing of the asset sale, Tandberg Data Corp. is required under the Purchase Agreement to offer employment to all the U.S. employees of Exabyte at the same salary or hourly wage rate and position as in effect immediately prior to the closing. For any employees who accept this offer, Tandberg Data Corp. will (1) allow such employees to participate in its benefit plans, with benefits similar to those offered to current employees of Tandberg Data Corp. in similar positions; (2) credit accrued vacation time; and (3) be solely responsible for any severance obligations, according to Exabyte’s existing severance policy. Tandberg Data Corp. will also be responsible for providing COBRA medical coverage for all Exabyte employees, including those who are terminated before or after the closing and those who do not accept Tandberg’s employment offer. Finally, Tandberg Data Corp. will be responsible for any severance obligations owed to Carroll Wallace under his offer letter dated October 31, 2003.
     Expenses
     The Purchase Agreement generally provides that each party shall pay its own expenses relating to the asset sale and the Purchase Agreement, except as provided with regards to the payment of the Transaction Fees. Our Transaction Fees are generally comprised of attorneys’ and accountants’ fees and expenses, the fee for St. Charles Capital, and payment of certain insurance premiums for post-closing officer and director coverage.
     Voting Agreement
     As a condition to the Purchase Agreement, Tandberg Data required us to enter into the Voting Agreement. The terms of the Voting Agreement require that the Meritage Entities and Tom W. Ward convert the Series AA preferred shares owned by such stockholder into common shares prior to the record date for the stockholders meeting to approve the asset sale.
     In addition, all parties to the Voting Agreement, which include certain Noteholders, are required to vote all common shares owned (including any shares acquired through conversion of Series AA preferred shares or Notes) in favor of the authorization and approval of the asset sale and are prohibited from soliciting, inducing, or making a competing offer to the asset sale. The Voting Agreement terminates upon the earlier of the closing of the asset sale or 120 days following the termination of the Purchase Agreement due to, among other things our entering into a Superior Proposal or approving an Acquisition Proposal, our Board withdrawing its approval of the asset sale, or any person acquiring ownership of more than 50% of our common stock or another Third Party Acquisition occurs.
     Regulatory Approvals
     To our knowledge, neither we nor Tandberg Data Corp. is required to obtain approval from any U.S. federal or state agency in connection with the asset sale.
     No Appraisal Rights
     Under the Delaware General Corporation Law (the “DGCL”), our stockholders will not be entitled to appraisal rights in connection with, or as a result of, the asset sale.
Interests of our Directors, Executive Officers and Affiliates in the Asset Sale
     Directors
     Our Directors will not receive any special consideration for their work with respect to the asset sale, nor will they receive any fees for the meetings they have attended. Our Directors will receive only their customary quarterly retainer fees. None of our directors will serve on the Tandberg Data Corp. board of directors. We will maintain our current directors’ and officers’ insurance policy for at least six years following the asset sale.
     Executive Officers
     On August 28, 2006, our Compensation Committee of the Board of Directors adopted a Senior Management Retention Plan. The plan was adopted to provide an incentive for Mr. Ward and Mr. Wallace to stay with our company through the closing of the asset sale and for a period of 90 days following to assist in the transition of certain aspects of our business. Under this plan, our Chief Executive Officer, Mr. Ward, and Chief Financial Officer, Mr. Wallace, are each entitled to be paid a $175,000 retention bonus if they remain continuously employed by us, and by Tandberg Data Corp. after the asset sale, for
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at least 90 days after the asset sale. The payment is required to be made on the 90th day following the asset sale closing. If Mr. Ward or Mr. Wallace is terminated involuntarily prior to the end of the 90 day period, or if Tandberg Data Corp. does not offer employment to either of them on substantially equivalent terms, the payment is made at the termination date or the closing date of the asset sale, respectively. An involuntary termination means a termination without cause by us or Tandberg Data Corp, a termination as a result of the death of Mr. Ward or Mr. Wallace, or the resignation of Mr. Ward or Mr. Wallace if his compensation (including base salary, fringe benefits and target bonuses under incentive programs based on corporate performance) is reduced by 15% or more (unless it is an across the board reduction for all of our officers). If Mr. Ward or Mr. Wallace resigns due to a relocation of his place of employment by more than 50 miles from our current offices, that would also be considered an involuntary termination which would cause immediate payment of the retention bonus. Liabilities related to the plan will be assumed by Tandberg Data upon the closing of the asset sale.
     Additionally, Mr. Wallace is entitled to be paid 6 months severance (base salary) if he resigns within 60 days following a change of control or reporting structure such that he no longer reports to Mr. Ward.
     Tandberg Data has indicated that both Mr. Ward and Mr. Wallace have been offered continuing employment with Tandberg Data Corp. on substantially similar terms as their current employment with us, including annual salaries of $300,000 and $200,000, respectively.
     Imation
     Imation Corporation, a holder of more than five percent of our common stock, holds the Original Notes. These notes hold a third priority secured lien on all of our assets. As part of the restructuring of various debt obligations which was required by Tandberg Data in order to enter into the Purchase Agreement, we entered into the Imation Restructuring Agreement, which provides for the restructuring of the Original Notes with Imation as follows:
•	We will make a $1,000,000 payment of the principal balance of the Original Notes;

•	Imation will forgive payment of $2,000,000 of the principal amount of the Original Notes owed to us;

•	Tandberg Data Corp. will issue a new note payable to Imation in the amount of $4,000,000, with interest at 10% and principal payable as follows: $1,000,000 in December 2008; $1,000,000 in December 2009; and $2,000,000 in December 2010;

•	The new note payable will have a security interest in the assets of Tandberg Data Corp., subject to a subordination agreement with Tandberg Data ASA’s senior lender; and

•	Imation will forgive payment of the remaining $4,000,000 principal balance of the Original Notes and agrees to waive all existing and future events of default against us under the terms of the Original Notes. The Imation Agreement is contingent upon the closing of the asset sale and payment of amounts due to Imation at the closing.
     Also, at the same time we entered into the Imation Agreement, we entered into Amendment No. 3 to Media Distribution Agreement with Imation (the “Imation MDA Amendment”), whereby the sales prices to Imation on media products purchased by Tandberg Data Corp. will be adjusted, effective January 1, 2007, such that Imation will be able to obtain a gross margin of 12% on sales to third parties. Prior to the Imation MDA Amendment, prices under the Media Distribution Agreement were such that Imation would obtain a gross margin of 10%. The increase in gross margin to 12% will continue until such time that Imation has achieved an incremental $2,000,000 in gross margin, at which time sales prices will be adjusted to provide Imation with a 10% gross margin thereafter. The Imation MDA Amendment is contingent upon the consummation of the Imation Agreement and the closing of the asset sale.
     Holders of Notes
     The Meritage Entities hold $4,000,000 in aggregate principal amount of our Notes. Meritage Investment Partners, LLC is a beneficial holder of greater than five percent of our common stock, through its direct or indirect ownership of the Meritage Entities. Two of our Board members, G. Jackson Tankersley, Jr. and John R. Garrent, are managing directors of Meritage Private Equity Fund, L.P., and another Board member, Stephanie Smeltzer McCoy, is a Vice President of Meritage Private Equity Fund, L.P. Crestview Capital Master LLC (“Crestview”) holds $500,000 in principal amount of our Notes.
     As one of the conditions to Tandberg Data entering into the Purchase Agreement with us, we were required to obtain the agreement by the holders of our Notes (other than one holder of a $50,000 in principal amount Note) to restructure such Notes, as follows:
•	Tandberg Data Corp. will pay at closing, as part of the consideration for our assets, 82% of the principal amount of the Notes;

•	The holders of Notes will forgive the remaining 18% of principal, all accrued interest as of the date of the Restructuring Agreement, and all default premium, if any;
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•	Upon payment of the 82% restructured payment, the security interest in our assets that is held by the holders of the Notes will be released; and

•	The holders of the Notes have waived existing and future events of default under the Notes Securities Agreement entered into in October 2005 and any rights under the Intercreditor and Subordination Agreement entered into in October 2005 among Exabyte, the holders of the Notes, Imation and Wells Fargo.
     Additionally, the holders of the Notes, including the Meritage Entities and Crestview, have (a) approved the asset sale as required under the Notes Securities Purchase Agreement and (b) entered into the Voting Agreement with Tandberg Data Corp. to vote all shares of our common stock held by them in favor of the asset sale.
     No holders of our Series AA Convertible Preferred Stock or common stock will receive any consideration for their shares in the asset sale.
Material Federal Income Tax Consequences of the Asset Sale
     General
     The following discussion summarizes the material United States federal income tax consequences to Exabyte of the asset sale. This discussion does not address any aspect of state, local or foreign tax considerations.
     This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), existing Treasury regulations, judicial authority, and the administrative rulings and practice, all as of the date of this Proxy Statement. Future legislative, judicial, or administrative changes or interpretations may adversely affect the accuracy of the statements and conclusions described in this Proxy Statement. Any changes or interpretations could be applied retroactively and could affect the tax consequences of the asset sale.
     As a result of the asset sale, we will sell substantially all of our assets to Tandberg Data Corp. in exchange for $ approximately $22,500,000. This amount, plus the amount of liabilities treated as assumed for tax purposes by Tandberg Data Corp., will be allocated among all of assets that are sold to Tandberg Data Corp. We will recognize gain or loss on each of the assets sold in an amount equal to the difference between the sales price allocated to that asset and our tax basis in such asset.
     In connection with the asset sale, certain of our debt obligations are being restructured in a manner that may either produce taxable income to us or reduce our net operating losses or other tax attributes.
     Exabyte does not believe that the asset sale or debt restructurings will result in substantial federal corporate income tax liability (including alternative minimum tax liability) because we anticipate that most of the taxable gain recognized, if any, as a result of the asset sale or debt restructuring will be offset by our operating losses, including operating losses from prior years. Exabyte’s tax advisors have not verified this determination. If the Internal Revenue Service successfully challenged Exabyte’s determination of available operating losses or its allocation of purchase price among the assets sold, Exabyte could incur significant income tax liability as a result of the asset sale and debt restructuring.
Board’s Recommendation
     The Board has determined that the asset sale is advisable and fair to and in the best interest of our company, our creditors and our stockholders. Given our financial condition, the Board concluded that the asset sale is the best alternative and if it is not approved, we believe the company will not be able to continue as a going concern. The approval of the asset sale requires the affirmative vote of the holders of a majority of the shares of our common stock issued and outstanding. Furthermore, the asset sale requires the consent of two-thirds in principal amount of the outstanding Notes, which consent has been given.
The Board unanimously recommends that you vote to approve the proposal to sell substantially all of our assets pursuant to the Purchase Agreement.
Proxy Statement

PROPOSAL 2
approval of dissolution
     Our Board is seeking approval by the stockholders for the dissolution and winding down of the company contingent on and immediately following the consummation of the asset sale (the “dissolution”). On August 29, 2006, the Board approved the dissolution, subject to stockholder approval and consummation of the asset sale. During the dissolution, our activities will be limited to (i) filing a Certificate of Dissolution with the Secretary of State of the State of Delaware, or such other certificates or documents necessary to implement the dissolution, immediately after the asset sale; (ii) selling, transferring, disposing of, or abandoning any remaining assets (iii) resolving any potential liabilities, (iv) paying creditors, (v) complying with the SEC reporting requirements, (vi) collecting any remaining assets or payments excluded in the asset sale, (vii) completing final tax returns, and (viii) taking and doing such other acts necessary, appropriate or desirable to implement the dissolution contemplated hereby, each and all in the Board’s sole discretion, or as required by applicable law, and without further stockholder approvals.
     Delaware law provides that, following the dissolution, the Board or its designees may take such actions, as it deems necessary in furtherance of winding down the operations and affairs of our company. Without limiting the flexibility of the Board, as part of the dissolution the Board may, in its sole discretion, instruct the officers or any third party designee to (i) make reasonable provisions to pay all claims and obligations of the company, (ii) transfer remaining assets to a liquidating trust, and (iii) collect, sell, exchange or otherwise dispose of all of the company’s property and assets remaining after the asset sale upon such terms and conditions as the Board or designated liquidating agent, each in its absolute discretion, deems expedient and in the best interest of the stockholders and creditors, without obtaining appraisals or third party opinions as to the value of such assets.
     After closing the Purchase Agreement, we estimate that we will have approximately $100,000 in cash and cash equivalents. Expenses associated with completing the wind down and dissolution will likely consume this entire amount. We have and will continue to use cash in the next several months for a number of items, including, but not limited to, ongoing operating expenses, expenses of the asset sale and stockholder approval, and professional, legal and accounting fees. Following the asset sale, we anticipate having liabilities of approximately $3,360,000, as described in greater detail above, and do not expect to have any significant assets remaining for the payment of these liabilities. Among other reasons, because our stockholders will be receiving no consideration for their common stock or preferred stock, our stockholders should not have liability for any of our retained liabilities under Delaware law.
     As part of the dissolution, the Board may, at any time, turn the wind down and management of our company over to a third party to complete this process. This third-party management may even take the form of a liquidating trust, which, if adopted by the Board, would succeed to all of our assets, liabilities and obligations. Our Board may appoint a third party to act as the trustee. We anticipate that our Board members will do so immediately after filing of the Certificate of Dissolution, and will resign as Board members following such appointment.
     During the dissolution, we may pay our officers, directors, employees or agents compensation in money or other property, as severance or bonus for services rendered in connection with the implementation of the dissolution.
     Notwithstanding the consent or authorization to the dissolution of our company by our stockholders, our Board may abandon the proposed dissolution without further action by the stockholders. Upon consummation of the asset sale, all of our business operations will cease.
Background to the Dissolution
     The events leading up to the proposal to dissolve our company are described in Proposal 1. Upon the closing of the asset sale, we will no longer have the assets or cash to continue operations. Our Board approved the dissolution on August 29, 2006, contingent on stockholder approval of the dissolution and consummation of the asset sale.
Factors to be Considered by Stockholders in Approving the dissolution
     Many factors should be considered by our stockholders when deciding to approve the dissolution. We will not have sufficient funds to make a distribution to any of our stockholders. If the dissolution is not approved, we would likely consider other liquidation alternatives, including filing for chapter 7 under Title 11 of the United States Bankruptcy Code.
     We will continue to incur the expenses of complying with public company reporting requirements as is our obligation pursuant to the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), even though compliance with such reporting requirements is economically burdensome. In order to curtail expenses, we intend to, after filing our Certificate of Dissolution, seek relief from the SEC from reporting requirements under the Exchange Act. We anticipate that, if such relief were to be granted, we would continue to file current reports on Form 8-K to disclose material events relating to our wind down efforts, along with any other reports that the SEC might require. These reports can be found, and will continue to be posted at the SEC website (www.sec.gov). The SEC may not grant us the relief, in which case substantial accounting and legal fees would continue to be incurred by us, and such costs are not included in the estimates set forth herein. We will also notify the Over-the-Counter Bulletin Board that our common stock will no longer be publicly traded.
Proxy Statement

     Following the filing of our Certificate of Dissolution, we will continue to indemnify each of our current and former directors and officers to the extent required under Delaware law and our certificate of Incorporation and bylaws as in effect immediately prior to the filing of the Certificate of Dissolution. In addition, we intend to maintain our current directors’ and officers’ insurance policy through the period of the dissolution. Other than providing such indemnification, insurance coverage, and payment of salaries or other payments approved by the Board in connection with services rendered during the dissolution, it is not currently anticipated that our dissolution will result in any material benefit to any of our executive officers or directors who participated in the vote to adopt the dissolution.
     If the asset sale is consummated and the dissolution is approved by our stockholders, we will file a Certificate of Dissolution with the State of Delaware dissolving our company. Pursuant to the DGCL, we will continue to exist for three years after the dissolution becomes effective or such longer period as the Delaware Court of Chancery shall direct, for the purpose of winding down operations, prosecuting and defending any suits against us and enabling us to discharge our liabilities. We believe a majority of our wind-down activities can be completed within less than a year after the consummation of the asset sale.
Regulatory Approvals
     To our knowledge, neither our company nor Tandberg Data Corp. is required to obtain approval from any U.S. federal or state agency in connection with the dissolution.
No Appraisal Rights
     Under the DGCL, our stockholders are not entitled to appraisal rights in connection with, or as a result of, the dissolution.
Material Federal Income Tax Consequences of the Dissolution
General
     The following describes certain material United States federal income tax consequences affecting our stockholders that are anticipated to result from our dissolution. However, this discussion does not address all aspects of taxation that may be relevant to particular stockholders in light of their personal investment or tax circumstances or to persons who are subject to special treatment under the United States federal income tax laws. This discussion deals only with United States stockholders that hold shares of Exabyte common stock as capital assets within the meaning of the Code. In addition, this discussion does not address the tax treatment of special classes of United States stockholders, such as banks, insurance companies, tax-exempt entities, financial institutions, broker-dealers, persons, if any, holding common stock as “qualified small business stock” or “section 1244 stock,” persons holding common stock as part of a hedging “straddle,” conversion or other integrated transaction, United States expatriates, or persons subject to the alternative minimum tax. Furthermore, this discussion does not address any aspect of state, local or foreign tax considerations.
     We urge you to consult your own tax advisor as to the specific tax consequences, including the applicable federal, state, local and foreign tax consequences to you of our dissolution.
     This discussion is based on the Code, existing Treasury regulations, judicial authority, and the administrative rulings and practice, all as of the date of this Proxy Statement. Future legislative, judicial, or administrative changes or interpretations may adversely affect the accuracy of the statements and conclusions described in this Proxy Statement. Any changes or interpretations could be applied retroactively and could affect the tax consequences of the dissolution to United States stockholders.
     No ruling has been requested from the Internal Revenue Service with respect to the anticipated tax consequences of the dissolution, and we will not seek an opinion of counsel with respect to the anticipated tax consequences. If any of the anticipated tax consequences described herein proves to be incorrect, the result could be increased taxation at the corporate and/or stockholder level, thus reducing the benefit, if any, to our stockholders and us from the dissolution.
Consequences to Exabyte Stockholders
     The dissolution of Exabyte is a taxable event for United States federal income tax purposes. Until the dissolution is completed, we will continue to be subject to federal income tax on our taxable income, if any.
     Exabyte does not intend to make distributions of cash or other property to the stockholders in the dissolution. Therefore, the Stockholders should be entitled to a loss deduction equal to the stockholder’s adjusted basis in his or her stock (since no liquidating distributions are expected). As a general rule, losses to stockholders resulting from the complete dissolution of a corporation are recognized only after the corporation has completed its dissolution. However, since Exabyte does not expect to make any distributions (liquidating or otherwise) to the stockholders, the stockholders may be entitled to take a worthless stock deduction in their current taxable year, even if Exabyte’s dissolution is not complete until after the end of such year. Each stockholder should consult his or her tax advisor regarding the availability of a worthless stock deduction in their current taxable year.
Proxy Statement

     If the Exabyte shares are a capital asset in the hands of the stockholder, the stockholder’s loss will be capital. Such capital loss will be short term capital loss or long term capital loss, depending upon the length of time a stockholder held the shares. Generally, the loss will be long term capital loss if the shares have been held for more than one year and short term capital loss if held for not more than one year. However, special rules may apply for purposes of determining a stockholder’s holding period in the case of certain types of transfers such as gifts or capital contributions.
Vote Required and Board Recommendation
     The approval of the dissolution requires the affirmative vote of the holders of a majority of the issued and outstanding shares of our common stock.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE TO APPROVE THE PROPOSAL TO DISSOLVE THE COMPANY CONTINGENT UPON THE ASSET SALE.
Proxy Statement

PROPOSAL 3
approval of name change
     Our Board has deemed it advisable and in our best interest to change our corporate name as a result of our selling substantially all of our assets to Tandberg, including the corporate name “Exabyte” and related intellectual property. Following the asset sale, we will be prohibited by the Purchase Agreement from using our current name. The Board proposes to change our corporate name to “MidgardXXI, Inc.” if the Purchase Agreement and the transactions contemplated thereby are consummated. By voting to approve the amendment to the Certificate of Incorporation, stockholders will authorize the Board to amend the Certificate of Incorporation to change our name if the Purchase Agreement and the transactions contemplated thereby are consummated. If the Purchase Agreement and the transactions contemplated thereby are not approved or consummated, the amendment to the Certificate of Incorporation to change our name will not be filed and our name will not be changed.
     Approval of the proposed amendment to the Certificate of Incorporation to change our name requires the affirmative vote of the holders of a majority of the issued and outstanding shares of our common stock.
     The full text of the amendment if approved as proposed will be substantially in the form attached hereto as Appendix C and incorporated by reference herein.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE TO APPROVE THE PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION TO CHANGE OUR NAME TO “MIDGARDXXI, INC.” CONTINGENT UPON THE ASSET SALE.

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON
     See description under “Interests of our Directors, Executive Officers and Affiliates in the Asset Sale” in “Proposal 1” above.
Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table provides certain information regarding the ownership of Exabyte’s common stock as of September 1, 2006 by:
☐	each director;

☐	each current named executive officer;

☐	all of Exabyte’s directors and the named executive officers as a group; and

☐	all those known to be beneficial owners of more than five percent of Exabyte’s common stock.

	Beneficial Ownership (1)
			Shares to
			Vote at the	Percent of
	Number of	Percent	Meeting	Outstanding
Beneficial Owner	Shares	of Total	(10)	Votes (9)

Meritage Investment Partners LLC(2)	20,114,311	65.61%	15,412,124	55.86%
1600 Wynkoop
Suite 300
Denver, CO 80202
Imation Corp.(7)	4,123,100	20.94%	1,686,811	6.11%
1 Imation Place
Oakdale, MN 55128
Crestview Capital Master, LLC(8)	1,563,438	8.38%	157,328	*
Northbrook, IL 60062
Juan A. Rodriguez(3)	862,135	4.77%	49,595	*
Tom W. Ward(3)(5)	5,633,805	25.55%	2,472,055	8.96%
Leonard W. Busse(3)	79,683	*	21,313	*
John R. Garrett(3)	75,355	*	19,835	*
A. Laurence Jones(3)	103,924	*	27,054	*
Stephanie Smeltzer McCoy(3)	93,217	*	36,347	*
Thomas E. Pardun(3)	85,153	*	23,283	*
G. Jackson Tankersley, Jr.(3)(4)	20,549,513	66.26%	15,490,788	56.15%
Carroll A. Wallace(3)	642,684	3.59%	11,784	*
Executive Officers and Directors as a group (9 persons)(6)	28,106,909	79.53%	18,152,052	65.79%

*	Less than one percent.

(1)	This table is based upon information supplied by officers, directors and principal stockholders and by Schedules 13D and 13G, if any, filed with the SEC. Subject to footnotes below and community property laws, where applicable, each of the stockholders named has sole power to vote and dispose of the shares indicated as beneficially owned. As required by Rule 13d-3(d), each of the names indicated in the table are deemed to be the beneficial owner of shares that the person has the right to acquire beneficial ownership of within 60 days of September 1, 2006.

Applicable percentages are based on 17,250,112 shares outstanding on September 1, 2006, adjusted as required by Rule 13d-3(d)(1).

(2)	This information is based on a Schedule 13D, dated November 1, 2005, filed with the SEC and subsequent information separately provided by Meritage Private Equity Fund, L.P. (“Meritage Fund”), private equity investment fund, and Meritage Investment Partners, LLC (“Meritage Investment”), a manager of private equity investment funds and the sole general partner of Meritage Fund.

Includes shares directly beneficially owned by Meritage Fund as follows: 5,883,743 shares of common stock, 7,630,859 shares of Series AA preferred stock (as-converted), 1,948,333 shares related to the conversion of 10% Convertible Subordinated Notes Payable and 2,174,334 shares of common stock issuable upon the exercise of warrants.

Also includes shares owned indirectly beneficially by Meritage Investment through two other funds in which it is the sole general partner as follows: 825,303 shares of common stock, 1,072,219 shares of Series AA preferred stock (as-converted), 273,889 shares related to the conversion of 10% Convertible Subordinated Notes Payable and 305,631 shares of common

Proxy Statement

stock issuable upon the exercise of warrants.

Meritage Fund is shown to have sole voting and dispositive power over 17,637,269 shares, representing 60.81% of the common stock. Meritage Investment is shown to have sole voting and dispositive power over all of the shares.

(3)	Includes shares issuable upon the exercise of outstanding stock options that are exercisable within 60 days of September 1, 2006, as follows: Mr. Rodriguez, 812,540 shares; Mr. Ward, 3,161,750 shares; Mr. Busse, 58,370 shares; Mr. Garrett, 55,520; Mr. Jones, 76,870 shares; Ms. McCoy, 56,870 shares; Mr. Pardun, 61,870 shares; Mr. Tankersley, 57,870 shares; and Mr. Wallace, 630,900 shares.

(4)	Includes the shares listed for Meritage Investment Partners LLC under footnote 2, as to which Mr. Tankersley has voting and dispositive power by virtue of being a managing member of Meritage Investment Partners, LLC. Mr. Tankersley disclaims beneficial ownership of such shares. Also includes the following shares held by the following entities: Millennial Holdings LLC, 24,415 shares of common stock; 156,236 shares of Series AA preferred stock (as-converted) and 8,436 shares of common stock issuable upon the exercise of warrants; The Millennial Fund, 8,936 shares of common stock; 56,290 shares of Series AA preferred stock (as-converted) and 3,039 shares of common stock issuable upon the exercise of warrants; and Tankersley Family Limited Partnership, 11,849 shares of common stock, 70,842 shares of Series AA preferred stock (as-converted) and 3,825 shares of common stock issuable upon the exercise of warrants. Mr. Tankersley is the managing member of Millennial Holdings LLC and sole general partner of Tankersley Family Limited Partnership and may be deemed to posses voting and dispositive power over shares held by such entities. Mr. Tankersley disclaims beneficial ownership of all such shares. The Millennial Fund is not a separate legal entity and Mr. Tankersley is the direct beneficial owner of all shares held in that name.

(5)	Includes 1,636,509 shares of Series AA preferred stock owned directly by Mr. Ward.

(6)	Includes shares described in the notes above, as applicable.

(7)	Includes shares directly beneficially owned by Imation Corp. as follows: 1,686,811 shares of common stock, 1,599,895 shares of Series AA preferred stock (as-converted) and 836,394 shares of common stock issuable upon the exercise of warrants.

(8)	Includes shares directly beneficially owned by Crestview Capital Master, LLC as follows: 157,328 shares of common stock, 833,333 shares of Series AA preferred stock (as-converted), 277,777 shares related to the conversion of 10% Convertible Subordinated Notes Payable and 295,000 shares of common stock issuable upon the exercise of warrants.

(9)	Total voting power consists of votes of common stock actually outstanding as of September 1, 2006 and common stock issued upon conversion of Series AA preferred stock owned by the Meritage Entities and Mr. Ward pursuant to the Voting Agreement described in this proxy statement. Other holders may convert Series AA preferred stock into shares of common stock between September 1, 2006 and the record date, which conversion would change the percentage of votes at the meeting represented in this column.

(10)	Includes only outstanding common stock owned by the named persons or group as of September 1, 2006 and common stock issuable upon conversion of Series AA preferred Stock owned by the Meritage Entities and Mr. Ward. The Voting Agreement requires the Meritage Entities and Mr. Ward to convert their shares of Series AA preferred stock into common stock prior to the record date.
FINANCIAL STATEMENTS
     Our financial statements and other important information from our Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 are included in Appendix D to this Proxy Statement and are incorporated herein by reference. Our financial statements and other filings we have made are also available at the SEC's website, www.sec.gov.
OTHER MATTERS
     The Board knows of no other proposals that will be presented for consideration at the Special Meeting. The proxy holders intend to vote on any other proposals that are properly brought before the Special Meeting in accordance with their best judgment.
By Order of the Board of Directors
Carroll Wallace
Corporate Secretary
[                    , 2006]

Proxy Statement

Annex 1
EXABYTE CORPORATION
[Preliminary]
☒ Please mark votes as in this example.
The Board RECOMMENDS A VOTE FOR Proposals 1, 2 and 3. Unless a contrary direction is indicated, this proxy will be voted FOR Proposals 1, 2 and 3 as more specifically described in the accompanying Proxy Statement. If specific instructions are indicated, this proxy will be voted in accordance with those instructions.

1. To approve the sale of substantially all of Exabyte’s assets to Tandberg Data Corp. pursuant to the Asset Purchase Agreement dated August 29, 2006.

FOR	AGAINST ABSTAIN
☐	☐	☐
3. To approve a proposal to amend our Certificate of Incorporation to change our corporate name to “MidgardXXI, Inc.” contingent on the sale of substantially all of Exabyte’s assets pursuant to the Asset Purchase Agreement.

FOR	AGAINST ABSTAIN
☐	☐	☐
Signature:                                                  Date:
2. To approve the dissolution of Exabyte contingent on the sale of substantially all of Exabyte’s assets pursuant to the Asset Purchase Agreement.

FOR	AGAINST ABSTAIN
☐	☐	☐

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	☐
Please sign exactly as your name appears on this card. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorney-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.
Signature:                                                  Date:

Annex 1 — Preliminary Vote Card

PROXY
EXABYTE CORPORATION
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON ___, 2006.
     The undersigned hereby appoints Tom W. Ward and Carroll A. Wallace, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Exabyte Corporation (the “Company”) which the undersigned may be entitled to vote at the Special Meeting of Stockholders of the Company to be held at the Company’s principal executive offices, 2108 — 55th Street Boulder, Colorado 80301 on ___, ___, 2006 at 9 a.m. Mountain Time, and at any and all continuations, postponements and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

SEE REVERSE SIDE	CONTINUED ON REVERSE SIDE	SEE REVERSE SIDE
Annex 1 — Preliminary Vote Card

Appendix A
Asset Purchase Agreement
among
Tandberg Data Corp.,
Tandberg Data Asa
and
Exabyte Corporation
Dated as of August 29, 2006

	Article I DEFINITIONS	2

1.1	Certain Definitions	2
1.2	Terms Defined Elsewhere in this Agreement	7
1.3	Other Definitional and Interpretive Matters	9

	Article II PURCHASE AND SALE OF ASSETS; ASSUMPTION OF LIABILITIES	9

2.1	Purchase and Sale of Assets	9
2.2	Excluded Assets	11
2.3	Assumption of Liabilities	11
2.4	Excluded Liabilities	12
2.5	Further Conveyances and Assumptions; Consent of Third Parties	12
2.6	Purchase Price Allocation	13
2.7	Receivables	13
2.8	Senior Management Retention Plan Escrow	13

	Article III CONSIDERATION	13

3.1	Consideration	13
3.2	Payment of Purchase Price	14

	Article IV CLOSING AND TERMINATION	14

4.1	Closing Date	14
4.2	Termination of Agreement	14
4.3	Extension of Termination Date	15
4.4	Procedure upon Termination	15
4.5	Effect of Termination	16

	Article V REPRESENTATIONS AND WARRANTIES OF SELLER	16

5.1	Corporate Organization; Foreign Qualification	16
5.2	Corporate Authorization	17
5.3	Noncontravention; Approvals and Consents	17
5.4	Financial Statements	18
5.5	No Undisclosed Liabilities	18
5.6	Title to Purchased Assets; Sufficiency	18
Appendix A — asset Purchase Agreement

(continued)
Page

5.7	Absence of Certain Changes	18
5.8	Taxes	20
5.9	Real Property	21
5.10	Accounts Payable and Inventory	22
5.11	Intellectual Property	22
5.12	Material Contracts.	24
5.13	Employee Benefits.	25
5.14	Labor Matters	27
5.15	Litigation	28
5.16	Compliance with Laws; Permits	28
5.17	Environmental Matters	28
5.18	Insurance	29
5.19	Accounts Receivable	29
5.20	Personnel	29
5.21	Affiliate Transactions	30
5.22	Major Suppliers and Customers	30
5.23	Minute Books	30
5.24	Brokers and Finders; Opinion of Financial Advisor	30
5.25	Subsidiaries	30
5.26	SEC Documents	31
5.27	Takeover Law	31

	Article VI REPRESENTATIONS AND WARRANTIES OF PURCHASER AND PARENT	31

6.1	Corporate Organization; Foreign Qualification	31
6.2	Corporate Authorization	31
6.3	Certain Legal Proceedings	32
6.4	Noncontravention; Approvals and Consents	32
6.5	Sufficient Funds	32
6.6	Brokers and Finders	32

	Article VII COVENANTS	32

7.1	Seller Interim Operations	32
7.2	Taxes	34
7.3	SEC Reports	34
7.4	Acquisition Proposals; Board Recommendation	34
7.5	Efforts and Assistance	36
7.6	Preservation of Records	36
7.7	Public Announcements	36
Appendix A — asset Purchase Agreement

7.8	Access to Information; Notification of Certain Matters	37
7.9	Further Assurances	38
7.10	Disposition of Litigation	38
7.11	Confidentiality Agreement	38
7.12	Stockholder Meeting; Proxy Statement	38
7.13	Use of Names	39
7.14	Non-Competition	39
7.15	Letter of Credit	39

	Article VIII EMPLOYEES AND EMPLOYEE BENEFITS	39

8.1	Employment	39
8.2	Standard Procedure	40
8.3	Employee Benefits	40

	Article IX CONDITIONS TO CLOSING	40

9.1	Conditions to the Obligations of Each Party	40
9.2	Conditions to the Obligations of Purchaser	41
9.3	Conditions to the Obligations of Seller	41

	Article X TAXES	42

10.1	Transfer Taxes	42
10.2	Cooperation on Tax Matters	42

	Article XI MISCELLANEOUS	42

11.1	Fees and Expenses	42
11.2	Jurisdiction	42
11.3	Amendments; No Waivers	43
11.4	Governing Law	43
11.5	Notices	43
11.6	Severability	44
11.7	Successors and Assigns	44
11.8	Non-Recourse	44
11.9	Guarantee of Purchaser Obligations	44
11.10	Survival	45
11.11	Third Party Beneficiaries	45
11.12	Enforcement of Agreement	45
11.13	Entire Agreement	45
11.14	Authorship	45
11.15	Counterparts; Effectiveness	45
Appendix A — asset Purchase Agreement

Exhibits
A – Bill of Sale
B – Assumption Agreement
C – Power of Attorney

Schedule	Name

Schedule 1.1	Excluded Contracts
Schedule 5.1	Corporate Organization; Foreign Qualification
Schedule 5.3	Noncontravention; Approvals and Consents
Schedule 5.5	No Undisclosed Liabilities
Schedule 5.7	Absence of Certain Changes
Schedule 5.8	Taxes
Schedule 5.9	Real Property
Schedule 5.10	Accounts Payable and Inventory
Schedule 5.11	Intellectual Property
Schedule 5.12	Material Contracts
Schedule 5.13	Employee Benefits
Schedule 5.14	Labor Matters
Schedule 5.15	Litigation
Schedule 5.16	Compliance with Laws; Permits
Schedule 5.17	Environmental Matters
Schedule 5.18	Insurance
Schedule 5.19	Accounts Receivable
Schedule 5.20	Personnel
Schedule 5.21	Affiliate Transactions
Schedule 5.22	Major Suppliers and Customers
Schedule 5.24	Brokers and Finders
Schedule 5.25	Subsidiaries
Schedule 5.26	SEC Documents
Schedule 7.1	Seller Interim Operations
Schedule 8.3	Employee Benefits
Appendix A — asset Purchase Agreement

ASSET PURCHASE AGREEMENT
     This ASSET PURCHASE AGREEMENT (the “Agreement”) dated as of August 29, 2006, among Tandberg Data Corp., a Delaware corporation (“Purchaser”), Exabyte Corporation, a Delaware corporation (“Seller”), and, solely for purposes of Article VI and Section 11.9, Tandberg Data ASA, a company organized under the laws of Norway (“Parent”).
PRELIMINARY STATEMENTS:
     A. Seller and the Subsidiaries presently conduct the Business;
     B. Seller desires to sell, transfer and assign to Purchaser or its designated Affiliate or Affiliates the Purchased Assets, and Purchaser desires to (or to cause its designated Affiliate or Affiliates to) acquire the Purchased Assets and assume from Seller the Assumed Liabilities, all as more specifically provided herein;
     C. As a condition to, and immediately prior to, the execution and delivery of this Agreement, Seller and Hitachi, Ltd. (“Hitachi”) have entered into a Second Amendment to Memorandum of Understanding dated August 29, 2006 pursuant to which, among other things, (i) the repayment obligations of Seller with respect to that certain note payable previously issued to Hitachi will be restructured, (ii) Hitachi shall waive any existing default by Seller under such note, (iii) Hitachi consents to the assignment and assumption by Purchaser, effective as of the Closing, of Seller’s obligations under such note, and (iv) Hitachi consents to the assignment and assumption by Purchaser, effective as of the Closing, of Seller’s obligations under certain material agreements which Seller and Hitachi are currently party to (the “Hitachi Agreement”);
     D. As a condition to, and immediately prior to, the execution and delivery of this Agreement, Seller and Imation Corp. (“Imation”) have entered into a Note Restructuring Agreement dated August 29, 2006 pursuant to which, among other things, (i) the repayment obligations of Seller with respect to the two notes payable previously issued to Imation will be restructured, (ii) Imation shall waive any existing default by Seller under such notes, (iii) Purchaser shall assume, effective as the Closing, Seller’s obligations under such notes, (iv) the indebtedness under such notes and liens securing such notes and Seller’s obligations under the MDA shall be subordinated to the indebtedness and liens under Parent’s senior secured bond issues, and (v) Imation consents to the assignment and assumption by Purchaser, effective as of the Closing, of Seller’s obligations under the MDA (the “Imation Agreement”);
     E. As a condition to, and immediately prior to, the execution and delivery of this Agreement, Seller and Solectron Corp. (“Solectron”) have entered into the Amendment No.1 to Debt Restructuring Agreement dated August 21, 2006, as amended August 29, 2006, pursuant to which, among other things, (i) the repayment obligations of Seller with respect to that certain note payable previously issued to Solectron will be restructured and (ii) Solectron shall waive any existing default by Seller under such note (the “Solectron Agreement”);
          F. As a condition to, and immediately prior to, the execution and delivery of this Agreement, Seller and certain holders (the “Noteholders”) of the 10% Convertible Subordinated Notes due September 30, 2010 (the “Convertible Notes”) of Seller, have entered into Restructuring Agreements dated August 9, 2006, as amended August 29, 2006, pursuant to which, among other things, (i) the repayment obligations of Seller with respect to the Convertible Notes held by the Noteholders will be restructured, (ii) the Noteholders shall waive any existing default by Seller under such Convertible Notes, (iii) all liens securing the Convertible Notes and any related obligations shall be released effective as of the Closing, and (iv) the Noteholders shall consent to the transactions contemplated under this Agreement (the “Restructuring Agreements” and, together with the Hitachi Agreement, the Imation Agreement and the Solectron Agreement, the “Seller Restructuring Agreements”);
     G. As a condition to, and concurrently with, the execution and delivery of this Agreement, Purchaser, Imation, Carroll A. Wallace, Tom W. Ward, Juan A. Rodriguez, Meritage Private Equity Fund, L.P., Meritage Private Equity Parallel Fund, L.P., Meritage Entrepreneurs Fund, L.P., Crestview Capital Master, LLC, Enable Growth Partners, L.P., Gruber and McBaine International, Jon D. and Linda W. Gruber Trust, Lagunitas Partners L.P., Islandia, L.P. and Midsummer Investment, Ltd., have entered into a Voting Agreement dated August 29, 2006 pursuant to which, among other things, such Persons will agree to vote all Common Shares held by such Persons in favor of the

Appendix A — Asset Purchase Agreement

authorization and approval of this Agreement and the consummation of the transactions contemplated thereby (the “Voting Agreement”); and
     H. The board of directors of Seller has approved this Agreement and determined that the consummation of the transactions contemplated hereby upon the terms and subject to the conditions set forth in this Agreement are advisable and in the best interests of Seller.
STATEMENT OF AGREEMENT
     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained, the parties hereby agree as follows:
ARTICLE I
DEFINITIONS
     1.1 Certain Definitions.
     For purposes of this Agreement, the following terms shall have the meanings specified in this Section 1.1:
     “Acquisition Proposal” means any offer or proposal (whether or not in writing) (other than an offer or proposal by or on behalf of Purchaser or its Affiliates) for, or any indication of interest in: (i) a transaction pursuant to which a Third Party acquires or would acquire Beneficial Ownership of more than 50% of the outstanding voting power of Seller, whether from Seller or pursuant to a tender offer, exchange offer or otherwise; (ii) a merger, consolidation, business combination, reorganization, share exchange, sale of substantially all assets, recapitalization, liquidation, dissolution or similar transaction that would result in a Third Party acquiring more than 15% of the fair market value of the assets of Seller; (iii) any transaction that would result in a Third Party acquiring more than 15% of the fair market value of the assets of Seller, immediately prior to such transaction; or (iv) any combination of the foregoing.
     “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, and the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.
     “Ancillary Agreements” means the Seller Restructuring Agreements and the Voting Agreement.
     “Beneficial Ownership” shall have the meaning provided therefor under Section 13(d) of the Exchange Act and the rules and regulations promulgated under such section.
     “Business” means the business of Seller and the Subsidiaries as currently conducted or as currently contemplated to be conducted.
     “Business Day” means any day of the year on which national banking institutions in New York are open to the public for conducting business and are not required or authorized to close.
     “COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.
     “Code” means the Internal Revenue Code of 1986, as amended.
     “Common Shares” means the shares of Seller’s common stock, par value $0.001 per share.
     “Contract” means any contract, agreement, indenture, note, bond, mortgage, loan, instrument, lease, license, commitment or other arrangement, understanding or undertaking, commitment or obligation, whether written or oral.
     “Credit Agreement” means that certain Credit and Security Agreement, dated as of March 9, 2005, by and between the Seller and Wells Fargo Bank, National Association, as successor to Wells Fargo Business Credit, Inc., as amended through the date of this Agreement (“Wells Fargo”).
     “DGCL” means the Delaware General Corporation Law, as amended.

Appendix A — Purchase Agreement

     “Documents” means all files, documents, instruments, papers, books, reports, records, tapes, microfilms, photographs, letters, budgets, forecasts, ledgers, journals, title policies, lists of past, present and/or prospective customers, supplier lists, regulatory filings, operating data and plans, technical documentation (design specifications, functional requirements, operating instructions, logic manuals, flow charts, etc), user documentation (installation guides, user manuals, training materials, release notes, working papers, etc.), marketing documentation (sales brochures, flyers, pamphlets, web pages, etc.), and other similar materials related to the Business and the Purchased Assets, in each case whether or not in electronic form.
          “Employee” means all individuals (including common law employees, independent contractors and individual consultants), as of the date hereof, who are employed or engaged by Seller or the Subsidiaries in connection with the Business, together with individuals who are hired in respect of the Business after the date hereof.
          “Employee Benefit Plan” means (i) any “employee benefit plan,” as defined in section 3(3) of ERISA, (ii) any other plan, program, policy or arrangement (written or oral) whether or not subject to ERISA (including any funding mechanism therefor now in effect or required) providing for retirement, bonuses or other incentive compensation, profit-sharing, stock option, stock purchase, restricted stock, stock unit, other stock related rights, deferred compensation, vacation, health or medical benefits, life insurance, disability benefits, cafeteria (section 125), workers’ compensation, supplemental unemployment benefits, severance benefits, salary continuation, leave of absence or other fringe benefits, or (iii) any employment, consulting, termination, retention, severance, or change of control or similar agreement or arrangement.
          “Environmental Costs and Liabilities” means, with respect to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any other Person or in response to any violation of Environmental Law, whether known or unknown, accrued or contingent, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, to the extent based upon, related to, or arising under or pursuant to any Environmental Law, Environmental Permit, order or agreement with any Governmental Entity or other Person, which relates to any environmental, health or safety condition, violation of Environmental Law or a Release or threatened Release of Hazardous Materials.
     “Environmental Law” means any Law in any way relating to the protection of human health and safety, the environment or natural resources, including the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. App. § 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Clean Water Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. § 136 et seq.), and the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), as each has been or may be amended and the regulations promulgated pursuant thereto.
          “Environmental Permit” means any Permit required by Environmental Laws for the operation of the Business.
     “Equity Interest” means with respect to any Person:
     (i) any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting or non-voting) of, such Person’s capital stock or other equity interests (including, without limitation, partnership or membership interests in a partnership or limited liability company or any other interest or participation that confers on a Person the right to receive a share of the profits and losses, or distributions of assets, of the issuing Person);
     (ii) securities of such Person convertible into or exchangeable for any such shares, interests, participations, rights in, or other equivalents described in clause (i) above; and
     (iii) options, warrants or other rights to acquire from such Person, or obligations of such Person to issue, any shares, interests, participations, rights in, or other equivalents described in clause (i) above or securities described in

Appendix A — Purchase Agreement

clause (ii) above, or requiring payments based on the value of any such shares, interests, participations, rights in, or other equivalents described in clause (i) above.
     “ERISA” means the Employment Retirement Income Security Act of 1974, as amended.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
     “Excluded Contracts” means the Contracts set forth on Schedule 1.1.
     “Excluded Rights and Software” means (a) any rights included in the Purchased Intellectual Property and/or Purchased Technology for which a license to use is merely implied by the sale of a product; and (b) any Software included in the Purchased Intellectual Property and/or Purchased Technology: (i) licensed to Seller or any of its Subsidiaries under “shrink wrap,” “click-through” or similar end-user licenses and/or (ii) consisting of “off-the-shelf” Software licensed through commercial distributors or in consumer retail venues for less than a total aggregate cost of $25,000. For purposes of clarification, with respect to subclause (ii) of the preceding sentence, (a) if the cost of off-the-shelf Software “A” plus all related licenses for Software “A” is $13,000, and the cost of off-the-self Software “B” plus all related licenses for Software “B” is $13,000, Software “A” and “B” both shall be deemed included in Excluded Rights and Software and (b) if the cost of ten (10) seats or users of off-the-shelf Software “C” plus all related licenses for Software “C” is $2,600 per seat or user, Software “C” shall not be deemed included in Excluded Rights and Software.
     “Former Employee” means all individuals (including common law employees, independent contractors and individual consultants) who were employed or engaged by Seller or the Subsidiaries in connection with the Business but who are no longer so employed or engaged on the date hereof.
     “Furniture and Equipment” means all furniture, fixtures, furnishings, equipment, vehicles, leasehold improvements, and other tangible personal property owned or used by Seller and the Subsidiaries in the conduct of the Business, including all artwork, desks, chairs, tables, Hardware, copiers, telephone lines and numbers, telecopy machines and other telecommunication equipment, cubicles and miscellaneous office furnishings and supplies.
     “GAAP” means generally accepted accounting principles in the United States as of the date hereof.
     “Governmental Entity” means any government or governmental or regulatory body thereof, or political subdivision thereof, whether foreign, federal, state, or local, or any agency, instrumentality or authority thereof, or any court or arbitrator (public or private).
     “Hardware” means any and all computer and computer-related hardware, including, but not limited to, computers, file servers, facsimile servers, scanners, color printers, laser printers and networks.
     “Hazardous Material” means any substance, material or waste that is regulated, classified, or otherwise characterized under or pursuant to any Environmental Law as “hazardous,” “toxic,” “pollutant,” “contaminant,” “radioactive,” or words of similar meaning or effect, including petroleum and its by-products, asbestos, polychlorinated biphenyls, radon, mold or other fungi and urea formaldehyde insulation.
     “Intellectual Property” means all intellectual property rights and related priority rights, arising from or in respect of the following, whether protected, created or arising under the Laws of the United States or any other jurisdiction or under any international convention, including: (i) all patents and patent applications, including all continuations, divisionals, continuations-in-part and provisionals and patents issuing thereon, and all reissues, reexaminations, substitutions, renewals and extensions thereof (collectively, “Patents”); (ii) all trademarks, service marks, trade names, trade dress, logos, corporate names and other source or business identifiers, together with the goodwill associated with any of the foregoing, and all applications, registrations, renewals and extensions thereof (collectively, “Marks”); (iii) all Internet domain names; (iv) all copyrights, works of authorship and moral rights, and all registrations, applications, renewals, extensions and reversions thereof (collectively, “Copyrights”); and (v) all confidential and proprietary information, trade secrets and non-public discoveries, concepts, ideas, research and development, technology, know-how, formulae, inventions, compositions, processes, techniques, technical data and information, procedures, designs, drawings, specifications, databases, customer lists, supplier lists, pricing and cost information, and business and marketing plans and proposals, in each case excluding any rights in respect of any of the foregoing that comprise or are protected by Patents (collectively, “Trade Secrets”).

Appendix A — Purchase Agreement

          “Intellectual Property Licenses” means: (i) any grant by Seller or any of its Subsidiaries to another Person of any license, sublicense, right, permission, consent or non-assertion affecting or under any Purchased Intellectual Property and/or Purchased Technology; and (ii) any grant by a Third Party to Seller or any of its Subsidiaries of any license, sublicense, right, permission, consent or non-assertion affecting or under any Intellectual Property and/or Technology.
     “IRS” means the United States Internal Revenue Service and, to the extent relevant, the United States Department of Treasury.
     “Knowledge of Seller” means the actual knowledge of each of Carroll A. Wallace and Tom W. Ward after due inquiry of each of their respective direct reports.
     “Knowledge of Purchaser” means the actual knowledge of each of Gudmundur Einarsson and Live Aker.
     “Law” means any foreign, federal, state or local law (including common law), statute, code, ordinance, rule, regulation, Order or other requirement.
     “Legal Proceeding” means any judicial, administrative or arbitral actions, suits, mediations, investigations, inquiries, proceedings or claims (including counterclaims) by or before a Governmental Entity.
     “Liability” means any debt, loss, damage, adverse claim, fines, penalties, liability or obligation (whether direct or indirect, known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, matured or unmatured, determined or determinable, disputed or undisputed, liquidated or unliquidated, or due or to become due, and whether in contract, tort, strict liability or otherwise), and including all costs and expenses relating thereto (including all fees, disbursements and expenses of legal counsel, experts, engineers and consultants and costs of investigation).
     “Lien” means any lien, encumbrance, pledge, mortgage, deed of trust, security interest, claim, lease, charge, option, right of first refusal, easement, servitude, proxy, voting trust or agreement, transfer restriction under any stockholder or similar agreement, encumbrance or any other restriction or limitation whatsoever.
     “Material Adverse Effect” means any change, circumstance, effect, event, occurrence, state of facts or development that has a material adverse effect on (a) the business, assets, liabilities, condition (financial or otherwise) or results of operations of the Seller or (b) the ability of the Seller to perform its obligations under this Agreement, the Seller Documents, or the transactions contemplated hereby or thereby in a timely manner, other than as a result of: (i) changes adversely affecting the United States economy (so long as Seller is not disproportionately affected thereby); (ii) changes adversely affecting the industry in which Seller operates (so long as Seller is not disproportionately affected thereby); (iii) the announcement or pendency of the transactions contemplated by this Agreement; (iv) the failure to meet analyst projections, in and of itself; (v) changes in Laws; (vi) changes in accounting principles; (vii) acts of war or terrorism; (viii) claims asserted by Seller’s creditors and any resulting litigation; or (ix) the continued incurrence of operating losses by the Company.
     “MDA” means that certain Media Distribution Agreement, dated as of November 7, 2003, as amended, by and between Seller and Imation.
          “Order” means any order, injunction, judgment, doctrine, decree, ruling, writ, assessment or arbitration award of a Governmental Entity.
     “Ordinary Course of Business” means the ordinary and usual course of normal day-to-day operations of the Business, as conducted by Seller and the Subsidiaries, through the date hereof consistent with past practice.
     “Permits” means any approvals, authorizations, consents, licenses, permits or certificates of a Governmental Entity.
     “Permitted Exceptions” means (i) all defects, exceptions, restrictions, easements, rights of way and encumbrances disclosed in policies of title insurance that have been delivered to Purchaser; (ii) statutory liens for current Taxes, assessments or other governmental charges not yet delinquent or the amount or validity of which is being contested in good faith by appropriate proceedings, provided an appropriate reserve has been established

Appendix A — Purchase Agreement

therefor in the financial statements in accordance with GAAP; (iii) materialmens’, mechanics’, carriers’, workers’ and repairers’ Liens arising or incurred in the Ordinary Course of Business that are not material to the business, operations and financial condition of the Real Property so encumbered and that are not resulting from a breach, default or violation by Seller or any of the Subsidiaries of any Contract or Law; (iv) zoning, entitlement and other land use and environmental regulations by any Governmental Entity, provided that such regulations have not been violated; (v) statutory Liens of landlords; and (vi) liens securing the obligations under the MDA and the Imation Agreement.
     “Person” means any individual, corporation, limited liability company, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Entity or other entity.
     “Purchaser Material Adverse Effect” means any change, circumstance, effect, event, occurrence, state of facts or development that has a material adverse effect on the ability of Purchaser or Parent to perform their obligations under this Agreement, the Purchaser Documents, or the transactions contemplated hereby or thereby in a timely manner.
     “Purchased Contracts” means all Contracts of Seller, other than the Excluded Contracts.
     “Purchased Intellectual Property” means all Intellectual Property owned or held for use by Seller related to or used in connection with the Business of Seller.
     “Purchased Technology” means all Technology owned or held for use by Seller related to or used in connection with the Business of Seller.
     “Release” means any release, spill, emission, leaking, pumping, pouring, injection, deposit, dumping, emptying, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, or into or out of any property.
     “Remedial Action” means all actions including any capital expenditures undertaken to (i) clean up, remove, treat or address any Hazardous Material; (ii) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not endanger public health or welfare or the indoor or outdoor environment; (iii) perform pre-remedial studies and investigations or post-remedial monitoring and care; or (iv) to correct a condition of noncompliance with Environmental Laws.
     “Representatives” means the officers, directors, employees, attorneys, accountants, advisors, representatives and agents of a Person.
     “Securities Act” means the Securities Act of 1933, as amended.
     “SEC” means the United States Securities and Exchange Commission.
     “Senior Management Retention Plan” means that certain Exabyte Corporation Senior Management Retention Plan, dated as of August 28, 2006, or in such other form acceptable to Purchaser.
     “Software” means any and all: (i) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code; (ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise; (iii) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons; and (iv) all documentation, including user manuals and other training documentation, related to any of the foregoing.
     “Subsidiary” means any Person of which (i) a majority of the outstanding share capital, voting securities or other equity interests are owned, directly or indirectly, by Seller or (ii) Seller is entitled, directly or indirectly, to appoint a majority of the board of directors or managers or comparable supervisory body of such Person.
     “Superior Proposal” means any bona fide written Acquisition Proposal (with all of the percentages included in the definition of Acquisition Proposal increased to 100% for purposes of this definition) that a majority of the members of the board of directors or independent committee of the board of directors, as applicable, of Seller determines in good faith, after consultation with its outside legal counsel and financial advisors: (i) provides consideration to the stockholders of Seller with a value that exceeds the value of the consideration provided for in this Agreement (after taking into account any revisions made or proposed by Purchaser); (ii) would result in a transaction, if consummated, that would be more favorable to the stockholders of Seller (taking into account all facts

Appendix A — Purchase Agreement

and circumstances, including all legal, financial, regulatory and other aspects of the proposal and the identity of the offeror) than the transactions contemplated hereby; (iii) is reasonably capable of being consummated in a timely manner (taking into account all regulatory and other relevant considerations); and (iv) is made by a Person or group of Persons who have provided Seller with reasonable evidence that such Person or group of Persons has or will have sufficient funds to complete such Acquisition Proposal and, to the extent financing is required, any required financing has been committed, as of the date of such determination by the board of directors of Seller, at least to the same extent as Purchaser’s financing as of the date hereof.
     “Tax” or “Taxes” means (i) any and all federal, state, local or foreign taxes, charges, fees, imposts, levies or other assessments, including all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever; (ii) all interest, penalties, fines, additions to tax or additional amounts imposed by any Taxing Authority in connection with any item described in clause (i); and (iii) any liability in respect of any items described in clauses (i) and/or (ii) payable by reason of Contract, assumption, transferee liability, operation of law, Treasury Regulation section 1.1502-6(a) (or any predecessor or successor thereof or any analogous or similar provision under law) or otherwise.
     “Taxing Authority” means the IRS and any other Governmental Entity responsible for the administration of any Tax.
     “Tax Return” means any return, report or statement required to be filed with respect to any Tax (including any elections, declarations, schedules or attachments thereto, and any amendment thereof), including any information return, claim for refund, amended return or declaration of estimated Tax, and including, where permitted or required, combined, consolidated or unitary returns for any group of entities that includes Seller, any of the Subsidiaries, or any of their Affiliates.
     “Technology” means all Software, information, designs, formulae, algorithms, procedures, methods, techniques, ideas, know-how, research and development, technical data, programs, subroutines, tools, materials, specifications, processes, inventions (whether patentable or unpatentable and whether or not reduced to practice), apparatus, creations, improvements and other similar materials, and all recordings, graphs, drawings, reports, analyses, and other writings, and other embodiments of any of the foregoing, in any form or media whether or not specifically listed herein, and all related technology that are used in, incorporated in, embodied in, displayed by or relate to, or are used in connection with any of the foregoing.
     “Third Party” means any Person (or group of Persons) other than Purchaser, Seller or any of their Affiliates.
     “Third Party Acquisition” means the consummation by a Third Party of any transaction or series of transactions described in clauses (i) through (iv) of the definition of “Acquisition Proposal”.
     “Transaction Fees” means (i) the fees and expenses of third party accountants, attorneys (including Holland & Hart LLP and Ballard Spahr Andrews & Ingersoll, LLP) and financial advisors (including St. Charles Capital) incurred by Seller with respect to the sale of the Seller, this Agreement, the due diligence performed with respect thereto and the transactions contemplated by this Agreement and (ii) the premium and related costs of a three-year tail policy for the Seller’s officers and directors’ insurance policy to be purchased for the benefit of Seller’s officers and directors.
          1.2 Terms Defined Elsewhere in this Agreement. For purposes of this Agreement, the following terms have meanings set forth in the sections indicated:

Term	Section
Agreement	Introductory Paragraph
Asset Acquisition Statement	2.6
Assumed Liabilities	2.3
Balance Sheet Date	5.5
Closing	4.1
Closing Date	4.1

Appendix A — Purchase Agreement

Term	Section
Trade Secrets	1.1 (in Intellectual Property definition)
Confidentiality Agreement	7.11
Convertible Notes	Preliminary Statements
Copyrights	1.1 (in Intellectual Property definition)
Daisytek Agreement	2.2(i)
Default	5.12(c)
ERISA Affiliate	5.13(c)
Excluded Assets	2.2
Excluded Employee	8.1(b)
Excluded Liabilities	2.4
Expense Reimbursement	4.5(b)
FIRPTA Affidavit	9.2(e)
Foreign Plan	5.13(k)
Hitachi	Preliminary Statements
Hitachi Agreement	Preliminary Statements
Imation	Preliminary Statements
Imation Agreement	Preliminary Statements
Insurance Policies	5.18
Letter of Credit	7.15
Major Customers	5.22
Major Suppliers	5.22
Marks	1.1 (in Intellectual Property definition)
Material Contracts	5.12(a)
Nonassignable Assets	2.5(c)
Noteholders	Preliminary Statements
Parent	Introductory Paragraph
Patents	1.1 (in Intellectual Property definition)
Proxy Statement	7.12(b)
Purchase Price	3.1
Purchased Assets	2.1
Purchaser	Introductory Paragraph
Purchaser 401(k) Plan	8.3(d)
Purchaser Documents	6.2
Purchaser Plans	8.3(a)
Real Property	5.9
Restricted Business	7.14(a)
Restructuring Agreements	Preliminary Statements
Revised Statements	2.6
Sarbanes-Oxley Act	5.26(a)
SEC Documents	5.26(a)
Seller	Introductory Paragraph
Seller 401(k) Plan	8.3(d)
Seller Balance Sheet	5.5
Seller Bylaws	5.1
Seller Charter	5.1
Seller Documents	5.2
Seller Employee Plans	5.13(a)
Seller Marks	7.13
Seller Registered Intellectual Property	5.11(a)
Seller Recommendation	7.4(d)
Seller Restructuring Agreements	Preliminary Statements
Seller Software	5.11(g)
Solectron	Preliminary Statements
Solectron Agreement	Preliminary Statements
Stockholder Approval	5.2

Appendix A — Purchase Agreement

Term	Section
Stockholder Meeting	7.12(a)
Termination Date	4.2(a)
Termination Fee	4.5(c)
Total Consideration	3.1
Transfer Taxes	10.1
Transferred Employees	8.1(a)
Voting Agreement	Preliminary Statements
Wells Fargo	1.1 (in Credit Agreement definition)
     1.3 Other Definitional and Interpretive Matters.
          (a) Unless otherwise expressly provided, for purposes of this Agreement, the following rules of interpretation shall apply:
     Calculation of Time Period. When calculating the period of time before which, within which or following which, any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day.
     Dollars. Any reference in this Agreement to $ shall mean U.S. dollars.
     Exhibits/Schedules. The Exhibits and Schedules to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Schedule or Exhibit but not otherwise defined therein shall be defined as set forth in this Agreement.
     Gender and Number. Any reference in this Agreement to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa.
     Headings. The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement. All references in this Agreement to any “Section” or “Article” are to the corresponding Section or Article of this Agreement unless otherwise specified.
     Herein. The words such as “herein,” “hereinafter,” “hereof,” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.
     Including. The word “including” or any variation thereof means (unless the context of its usage requires otherwise) “including, but not limited to,” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it.
     (b) The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.
ARTICLE II
PURCHASE AND SALE OF ASSETS; ASSUMPTION OF LIABILITIES
     2.1 Purchase and Sale of Assets. On the terms and subject to the conditions set forth in this Agreement, at the Closing Purchaser shall (or shall cause its designated Affiliate or Affiliates to) purchase, acquire and accept from Seller, and Seller shall sell, transfer, assign, convey and deliver to Purchaser (or its designated Affiliate or Affiliates) all of Seller’s right, title and interest in, to and under the Purchased Assets, free and clear of all Liens except for Permitted Exceptions. “Purchased Assets” shall mean all of the business, assets, properties, contractual rights, goodwill, going concern value, rights and claims of Seller related to the Business, wherever

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situated and of whatever kind and nature, real or personal, tangible or intangible, whether or not reflected on the books and records of Seller (other than the Excluded Assets), including each of the following assets:
          (a) all cash and accounts receivable of Seller (other than cash received by Seller as the Purchase Price);
          (b) all inventory used or intended to be used primarily in connection with the Business;
          (c) all tangible personal property intended to be used primarily in connection with the Business, including Furniture and Equipment, other than such tangible personal property which is an Excluded Asset;
          (d) all deposits (including customer deposits and security for rent, electricity, telephone or otherwise) and prepaid charges and expenses, including any prepaid rent, of Seller;
          (e) all rights of Seller under each Real Property, together with all improvements, fixtures and other appurtenances thereto and rights in respect thereof;
          (f) the Purchased Intellectual Property and the Purchased Technology, including the Seller Marks;
          (g) all rights of Seller under the Purchased Contracts, including all claims or causes of action with respect to the Purchased Contracts;
          (h) all Documents in the possession or control of Seller that are related to the Business, including Documents relating to products, services, marketing, advertising, promotional materials, Purchased Intellectual Property, personnel files for Transferred Employees and all files, customer files and documents (including credit information), supplier lists, records, literature and correspondence, whether or not physically located on any of the premises referred to in clause (e) above, but excluding personnel files for Excluded Employees;
          (i) all Permits, including Environmental Permits, used by Seller in the Business (which includes all Permits necessary to conduct the Business as currently conducted) and all rights, and incidents of interest therein;
          (j) all supplies owned by Seller and used in connection with the Business;
          (k) all rights of Seller under non-disclosure or confidentiality, non-compete, non-solicitation or assignment of invention agreements with Former Employees, Employees and agents of Seller or with Third Parties to the extent relating to the Business or the Purchased Assets (or any portion thereof);
          (l) all rights of Seller under or pursuant to all warranties, representations and guarantees made by suppliers, manufacturers and contractors to the extent relating to products sold or services provided to Seller or to the extent affecting any Purchased Assets;
          (m) all third-party property and casualty insurance proceeds, and all rights to third-party property and casualty insurance proceeds, in each case to the extent received or receivable in respect of the Business;
          (n) all goodwill and other intangible assets associated with the Business, including the goodwill associated with the Purchased Intellectual Property; and
          (o) all of the outstanding shares of capital stock or equity interests of each Subsidiary.

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     2.2 Excluded Assets. Nothing herein contained shall be deemed to sell, transfer, assign or convey the Excluded Assets to Purchaser, and Seller shall retain all right, title and interest to, in and under the Excluded Assets. “Excluded Assets” shall mean each of the following assets:
          (a) the Excluded Contracts;
          (b) all minute books, organizational documents, stock registers and such other books and records of Seller as pertain to ownership, organization or existence of Seller and duplicate copies of such records as are necessary to enable Seller to file tax returns and reports;
          (c) all cash consisting of the Purchase Price;
          (d) rights relating to deposits and prepaid expenses and claims for refunds and rights to offset in respect thereof relating to the Excluded Liabilities;
          (e) all insurance policies of Seller and rights thereunder, other than coverage for claims that correlate to Assumed Liabilities;
          (f) copies of all personnel records and other records Seller is required by law to retain in its possession;
          (g) all rights of Seller under this Agreement and the Ancillary Agreements;
          (h) any Tax attributes, credits, reimbursements or similar items of Seller, other than those related to Tax Liabilities assumed by Purchaser hereunder; and
          (i) all rights of Seller under the Compromise and Settlement Agreement between Seller and D.I.C. Creditors’ Trust and J. Gregg Pritchard, dated August 16, 2005 (“Daisytek Agreement”).
     2.3 Assumption of Liabilities. On the terms and subject to the conditions set forth in this Agreement, at the Closing Purchaser shall (or shall cause its designated Affiliate or Affiliates to) assume, effective as of the Closing, the following liabilities of Seller (collectively, the “Assumed Liabilities”):
          (a) all Liabilities of Seller under the Purchased Contracts;
          (b) all accounts payable of Seller (including amounts payable to third party accountants and attorneys (including Holland & Hart LLP and Ballard Spahr Andrews & Ingersoll, LLP) that are not otherwise included in Transaction Fees) other than any Excluded Liabilities;
          (c) all accrued expenses of Seller (including accrued Taxes), other than any Excluded Liabilities;
          (d) all Liabilities of Seller under or pursuant to all warranties, representations and guarantees made by suppliers, manufacturers and contractors to the extent relating to products sold or services provided on behalf of Seller or to the extent affecting any Purchased Assets;
          (e) all Liabilities of Seller in respect of any products sold and/or services performed by Seller;
          (f) all Liabilities of Seller in respect of any pending Legal Proceeding identified on Schedule 5.15;
          (g) the notes payable issued to Imation and restructured pursuant to the Imation Agreement;

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          (h) the note payable issued to Hitachi and restructured pursuant to the Hitachi Agreement; and
          (i) all amounts payable under the Senior Management Retention Plan.
     2.4 Excluded Liabilities. Purchaser will not assume or be liable for any Excluded Liabilities, all of which shall remain obligations of Seller. “Excluded Liabilities” shall mean the following Liabilities:
          (a) all Environmental Costs and Liabilities, to the extent arising out of or otherwise related to (i) the ownership or operation by Seller of (A) the Real Property (or any condition thereon) on or prior to the Closing Date (including (x) the Release or continuing Release (if existing as of the Closing) of any Hazardous Material, regardless of by whom or (y) any noncompliance with Environmental Laws), (B) the Business on or prior to the Closing Date, (C) the Excluded Assets or any other real property formerly owned, operated, leased or otherwise used by Seller or (ii) from the offsite transportation, storage disposal, treatment or recycling of Hazardous Material generated by and taken offsite by or on behalf of Seller prior to and through the Closing Date;
          (b) all Liabilities arising out of, under or in connection with Excluded Contracts;
          (c) all Liabilities in respect of any pending or threatened Legal Proceeding relating to any Excluded Asset, or any claim arising out of, relating to or otherwise in respect of any Excluded Asset;
          (d) except to the extent specifically provided in Article VIII, all Liabilities arising out of, relating to or with respect to (i) the employment or performance of services, or termination of employment or services by Seller of any individual on or before the Closing Date, (ii) workers’ compensation claims against Seller that relate to the period on or before the Closing Date, irrespective of whether such claims are made prior to or after the Closing, or (iii) any U.S. Employee Benefit Plan;
          (e) Taxes of Seller, other than (A) Transfer Taxes and (B) accrued Taxes;
          (f) Transaction Expenses; and
          (g) Accruals in respect of director fees (other than a quarterly retainer not to exceed $35,000 in the aggregate) and management bonuses (other than the Senior Management Retention Plan).
Except as otherwise provided herein, Purchaser will not assume or be liable for any other Liabilities of Seller arising out of, relating to or otherwise in respect of the Business on or before the Closing Date or any other Liabilities of Seller other than the Assumed Liabilities.
     2.5 Further Conveyances and Assumptions; Consent of Third Parties.
          (a) From time to time following the Closing and except as prohibited by Law, Seller shall, or shall cause its Affiliates to, make available to Purchaser such data in personnel records of Transferred Employees as is reasonably necessary for Purchaser to transition such Employees into Purchaser’s records.
          (b) From time to time following the Closing, Seller and Purchaser shall, and shall cause their respective Affiliates to, execute, acknowledge and deliver all such further conveyances, notices, assumptions, releases and aquittances and such other instruments, and shall take such further actions, as may be necessary or appropriate to assure fully to Purchaser and its respective successors or assigns, all of the properties, rights, titles, interests, estates, remedies, powers and privileges intended to be conveyed to Purchaser under this Agreement and the Seller Documents and to assure fully to Seller and its Affiliates and their successors and assigns, the assumption of the liabilities and obligations intended to be assumed by Purchaser under this Agreement and the Seller Documents, and to otherwise make effective the transactions contemplated hereby and thereby.

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          (c) Nothing in this Agreement nor the consummation of the transactions contemplated hereby shall be construed as an attempt or agreement to assign any Purchased Asset, including any Contract, Permit, certificate, approval, authorization or other right, which by its terms or by Law is nonassignable without the consent of a Third Party or a Governmental Entity or is cancelable by a Third Party in the event of an assignment (“Nonassignable Assets”) unless and until such consent shall have been obtained. Seller shall, and shall cause its Affiliates to, use its commercially reasonable efforts to cooperate with Purchaser at its request in endeavoring to obtain such consents promptly. To the extent permitted by applicable Law, in the event consents to the assignment thereof cannot be obtained, such Nonassignable Assets shall be held, as of and from the Closing Date, by Seller or the applicable Affiliate of Seller in trust for Purchaser and the covenants and obligations thereunder shall be performed by Purchaser in Seller’s or such Affiliate’s name and all benefits and obligations existing thereunder shall be for Purchaser’s account. Seller shall take or cause to be taken at Seller’s expense such actions in its name or otherwise as Purchaser may reasonably request so as to provide Purchaser with the benefits of the Nonassignable Assets and to effect collection of money or other consideration that becomes due and payable under the Nonassignable Assets, and Seller or the applicable Affiliate of Seller shall promptly pay over to Purchaser all money or other consideration received by it in respect of all Nonassignable Assets. As of and from the Closing Date, Seller on behalf of itself and its Affiliates authorizes Purchaser, to the extent permitted by applicable Law and the terms of the Nonassignable Assets, at Purchaser’s expense, to perform all the obligations and receive all the benefits of Seller or its Affiliates under the Nonassignable Assets and appoints Purchaser its attorney-in-fact to act in its name on its behalf or in the name of the applicable Affiliate of Seller and on such Affiliate’s behalf with respect thereto.
     2.6 Purchase Price Allocation. Not later than sixty days after the Closing Date, Purchaser shall prepare and deliver to Seller a copy of Form 8594 and any required exhibits thereto (the “Asset Acquisition Statement”) allocating the Total Consideration among the Purchased Assets. Purchaser shall prepare and deliver to Seller from time to time revised copies of the Asset Acquisition Statement (the “Revised Statements”) so as to report any matters on the Asset Acquisition Statement that need updating (including purchase price adjustments, if any). The Total Consideration paid by Purchaser for the Purchased Assets shall be allocated in accordance with the Asset Acquisition Statement or, if applicable, the last Revised Statements, provided by Purchaser to Seller, and all income Tax Returns and reports filed by Purchaser and Seller shall be prepared consistently with such allocation, unless otherwise required by Law.
     2.7 Receivables. Seller shall provide reasonable assistance to Purchaser in the collection of accounts receivable. If Seller receives payment in respect of accounts receivable that are included in the Purchased Assets, then Seller shall promptly forward such payment to Purchaser.
     2.8 Senior Management Retention Plan Escrow. At Closing, Purchaser shall deposit in escrow the amounts to be distributed under the Senior Management Retention Plan pursuant to the terms of an escrow agreement, the form of which shall be mutually agreed upon between the parties.
ARTICLE III
CONSIDERATION
     3.1 Consideration. The aggregate consideration for the Purchased Assets shall be (a) an amount in cash equal to the Purchase Price and (b) the assumption of the Assumed Liabilities (together with the Purchase Price, the “Total Consideration”). The “Purchase Price” shall consist of the following:
          (a) the amount of Transaction Fees payable at Closing (provided that the aggregate Transaction Fees shall not exceed $1,200,000);
          (b) the amount of principal, accrued interest and termination fee, if any, under the Credit Agreement;
          (c) the amount of repayment obligations under the Restructuring Agreements;

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          (d) the amount payable at Closing under the Solectron Agreement;
          (e) the amount payable at Closing under the Imation Agreement;
          (f) the amount payable at Closing under the Hitachi Agreement; and
          (g) $100,000.
Notwithstanding the foregoing, on behalf of Seller, Purchaser may effect the direct payment of the applicable portions of the Purchase Price to the entitled recipients, as contemplated above, by wire transfer of immediately available funds into accounts designated by such recipients.
     3.2 Payment of Purchase Price. On the Closing Date, Purchaser shall pay the Purchase Price to Seller (or the recipients set forth in Section 3.1), which shall be paid by wire transfer of immediately available funds into accounts designated by Seller (or the recipients set forth in Section 3.1) in writing not fewer than three Business Days prior to the Closing Date.
ARTICLE IV
CLOSING AND TERMINATION
     4.1 Closing Date. The consummation of the purchase and sale of the Purchased Assets and the assumption of the Assumed Liabilities provided for in Article II hereof (the “Closing”) shall take place at the offices of Weil, Gotshal & Manges LLP located at 200 Crescent Court, Suite 300, Dallas, Texas (or at such other place as the parties may designate in writing) at 10:00 a.m. (Dallas, Texas time) on a date to be specified by the parties (the “Closing Date”), which date shall be no later than the third Business Day after satisfaction or waiver of the conditions set forth in Article IX (other than conditions that by their nature are to be satisfied at Closing, but subject to the satisfaction or waiver of those conditions at such time), unless another time, date or place is agreed to in writing by the parties hereto.
     4.2 Termination of Agreement. This Agreement may be terminated prior to the Closing Date as follows, whether before or after Stockholder Approval shall have been obtained:
          (a) at the election of Seller or Purchaser on or after December 31, 2006 or such later date established pursuant to Section 4.3 (such date, the “Termination Date”), if the Closing shall not have occurred by the close of business on such date, provided that the terminating party is not in material default of any of its obligations hereunder; and provided further, that the right to terminate this Agreement pursuant to this Section 4.2(a) shall not be available to any party whose breach of any provision of this Agreement has been the cause of, or resulted, directly or indirectly, in, the failure of the Closing to be consummated by the Termination Date;
          (b) by mutual written consent of Seller and Purchaser, in each case duly authorized by their respective boards of directors;
          (c) by written notice from Purchaser to Seller that there has been an event, change, occurrence or circumstance that, individually or in the aggregate with any such events, changes, occurrences or circumstances has had or would reasonably be expected to have a Material Adverse Effect, other than as a result, directly or indirectly, of any action or failure to act by Purchaser or its Affiliates;
          (d) by Purchaser or Seller, if there shall be in effect a final nonappealable Order of a Governmental Entity of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby; it being agreed that the parties hereto shall promptly appeal any adverse determination which is not nonappealable (and pursue such appeal with reasonable diligence); provided, however, that the right to terminate this Agreement under this Section 4.2(d) shall not be available to a party if such Order was primarily due to the failure of such party to perform any of its obligations under this Agreement;

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          (e) by Purchaser, if Seller shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, or if any representation or warranty of Seller shall have become untrue, in either case such that the conditions set forth in Section 9.2(a) would not be satisfied and such breach is incapable of being cured or, if capable of being cured, shall not have been cured within ten days following receipt by Seller of notice of such breach from Purchaser;
          (f) by Seller, if Purchaser shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, or if any representation or warranty of Purchaser shall have become untrue, in either case such that the conditions set forth in Section 9.3(a) would not be satisfied and such breach is incapable of being cured or, if capable of being cured, shall not have been cured within ten days following receipt by Purchaser of notice of such breach from Seller;
          (g) by Purchaser or Seller, if at the Stockholder Meeting or any adjournment thereof at which this Agreement has been voted upon, the Stockholder Approval shall not have been obtained;
          (h) by Purchaser: (i) if Seller shall have breached any of its obligations under Section 7.4 such that it materially adversely affects the protections intended to be afforded to Purchaser under such provision; (ii) if the board of directors of Seller shall (A) amend, withdraw, modify, change, condition or qualify the Seller Recommendation in a manner adverse to Purchaser (or shall fail to reaffirm the Seller Recommendation upon the request of Purchaser), (B) approve or recommend to the stockholders of Seller an Acquisition Proposal (other than by Purchaser or its Affiliates), (C) approve or recommend that the stockholders of Seller tender their stock in Seller in any tender or exchange offer that is an Acquisition Proposal (other than by Purchaser or its Affiliates), or (D) approve a resolution or agree to do any of the foregoing; or (iii) any Person or group (other than Purchaser or its Affiliates) acquires Beneficial Ownership of a majority of the outstanding stock of Seller, or if any other Third Party Acquisition shall have occurred;
          (i) by Seller, if and only if simultaneously with such termination, (i) Seller enters into a definitive agreement for a Superior Proposal in accordance with, and has otherwise complied in all material respects with, the terms of Section 7.4, including the notice provisions therein and the obligation to negotiate with Purchaser in good faith, and (ii) Seller shall have paid Purchaser the Termination Fee in accordance with Section 4.5; or
          (j) by written notice from Seller to Purchaser that there has been an event, change, occurrence or circumstance that, individually or in the aggregate with any such events, changes, occurrences or circumstances has had or would reasonably be expected to have a Purchaser Material Adverse Effect, other than as a result, directly or indirectly, of any action or failure to act by Seller or its Affiliates.
     4.3 Extension of Termination Date. Notwithstanding the foregoing, either Purchaser or Seller shall have the option to extend, from time to time, the Termination Date for additional periods of time not to exceed 60 days in the aggregate if all other conditions to the Closing are satisfied or capable of then being satisfied and the sole reason that the Closing has not been consummated is that the Stockholder Meeting has not yet been held as a result of the time required to complete the SEC review process related to the Proxy Statement; provided that the right to extend the Termination Date pursuant to this Section 4.3 shall not be available to any party whose breach of any provision of this Agreement has been the cause of, or resulted, directly or indirectly, in, the failure of the Closing to be consummated by the Termination Date.
     4.4 Procedure upon Termination. In the event of termination and abandonment by Purchaser or Seller, or both, pursuant to Section 4.2 hereof, written notice thereof shall forthwith be given to the other party or parties, and this Agreement shall terminate, provided that no such termination by Seller shall be effective unless and until Seller shall have paid the Termination Fee required to be paid by it pursuant to Section 4.5, if applicable.

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     4.5 Effect of Termination.
          (a) In the event of termination of this Agreement by either Seller or Purchaser as provided in Section 4.2, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Seller or Purchaser or their respective Affiliates except (i) with respect to Section 7.7, Section 7.11, this Section 4.5 and Article XI and (ii) with respect to any liabilities for damages incurred or suffered by a party as a result of the willful and material breach by the other party of any of its representations, warranties, covenants or other agreements set forth in this Agreement.
          (b) If this Agreement is terminated pursuant to Section 4.2(e), Seller shall pay to Purchaser an amount up to $750,000 (the “Expense Reimbursement”) to reimburse Purchaser for all reasonable out-of-pocket expenses and fees incurred by it in connection with this Agreement, the Purchaser Documents and the transactions contemplated hereby and thereby.
          (c) Notwithstanding any other provision of this Agreement, if:
          (i) this Agreement is terminated pursuant to Section 4.2(h) or Section 4.2(i); or
          (ii) this Agreement is terminated pursuant to Section 4.2(a) (provided that the reason for the Closing not having previously occurred shall not be the failure to satisfy the conditions set forth in Section 9.3(a) through no fault of Seller), Section 4.2(e) or Section 4.2(g) and within 12 months following such termination Seller enters into a definitive agreement with respect to an Acquisition Proposal or any Third Party Acquisition occurs;
then Seller shall pay to Purchaser a fee of $2,000,000 less any Expense Reimbursement previously provided (the “Termination Fee”).
          (d) Payment of any Expense Reimbursement or Termination Fee pursuant to this Section 4.5 shall be promptly made (and in no event later than two Business Days after the occurrence of the event giving rise to such payment obligation) by wire transfer of immediately available funds to an account designated by Purchaser; provided, however, that if this Agreement is terminated pursuant to Section 4.2(i), the Termination Fee shall be paid simultaneously with such termination.
          (e) Seller acknowledges that the agreements contained in this Section 4.5 are an integral part of the transaction contemplated by this Agreement, and that Purchaser would not have entered into this Agreement without such agreements; accordingly, if Seller fails to promptly pay any amounts due pursuant to this Section 4.5 and, in order to obtain such payment, Purchaser commences a suit that results in a judgment against Seller for such amounts, Seller shall pay to Purchaser its costs and expenses (including reasonable attorneys’ fees) in connection with such suit, together with interest on the such amounts due pursuant to this Section 4.5 from the date of the event giving rise to such payment obligations at the prime rate of JPMorgan Chase Bank in effect as of such date.
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF SELLER
  Seller hereby represents and warrants to Purchaser that:
     5.1 Corporate Organization; Foreign Qualification. Seller is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware, and has all corporate power and authority required to own, lease and operate its properties and to carry on its business as now conducted. Seller is duly qualified to do business as a foreign corporation and is in good standing in the jurisdictions set forth in Schedule 5.1, which includes each jurisdiction where the character of the property owned, leased or operated by it or the nature of its activities makes qualification necessary. Seller has made available to Purchaser true, complete and correct copies of (i) the Restated Certificate of Incorporation (including any related certificate of designation of preferences, rights and limitations with respect to any authorized shares of Seller’s preferred stock) and the Bylaws of Seller, each as in effect as of the date hereof (respectively, the “Seller Charter” and “Seller Bylaws”) and (ii) corporate minute books

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of Seller in respect of meetings of the board of directors of Seller or any committees thereof from January 2002 through the date hereof. The minute books of Seller reflect all action taken and authorizations made that are required to be reflected therein.
     5.2 Corporate Authorization. Subject to the authorization and approval of this Agreement, and the consummation of the transactions contemplated hereby, by the vote of the holders of a majority of the issued and outstanding Common Shares (“Stockholder Approval”), Seller has all requisite power, authority and legal capacity to execute and deliver this Agreement, and Seller and each of the Subsidiaries, respectively, has all the requisite power, authority and legal capacity to execute and deliver the Ancillary Agreements to which it is a party and each other agreement, document, or instrument or certificate contemplated by this Agreement or to be executed by Seller or the Subsidiaries in connection with the transactions contemplated by this Agreement (collectively, the “Seller Documents”), to perform their respective obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and each of the Seller Documents and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized and approved by all requisite corporate action on the part of Seller and each of the Subsidiaries and no other corporate proceedings on the part of Seller or any Subsidiary are necessary to authorize or consummate this Agreement or any Seller Document, or the other transactions contemplated hereby or thereby, except for the Stockholder Approval. On or prior to the date hereof, Seller’s board of directors has (i) determined that this Agreement, the Seller Documents and the transactions contemplated hereby and thereby, are fair to and in the best interests of Seller and the stockholders of Seller, (ii) adopted resolutions approving this Agreement, the Seller Documents and the transactions contemplated hereby and thereby, and (iii) adopted resolutions declaring this Agreement advisable and recommending to the stockholders of Seller that they vote in favor of adopting and approving this Agreement. This Agreement has been duly and validly executed and delivered by Seller and (assuming the due authorization, execution and delivery hereof by the other parties) constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and of general principles of equity.
     5.3 Noncontravention; Approvals and Consents.
          (a) Except as set forth in Schedule 5.3(a), the execution, delivery and performance by Seller of this Agreement, and by Seller and the Subsidiaries of the Seller Documents, and the transactions contemplated hereby and thereby, do not and will not contravene, conflict with, constitute a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, result in or give to any Person any right of payment or reimbursement, termination, cancellation, modification or acceleration, loss of a material benefit under or result in the creation or imposition of any Lien upon any of the assets or properties of Seller or any Subsidiary under, any of the terms, conditions or provisions of, (i) the Seller Charter or Seller Bylaws or comparable organizational documents of any Subsidiary or (ii) subject to obtaining the Stockholder Approval and the taking of the actions described in Section 5.3(b), (A) any Laws binding upon or applicable to Seller or any Subsidiary or by which any of its assets or properties is bound, (B) any Contract to which Seller or any Subsidiary is a party or by which any of its assets or properties is bound, or (C) any Permit, excluding from the foregoing clauses (A) and (B) contraventions, conflicts, violations, breaches, defaults, rights of payment or reimbursement, terminations, cancellations, modifications, accelerations and creations and impositions of Liens that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect (but not excluding any conflicts, violations, breaches, defaults, rights of payment or reimbursement, terminations, cancellations, modifications, accelerations and creations or impositions of Liens under any Material Contract).
          (b) Except (i) for the filing of the Proxy Statement and as set forth in Schedule 5.3(b), no consent, waiver, approval or action of, filing with or notice to any Governmental Entity or Third Party is necessary or required under any of the terms, conditions or provisions of any Law or any Contract to which Seller or any Subsidiary is a party or by which any of its assets or properties is bound for the execution, delivery and performance by Seller of this Agreement, and by Seller and the Subsidiaries of the Seller Documents, and the transactions contemplated hereby and thereby, excluding from the foregoing such consents, waivers, approvals, actions, filings and notices that the failure to make or obtain, as the case may be, individually or in the aggregate, would not

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reasonably be expected to have a Material Adverse Affect (but not excluding any consents, approvals, actions, filings and notices necessary or required under any Material Contract).
     5.4 Financial Statements. Each of the audited consolidated financial statements and unaudited interim consolidated financial statements of Seller and the Subsidiaries (including the notes thereto and as restated in certain circumstances prior to the date of this Agreement) included in the SEC Documents (i) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC, including the Sarbanes-Oxley Act, applicable thereto, (ii) were prepared in accordance with GAAP consistently applied throughout the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and (iii) fairly present the consolidated financial position of Seller and the Subsidiaries as at the respective dates thereof and the results of its consolidated operations and cash flows for the respective periods then ended.
     5.5 No Undisclosed Liabilities. Except as set forth in Schedule 5.5, there are no liabilities or obligations of Seller or any Subsidiary of any kind whatsoever, whether accrued, contingent, absolute, or determined, and there is no existing condition, situation or set of circumstances that would reasonably be expected to result in such liabilities or obligations, other than (i) liabilities or obligations disclosed, provided for or reserved against in the unaudited consolidated balance sheet of Seller and the Subsidiaries as of June 30, 2006 (the “Seller Balance Sheet”) or disclosed in the notes thereto or (ii) liabilities or obligations incurred after June 30, 2006 (the “Balance Sheet Date”) in the Ordinary Course of Business.
     5.6 Title to Purchased Assets; Sufficiency. Each of Seller and the Subsidiaries has good and marketable title to or a valid leasehold estate in, free and clear of any Liens, all personal properties and assets reflected on the Seller Balance Sheet at the Balance Sheet Date other than (i) the Permitted Exceptions and (ii) the Liens securing the obligations under the Credit Agreement and the Convertible Notes, all of which are to be released at Closing as contemplated by Section 9.2(i) (except for properties or assets subsequently sold in the Ordinary Course of Business).
     5.7 Absence of Certain Changes. Since the Balance Sheet Date, except as set forth in Schedule 5.7 or as set forth in the SEC Documents, Seller and the Subsidiaries have conducted their respective businesses only in the Ordinary Course of Business and since the Balance Sheet Date, there has not been any event, occurrence or development, that individually or in the aggregate, constitutes or would be reasonably expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, since the Balance Sheet Date, except as set forth in Schedule 5.7 or as set forth in the SEC Documents, there has not been:
          (a) any amendment or change in the Seller Charter or Seller Bylaws or comparable organizational documents of any Subsidiary;
          (b) any material change by Seller or any Subsidiary in its accounting methods, principles or practices;
          (c) any material Tax election made, rescinded or changed, any change in method of accounting with respect to Taxes or any compromise or settlement of any proceeding with respect to any material Tax liability;
          (d) any declaration, setting aside or payment of any dividend or distribution (whether in cash, stock or property) or capital return in respect of any capital stock of Seller or any Subsidiary or any redemption, purchase or other acquisition by Seller or any Subsidiary of any capital stock of Seller or any Subsidiary or other Equity Interests in Seller or any Subsidiary, or any amendment of any material term of any Equity Interest in Seller or any Subsidiary;
          (e) any sale, assignment, transfer, lease or other disposition or agreement to sell, assign, transfer, lease or otherwise dispose of any of the assets of Seller or any Subsidiary other than in the Ordinary Course of Business;

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          (f) any acquisition (by merger, consolidation, or acquisition of stock or assets) by Seller or any Subsidiary of any corporation, partnership or other business organization or division thereof or any Equity Interest therein for consideration, or any loan or advance to any Person;
          (g) any incurrence of, guarantee with respect to, or provision of credit support for, any indebtedness by Seller or any Subsidiary other than pursuant to the Credit Agreement in the Ordinary Course of Business, or any creation or assumption by Seller or any Subsidiary of any Lien on any material asset;
          (h) (i) any employment, deferred compensation, severance or similar agreement entered into or amended by Seller or any Subsidiary, on the one hand, and any employee, on the other hand, (ii) any increase in the compensation payable or to become payable by it to any of its directors or officers or generally applicable to all or any category of Seller’s or any Subsidiary’s employees, (iii) any increase in the coverage or benefits available under any vacation pay, company awards, salary continuation or disability, sick leave, deferred compensation, bonus or other incentive compensation, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with any of the directors of officers of Seller or any Subsidiary or generally applicable to all or any category of Seller’s or any Subsidiary’s employees or (iv) severance pay arrangements made to, for or with such directors, officers or employees other than, in the case of clauses (ii) and (iii) of this Section 5.7(h) and only with respect to employees who are not officers or directors of Seller or any Subsidiary, increases in the Ordinary Course of Business and that in the aggregate have not resulted in a material increase in the benefits or compensation expense of Seller or any Subsidiary;
          (i) any loan, advance or capital contribution made by Seller or any Subsidiary to, or investment in, any Person other than loans, advances or capital contributions, or investments of Seller or any Subsidiary made in the Ordinary Course of Business;
          (j) (i) any waiver, direct or indirect, by Seller or any Subsidiary of any right or rights of material value or (ii) any payment of any material debt, liability or other obligation, except for payments made in the Ordinary Course of Business;
          (k) any payment, loan or advance of any amount to or in respect of, or the sale, transfer or lease of any properties or assets (whether real, personal or mixed, tangible or intangible) to, or entering into of any agreement, arrangement, or transaction with or on behalf of, any officer, director, or employee of Seller or any Subsidiary or any of their Affiliates, or any business or entity in which Seller or any Subsidiary or any of their Affiliates, or relative of any such Person, has any material, direct or indirect, interest, except for directors’ fees, compensation to the officers and employees of Seller or any Subsidiary in the Ordinary Course of Business, and advancement or reimbursement of expenses in the Ordinary Course of Business;
          (l) any issuance, sale or disposition of any capital stock or other Equity Interest in Seller or any Subsidiary or issuance or grant of any options, warrants or other rights to purchase any such capital stock or Equity Interest or any securities convertible into or exchangeable for such capital stock or Equity Interest or any other change in the issued and outstanding capitalization of Seller or any Subsidiary;
          (m) any amendment, alteration or modification in the terms of any currently outstanding options, warrants or other rights to purchase any capital stock or Equity Interest in Seller or any Subsidiary or any securities convertible into or exchangeable for such capital stock or Equity Interest, including, without limitation, any reduction in the exercise or conversion price of any such rights or securities, any change to the vesting or acceleration terms of any such rights or securities, or any change to terms relating to the grant of any such rights or securities;
          (n) any capital expenditure, other than capital expenditures consistent with and not materially in excess of the proposed capital expenditures identified in Schedule 5.7(n);
          (o) any action that, if it had been taken after the date hereof, would have required the consent of Purchaser under Section 7.1; or

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          (p) any agreement to take any of the actions specified in this Section 5.7, except for this Agreement.
5.8 Taxes. Except as set forth in Schedule 5.8,
          (a) (i) All Tax Returns required to be filed by or on behalf of each of Seller, any Subsidiary and any Affiliated Group of which Seller or any Subsidiary is or was a member relating to the Business or the Purchased Assets have been duly and timely filed with the appropriate Taxing Authority in all jurisdictions in which such Tax Returns are required to be filed, and all such Tax Returns are true, complete and correct in all material respects; (ii) all Taxes of the Seller and each Subsidiary, and all Taxes relating to the Business or the Purchased Assets, have been fully and timely paid; (iii) with respect to any period for which Tax Returns have not yet been filed or for which Taxes are not yet due or owing, the Seller and each Subsidiary have made due and sufficient accruals for such Taxes in the Financial Statements and its books and records; and (iv) all required estimated Tax payments sufficient to avoid any underpayment penalties or interest have been made by or on behalf of the Seller and each Subsidiary;
          (b) All deficiencies asserted or assessments made as a result of any examinations by any Taxing Authority of the Tax Returns of the Seller and each Subsidiary, and all Tax Returns relating to the Purchased Assets or the Business, have been fully paid, and there are no other audits or investigations by any Taxing Authority in progress, nor has Seller or any Subsidiary received any notice from any Taxing Authority that it intends to conduct such an audit or investigation.
          (c) Schedule 5.8(c) lists (i) all types of Taxes paid, and all types of Tax Returns filed by or on behalf of Seller or any Subsidiary and (ii) all of the jurisdictions that impose such Taxes or with respect to which Seller or any Subsidiary has a duty to file such Tax Returns. Seller has made available complete copies of material Tax Returns filed by it or any Subsidiary relating to taxable periods that ended after December 31, 2002.
          (d) Seller and each Subsidiary have complied in all material respects with all applicable Laws relating to the payment and withholding of Taxes and have duly and timely withheld and paid over to the appropriate Taxing Authorities all amounts required to be so withheld and paid over under all applicable Laws.
          (e) No claim has been made by a Taxing Authority in a jurisdiction in which Seller or any Subsidiary does not currently file a Tax Return such that Seller or such Subsidiary is or may be subject to taxation by that jurisdiction.
          (f) No agreement, waiver or other document or arrangement extending or having the effect of extending the period for assessment or collection of Taxes (including, but not limited to, any applicable statute of limitation) or the period for filing any Tax Return has been executed or filed with any Taxing Authority by or on behalf of Seller. Seller has not requested any extension of time within which to file any Tax Return, which Tax Return has since not been filed.
          (g) There are no Liens for Taxes upon the Purchased Assets, except for Permitted Exceptions.
          (h) The Seller is not a “foreign person” within the meaning of section 1445 of the Code.
          (i) Neither the Seller nor any of the Subsidiaries (A) is, or has been, a member of an affiliated, consolidated, combined or unitary group and (B) has any liability for the Taxes of any Person (other than the Subsidiaries) under Treasury Regulation section 1.1502-6 (or any similar provision of Law), or as a transferee or successor, by Contract or otherwise, other than the group of which the Seller is the common parent.
          (j) None of the Purchased Assets is an interest (other than indebtedness within the meaning of section 163 of the Code) in an entity taxable as a partnership, trust or real estate mortgage investment conduit for federal income tax purposes.

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          (k) No issue has been raised by written inquiry of any Governmental Entity, which, by application of the same principles, would reasonably be expected to affect the Tax liability of the Seller or any Subsidiary in any taxable period (or portion thereof) ending after the Closing Date.
     (l) There are no powers of attorney with respect to any Tax matter currently in force that would, in any manner, bind, obligate or restrict Purchaser.
          (l) Neither the Seller nor any Subsidiary is party to, bound by or obligated under, any Tax sharing, allocation or indemnity agreement or similar Contract or arrangement or any Contract that obligates the Seller or any Subsidiary to make any payment computed by reference to the Taxes, taxable income or taxable losses of any other Person that would, in any manner, bind, obligate or restrict Purchaser.
          (m) Neither the Seller nor any of its Subsidiaries have executed or entered into any written agreement with, or obtained or have a pending application for any written consents or written clearances or any other Tax rulings from, nor has there been any written agreement executed or entered into on behalf of any of them with any Taxing Authority, relating to material Taxes, including any IRS private letter rulings or comparable rulings of any Taxing Authority and closing agreements pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of any Law.
          (n) None of the Purchased Assets or any property used in the Business is (i) property required to be treated as being owned by another Person pursuant to the provisions of section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986, (ii) “tax-exempt use property” within the meaning of section 168(h)(1) of the Code, (iii) “tax-exempt bond financed property” within the meaning of section 168(g) of the Code, (iv) “limited use property” within the meaning of Rev. Proc. 2001-28, (v) described in section 168(g)(1)(A) of the Code with respect to which any Seller or any of its Affiliates has claimed depreciation deductions in determining its U.S. federal income tax liability, or (vi) subject to any provision of Law comparable to any of the provisions listed above.
          (o) Neither the Seller nor any of the Subsidiaries have constituted a “distributing corporation” or a “controlled corporation” (within the meaning of section 355(a)(1)(A) of the Code) in a distribution of shares qualifying for Tax-free treatment under section 355 of the Code) (a) in the two years prior to the date of this Agreement or (b) in a distribution that could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of section 355(e) of the Code) in conjunction with this acquisition.
          (p) Neither the Seller nor any of the Subsidiaries has participated in any international boycott within the meaning of section 999 of the Code.
          (q) Neither the Seller nor any of the Subsidiaries has, or has ever had, a permanent establishment in any country other than its country of organization, nor has any Subsidiary ever engaged in a trade or business in any country other than its country of organization that subjected it to Tax in such country.
          (r) Each of the Seller and its Subsidiaries has disclosed on its federal Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax (within the meaning of section 6662 of the Code).
          (s) Neither the Seller nor any Subsidiary has participated in any way (i) in any “tax shelter” within the meaning of Section 6111 (as in effect prior to the enactment of P.L. 108 357 or any comparable laws of jurisdictions other than the United States) of the Code or (ii) in any “reportable transaction” within the meaning of Treasury Regulation Section 1.6011 4 (as in effect at the relevant time) (or any comparable regulations of jurisdictions other than the United States).
     5.9 Real Property. Schedule 5.9 sets forth each parcel of real property owned, leased or used by Seller and the Subsidiaries (the “Real Property”). Each of Seller and the Subsidiaries has good and marketable fee simple title to each property identified as owned by it and a valid leasehold interest under a lease or sublease covering each property identified as leased by it, free and clear of all Liens other than (i) Liens that do not, individually or in the

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aggregate, materially impair the conduct by Seller or any Subsidiary of their businesses thereon or materially detract from the value thereof, (ii) Permitted Exceptions, and (iii) the Liens securing the obligations under the Credit Agreement and the Convertible Notes, all of which are to be released at Closing as contemplated by Section 9.2(i). The use of the Real Property by Seller and the Subsidiaries in their businesses as presently conducted conforms with applicable zoning Laws, regulations and Permits. Neither Seller nor any Subsidiary is obligated under or bound by any Contract, right of first refusal or other contractual right to sell, lease or dispose of any Real Property that is owned by Seller or any Subsidiary. Each of Seller and the Subsidiaries enjoys peaceful and undisturbed possession under the leases or subleases for all Real Property that is leased or subleased by Seller or any Subsidiary.
     5.10 Accounts Payable and Inventory. All accounts payable and other current liabilities reflected on the Seller Balance Sheet represent accounts payable for products and services purchased in the Ordinary Course of Business. Except as set forth in Schedule 5.10-1, all inventory of Seller and the Subsidiaries reflected on the Seller Balance Sheet consisted, as of such dates, of a quality and quantity usable and salable in the Ordinary Course of Business. Since the Balance Sheet Date, each of Seller and the Subsidiaries has (i) only incurred accounts payable and other current liabilities (other than Transaction Fees) in the Ordinary Course of Business and has discharged its accounts payable and other current liabilities in accordance with past practice and (ii) purchased and maintained inventory in an amount that it reasonably believe to be appropriate for normal requirements of its business and current business conditions consistent with past practices. The inventories of Seller and the Subsidiaries set forth in the Seller Balance Sheet were valued at the lower of cost (on a FIFO basis) or market and were properly stated therein in accordance with GAAP consistently applied. Adequate reserves have been reflected in the Seller Balance Sheet for obsolete, excess, damaged, slow-moving, or otherwise unusable inventory, which reserves were calculated in a manner consistent with past practice and in accordance with GAAP consistently applied. The inventories of Seller and the Subsidiaries constitute sufficient quantities for the normal operation of business in accordance with past practice. Schedule 5.10-2 sets forth an aging schedule of Seller’s and the Subsidiaries’ accounts payable as of the Balance Sheet Date.
     5.11 Intellectual Property. As of the date hereof and except as set forth in Schedule 5.11,
          (a) Schedule 5.11(a) sets forth an accurate and complete list of all Patents and pending Patent applications, registered Marks, pending applications for registration of Marks, unregistered Marks, registered Copyrights, and Internet domain names that are owned or filed by Seller or any of its Subsidiaries (collectively, the “Seller Registered Intellectual Property”). Schedule 5.11(a) lists: (i) the record owner of each such item of Seller Registered Intellectual Property; (ii) the jurisdictions in which each such item of Intellectual Property has been issued or registered or in which any such application for issuance or registration of such item of Intellectual Property has been filed; and (iii) the registration or application date, if and as applicable.
          (b) Seller or one of its Subsidiaries either (i) is the sole and exclusive owner of all right, title and interest in and to, or (ii) possesses valid rights to use, sell, license and/or otherwise commercially exploit (but not necessarily the exclusive right to use, sell, license and/or otherwise commercially exploit), as the case may be, all Purchased Intellectual Property, Purchased Technology, and Intellectual Property licensed to Seller or any of its Subsidiaries under the Intellectual Property Licenses as the same is used, sold, licensed and otherwise commercially exploited by Seller or its Subsidiaries in the Business as presently conducted and as currently proposed to be conducted, free and clear of all Liens or any other obligations to others (except for those specified in the Intellectual Property Licenses listed in Schedule 5.12(a)(vii)).
          (c) To the Knowledge of Seller, the Purchased Intellectual Property, the Purchased Technology, the development, manufacturing, licensing, marketing, importation, offer for sale, sale or use of any products and services in connection with the Business as presently and as currently proposed to be conducted, and the present and currently proposed business practices, methods and operations of Seller and its Subsidiaries do not infringe, dilute, constitute or result from an unauthorized use or misappropriation of, or violate any Intellectual Property, Technology or other right of any Person. To the Knowledge of Seller, the Purchased Intellectual Property, the Purchased Technology and the Intellectual Property licensed to Seller or any of its Subsidiaries under the Intellectual Property Licenses include all of the Intellectual Property and Technology reasonably necessary and sufficient to enable Seller and its Subsidiaries to conduct the Business in the manner in which such Business is currently being conducted, and to the Knowledge of Seller, currently proposed to be conducted.

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          (d) To the Knowledge of Seller, no Person is infringing, diluting, violating, misusing or misappropriating any Purchased Intellectual Property or Purchased Technology owned or claimed to be owned by, or exclusively licensed to, Seller or one of its Subsidiaries, and no claims of infringement, dilution, violation, misuse or misappropriation of any Purchased Intellectual Property or Purchased Technology have been made against any Person by Seller or any of its Subsidiaries.
          (e) Except as set forth in Schedule 5.11(e), Seller and its Subsidiaries are not the subject of any pending or, to the Knowledge of Seller, threatened Legal Proceedings that involve a claim of infringement, unauthorized use, misappropriation, dilution or violation by any Person against Seller or any of its Subsidiaries relating to or challenging the ownership, use, validity or enforceability of any Purchased Intellectual Property, Purchased Technology or Intellectual Property licensed to Seller or any of its Subsidiaries under the Intellectual Property Licenses. Seller and its Subsidiaries have not received written (including by electronic mail) notice of any such threatened claim and, to the Knowledge of Seller, there are no facts or circumstances that would form a reasonable basis for any such claim or challenge. The Purchased Intellectual Property and the Purchased Technology, and all of Seller’s and its Subsidiaries’ rights in and to the Purchased Intellectual Property, the Purchased Technology and the Intellectual Property licensed to Seller and its Subsidiaries have not been determined by non-appealable Legal Proceedings to be invalid or unenforceable and, to the Knowledge of Seller, there is no basis to believe that any of the foregoing Intellectual Property or Technology is not valid and enforceable.
          (f) No material Trade Secret included in the Purchased Intellectual Property or Purchased Technology has been authorized to be disclosed or has been actually disclosed by Seller or any of its Subsidiaries to any Seller employee, consultant or independent contractor or any Third Party other than to Seller employees, advisors, consultants or independent contractors or Third Parties who are subject to a written non-disclosure agreement, restricting the disclosure and use of such Trade Secrets. Seller and its Subsidiaries have taken adequate security measures to protect the confidentiality and value of all such Trade Secrets and any other material non-public, proprietary information of Seller and its Subsidiaries (and any confidential information owned by a Third Party to whom Seller or any of its Subsidiaries has a confidentiality obligation) which measures are reasonable in the industry in which Seller and its Subsidiaries operate. Each Seller employee, consultant and independent contractor involved in the creation or development of any item included in the Purchased Intellectual Property and/or Purchased Technology owned or claimed to be owned by Seller or one of its Subsidiaries has entered into a written non-disclosure and invention assignment agreement with Seller or one of its Subsidiaries in a form provided to Purchaser prior to the date hereof.
          (g) Schedule 5.11(g) sets forth a complete and accurate list of (i) all Software included in the Purchased Intellectual Property and/or Purchased Technology exclusively owned or claimed to be owned by Seller or any of its Subsidiaries (collectively, the “Seller Software”), and (ii) all Software not exclusively owned by Seller or any of its Subsidiaries and incorporated, embedded or bundled with any Software listed in subclause (i) above, but excluding any Excluded Rights and Software.
          (h) Seller and its Subsidiaries have not incorporated any “open source,” “freeware,” “shareware” or other Software having similar licensing or distribution models in any Seller Software. Except as set forth in Schedule 5.11(h)(i), Seller and its Subsidiaries have not licensed or provided to any Third Party, or otherwise permitted any Third Party to access or use, any source code or related materials for any Seller Software. Except as set forth in Schedule 5.11(h)(ii), neither Seller nor any of its Subsidiaries are currently party to any source code escrow agreement or any other agreement (or a party to any agreement obligating Seller or any of its Subsidiaries to enter into a source code escrow agreement or other agreement) requiring the deposit of source code or related materials for any such Seller Software.
          (i) Except with respect to any Excluded Rights and Software, and except pursuant to the Intellectual Property Licenses listed in Schedule 5.12(a)(vii), neither Seller nor any of its Subsidiaries is required, obligated, or under any liability whatsoever, to make any payments by way of royalties, fees or otherwise or provide any other consideration of any kind, to any owner or licensor of, or other claimant to, any Purchased Intellectual Property or Purchased Technology, or any other Person (other than salaries and sales commissions paid to employees and sales agents in the Ordinary Course of Business), with respect to any Purchased Intellectual Property and/or Purchased Technology.

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          (j) All necessary registration, maintenance, renewal and other relevant filing fees in connection with any of the Seller Registered Intellectual Property that has been issued or registered or is the subject of a pending application have been timely paid, and all documents, certificates and other relevant filings in connection with such Seller Registered Intellectual Property that are required to be filed with the relevant Governmental Entities in the United States or foreign jurisdictions, as the case may be, have been timely filed for the purpose of maintaining such Seller Registered Intellectual Property and all issuances, registrations and applications therefor. Except as set forth in Schedule 5.11(j), there are no annuities, payments, fees, responses to office actions or other filings necessary to be made and having a due date with respect to any such Seller Registered Intellectual Property within ninety (90) days after the date of this Agreement.
          (k) There are no orders, judgments, decrees, writs, rulings, arbitration awards, settlement agreements or stipulations to which Seller or any of its Subsidiaries is a party or by which Seller or any of its Subsidiaries is bound that restrict Seller’s or any of its Subsidiaries’ rights to use any Purchased Intellectual Property or Purchased Technology.
          (l) The consummation of the transactions contemplated hereby will not result in the loss or impairment of Purchaser’s right to own or use any of the Purchased Intellectual Property or Purchased Technology as the same is used, sold, licensed and otherwise commercially exploited by Seller or its Subsidiaries in the Business as presently conducted and as currently proposed to be conducted. Neither this Agreement nor any transaction contemplated by this Agreement will result in the grant of any license or other rights with respect to any Purchased Intellectual Property or Purchased Technology to any Third Party pursuant to any Contract to which Seller or any of its Subsidiaries is a party or by which any assets or properties of Seller or any of its Subsidiaries is bound.
     5.12 Material Contracts.
          (a) Schedule 5.12 sets forth a true, complete and correct list of the following Contracts to which Seller or any Subsidiary is a party or by which its assets or properties is bound (collectively, the “Material Contracts”):
          (i) Contracts the performance of which could reasonably be expected to require annual expenditures by or liabilities of any party thereto in excess of $25,000 in any calendar year and not otherwise set forth on Schedule 5.12;
          (ii) Contracts providing for the any future contingent payment in excess of $25,000 and not otherwise set forth on Schedule 5.12;
          (iii) Contracts with any Major Customer or Major Supplier;
          (iv) Contracts containing covenants limiting the freedom of Seller or any Subsidiary or any of their Affiliates (including Purchaser and its Affiliates after the Closing) to engage in any line of business or compete with any Person, in any product line or line of business, or operate at any location;
          (v) Contracts or other instruments providing for the borrowing or lending of money, in an amount in excess of $25,000, whether as borrower, lender or guarantor;
          (vi) Contracts relating to joint ventures, alliances, partnerships, or joint development or similar arrangements with any Third Party;
          (vii) Intellectual Property Licenses, royalty Contracts or any other Contracts relating to any Purchased Intellectual Property or Purchased Technology (excluding any Excluded Rights and Software);
          (viii) Contracts with current or former officers, directors, consultants, independent contractors or agents for employment, and all severance, change in control or similar arrangements with

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any current or former directors, officers, employees, consultants, independent contractors or agents that will result in any obligation (absolute or contingent) of Seller or any Subsidiary to make any payment to any current or former directors, officers, employees, consultants, independent contractors or agents following either the consummation of the transactions contemplated hereby, termination of employment (or the relevant relationship), or both;
          (ix) Contracts with Affiliates of Seller or any Subsidiary;
          (x) Contracts with any Governmental Entity that have a remaining term in excess of ninety days or are not cancelable (without material penalty, cost or other liability) within ninety days;
          (xi) Contacts relating to any material Permits;
          (xii) Contracts relating to the Real Property;
          (xiii) Contracts or commitments in which Seller or any Subsidiary has granted manufacturing rights or exclusive marketing rights relating to any product or service, any group of products or services or any territory;
          (xiv) Contracts for the acquisition or sale, directly or indirectly (by merger or otherwise), of assets (whether tangible or intangible, other than inventory sold in the Ordinary Course of Business) or the capital stock of another Person;
          (xv) Contracts relating to the capital stock or other ownership in assets of another Person, including Contracts containing voting, management, change of control, or transfer provisions related to such capital stock or other assets; or
          (xvi) Contracts that are “material contracts” as such term is defined in Item 601 of Regulation S-K of the SEC that have not been filed with or as an exhibit to the SEC Documents.
          (b) True, complete and correct copies of the written Material Contracts and descriptions of oral Material Contracts, if any, have been delivered to Purchaser. Each of the Material Contracts is a valid and binding obligation of Seller or any Subsidiary party thereto and, to the Knowledge of Seller, the other parties thereto, enforceable against the other parties thereto in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and of general principles of equity. Except for the consummation of the transactions contemplated hereby and by the Seller Documents, no event has occurred that would, on notice or lapse of time or both, entitle the holder of any indebtedness issued pursuant to a Material Contract to accelerate, or that does accelerate, the maturity of any such indebtedness.
          (c) Neither Seller nor any Subsidiary is, or has received any notice from any Third Party alleging that Seller or any Subsidiary is, or, to the Knowledge of Seller, no Third Party is, in breach, default or violation (each a “Default”) (and no event has occurred or not occurred through Seller’s or any Subsidiary’s inaction or, to the Knowledge of Seller, through the action or inaction of any Third Parties, which with notice or the lapse of time or both would constitute a Default) of any term, condition or provision of any Material Contract.
          (d) Neither Seller nor any Subsidiary has received notice of the termination of, or intent to terminate or otherwise fail to fully perform, any Material Contract and otherwise has no reason to believe, that the parties to any Material Contract will not fulfill their obligations thereunder in all material respects.
     5.13 Employee Benefits.
          (a) Except as set forth in Schedule 5.13(a), none of Seller or any Subsidiary or any ERISA Affiliate maintains, administers, sponsors or otherwise has any obligations or liability, contingent or otherwise, with

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respect to any Employee Benefit Plan. The items required to be listed in Schedule 5.13(a) are referred to collectively herein as the “Seller Employee Plans.”
          (b) Seller has delivered to Purchaser current, accurate and complete copies of the following documents with respect to each Seller Employee Plan (as applicable): (i) any plans and related trust documents, insurance contracts or other funding arrangements and all amendments thereto; (ii) the most recent summary plan description and summary of material modification; (iii) written summaries of any non-written Seller Employee Plan; (iv) the most recent IRS determination letter; and (v) for the two most recent plan years (A) the Forms 5500 and attached schedules, (B) audited financial statements and (C) actuarial valuation reports.
          (c) None of the Seller Employee Plans is subject to title IV of ERISA. None of Seller or any Subsidiary or any ERISA Affiliate has any outstanding liability (whether absolute or contingent) under title IV of ERISA. An “ERISA Affiliate” means any Person that would be treated as a single employer with Seller or any Subsidiary under section 414(b), (c), (m) or (o) of the Code.
          (d) Each Seller Employee Plan that is intended to be qualified under section 401(a) of the Code and each trust forming a part thereof has received a favorable determination or opinion from the IRS of its qualification. To the Knowledge of Seller, nothing has occurred, whether by action or failure to act, that could reasonably be expected to cause the loss of such qualification or exemption or the imposition of any material liability, penalty or Tax under ERISA or the Code.
          (e) To the Knowledge of Seller, each Seller Employee Plan has been maintained in all material respects in compliance with its terms and with the requirements prescribed by any and all applicable Laws, including ERISA and the Code. All amendments and actions to bring each of the Seller Employee Plans into conformity with the applicable provisions of ERISA, the Code and other applicable Laws have been made or taken except to the extent that such amendments or actions are not required by Law to be made or taken until a date after the Closing Date and are disclosed in Schedule 5.13(e). To Knowledge of Seller, nothing has been done or omitted to be done and no transaction or holding of any asset under or in connection with any Seller Employee Plan has occurred that will make Seller or any Subsidiary or any officer or director of Seller or any Subsidiary subject to any material liability under title I of ERISA or liable for any material Tax pursuant to section 4975 of the Code (assuming the taxable period of any such transaction expired as of the date hereof).
          (f) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will, either alone or in combination with any other event, (i) result in any payment becoming due to any present or former employee of Seller or any Subsidiary, (ii) increase any benefits otherwise payable under any Seller Employee Plan, or (iii) result in the acceleration of the time of payment or vesting of any such payment or benefit except as may be otherwise provided in this Agreement or required by ERISA or the Code. There is no Contract, Seller Employee Plan or other arrangement covering any employee or former employee of Seller or any Subsidiary that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of sections 162(m) or 280G of the Code, or in the event of any such payment, Seller shall make its best efforts to disclose such payments to its stockholders and to obtain approval of such payments by the required percentage of its stockholders so that the payments may be deducted. Schedule 5.13(f) sets forth the maximum aggregate amount payable in respect of any and all payments, costs, excise Taxes, fees and expenses due, payable, owed or forgiven as a result of termination pursuant to any severance agreement, Contract, Seller Employee Plan or other arrangement existing on the date hereof pursuant to which Seller or any Subsidiary has any obligation or liability (contingent or otherwise) in connection with the termination of any officer of Seller or any Subsidiary.
          (g) Except as set forth in Schedule 5.13(g), there has been no amendment to, written interpretation or announcement (whether or not written) relating to, or change in employee participation or coverage under, any Seller Employee Plan that is not within the ordinary course of the maintenance and administration of such Seller Employee Plan and that would increase the expense of maintaining such Seller Employee Plan above the level of the expense incurred in respect thereof for the year ended December 31, 2005.

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          (h) Neither Seller nor any Subsidiary has, or has ever had any, obligation or liability (contingent or otherwise) with respect to any retiree health insurance, life insurance or other welfare benefits under any Seller Employee Plan, other than as mandated by section 4980B of the Code or under applicable Law and at the expense of the participant or the participant’s beneficiary. Each Seller Employee Plan may be amended or terminated without incurring any liability thereunder to Seller or any Subsidiary except as otherwise provided by ERISA or the Code.
          (i) No Seller Employee Plan is under audit or is the subject of an audit or investigation by the IRS, the Department of Labor or any other Governmental Entity, nor, to the Knowledge of Seller, is any such audit or investigation pending. No actions, suits, termination proceedings or claims (other than routine claims for benefits in the Ordinary Course) are pending or, to the Knowledge of Seller, threatened with respect to any Seller Employee Plan, the assets of any Seller Employee Plan, or the plan administrator or any fiduciary of any Seller Employee Plan with respect to the operation of such plan, and there are no facts or circumstances exist that could reasonably be expected to give rise to any such actions, suits, termination proceedings or claims.
          (j) Any individual who performs services for Seller or any Subsidiary and who is not treated as an employee of Seller or such Subsidiary for federal income Tax purposes is not an employee for such purposes.
          (k) With respect to each Seller Benefit Plan which is maintained outside of the United States primarily for the benefit of persons substantially all of whom are nonresident aliens (each, a “Foreign Plan”): (i) all contributions and other payments required by Law or by the terms of the Foreign Plan have been made or, if applicable, accrued in accordance with normal accounting practices; (ii) the fair market value of assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the Closing Date, with respect to all current or former participants in such plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to such Foreign Plan, and no transaction contemplated by this Agreement shall cause the assets or insurance obligations to be less than such benefit obligations; and (iii) each Foreign Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities.
     5.14 Labor Matters.
          (a) Neither Seller nor any Subsidiary is a party to any labor or collective bargaining agreement, and no employees of Seller or any Subsidiary are represented by any labor or similar organization. Within the preceding three years, there have been no representation or certification proceedings, or petitions seeking a representation proceeding, pending, or to the Knowledge of Seller, threatened to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority. Within the preceding three years there have been no organizing activities involving Seller or any Subsidiary in respect of any group of employees of Seller or any Subsidiary.
          (b) There are no strikes, work stoppages, slowdowns, lockouts, arbitrations or grievances or other labor disputes pending, or to the Knowledge of Seller threatened, against or involving Seller or any Subsidiary. There are no unfair labor practice charges, grievances or complaints pending, or to the Knowledge of Seller threatened, by or on behalf of any employee or group of employees of Seller or any Subsidiary, and, to the Knowledge of Seller, there is no basis for any such charges, grievances or complaints.
          (c) There are no charges, grievances, complaints or claims against Seller or any Subsidiary pending or, to the Knowledge of Seller, threatened to be brought or filed with any Governmental Entity or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of any Person by Seller or any Subsidiary, and, to the Knowledge of Seller, there is no basis for any such charges, grievances, complaints or claims.
          (d) There has been no “mass layoff” or “plant closing” as defined by the Worker Adjustment and Retraining Notification Act, as amended, in respect of Seller or any Subsidiary within the 12 months prior to the date hereof.

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          (e) All employees of Seller and the Subsidiaries possess all applicable passports, visas, permits and other authorizations required by all applicable immigration or similar Laws to be employed by and to perform services for and on behalf of Seller and the Subsidiaries. Seller and each Subsidiary and their employees have complied in all material respects with all applicable immigration and similar Laws.
          (f) Except as set forth in Schedule 5.14(f), neither Seller nor any Subsidiary employs any leased employees or independent contractors with respect to the business of Seller or the Subsidiaries.
     5.15 Litigation. All actions, suits, claims, investigations, arbitrations or proceedings pending, or to the Knowledge of Seller threatened, against Seller or any Subsidiary or any of their assets or properties before any Governmental Entity and a description thereof are set forth in Schedule 5.15. There is no action, suit, claim, investigation, arbitration or proceeding pending, or to the Knowledge of Seller threatened, against Seller or any Subsidiary or any of their assets or properties before any Governmental Entity that has had, or would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect, and to the Knowledge of Seller, there is no basis for any such action, suit, claim, investigation, arbitration or proceeding. None of Seller or any Subsidiary or, to the Knowledge of Seller, any officer, director or employee of Seller or any Subsidiary has been permanently or temporarily enjoined by any order, judgment or decree of any Governmental Entity from engaging in or continuing any conduct or practice in connection with the business or assets of Seller or any Subsidiary nor, to the Knowledge of Seller, is Seller or any Subsidiary or any officer, director or employee of Seller or any Subsidiary under any investigation related to Seller’s or any Subsidiary’s business by any Governmental Entity.
     5.16 Compliance with Laws; Permits.
          (a) Neither Seller nor any Subsidiary is in material violation of, or has materially violated, any applicable provisions of any Laws. Neither Seller nor any Subsidiary has received notice of and, to the Knowledge of Seller, neither Seller nor any Subsidiary is being investigated with respect to, or has been threatened to be charged with or given notice of, any material violation of any applicable Law. None of Seller or any Subsidiary or any directors, officers, agents or employees of Seller or any Subsidiary has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment.
          (b) Except as set forth in Schedule 5.16(b)-1 (or as set forth in Schedule 5.17 with respect to Environmental Permits), Seller and each Subsidiary has, maintains in full force and effect, and is in compliance with all Permits required by Seller and the Subsidiaries to own, lease and operate its properties and to carry on its businesses as currently conducted, except to the extent that any failure to hold a Permit would not reasonably be expected to have a Material Adverse Effect. Schedule 5.16(b)-2 sets forth all actions, proceedings or investigations, pending, or to the Knowledge of Seller, threatened against Seller or any Subsidiary that could be reasonably be expected to result in the suspension, loss or revocation of any Permit, except to the extent that any suspension, loss or revocation would not reasonably be expected to have a Material Adverse Effect.
     5.17 Environmental Matters. Except as set forth in Schedule 5.17:
          (a) Seller and each Subsidiary is and has been in compliance with all Environmental Laws and Seller and each Subsidiary has, maintains in full force and effect, and is in compliance with, all Environmental Permits for Seller and the Subsidiaries to own, lease and operate its properties and to carry on their businesses as currently conducted, except where the failure to so comply with Environmental Laws or to obtain and comply with such Environmental Permits would not result in Environmental Liabilities that could reasonably be expected to exceed $25,000, and all such Environmental Permits are valid, uncontested and in good standing;
          (b) the Real Property and, to the Knowledge of Seller, any real property previously owned, leased or operated by Seller or any Subsidiary, any predecessor, or any company or business acquired by Seller or any Subsidiary, is free of contamination by Hazardous Substances that could reasonably be expected to result in Environmental Liabilities in excess of $25,000;

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          (c) there are no investigations, claims or proceedings pending, or to the Knowledge of Seller threatened, against Seller or any Subsidiary, any Real Property, or to the Knowledge of Seller any real property previously owned, leased or used operated by or for Seller or any Subsidiary, any predecessor, or any company or business acquired by Seller or any Subsidiary, with respect to violations of or potential liability under Environmental Laws or Environmental Permits;
          (d) none of Seller or any Subsidiary or any predecessor has entered into or assumed by contract or operation of law or otherwise, any obligation, liability, order, settlement, judgment or decree relating to or arising under Environmental Laws;
          (e) there are no facts, circumstances or conditions regarding current or past operations of Seller or any Subsidiary, any predecessor, or any company or business acquired by Seller or any Subsidiary that would result in any request, claim or requirement seeking payment from Seller or any Subsidiary for response to or remediation of Hazardous Substances;
          (f) there are no past or present treatment storage or disposal facilities as such facilities are defined by the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq., on, at, or under any Real Property, or to the Knowledge of Seller any real property owned, leased or operated by or for Seller or any Subsidiary, any predecessor, or any company or business acquired by Seller or any Subsidiary; and
          (g) Seller has provided to Purchaser copies of all existing environmental reports, reviews and audits and all written information pertaining to actual or potential Environmental Liabilities, in each case relating to Seller or any Subsidiary, any predecessor or any company or business acquired by Seller or any Subsidiary.
     5.18 Insurance. Each of Seller and the Subsidiaries maintains insurance policies (the “Insurance Policies”) against all risks of a character and in such amounts as are customarily insured against by similarly situated companies in the same or similar businesses. Schedule 5.18 contains a true, complete and correct list of all Insurance Policies of Seller and the Subsidiaries, specifying the insurer, coverage, deductible, and term of each Insurance Policy. Each Insurance Policy is in full force and effect and is valid, outstanding and enforceable, and all premiums due thereon have been paid in full. None of the Insurance Policies will terminate or lapse (or be affected in any other materially adverse manner) by reason of the transactions contemplated by this Agreement. Each of Seller and the Subsidiaries has complied in all material respects with the provisions of each Insurance Policy. No insurer under any Insurance Policy has canceled or generally disclaimed liability under any such policy or, to the Knowledge of Seller, indicated any intent to do so or not to renew any such policy. All claims under the Insurance Policies have been filed in a timely fashion. Since Seller’s and each Subsidiary’s formation, there have been no historical gaps in insurance coverage of Seller or such Subsidiary.
     5.19 Accounts Receivable. The accounts and notes receivable reflected on the Seller Balance Sheet and all accounts or notes receivable arising since the Balance Sheet Date represent bona fide claims of Seller and the Subsidiaries against customers for sales made, services performed or other charges or valid consideration arising on or before the date thereof in the Ordinary Course of Business and require no additional performance by Seller or any Subsidiary to render them valid. Any applicable reserves for returns or doubtful accounts have been reflected in the Seller Balance Sheet, which reserves are adequate and were calculated in a manner consistent with past practice and in accordance with GAAP consistently applied. Except as set forth in Schedule 5.19-1, neither Seller nor any Subsidiary has accounts or loans receivable from any of their Affiliates or from any director, officer, stockholder or employee of Seller or any Subsidiary, except for advances for business expenses incurred in the Ordinary Course of Business and not in excess of $10,000. None of the accounts or the notes receivable of Seller or any Subsidiary are subject to any right of setoff or counterclaims. Schedule 5.19-2 sets forth an aging schedule of Seller’s and Subsidiaries’ accounts receivable as of the Balance Sheet Date.
     5.20 Personnel. Set forth in Schedule 5.20 is a list setting forth: (i) the name of each officer of Seller and the Subsidiaries, specifying the title of each such Person; and (ii) the name of each director of Seller and the Subsidiaries. Seller has delivered to Purchaser a true, complete and correct schedule of the annual salary, bonus, and other compensation that each Employee of Seller or Subsidiary is currently entitled to receive, specifying the title of each such Person.

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     5.21 Affiliate Transactions. Except as set forth in Schedule 5.21, and except for employment agreements with officers of Seller set forth in Schedule 5.12(a)(viii), there are no Contracts with any (i) present or former officer or director of Seller or any Subsidiary or any of their immediate family members, (ii) record or beneficial owner of five percent or more of any voting securities of Seller or any Subsidiary or (iii) Affiliate of Seller or any such officer, director, family member or beneficial owner.
     5.22 Major Suppliers and Customers. Set forth in Schedule 5.22-1 is a list of the 10 largest suppliers and the 10 largest service providers to Seller and the Subsidiaries based on the dollar value of materials or services purchased by Seller and the Subsidiaries for each of the year ended December 31, 2004, the year ended December 31, 2005, and the seven months ended July 31, 2005 and July 31, 2006, respectively (collectively, the “Major Suppliers”). Set forth in Schedule 5.22-2 is a list of the 10 largest customers of Seller and the Subsidiaries based on the dollar value of revenue generated by such customers for each of the year ended December 31, 2004, the year ended December 31, 2005, and the seven months ended July 31, 2005 and July 31, 2006, respectively (collectively, the “Major Customers”). There has not been, nor as a result of the transactions contemplated by this Agreement is there reasonably anticipated to be, any change in relations with any Major Supplier or Major Customer. The current suppliers and service providers of Seller and the Subsidiaries provide sufficient materials and services for the operation of the Seller’s and the Subsidiaries’ businesses as operated on the date hereof.
     5.23 Minute Books. The minute books of Seller and each Subsidiary accurately reflect in all respects all material actions taken by written consent or resolution and meetings held by the respective stockholders, boards of directors and committees of each of them. The stock record books of Seller and each Subsidiary accurately reflect in all material respects all transactions in Seller’s and such Subsidiary’s capital stock of all classes. True, correct and complete copies of the minute books and stock record books of Seller and each Subsidiary have been delivered to Purchaser prior to the date hereof. Nothing that has not been reflected in the minute books and/or stock records of Seller or any Subsidiary could have, individually or in the aggregate, a Material Adverse Effect.
     5.24 Brokers and Finders; Opinion of Financial Advisor. Other than St. Charles Capital, LLC, whose fees are set forth in Schedule 5.24, there is no investment banker, financial advisor, broker, finder or other intermediary that has been retained by, or is authorized to act on behalf of, Seller or any Subsidiary that might be entitled to any fee or commission from Seller, any Subsidiary, Purchaser or any of their respective Affiliates upon consummation of any of the transactions contemplated by this Agreement or the Seller Documents. The board of directors of Seller has received the opinion of St. Charles Capital, LLC, dated the date of this Agreement, to the effect that the Total Consideration to be received by Seller is fair, from a financial point of view, to Seller.
     5.25 Subsidiaries. Schedule 5.25 sets forth the name of each Subsidiary and, with respect to each Subsidiary, the jurisdiction in which it is incorporated or organized, the jurisdictions, if any, in which it is qualified to do business, the number of shares of its authorized capital stock, the number and class of shares thereof duly issued and outstanding, the names of all stockholders or other equity owners and the number of shares of stock owned by each stockholder or the amount of equity owned by each equity owner. Each Subsidiary is a duly organized and validly existing corporation, partnership or other entity in good standing under the Laws of the jurisdiction of its incorporation or organization, and has all corporate or entity power and authority required to own, lease and operate its properties and to carry on its business as now conducted. Each Subsidiary is duly qualified to do business as a foreign corporation or entity and is in good standing under the Laws of each jurisdiction which includes each jurisdiction where the character of the property owned, leased or operated by it or the nature of its activities makes qualification necessary. The outstanding shares of capital stock or equity interests of each Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive or similar rights. No shares of capital stock are held by any Subsidiary as treasury stock. Except as set forth in Schedule 5.25, no Subsidiary has issued any Equity Interests in such Subsidiary and there are no outstanding agreements or other obligations of any Subsidiary to issue, sell, repurchase, redeem or otherwise acquire any Equity Interests in any Subsidiary. The Seller does not own, directly or indirectly, any capital stock or equity securities of any Person other than the Subsidiaries. Except as set forth on Schedule 5.25, there are no material restrictions on the ability of the Subsidiaries to make distributions of cash to their respective equity holders.

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     5.26 SEC Documents.
          (a) Except as set forth in Schedule 5.26(a) or as restated or reclassified in an SEC Document prior to the date of this Agreement, as of their respective dates, each form, report, schedule, statement, or other document required to be filed or otherwise furnished by Seller with or to the SEC since January 1, 2002, in each case including all exhibits, appendices, attachments and amendments thereto, whether filed or otherwise furnished therewith or incorporated by reference therein (collectively, the “SEC Documents”), which are all of the documents that Seller was required to file with the SEC since such date: (i) complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and if applicable, the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder (the “Sarbanes-Oxley Act”); and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the Subsidiaries is or has been required to file any form, report, schedule, statement, or other document with the SEC.
          (b) Seller maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act; such controls and procedures are effective to ensure that all material information concerning Seller, including the Subsidiaries, is made known on a timely basis to the individuals responsible for the preparation of Seller’s filings with the SEC and other public disclosure documents. Based on their most recent evaluation, Seller’s principal executive officer and principal financial officer have disclosed to Seller’s auditors and its audit committee (i) all significant deficiencies in the design or operation of internal controls that could adversely affect Seller’s ability to timely and accurately record, process, summarize and report financial data and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Seller’s internal controls and a summary of any such disclosure is set forth in Schedule 5.26(b).
          (c) As used in this Section 5.26, the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.
     5.27 Takeover Law. The Seller has taken all appropriate actions so that the restrictions on business combinations in section 203 of the DGCL will not apply with respect to or as a result of the execution or performance of the Agreement, the Seller Documents, or the transactions contemplated hereby or thereby.
ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF PURCHASER AND PARENT
  Each of Purchaser and Parent hereby represents and warrants to Seller that:
     6.1 Corporate Organization; Foreign Qualification. Purchaser is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. Parent is a company duly organized, validly existing and in good standing under the Laws of Norway. Each of Purchaser and Parent has all requisite power and authority required to own, lease and operate its properties and to carry on its business as now conducted. Each of Purchaser and Parent is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned, leased or operated by it or the nature of its activities makes qualification necessary.
     6.2 Corporate Authorization. Each of Purchaser and Parent has all requisite power, authority and legal capacity to execute and deliver this Agreement, the Ancillary Agreements to which it is a party and each other agreement, document, or instrument or certificate contemplated by this Agreement or to be executed by Purchaser or Parent in connection with the transactions contemplated by this Agreement (collectively, the “Purchaser Documents”), to perform their respective obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and each of the Purchaser Documents and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized and approved by all requisite corporate action on the part of Purchaser and Parent and no other corporate proceedings on the part of Purchaser or Parent are necessary to authorize or consummate this

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Agreement or any Purchaser Document, or the other transactions contemplated hereby or thereby, except for the Stockholder Approval. This Agreement has been duly and validly executed and delivered by Purchaser and Parent, and (assuming the due authorization, execution and delivery hereof by the other parties) constitutes the legal, valid and binding obligation of Purchaser and Parent, enforceable against Purchaser and Parent in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and of general principles of equity.
     6.3 Certain Legal Proceedings. There is no pending Legal Proceeding that has been commenced against Purchaser or Parent and that challenges, or may have the effect of preventing, delaying, making illegal or otherwise interfering with, any transactions contemplated by this Agreement and to the Knowledge of Purchaser, no such Legal Proceeding has been threatened.
     6.4 Noncontravention; Approvals and Consents.
          (a) The execution, delivery and performance by Purchaser and Parent of this Agreement, the Purchaser Documents to which either of them is a party, and the other transactions contemplated hereby and thereby, does not and will not contravene, conflict with, constitute a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, result in or give to any Person any right of payment or reimbursement, termination, cancellation, modification or acceleration, loss of a material benefit under or result in the creation or imposition of any Lien upon any of the assets or properties of Purchaser or Parent under, any of the terms, conditions or provisions of (i) the certificate of incorporation or bylaws of Purchaser or the comparable organizational documents of Parent, or (ii) (A) any Laws binding upon or applicable to Purchaser or Parent or by which any of their respective assets or properties are bound, (B) any Contract to which Purchaser or Parent is a party or by which any of its assets or properties are bound, or (C) any Permit, excluding from the foregoing clauses (A) and (B) contraventions, conflicts, violations, breaches, defaults, rights of payment or reimbursement, terminations, cancellations, modifications, accelerations and creations and impositions of Liens that, individually or in the aggregate, would not reasonably be expected to have a Purchaser Material Adverse Effect.
          (b) No consent, waiver, approval or action of, filing with or notice to any Governmental Entity or Third Party is necessary or required under any of the terms, conditions or provisions of any Law or any Contract to which Purchaser or Parent is a party or by which any of its assets or properties are bound for the execution, delivery and performance by Purchaser or Parent of this Agreement, the Purchaser Documents to which it is a party, and the other transactions contemplated hereby and thereby, excluding from the foregoing such consents, waivers, approvals, actions, filings and notices that the failure to make or obtain, as the case may be, individually or in the aggregate, would not reasonably be expected to have a Purchaser Material Adverse Affect.
     6.5 Sufficient Funds. Purchaser has adequate funds and/or available financing arrangements to consummate the transactions contemplated by this Agreement and to pay any expenses incurred by Purchaser in connection with the transactions contemplated by this Agreement.
     6.6 Brokers and Finders. Other than Friedman, Billings, Ramsey & Co., Inc., all of whose fees and expenses will be borne by Purchaser (or its designee), there is no investment banker, financial advisor, broker, finder or other intermediary that has been retained by, or is authorized to act on behalf of Purchaser or Parent that might be entitled to any fee or commission from Seller, any Subsidiary, Purchaser, Parent or any of their respective Affiliates upon consummation of any of the transactions contemplated by this Agreement or the Purchaser Documents.
ARTICLE VII
COVENANTS
     7.1 Seller Interim Operations. Except as expressly permitted by this Agreement, without the prior consent of Purchaser, from the date hereof until the Closing, Seller shall conduct its business only in the Ordinary Course of Business, and shall use commercially reasonable efforts to (i) preserve intact its present business organization, (ii) keep available the services of Seller’s officers, key employees and consultants, and (iii) preserve existing relationships with Seller’s customers, suppliers, service providers and other Persons with which Seller has

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business relationships. Without limiting the generality of the foregoing, and as an extension thereof, except as set forth on Schedule 7.1 or as otherwise contemplated by this Agreement, without the prior consent of Purchaser, from the date hereof until the Closing, Seller shall not, directly or indirectly:
          (a) propose or adopt any change in Seller Charter or Seller Bylaws;
          (b) split, combine or reclassify any shares of capital stock or amend the terms of any rights, warrants or options to acquire its securities, (ii) declare, set aside or pay any dividend other than dividends paid in Common Shares (including, without limitation, an extraordinary dividend) or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or (iii) redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any of its Equity Interests;
          (c) (i) issue, deliver, sell, grant, pledge, encumber or transfer or authorize the issuance, delivery, sale, grant, pledge, encumbrance or transfer of, or agree to commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any Equity Interests or (ii) alter or amend any Contract governing its outstanding Equity Interests;
          (d) merge with or acquire (by merger, consolidation, acquisition of stock or assets, joint venture or otherwise of a direct or indirect ownership interest or investment), in one transaction or series of related transactions, any Person, any Equity Interests or other securities of any Person, any division or business of any Person or all or substantially all of the assets of any Person;
          (e) sell, lease, encumber or otherwise dispose of any assets or securities with a market or book value in excess of $10,000 individually or $50,000 in the aggregate, other than inventory sold in the Ordinary Course of Business;
          (f) (i) (A) incur any indebtedness for borrowed money, except to fund operations of the business in the Ordinary Course of Business from borrowings under the Credit Agreement, (B) issue or sell any debt securities of Seller, (C) make any loans, advances or capital contributions to, or investments in, any other Person, other than in the Ordinary Course of Business and in no event in an aggregate principal amount in excess of $10,000, (D) assume, guarantee or endorse, or otherwise become liable or responsible (whether directly, contingently or otherwise) for, the obligations of any Person, or (E) alter or amend in any way any compensation (including without limitation, any commission schedule) or other payments due to employees or independent contractors of Seller or (ii) enter into or materially amend any Contract to effect any of the transactions prohibited by this Section 7.1(f);
          (g) discharge or otherwise make any payment in respect of Seller’s outstanding Convertible Notes other than interest paid in Common Shares;
          (h) (i) except as required by any Material Contract, increase the amount of compensation of any director or officer of Seller, (ii) except as required by any Material Contract or pursuant to a Seller severance policy existing on the date hereof, grant any severance or termination pay to any director, employee, consultant, independent contractor or agent of Seller, (iii) adopt any employee benefit plan, (iv) provide for the payment of any amounts as a result of the consummation of the transactions contemplated by this Agreement except the Transaction Fees, (v) enter into any new Seller Employee Plan, (vi) amend any Seller Employee Plan, or (vii) pay any bonuses;
          (i) authorize or incur any capital expenditure other than capital expenditures consistent with and not materially in excess of the proposed capital expenditures identified in Schedule 5.7(n);
          (j) make any changes in its accounting methods, principles or practices currently in effect, except as required by the SEC, the Financial Accounting Standards Board or GAAP, in each case as concurred in by its independent public accountants;
          (k) settle, pay or discharge, any litigation, investigation, arbitration, proceeding or other claim for an amount in excess of $25,000;

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          (l) (i) make or revoke any material Tax election or take any position on any Tax Return filed on or after the date of this Agreement or adopt any method therein that is inconsistent with elections made, positions taken or methods used in preparing or filing similar returns in prior periods unless such position or election is pursuant to changes in applicable Law or the Code, (ii) enter into any settlement or compromise of any material Tax liability, (iii) file any amended Tax Return, (iv) change any annual Tax accounting period, (v) enter into any closing agreement, (vi) surrender any right to claim a Tax refund or (vii) give or request any waiver of a statute of limitation with respect to any Tax Return;
          (m) enter into any new line of business;
          (n) except as set forth in Schedule 7.1(n), adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Seller;
          (o) except as required by any Material Contract, grant any loan, advance, extensions of credit to current or former employees or forgiveness or deferral of any loans due from any employee;
          (p) adopt new programs or change existing programs that relate to employment Contracts, severance benefits, change in control benefits, bonuses, commissions, base salaries, 401(k) and pension benefits, phantom stock grants, incentive trips, prizes and awards, vacation and PTO benefits, health and medical benefits or any other remuneration of any kind to any employee;
          (q) adopt, modify or waive any right under or amend or modify any material term of any Material Contract, except as set forth in Schedule 7.1(q);
          (r) take any action that would result in any representation or warranty of Seller contained in this Agreement that is qualified as to materiality becoming untrue as of the Closing Date or any representation or warranty not so qualified becoming untrue in any material respect as of the Closing Date;
          (s) except as required by applicable Law or GAAP, reduce in any material respect any of its assets, including writing up or down the value of inventory in any material manner or writing-off notes or accounts receivable in any material manner, or reduce any of its reserves;
          (t) permit to lapse any Permit;
          (u) sell, assign, license or encumber any Intellectual Property other than in the Ordinary Course of Business; or
          (v) authorize, agree or commit to do any of the foregoing.
     7.2 Taxes. Except as otherwise provided herein, Seller shall timely file or cause to be timely filed (in all cases, giving effect to any valid extension granted to Seller by an appropriate Governmental Entity), consistent with past practice, all Tax Returns due prior to the Closing Date and, except as otherwise provided herein, shall timely pay, or cause to be timely paid (in all cases, giving effect to any valid extension granted to Seller by an appropriate Governmental Entity) all Taxes due and payable by or with respect to Seller.
     7.3 SEC Reports. Seller shall cause the forms, reports, schedules, statements and other documents required to be filed with the SEC by Seller between the date hereof and the Closing Date to be prepared and filed in accordance with the requirements set forth in Section 5.26(a).
     7.4 Acquisition Proposals; Board Recommendation.
          (a) Seller shall immediately terminate, and shall cause its Representatives to immediately terminate, all existing discussions or negotiations, if any, with any Person conducted heretofore with respect to, or that would reasonably be expected to lead to, an Acquisition Proposal. Seller or its Representatives shall

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immediately demand that each Person that has heretofore executed a confidentiality agreement with or for the benefit of Seller or any of its Representatives with respect to such Person’s consideration of a possible Acquisition Proposal to immediately return or destroy (which destruction shall be certified in writing by such Person to Seller) all confidential information heretofore furnished by Seller or any of its Representatives to such Person or any of its Representatives.
          (b) From the date of this Agreement until the Closing Date, Seller shall not, and Seller shall cause its Representatives not to, (i) solicit, initiate, encourage or take any other action to facilitate any proposal, inquiry or request that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal, (ii) participate or engage in discussions or negotiations with, or disclose or provide any non-public information relating to Seller to, or afford access to any of the properties, books or records of Seller to, any Person that has made an Acquisition Proposal or such a proposal, inquiry or request or any of such Person’s Affiliates or Subsidiaries or any of its or their Representatives, (iii) except as provided in this Section 7.4 and subject to compliance herewith, enter into any agreement or agreement in principle with any Person that has made an Acquisition Proposal or such a proposal, inquiry or request or any of such Person’s Affiliates or Subsidiaries or any of its or their Representatives, or (iv) grant any waiver or release under, or fail to enforce to the maximum extent possible, any standstill or similar agreement by any Person who has made an Acquisition Proposal or such a proposal, inquiry or request; provided, however, that prior to obtaining Stockholder Approval, Seller and its Representatives may take any of the actions described in clause (ii) of this Section 7.4(b) in respect of a Person that makes an Acquisition Proposal subsequent to the date hereof if, but only if, (A) such Person has submitted an unsolicited bona fide written Acquisition Proposal that did not result from a violation by Seller of its obligations under this Section 7.4 or Section 7.12 and at such time Seller has fully complied in all material respects with its obligations under this Section 7.4, and Seller is proceeding in good faith with respect to its obligations under Section 7.12, to the extent applicable, (B) such Person has entered into a confidentiality agreement with Seller on terms that are substantially similar to the terms of the Confidentiality Agreement, (C) such Acquisition Proposal constitutes a Superior Proposal, (D) a majority of the board of directors of Seller has reasonably determined in good faith, following consultation with outside counsel expert in Delaware law, that taking such action is required in order for the members of the board of directors of Seller to comply with their fiduciary duties imposed by Delaware law, and (E) prior to disclosing or providing any such non-public information described in clause (ii) of this Section 7.4(b), Seller shall disclose or provide all such information to Purchaser.
          (c) Seller shall immediately advise Purchaser, telephonically and in writing, of Seller’s receipt of any Acquisition Proposal, substantive indication of interest or any proposal, inquiry or request related to, or that may reasonably be expected to lead to, or that contemplates the possibility of, any Acquisition Proposal. Seller shall immediately provide Purchaser, in writing and in detail, with the terms and conditions of any such Acquisition Proposal, or such proposal, inquiry or request, and the identity of the Person making the same, and copies of any written materials received from such Person. Seller shall continuously update, but in no event not later than one day after such discussions or negotiations, Purchaser on the status and content of any discussions or negotiations regarding any Acquisition Proposal and shall immediately advise Purchaser, telephonically and in writing, of any change in any of the price, form of consideration, structure, terms and conditions or other meaningful terms of any Acquisition Proposal. Immediately upon determination by the board of directors of Seller that an Acquisition Proposal constitutes a Superior Proposal, Seller shall deliver to Purchaser a written notice advising Purchaser that the board of directors of Seller has so determined, specifying in detail the terms and conditions of such Superior Proposal.
          (d) The board of directors of Seller has adopted a resolution unanimously recommending the adoption and approval of this Agreement and the transactions contemplated hereby by the stockholders of Seller (the “Seller Recommendation”), and, except as provided in the next sentence, the board of directors of Seller shall at all times recommend approval of this Agreement and the transactions contemplated hereby by the stockholders of Seller and shall not withdraw or modify, or propose to withdraw or modify, in a manner adverse to Purchaser, its approval or recommendation of this Agreement and the transactions contemplated hereby. The board of directors of Seller shall be permitted to (i) withdraw or modify in a manner adverse to Purchaser (or not to continue to make) its recommendation to the stockholders of Seller with respect to a Superior Proposal or (ii) enter into an agreement relating to a Superior Proposal if, but only if, (A) a majority of the board of directors of Seller has reasonably determined in good faith, following consultation with outside counsel expert in Delaware law, that taking such

Appendix A — Asset Purchase Agreement

action is required in order for the members of the board of directors of Seller to comply with their fiduciary duties imposed by Delaware law, (B) Seller has given Purchaser three Business Days’ prior written notice of its intention to withdraw or modify such recommendation or enter into such Agreement, Seller has negotiated in good faith with Purchaser to revise this Agreement (if so requested by Purchaser) so that the Superior Proposal of such Person no longer constitutes a Superior Proposal, and the board of directors of Seller has considered in good faith any proposed changes to this Agreement proposed by Purchaser (it being understood and agreed that any amendment to the financial or other material terms of such Superior Proposal shall require a new three Business Day period to afford Purchaser time to negotiate with Seller as contemplated above), (C) Seller has fully complied with its obligations under this Section 7.4, and (D) simultaneously with entering into any such agreement relating to a Superior Proposal, Seller shall pay the Termination Fee in accordance with Section 4.2. Nothing in this Section 7.4 shall prohibit Seller or its board of directors from taking and disclosing to the stockholders of Seller a position with respect to an Acquisition Proposal by a Third Party to the extent required under the Exchange Act; provided, however, that unless and until this Agreement is terminated in accordance with Section 4.2, nothing in this sentence shall affect the obligations of Seller and its board of directors under any other provision of this Agreement, including Section 7.12.
     7.5 Efforts and Assistance.
          (a) Each of the parties hereto will act in good faith and use commercially reasonable efforts to take, or cause to be taken, all actions, to file, or caused to be filed, all documents and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement and the Ancillary Agreements as promptly as practicable, including obtaining all necessary consents, waivers, approvals, authorizations, Permits or orders from all Governmental Entities or other Third Parties. Each of the parties hereto shall also refrain from taking, directly or indirectly, any action that would impair such party’s ability to consummate the transactions contemplated by this Agreement and the Ancillary Agreements.
          (b) The parties hereto shall cooperate with one another in determining whether any action by or in respect of, or filing with, any Governmental Entity is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any Material Contracts, in connection with the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements. Each of the parties hereto will take all actions necessary to obtain (and will cooperate with each other in obtaining) any consent, approval, waiver, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private Third Party required to be obtained or made by the parties hereto in connection with any action contemplated by this Agreement or the Ancillary Agreements.
          (c) The parties hereto shall have the right to review in advance, and to the extent reasonably practicable each will consult the other on, all the information relating to the other parties that appears in any filing made with, or written materials submitted to, any Third Party or any Governmental Entity in connection with the transactions contemplated by this Agreement and the Ancillary Agreements.
     7.6 Preservation of Records. Seller and Purchaser agree that each of them shall preserve and keep the records held by it or their Affiliates following the Closing relating to the Business for a period of three years from the Closing Date and shall make such records and personnel available to the other as may be reasonably required by such party in connection with, among other things, any insurance claims by, Legal Proceedings against or governmental investigations of Seller or Purchaser or any of their Affiliates or in order to enable Seller or Purchaser to comply with their respective obligations under this Agreement and each other agreement, document or instrument contemplated hereby or thereby. In the event Seller or Purchaser wishes to destroy (or permit to be destroyed) such records after that time, such party shall first give ninety days prior written notice to the other and such other party shall have the right at its option and expense, upon prior written notice given to such party within that ninety-day period, to take possession of the records within 180 days after the date of such notice.
     7.7 Public Announcements. So long as this Agreement is in effect and for a period of one (1) year thereafter, the parties shall consult with each other before issuing any press release or making any public statement with respect to this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby and shall not issue any such press release or make any such public statement without the prior consent of the other party,

Appendix A — Asset Purchase Agreement

which shall not be unreasonably withheld or delayed, except as may be required by applicable Law or any listing agreement with any national securities exchange. Seller acknowledges and agrees that Purchaser may disclose the terms of this Agreement, the Ancillary Agreements, and the transactions contemplated hereby and thereby to the Purchaser’s potential sources of financing and their Representatives. Purchaser acknowledges and agrees that Seller may disclose the terms of this Agreement, the Ancillary Agreements, and the transactions contemplated hereby and thereby to Seller’s creditors, vendors, suppliers and customers and their Representatives.
     7.8 Access to Information; Notification of Certain Matters.
          (a) From the date hereof until the Closing Date and subject to applicable Law, Seller shall (i) give Purchaser and its Representatives access during normal business hours to Seller’s offices, properties, books and records; (ii) furnish or make available to Purchaser and its Representatives any financial and operating data and other information as those Persons may reasonably request; and (iii) instruct its Representatives to cooperate with the reasonable requests of Purchaser in its investigation. Any investigation pursuant to this Section 7.8(a) shall be conducted in a manner that will not interfere unreasonably with the conduct of the business of Seller and shall be in accordance with any other existing agreements or obligations binding on Seller. No investigations pursuant to this Section 7.8(a) shall affect any representations or warranties of the parties herein or the conditions to the obligations of the parties hereto. Not later than 30 days following the close of each calendar month (commencing with August 2006) through the Closing Date, Seller will deliver to Purchaser unaudited monthly financial statements of Seller for such calendar month, which financial statements shall be prepared in accordance with GAAP consistently applied throughout the periods involved and fairly present the financial position of Seller as at the respective dates thereof and the results of its operations and cash flows for the respective periods then ended (except for normal year-end adjustments and the absence of footnotes). To the extent Seller’s outstanding obligations under the Credit Agreement exceed $10,000,000, then Seller shall, for so long as such obligations exceed $10,000,000, deliver to Purchaser weekly reports of its outstanding obligations under the Credit Agreement, the form of which shall be reasonably acceptable to Purchaser.
          (b) Seller shall give prompt notice to Purchaser, and Purchaser shall give prompt notice to Seller, of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would reasonably be expected to cause any representation or warranty of such party contained in this Agreement to no longer be true and correct in all material respects (excluding for such purpose any materiality qualification contained in such representation or warranty); (ii) any failure of Seller or Purchaser to materially comply with or satisfy, or the occurrence or nonoccurrence of any event, the occurrence or nonoccurrence of which would reasonably be expected to cause the failure by such party to materially comply with or satisfy, any covenant, condition or agreement to be complied with or satisfied by it hereunder; (iii) any notice or other communication from any Third Party alleging that the consent of such Third Party is or may be required in connection with the transactions contemplated by this Agreement or any Ancillary Agreement; (iv) any actions, suits, claims, investigations or proceedings commenced or, to the best of the Knowledge of Purchaser or Knowledge of Seller, as applicable, threatened against, or affecting such party that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to this Agreement or that relate to the consummation of the transactions contemplated hereby or by the Ancillary Agreements; and (v) the occurrence of any event, development or circumstance that has had or would be reasonably expected to result in a Material Adverse Effect or Purchaser Material Adverse Effect; provided, however, that the delivery of any notice pursuant to this Section 7.8(b) shall not limit or otherwise affect the remedies available hereunder to the party giving or receiving such notice.
          (c) From the date hereof until the Closing Date, Seller shall give Purchaser and its Representatives access during normal business hours to the Real Property for the purpose of conducting visual inspections of the Real Property, taking measurements, making surveys and generally for the performance of standard “Phase I” investigations relating to the Real Property; provided, however, Purchaser shall (i) restore any damage to the Real Property or any adjacent property caused by such actions within a reasonable time period after such entry; (ii) not unreasonably interfere with the conduct of the business of Seller; and (iii) not conduct any soil borings, or groundwater testing or any other “Phase II” testing without the prior written consent of Seller. Purchaser shall not disturb the Real Property beyond what is reasonably necessary to conduct its investigations.

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     7.9 Further Assurances. Each of the parties hereto shall use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and otherwise to satisfy or cause to be satisfied all conditions precedent to its obligations under this Agreement.
     7.10 Disposition of Litigation. Seller will consult with Purchaser with respect to any action by any Third Party to restrain or prohibit or otherwise oppose the transactions contemplated by this Agreement or the Ancillary Agreements and, subject to Section 7.4, will use its reasonable best efforts to resist any such effort to restrain or prohibit or otherwise oppose the transactions contemplated by this Agreement or the Ancillary Agreements. Purchaser may participate in the defense of any stockholder litigation against Seller and its directors relating to the transactions contemplated by this Agreement at Purchaser’s sole cost and expense. In addition, subject to Section 7.4, Seller will not voluntarily cooperate with any Third Party that has sought or may hereafter seek to restrain or prohibit or otherwise oppose the transactions contemplated by this Agreement and the Ancillary Agreements and will cooperate with Purchaser to resist any such effort to restrain or prohibit or otherwise oppose the transactions contemplated by this Agreement and the Ancillary Agreements.
     7.11 Confidentiality Agreement. The parties acknowledge that the confidentiality agreement, dated as of July 5, 2006, between Seller and Parent (the “Confidentiality Agreement”) shall continue in full force and effect in accordance with its terms until the earlier of the Closing Date and the expiration of the Confidentiality Agreement according to its terms and any information or material obtained pursuant to this Agreement shall be governed by the terms of the Confidentiality Agreement.
     7.12 Stockholder Meeting; Proxy Statement.
          (a) Seller shall duly call, give notice of, convene and hold a meeting of its stockholders (the “Stockholder Meeting”) as promptly as practicable for the purpose of obtaining Stockholder Approval, and Seller shall use its best efforts to hold the Stockholder Meeting as soon as practicable after the date on which the Proxy Statement is cleared by the SEC.
          (b) In connection with this Agreement and the Stockholder Meeting, Seller shall prepare and file with the SEC, as promptly as practicable and at Seller’s expense, a proxy statement relating to the Stockholder Meeting (together with any amendments thereof or supplements thereto and any other required proxy materials, the “Proxy Statement”) and shall use its reasonable best efforts to respond to the comments of the SEC and to cause the Proxy Statement to be mailed to the stockholders of Seller as promptly as practicable; provided, however, that prior to the filing of the Proxy Statement, Seller shall consult with Purchaser with respect to such filing and shall afford Purchaser reasonable opportunity to comment thereon. Seller shall promptly notify Purchaser of the receipt of comments of the SEC and of any request from the SEC for amendments or supplements to the Proxy Statement or for additional information, and will promptly supply Purchaser with copies of all correspondence between Seller and the SEC or members of its staff with respect to the Proxy Statement. If at any time prior to the Stockholder Meeting any event should occur that is required by applicable Law to be set forth in an amendment of, or a supplement to, the Proxy Statement, Seller will prepare and mail such amendment or supplement; provided, however, that prior to such mailing, Seller shall consult with Purchaser with respect to such amendment or supplement and shall afford Purchaser reasonable opportunity to comment thereon. Subject to the provisions of Section 7.4, the Seller Recommendation, together with a copy of the opinion referred to in Section 5.24, shall be included in the Proxy Statement.
          (c) Seller represents and warrants that the Proxy Statement will (i) as of the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to its stockholders and as of the time of the Stockholder Meeting, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading and (ii) comply as to form in all material respects with the provisions of the Exchange Act.

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     7.13 Use of Names. Seller hereby agrees that upon the Closing, Purchaser shall have all of Seller’s right to the use of the name “Exabyte” and any related names, service marks, trademarks, trade names, d/b/a names, fictitious names, identifying symbols, logos, emblems or signs containing or comprising the foregoing, or otherwise as used in the Business, including any right of Seller to use or seek to enjoin the use of any name or mark confusingly similar thereto (collectively, the “Seller Marks”) and after the Closing Seller shall not, and shall not authorize any Affiliate to, use such name or any variation or simulation thereof. Subject to the requisite authorization and approval by the vote of the holders of Common Shares at the Stockholder Meeting, Seller shall amend the Seller Charter, effective as of the Closing, to change Seller’s name to eliminate the reference to “Exabyte”.
     7.14 Non-Competition.
          (a) For a period from the date hereof until the third anniversary of the Closing Date, Seller shall not, directly or indirectly, own, manage, operate, control or participate in the ownership, management, operation or control of any business, whether in corporate, proprietorship or partnership form or otherwise, engaged in the design, manufacture, marketing and sales of tape storage devices, media and related information solutions for workstations, midrange servers and enterprise storage networks, or that otherwise competes with Purchaser or its Affiliates (a “Restricted Business”); provided, however, that the restrictions contained in this Section 7.14(a) shall not restrict the acquisition by Seller, directly or indirectly, of less than 2% of the outstanding capital stock of any publicly traded company engaged in a Restricted Business. The parties hereto specifically acknowledge and agree that the remedy at law for any breach of the foregoing will be inadequate and that Purchaser, in addition to any other relief available to it, shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damage or posting any bond whatsoever.
          (b) The parties hereto agree that, if any court of competent jurisdiction in a final nonappealable judgment determines that a specified time period, a specified business limitation or any other relevant feature of this Section 7.14 is unreasonable, arbitrary or against public policy, then a lesser time period, business limitation or other relevant feature which is determined by such court to be reasonable, not arbitrary and not against public policy may be enforced against the applicable party.
     7.15 Letter of Credit. If, prior to Closing, Seller delivers to Purchaser forecasts pertaining to the Business along with related supporting documents, in form and substance satisfactory to Purchaser, establishing the need for additional working capital financing beyond what is currently provided to Seller under the Credit Agreement, Purchaser shall provide a letter of credit to Wells Fargo for an amount up to $2 million (the “Letter of Credit”) to support a further extension of credit to Seller by Wells Fargo under the Credit Agreement in an amount equal to the amount specified in the Letter of Credit. Purchaser’s obligation in this Section 7.15 shall be subject to the execution of an intercreditor agreement between Purchaser and Wells Fargo on terms reasonably acceptable to Purchaser and Wells Fargo.
ARTICLE VIII
EMPLOYEES AND EMPLOYEE BENEFITS
     8.1 Employment.
          (a) Transferred Employees. Prior to the Closing, Purchaser shall deliver, in writing, an offer of employment (on an “at will” basis) to all U.S. Employees of Seller to commence such employment immediately upon the Closing. Each such offer of employment shall be at the same salary or hourly wage rate and position in effect immediately prior to the Closing Date. Such individuals who accept such offer by the Closing Date are hereinafter referred to as the “Transferred Employees.” Subject to applicable Laws, on and after the Closing Date, Purchaser shall have the right to dismiss any or all Transferred Employees at any time, with or without cause, and to change the terms and conditions of their employment (including compensation and employee benefits provided to them).

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          (b) Excluded Employees. Any U.S. Employee who is offered employment by Purchaser prior to Closing but who does not accept an offer of employment by Purchaser and commence work with Purchaser immediately after the Closing pursuant to Section 8.1(a) is hereinafter referred to as an “Excluded Employee.”
     8.2 Standard Procedure. Pursuant to the “Standard Procedure” provided in section 5 of Revenue Procedure 96-60, 1996-2 C.B. 399, (i) Purchaser and Seller shall report on a predecessor/successor basis as set forth therein, (ii) Seller will not be relieved from filing a Form W-2 with respect to any Transferred Employees, and (iii) Purchaser will undertake to file (or cause to be filed) a Form W-2 for each such Transferred Employee only with respect to the portion of the year during which such Employees are employed by the Purchaser that includes the Closing Date, excluding the portion of such year that such Employee was employed by Seller or the Subsidiaries.
     8.3 Employee Benefits.
          (a) Benefits. As soon as reasonably practicable following the Closing, Purchaser shall provide the Transferred Employees with benefits under Purchaser’s existing employee benefit plans (“Purchaser Plans”) provided to similarly situated employees of Purchaser. Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall be construed as requiring any compensation or employee benefit plans, programs or arrangements to continue to be maintained by Purchaser with respect to the Transferred Employees for any specified period after the Closing Date.
          (b) Accrued Vacation. Purchaser shall provide, without duplication of benefits, credit to all Transferred Employees under Purchaser’s vacation policy with respect to accrued or unused vacation as of the Closing Date, to the extent properly accrued or otherwise reserved on the Seller Balance Sheet.
          (c) COBRA. Purchaser shall provide COBRA coverage for qualifying Excluded Employees, Transferred Employees and Former Employees.
          (d) 401(k) Plans. Effective as of the Closing Date, Seller shall cause the tax-qualified 401(k) plans in which Transferred Employees were eligible to participate immediately prior to the Closing Date (“Seller 401(k) Plans”) to fully vest such employees’ accrued benefit through the Closing Date thereunder. Purchaser shall permit each Transferred Employee who participated in a Seller 401(k) Plan to elect to make direct rollovers of their account balances into a 401(k) plan maintained by Purchaser (“Purchaser 401(k) Plan”) as of Closing, including the direct rollover of any outstanding loan balances under such plans such that the Transferred Employees will continue to make payments under the terms of such loans under the applicable Purchaser 401(k) Plan, subject to compliance with applicable law and subject to the terms of the Purchaser 401(k) Plan.
          (e) Severance. Purchaser shall be exclusively responsible for all severance obligations with respect to (i) the Transferred Employees under Seller’s existing severance policy and severance agreements set forth on Schedule 8.3(e) and (ii) Carroll Wallace, under the terms of his offer letter with the Seller dated October 31, 2003.
ARTICLE IX
CONDITIONS TO CLOSING
     9.1 Conditions to the Obligations of Each Party. The obligations of Seller and Purchaser to consummate the transactions contemplated hereby are subject to the satisfaction or waiver, at or prior to the Closing, of the following conditions:
          (a) Stockholder Approval shall have been obtained; and
          (b) no Governmental Entity of competent authority or jurisdiction shall have issued any Law or taken any other action then in effect, which restrains, enjoins or otherwise prohibits or makes illegal the consummation of the transactions contemplated hereby; provided, however, that the parties hereto shall use their commercially reasonable best efforts to have any such Law or other legal restraint vacated.

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     9.2 Conditions to the Obligations of Purchaser. The obligations of Purchaser to consummate the transactions contemplated hereby are subject to the satisfaction or waiver, at or prior to the Closing, of the following further conditions:
          (a) (i) Seller shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing Date; (ii) the representations and warranties of Seller set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date (in each case without giving effect to any limitation as to “materiality” or “Material Adverse Effect” set forth therein and except that the accuracy of representations and warranties that by their terms speak as of a specified date will be determined as of such date); provided, however, that in the event of a breach of a representation or warranty, the condition set forth in this Section 9.2(a) shall be deemed satisfied unless the effect of all such breaches of representations and warranties taken together have resulted in, or would reasonably be expected to result in, a Material Adverse Effect; and (iii) Purchaser shall have received a certificate signed by the Chief Executive Officer and the Chief Financial Officer of Seller to the foregoing effect;
          (b) Seller shall have obtained or made all consents, approvals or actions of, filings with or notices to any Governmental Entity or Third Party set forth in Schedule 5.3(b);
          (c) the Ancillary Agreements shall have been consummated and shall be in full force and effect;
          (d) there shall not have been or occurred any event, change, occurrence or circumstance that, individually or in the aggregate with any such events, changes, occurrences or circumstances, has had or which would reasonably be expected to have a Material Adverse Effect since the Balance Sheet Date;
          (e) Seller shall have provided Purchaser with an affidavit of non-foreign status of Seller that complies with section 1445 of the Code (a “FIRPTA Affidavit”);
          (f) Seller shall have delivered, or caused to be delivered, to Purchaser a duly executed bill of sale in the form of Exhibit A hereto;
          (g) Seller shall have delivered, or caused to be delivered, to Purchaser a duly executed assumption agreement in the form of Exhibit B hereto and duly executed assignments of the registrations and applications included in the Purchased Intellectual Property, in a form reasonably acceptable to Purchaser and suitable for recording in the U.S. Patent and Trademark Office, U.S. Copyright Office or equivalent foreign agency, as applicable, and general assignments of all other Purchased Intellectual Property;
          (h) Seller shall have delivered, or caused to be delivered, to Purchaser, a duly executed power of attorney in the form of Exhibit C hereto;
          (i) Seller shall have delivered all instruments and documents necessary to release any and all Liens (other than Permitted Exceptions) on the Purchased Assets, including appropriate UCC financing statement amendments (termination statements); and
          (j) Seller shall have delivered, or caused to be delivered, to Purchaser such other documents as Purchaser may reasonably request.
     9.3 Conditions to the Obligations of Seller. The obligations of Seller to consummate the transactions contemplated hereby are subject to the satisfaction or waiver, at or prior to the Closing, of the following further conditions:
          (a) (i) Purchaser shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing Date; (ii) the representations and warranties of Purchaser set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date with the

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same effect as though made as of the Closing Date (in each case without giving effect to any limitation as to “materiality” or “Purchaser Material Adverse Effect” set forth therein and except that the accuracy of representations and warranties that by their terms speak as of a specified date will be determined as of such date); provided, however, that in the event of a breach of a representation or warranty, the condition set forth in this Section 9.3(a) shall be deemed satisfied unless the effect of all such breaches of representations and warranties taken together have resulted in, or would reasonably be expected to result in, a Purchaser Material Adverse Effect; and (iii) Seller shall have received a certificate signed by an officer of each of Purchaser to the foregoing effect;
          (b) Purchasers shall have delivered, or caused to be delivered, to Seller evidence of the wire transfers referred to in Section 3.2 hereof;
          (c) Purchaser shall have delivered, or caused to be delivered, to Seller a duly executed assumption agreement in the form attached hereto as Exhibit B hereto; and
          (d) Purchaser shall have delivered, or caused to be delivered, to Seller such other documents as Seller chaser may reasonably request.
ARTICLE X
TAXES
     10.1 Transfer Taxes. Purchaser shall (i) be responsible for any and all sales, use, stamp, documentary, filing, recording, transfer, real estate transfer, stock transfer, gross receipts, registration, duty, securities transactions or similar fees or taxes or governmental charges (together with any interest or penalty, addition to tax or additional amount imposed) as levied by any Taxing Authority in connection with the transactions contemplated by this Agreement (collectively, “Transfer Taxes”), regardless of the Person liable for such Transfer Taxes under applicable Law and (ii) timely file or caused to be filed all necessary documents (including all Tax Returns) with respect to Transfer Taxes. The Seller and Purchaser shall take all commercially reasonable steps to reduce or eliminate, to the extent possible, all such Taxes.
     10.2 Cooperation on Tax Matters. Purchaser and Seller shall furnish or cause to be furnished to each other, as promptly as practicable, such information and assistance relating to the Purchased Assets and the Assumed Liabilities as is reasonably necessary for the preparation and filing of any Tax Return, claim for refund or other filings relating to Tax matters, for the preparation for any Tax audit, for the preparation for any Tax protest, for the prosecution or defense of any suit or other proceeding relating to Tax matters.
ARTICLE XI
MISCELLANEOUS
     11.1 Fees and Expenses. Except as otherwise specifically provided herein, all fees and expenses incurred in connection herewith and the transactions contemplated hereby shall be paid by the party incurring expenses, whether or not the transactions contemplated hereby are consummated.
     11.2 Jurisdiction. Except as otherwise expressly provided in this Agreement, the parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought exclusively in the Court of Chancery of the State of Delaware or, if such court does not have jurisdiction over the subject matter of such proceeding or if such jurisdiction is not available, in the United States District Court for the District of Delaware, and each of the parties hereby consents to the exclusive jurisdiction of those courts (and of the appropriate appellate courts therefrom) in any suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any suit, action or proceeding in any of those courts or that any suit, action or proceeding that is brought in any of those courts has been brought in an inconvenient forum. Process in any suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any of the named courts. Without limiting the foregoing, each party

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agrees that service of process on it by notice as provided in Section 11.5 shall be deemed effective service of process.
     11.3 Amendments; No Waivers. Any provision of this Agreement may be amended or waived prior to the Closing Date, if, and only if, the amendment or waiver is in writing and signed, in the case of an amendment, by Seller and Purchaser, or in the case of a waiver, by the party against whom the waiver is to be effective. At any time prior to the Closing Date, any party hereto may with respect to any other party hereto (i) extend the time for the performance of any of the obligations or other acts of such other party contained herein, (ii) waive any inaccuracies in the representations and warranties of such other party contained herein or in any document delivered pursuant hereto or (iii) waive compliance with any of the covenants, agreements or conditions of such other party contained herein. No such extension or waiver shall be deemed or construed as a continuing extension or waiver on any occasion other than the one on which such extension or waiver was granted or as an extension or waiver with respect to any provision of this Agreement not expressly identified in such extension or waiver on the same or any other occasion. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.
     11.4 Governing Law. This Agreement shall be construed in accordance with and governed by the internal Laws of the State of Delaware applicable to contracts executed and fully performed within the State of Delaware, notwithstanding any conflict of law provisions to the contrary.
     11.5 Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given (i) when delivered personally by hand (with written confirmation of receipt), (ii) when sent by facsimile (with written confirmation of transmission) or (iii) one Business Day following the day sent by overnight courier (with written confirmation of receipt), in each case at the following addresses and facsimile numbers (or to such other address or facsimile number as a party may have specified by notice given to the other party pursuant to this provision):
  If to Seller, to:
Exabyte Corporation
2108 55th Street
Boulder, Colorado 80301
Attention: Tom Ward
Facsimile No.: (303) 417-7900
     with a copy, which shall not constitute notice, to:
Holland & Hart LLP 555 Seventeenth Street, Suite 3200 Denver, Colorado 80202 Attention: Susan L. Oakes Facsimile No.: (303) 713-6291

Appendix A — Asset Purchase Agreement

  If to Purchaser or Parent, to:
Tandberg Data ASA
Kjelsasveien 161
P.O. Box 134, Kjelsas
N-0411 Oslo, Norway
Attention: Live Aker
Facsimile No.: +47 22189550
     with copies, which shall not constitute notice, to:
Bugge, Arentz-Hansen & Rasmussen
Stranden 1
P.O. Box 1524 Vika
N-0117 Oslo, Norway
Attention: Svein Gerhard Simonnæs
Facsimile No.: +47 22830795
and
Weil, Gotshal & Manges LLP
200 Crescent Court, Suite 300
Dallas, Texas 75201
Attention: R. Scott Cohen
Facsimile No.: (214) 746-7777
     11.6 Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any law or public policy, all other terms or provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.
     11.7 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto. Any purported assignment in violation hereof shall be null and void.
     11.8 Non-Recourse. No past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney or representative of Purchaser or its Affiliates shall have any liability for any obligations or liabilities of Purchaser under this Agreement or the Purchaser Document of or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby and thereby.
     11.9 Guarantee of Purchaser Obligations. Subject to the terms, limitations and conditions set forth herein, Parent hereby unconditionally, irrevocably and absolutely guarantees to Seller the due and punctual

Appendix A — Asset Purchase Agreement

performance and discharge of all of Purchaser’s obligations under this Agreement and the transactions contemplated hereby, including the due and punctual payment of the Purchase Price. Parent is a party to this Agreement solely for the purposes of this Section 11.9.
     11.10 Survival. None of the representations, warranties, covenants or agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing Date, provided, however, this Section 11.10 shall not limit any covenant or agreement of the parties that by its terms contemplates performance after the Closing Date or the termination of this Agreement.
     11.11 Third Party Beneficiaries. The terms and provisions of this Agreement are intended solely for the benefit of the parties hereto and their respective successors and permitted assigns. No provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.
     11.12 Enforcement of Agreement. Seller acknowledges and agrees that Purchaser could be damaged irreparably if any of the provisions of this Agreement are not performed in accordance with their specific terms. Accordingly, Seller agrees that, (i) it will waive, in any action for specific performance, the defense of adequacy of a remedy at Law and (ii) in addition to any other right or remedy to which Purchaser may be entitled, at Law or in equity, Purchaser will be entitled to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.
     11.13 Entire Agreement. This Agreement, together with the Schedules and Annexes hereto, constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof.
     11.14 Authorship. The parties agree that the terms and language of this Agreement were the result of negotiations between the parties and, as a result, there shall be no presumption that any ambiguities in this Agreement shall be resolved against any party. Any controversy over construction of this Agreement shall be decided without regard to events of authorship or negotiation.
     11.15 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.
***Remainder of this page intentionally left blank***

Appendix A — Asset Purchase Agreement

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers, as of the date first written above.

PURCHASER:

TANDBERG DATA CORP.

By:	/s/ Gudmundur Einarsson Name: Gudmundur Einarsson
Title: CEO

PARENT:

SOLELY FOR PURPOSES OF ARTICLE VI AND SECTION 11.9:
TANDBERG DATA ASA

By:	/s/ Gudmundur Einarsson Name: Gudmundur Einarsson
Title: CEO

SELLER:

EXABYTE CORPORATION
By:	/s/ Tom Ward Name: Tom Ward
Title: CEO and President

Appendix A — Asset Purchase Agreement

Appendix B
Opinion of Financial Advisor

August 29, 2006
PERSONAL AND CONFIDENTIAL
The Board of Directors
Exabyte Corporation
2108 55th Street
Boulder, CO 80301
     Members of the Board:
     You have requested our opinion as to the fairness, from a financial point of view, as of the date hereof, of the consideration which is to be received by Exabyte Corporation (the “Company”) in connection with a proposed sale of certain assets and liabilities (the “Transaction”) pursuant to an Asset Purchase Agreement dated as of August 28, 2006 (the “Agreement”), by and between the Company, Tandberg Data Corporation (“Buyer”) and Tandberg Data AS.
     The total consideration of $28,641,000 (“Purchase Price”) to be paid by Buyer to the Company or directly to certain creditors in the Transaction consists of $22,641,000 in cash for, among other things, the settlement of certain debt obligations and for certain transaction fees, the assumption of approximately $4,000,000 of the Company’s debt obligations and the restructuring of a key distributor debt obligation that will provide a gross margin improvement to the debt holder estimated to be approximately $2,000,000 (the “Purchase Price”).
     St. Charles Capital, LLC (“St. Charles”), as part of its investment banking business, is customarily engaged in the valuation of businesses and business interests in connection with mergers and acquisitions, strategic financial advisory services, private placements and valuations for estate, corporate and other purposes. There is no material relationship, nor has there been for the past two years, and no future material relationship is contemplated between St. Charles or its affiliates and the Company or its affiliates. Certain of St. Charles’ principals have insignificant investments in Meritage Funds, a significant holder of Common Stock, Series AA Preferred Stock and 10% Convertible Preferred Notes of the Company.
     In connection with rendering this opinion, we have reviewed and analyzed, among other things, the following:
(i)	Certain financial statements and other financial information of the Company, including the Audited Financial Statements of the Company for each of the years in the two year period ended December 31, 2005 as filed by the Company with the Securities and Exchange Commission (the “SEC”) on Form 10-K, and internal unaudited financial statements for the Company for the quarters ended March 31, 2006 and June 30, 2006 as filed by the Company with the SEC on Form 10-Q;

(ii)	Company press releases and form 8-K’s as provided by the Company and other Company filings with the SEC during the past 2 years;

Appendix B — Opinion of Financial Advisor

(iii)	Form 8-K dated May 3, 2004 that includes the Certificate of Designation of Preferences, Rights and Limitations of Series AA Convertible Preferred Stock;

(iv)	Certain internal analyses compiled by Company’s Chief Financial Officer and controller regarding debt payment schedules and cash projections;

(v)	The reported prices and trading activity of the Company’s Common Stock;

(vi)	Certain other internal information, primarily financial in nature, including projections concerning the business and operations of the Company furnished to us by the Company for purposes of our analysis;

(vii)	Certain publicly available information with respect to certain other companies that we believe to be comparable to the Company (due to industry focus or financial condition), and the trading markets for such other companies’ securities;

(viii)	Certain publicly available information concerning the nature and terms of certain other transactions that we considered relevant to our inquiry;

(ix)	Discussions with the Chief Executive Officer, Chief Financial Officer and Controller of the Company regarding, among other things, the business and prospects of the Company;

(x)	the solicitations of interest and other results of the marketing of the Company; and

(xi)	Other matters we believe relevant to our inquiry
     In our review and analysis and in arriving at our opinion, we have assumed that the form of Agreement provided to and reviewed by us is identical in all material respects to the Agreement executed by the parties. We have further assumed and relied upon the accuracy and completeness of all of the financial, tax and other information provided to us or publicly available and have assumed and relied upon the representations and warranties of the Company and Buyer contained in the Agreement. We have not been engaged to, and have not independently attempted to, verify any of such information. We express no opinion regarding the liquidation value of the Company. In addition, we have not conducted a physical inspection or appraisal of any of the Company’s assets, properties, liabilities or facilities, nor have we prepared or been furnished with any such evaluation or appraisal. We have further relied upon assurances of the Company’s management that they are not aware of any information or facts that would make the information provided to us incomplete or misleading. We have also assumed that the conditions of the Transaction as set forth in the Agreement would be satisfied and that the Transaction would be consummated on a timely basis in the manner contemplated by the Agreement.
     This opinion is necessarily based upon the information available to us and facts and circumstances as they exist and are subject to evaluation on the date hereof; events occurring after the date hereof could materially affect the assumptions used in preparing this opinion. In addition, our opinion is, in any event, limited to the fairness, as of the date hereof, from a financial point of view, of the Purchase Price to be received by the Company pursuant to the Transaction and does not address the Company’s underlying business decision to effect the Transaction or any other terms of the Transaction. We were not requested to consider, and our opinion does not address, the relative merits of the Transaction as compared to any alternative business strategies that might exist for the Company, other than the alternative possibilities for selling the Company that arose in the course of our engagement as the Company’s financial advisor. It should be noted that although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm our opinion.
     It is understood that this opinion was prepared solely for the confidential use of the Board of Directors of the Company and may not be disclosed, summarized, excerpted from or otherwise publicly referred to without our prior written consent, except that this opinion may be included in any filing made by the Company with the U.S. Securities and Exchange Commission in connection with the Transaction (including any proxy solicitation materials prepared

Appendix B — Opinion of Financial Advisor

and delivered to the Company’s stockholders in connection with a meeting of such stockholders), provided that this opinion is reproduced in such filing in full and any description or reference to St. Charles or summary of this opinion and the related analysis in such filings is in a form acceptable to St. Charles and its counsel. This opinion does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote at any stockholders’ meeting held in connection with the Transaction.
     We were engaged by the Board to render this opinion in connection with the Board’s discharge of its fiduciary obligations. We have advised the Board that we do not believe that any person (including a stockholder of the Company) other than the directors has the legal right to rely on this opinion for any claim arising under state law and that, should any such claim be brought against us, this assertion will be raised as a defense.
     We have acted as a financial adviser to the Company in connection with the Transaction and have received and will receive from the Company a fee for our services, reimbursement for reasonable out-of-pocket expenses, as well as the Company’s agreement to indemnify us under certain circumstances.
     Based upon and subject to the foregoing, our experience as investment bankers, our work as described above, and such other matters as we consider relevant, it is our opinion that as of the date hereof, the Purchase Price to be paid to the Company in the Transaction is fair, from a financial point of view, to the Company.

Very truly yours,

St. Charles Capital, LLC

Appendix B — Opinion of Financial Advisor

Appendix C
Form of Amendment to Certificate of
Incorporation of Exabyte Corporation

FORM OF AMENDMENT TO CERTIFICATE OF INCORPORATION
OF EXABYTE CORPORATION
CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION
OF
EXABYTE CORPORATION

Under Section 242 of the Delaware
General Corporation Law

It is hereby certified that
1.	The name of the corporation (hereinafter called the “Corporation”) is Exabyte Corporation.

2.	The Certificate of Incorporation of the Corporation, as filed with the Secretary of State of the State of Delaware on June 5, 1985 is hereby amended by deleting Article FIRST in its entirety and by inserting the following new Article FIRST in lieu thereof:
     “FIRST: The name of the Corporation is                      (the “Corporation”).”
3.	The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
     Signed this                      day of                                         , 2006.

Name: Tom W. Ward

Title: President and Chief Executive Officer
Appendix C — Form of Amendent to Certificate of Incorporation of Exabyte Corporation

Appendix D
Financial Information
Annual Report on Form 10-K
for the fiscal year ended December 31, 2005
Quarterly Report on Form 10-Q
for the quarter ended June 30, 2006

PART I
ITEM 1.
INFORMATION REGARDING OUR BUSINESS
Our Business
          Exabyte was incorporated in June 1985 under the laws of Delaware. We provide innovative tape storage solutions to customers whose top buying criteria is value: maximum performance, density, quality, and ease-of-use at an affordable price. We offer tape storage, media and automation solutions for workstations, midrange servers and enterprise storage networks. We have a worldwide network of Original Equipment Manufacturers (“OEMs”), distributors and resellers that share our commitment to value and customer service, including partners such as IBM, Fujitsu Siemens Computers, Apple Computer, Tech Data, Imation, Ingram Micro and CDW.
          Over the past 40 years, the decline of tape storage has been predicted countless times as new technologies have emerged for data backup applications. But each time, innovators in the tape storage industry have responded by developing and introducing technological advances that:
•	Increase the capacity and performance of tape storage products, and

•	Reduce the price of storage on tape compared to other media.
          As a result of these innovations, tape has been extraordinarily resilient in surviving these challenges and remains an option for data backup for information technology managers.
          We are managed by a team of executives with extensive experience leading innovation in the data storage industry and driving growth in technology companies. Details regarding our management team are provided herein.
Our Products
      VXA Packet Technology
          Our current technologies position us as an industry innovator. Leading the way is our Packet Technology, enabling VXA Packet drives, autoloaders, and tapes to read and write data in small, digital packets similar to the Internet, providing reliable restore integrity, higher transfer speeds and scalable tape capacities. VXA-320 Packet drives and autoloaders deliver transfer speeds up to 86GB (compressed11*) per hour, allowing network administrators to backup 320GB (compressed22*) of data (equal to one VXA-320 tape) in less than four hours. With PerfectWrite and 4-level Reed-Solomon Error Correction (explained in more detail below), VXA products have highly reliable restore capabilities.
          With the exception of VXA Packet Drives, all production tape back-up systems in the world today (including DDS/DAT, DLT and AIT) utilize track-based tape technology that was invented decades ago and has not changed significantly since. Track based tape systems read and write data in long, narrow, sequential tracks. Track-based tape systems rely on an extremely tight head-to-tape alignment to write and to read the data off the tape. The allowable tolerance for head-to-tape alignment is microscopic—making these drives expensive to produce and more highly prone to errors.
          A “tracking” tape drive reads data from a tape by tracing the outline of each individual narrow track in sequential order. If the track becomes distorted or if the angle of the track differs from the angle of the path of the Read head by even a microscopic amount, a Read Data Error occurs, and the data is lost. This can happen due to temperature changes, high humidity, tape stretch and wear, drive tension variations, and accumulated debris.
          Track-based tape drives operate best at a constant tape speed and data transfer rate, while host systems rarely send or receive data at a fixed rate. Whenever data flow is interrupted, the drive must stop the tape, back it up, accelerate it to the appropriate speed, then resume the data transfer. This is known as back-hitching and results in significant wear to both the tape drive and the tape.

1

          The cost of the intricate mechanisms required to maintain head-to-tape alignment is high and due to ever increasing data volumes, designers must devise ways to write narrower and narrower tracks. As a result, tracking tape systems are more vulnerable to restore errors and are more expensive.
          VXA Packet Technology provides a digital solution to common problems associated with track-based tape technology. It is the only tape backup system that writes and reads in digital data packets—making data safer and offering a more economical total cost of ownership.
          VXA Packet Technology breaks data into small data packets, each packet being assigned an individual address and an Error Correction Code (ECC). The packets are then written on the tape in strings of data. When reading the data, the VXA drive does not need to sequentially trace tiny track geometries. Instead, it uses all four heads to completely scan the surface of the tape. This technique allows the VXA drive to read data packets with multiple scans (over-scanning), ensuring that each packet is easily read no matter where it is on the tape. The geometry of packet sections and variation in section pitch are insignificant because every packet will be read, regardless of where it lies on the tape surface. This technique is especially valuable when the tape has been damaged or when reading a tape in one VXA drive that was written by another VXA drive. Even if a tape is badly damaged, VXA Packet Drives can usually restore the data because packets can be collected and assembled from any location and in any order.
          VXA Packet Drive’s variable speed function enables it to adjust the tape speed to match the in-coming data transfer rate of the host. This feature means the VXA Packet Drive is the first tape drive to eliminate back-hitching and the delays and media wear associated with it. Eliminating back-hitching also reduces wear on the drive mechanism and the tapes which leads to a higher level of data restore and reliability.
          The VXA Packet Drive can vary the tape speed to the rate at which the host receives or sends data. When the host’s data transfer stops completely, the VXA Packet Drive slows to Ready Mode before commencing to read or write mode again. By using Ready Mode instead of back-hitching, a VXA Packet Drive significantly optimizes backup and restore job times. The VXA drive’s Ready Mode has a reset time of 25 milliseconds and can be as much as 80 times faster than other tape device’s back-hitch operation, which can take up to two seconds to complete.
          The VXA Packet Drive also improves media reliability by gently slowing down to enter Ready Mode. By contrast, conventional tape drives must stop the forward motion, accelerate backwards and stop again, and then accelerate forward yet again. This back-hitch cycle introduces high tension backward and forward transient forces that accelerate media wear and can distort the tape. Over time and through use, this continual wear on the media can cause serious degradation of data reliability.
     LTO (Ultrium) Technology
          LTO™ (Ultrium™), the latest technology, offered by Hewlett-Packard, IBM and Quantum, is a high-performance tape technology offering versatility, reliability and performance. Our patented, award-winning ExaBotics (discussed below) make our automation products featuring LTO technology superior in engineering, quality and reliability. We were among the first manufacturers to offer automation featuring first and second generation LTO tape drives and the first to offer Fibre Channel in mid-range drives and libraries. We also integrated third generation LTO tape drives into our automation products in 2005. Our automation products featuring LTO technology offer the simplicity of plug-and-play capabilities and powerful remote management.
     MammothTape Technology
          We have also sold M2 tape drives based on MammothTape technology platforms, which are integrated systems encompassing both a helical-scan tape drive and advanced metal evaporated (“AME”) media. All aspects of the technology work together to optimize recording performance and to ensure the integrity of vital data. We have discontinued the manufacture and sale of Mammoth related drive and automation products in 2005.
     Automation and ExaBotics
          As indicated above, we also offer and support automated tape drive products. These automation products incorporate one or more tape drives and multiple media cartridges to provide much higher data capacities than using a single drive and, with more than one drive, higher data transfer rates.

2

          We currently offer automation products incorporating VXA and LTO (Ultrium) tape drives. Our automation products are designed to be scalable, allowing us to develop different sized autoloaders based on the same model, with the ability for expansion. This capability enables our designs to accommodate increases in customers’ data storage needs and allows our end users to protect their automation investment.
          We engineer our automation products to satisfy the reliability, service-ability and management requirements of storage networking. They combine the reliability of our ExaBotics with features such as optional Ethernet ports, hot-pluggable tape drive carriers designed to be serviced during operation, optional bar code scanners and removable magazines.
          ExaBotics is our patented robotics, based on our 20-year history of introducing new products to the industry. Exabyte engineers specify conservative electronics and ultra-reliable mechanical components that undergo intensive testing to ensure data security, accessibility and retrievability. Automation systems are designed to share electronics and processor architecture with drives, adding to reliability and economies of scale. Similarly, Exabyte’s self-calibrating, self-correcting firmware mirrors the simple, clean mechanical engineering. Automation products share a common firmware between drive generations and technologies, assuring the ability to use multiple interfaces with the same basic firmware set. With this approach, products perform well early in the design cycle and change little during qualification, resulting in mature products at the date of launch.
     Hardware Sales Data
          Sales of our tape drives, including end-of-life products, represented the following percentages of total revenue, less sales allowances (“net revenue”):

Year	% of Revenue

2003	30%
2004	32%
2005	23%
          Sales of automation products, including end-of-life products, represented the following percentages of net revenue:

Year	% of Revenue

2003	14%
2004	24%
2005	37%
     Our Tape Drive And Automation Products
          The following table presents all of Exabyte’s current products and their respective specifications:

3

Tape Storage by Exabyte

	Product	Positioning	Capacity*	Transfer Rate*	Interface	Media
VXA Packet Automation	430	Convenient rack-mount automated data storage for distributed networking environments	30 cartridges, up to 4.5 TB (compressed)	4 VXA-2 Packet drives, up to 173 GB/hour (compressed)	Ultra2 LVD SCSI	X Tape: X23, X10[1], X6[1]
VXA Packet Automation	VXA-320 PacketLoader 1x10 1U	VXA-320 automated backup solution with best in class rack data density, and economy.	10 Cartridges, up to 3.2 TB (compressed)	Up to 86.4 GB/hr (compressed)	HD LVD SCSI 3 Ultra 160	X Tape: X23, X10[1], X6[1]
VXA Packet Automation	VXA-2 to VXA-320 PacketLoader Upgrade Kit	Doubles the speed and capacity of existing VXA-2 PacketLoader 1x10 1U Installations in minutes.	Doubles VXA-2 PacketLoader 1x10 1U up to 3.2 TB capacity (compressed)	Up to 86.4 GB/hr (compressed)	HD LVD SCSI 3 Ultra 160	X Tape: X23, X10[1], X6[1]
VXA Packet Automation	VXA-2 PacketLoader 1x10 1U	VXA-2 automated tape backup in a space-saving 1U rack mount design	10 cartridges, up to 1.6 TB (compressed)	Up to 43.2 GB/hour (compressed)	Ultra2 LVD SCSI and FireWire	X Tape: X23, X10[1], X6[1]
VXA Packet Automation	VXA-2 PacketLoader 1x7	Affordable desktop automation—an ideal first step into automated data storage	7 cartridges, up to 1.1 TB (compressed)	1 VXA-2 Packet drive, up to 43.2 GB/hour (compressed)	Ultra2 LVD SCSI	X Tape: X23, X10[1], X6[1]
VXA Packet Drives	VXA-320 Packet Drive	Latest Generation of products built around the disaster tested VXA Packet Technology	160 GB (native) 320 GB (compressed)	12MB/s 43.2 GB/hr (native)	HD LVD SCSI 3 Ultra 160	X Tape: X23, X10[1], X6[1]
VXA Packet Drives	VXA-2 Packet Drive	Four times the capacity and twice the speed of DDS-4	80 GB (native), 160 GB (compressed)	6 MB/sec 21 GB/hr (native)	LVD, IDE/ATAPI and FireWire	X Tape: X23, X10[1], X6[1]
VXA Packet Drives	VXA-1 Packet Drive	Replacement technology of choice for end-of-life DDS drives	33 GB (native), 66 GB (compressed)	3 MB/sec 10.8 GB/hr (native)	LVD, IDE/ATAPI and FireWire	VXATape: V17, V10, V6
LTO Ultrium™ Automation	Magnum 8x143	Enterprise capability with midrange affordability Offered with LTO-1, LTO-2 or LTO-3 drives	143 cartridges, up to 28.6 TB with LTO-1 57.2 TB with LTO-2 114.4 TB with LTO-3	8 LTO-1/LTO-2/LTO-3 drives 864 GB/hr LTO-1 2 TB/hr LTO-2 4.6 TB/hr LTO-3	Ultra2 LVD SCSI Fibre Channel	Ultrium LTO-1, LTO-2 & LTO-3 data cartridges
LTO Ultrium™ Automation	Magnum 6x80	Expandable, feature-rich enterprise-class library at midrange pricing. Offered with LTO-1, LTO-2 or LTO-3 drives	80 cartridges, up to 12 TB with LTO-1 24 TB with LTO-2 48 TB with LTO-3	6 LTO-1/LTO-2/LTO-3 drives 648 GB/hr LTO-1 1.5 TB/hr LTO-2 3.4 TB/hr LTO-3	Ultra2 LVD SCSI Fibre Channel	Ultrium LTO-1, LTO-2 & LTO-3 data cartridges
LTO Ultrium™ Automation	221L	The most cost-effective LTO automated tape library in its class. Offered with LTO-1, LTO-2, or LTO-3 drives	21 cartridges, up to 4.2 TB with LTO-1 8.4 TB with LTO-2 16.8 TB with LTO-3	2 LTO drives. Up to 216 GB/hr with LTO-1, 504 GB/hr with LTO-2 1.1 TB/hr with LTO-3	Ultra2 LVD SCSI Fibre Channel	Exabyte LTO-1, LTO-2 or LTO-3 Exapaks
LTO Ultrium™ Automation	116L	Compact, affordable LTO alternative to standalone tape drives. Offered with LTO-1, LTO-2, or LTO-3 drives	10 cartridges, up to 2 TB with LTO-1 4 TB with LTO-2 8 TB with LTO-3	LTO drive. Up to 108 GB/hr with LTO-1 252 GB/hr with LTO-2 576 GB/hr with LTO-3	Ultra2 LVD SCSI	Exabyte LTO-1, LTO-2 or LTO-3 Exapaks
LTO Ultrium™ Automation	Magnum 1x7	Ultra-compact, most affordable and feature rich LTO autoloader on the market. Offered with LTO-2 or LTO-3 drive	7 cartridges, 2.8 TB with LTO-2 5.6 TB with LTO-3	LTO drive. 187 GB/hr with LTO-2 576 GB/hr with LTO-3	Ultra2 LVD SCSI	Ultrium LTO-1, LTO-2 or LTO-3 data cartridges
LTO Ultrium™ Drives	Magnum Tape Drive (LTO-2)	Exabyte's entry level, high performance 1/2" tape drive, delivering enterprise-class capacity and throughput	200 GB (native) 400 GB (compressed)	LTO drive. 252 GB/hr	Ultra-160 LVD SCSI	Ultrium LTO-1 & LTO-2 data cartridges
LTO Ultrium™ Drives	Magnum Tape Drive (LTO-3)	Exabyte's entry level, high performance 1/2" tape drive, delivering true enterprise-class capacity and throughput	400 GB (native) 800 GB (compressed)	LTO drive. 576 GB/hr	Ultra-160 LVD SCSI	Ultrium LTO-1, LTO-2 & LTO-3 data cartridges

*Library and drive specifications are compressed. VXA assumes a 2:1 compression ratio. LTO Ultrium assumes a 2:1 compression ratio. Compression, capacity and throughput will vary dependent upon type of data and system configuration. All specifications are subject to change without notice. [1]Requires VXA-2 Drive firmware version 2105 or newer.

©2005 Exabyte Corporation. Exabyte and VXA are registered trademarks of Exabyte Corporation. All other trademarks are the property of their respective owners.

02008.17

430 convenient rack – mount accommodated data storage for distributed networking environments 30 catridges, up to 4.5 tb (compressed ) 4 vxa – 2 packet drives, up to 173 gb/hr ( compressed ultra 2 lvd scsi x tape :x23, x 10[1] , x6[1]
vxa – 320 packet loader 1x 10 1 u vxa – 320 automated backup solution with best in class rack data density, and economy,l 10 catridges, up to 3.2 tb (compressed) up to 66.4 gb / hr ( compressed) hd lvd scsi 3 ultra 160 x taPE ; x 23, X 10[1], X 5[1]
VXA – 2 TO VXA – 320 packet loader upgrade kit double the speed and capacity of existing vxa –2 packet loader 1x 10 u instatous in minutes. Double vxa-2 packet loader 1x10 1u up to 3.2 tb ( capacity ( compressed) up to 86.4 gb/hr ( compressed) hd lvd scsi 3 ultra 160 x tape x 23 , x10[1] , x6[1]
VXA – 2 Packet Loader 1x 10 1U VXA – 2 automated tape backup in a space – saving 1u rack mount design 10 catridges, up to 1.6 TB(compressed) Up to 43.2 hour ( compressed) Ultra2 LVD SCSI and FireWire x Tape: x23, x10[1] , x6[1]
VXA –2 Packet Loader 1x7 Affordable desktop automation – an ideal first step into automated data storage 7 cartridges, up to 1.1 TB(compressed) Ultra 2 LVD SCSI x Tape : X 23 , x10[1] x6[1]
VXA – 320 Packet Drive Latest Generation of products built around the disaster tested VXA Packet Technology 160 GB (native 320 GB(compressed) 6MB/sec 21 GB/hr (native) LVD, IDEIATAPI and Fire Wire X Tape: X23, X10[1], X6[1]
VXA –1 Packet Drive Four times the capacity and twice the speed of DDS –4 80 GB native 160 GB (compressed) 6 MB/sec 21 GB/hr ( native) LDV, IDE/ATAPI and Fire Wire VXATape : V17, V10 ,V6
VXA –1 Packet Drive Replacement technology of choice for end-of-life DDS drives 33 GB(compressed) 3MB/sec 10.8 GB/hr (native LVD,IDE/ATAPI and FireWire VXATAPE: V17,V10,v6
Magnum 6x60 Expandable, feature-rich enterprise class library at midrange pricing office with LTO-1, LTO-2 or LTO-3 drives 143 cartridges, up to 28.6 TB WITH lto-1 57.2 TB WITH LTO-2 114.4 TB with lto-3 8 lto –1/ lto-2/lto-3 drives 864 gb/hr lto-1 2tb/hr lto-1 2tb/hr lto-2 4.6 tb/hr lto-3 ultra 2 lvd scsi fibre channel ultrum lto –1, lto –2, & lto-3 data cartridges.
magnum 6x60 Expandable, feature-rich enterprise-class library at midrange pricing. Offered with LTO-1,LTO-2 or lto-3 drives 60 cartridges, up to 12 tb with lto-1 24 tb with lto-2 48 tb with lto-3 6 lto –1 lto-2/ lto-3 drives 648 gb/hr lto-1 1.5 tb/hr lto –2 3.4 tb/hr lto-3 ultra 2 lvd scsi fibre channel ultrium lto-1, lto-2 & lto –3 data cartridges
221l the most cost-effective lto automated tape library in its class. Offered with lto-1, lto-2 or lto-3 drives. 21 cartridges, up to 4.2 tb with lto-1 8.4 tb with lto-2 16.8 tb with lto-3, 2 lto drives. up to 216 gb.hr with lto –1 , 504 gb/hr with lto-2 1.1 tb/hr with lto-3 / ultra 2 lvd scsi fibre channel Exabyte lto-1, lto-2, or lto-3 exapaks.
110l compact, affordable lto alternative to standalone tape drives. Offered with lto-1, lto-2, or lto-3 drives 10 catridges, up to 2 tb with lto –1, 4 tb with lto-2, 8 tb with lto-3 lto drives, up to 108 gb/hr with lto-1 252 gb/hr with lto-2 576 gb/hr with lto-3 ultra 2 lvd scsi exabyte lto-1,lto-2 or lto-3 exapaks.
Magnum 1x7 ultra-compact, most affordable and feature rich lto autoloader on the market. offered with lto –2 or lto –3 drives , 7 cateridges, 2.8 tb with lto-2 5.6 tb with lto – 3 lto drive. 187 gb/ hr with lto –2 576 gb/hr with lto –3 ultra 2 lvd scsi ultrium lto –1 , lto –2 or lto –3 data cartridges magnum tape drives (Lto –2) Exabyte’s entry leval, high performance 1/2* tape drive, delivering enterprise class capacity and throughput 200 gb ( native ) lto drive. 400 gb/ compressed) lto drive. 252 gb/ hr ultra – 160 lvd scsi ultrium lto –1 & lto –2 data cartridges
Magnum tape drive lto –3 exabyte’s entry leval, high performance 1/2 tape drive, delivering true enterprise class capacity and throughput 400 gb(native) 800 gb (compressed) lto drive. 578 gb/hr ultra –160 lvd scsi ultrum lto –1 lto –2 and lto –3 data cartridges

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     Anticipated Future Tape Drive Products
          We expect to introduce the VXA-4 tape in 2008. Current specifications for this drive anticipate a 320 GB native (640 GB compressed) capacity and a 24 MB per second native (48 MB per second compressed) transfer rate. (Compressed data assumes a 2:1 compression ratio.)
          We cannot assure that any of the products we have announced or are developing will be successfully developed, made commercially available on a timely basis or achieve market acceptance.
     Media Products And Sales Data
          As shown in the above table, we sell various types of media cartridges, as well as cleaning cartridges and data cartridge holders, for our tape drive and automation products. The high-quality media, produced by multiple third parties, is available in different lengths and formats to handle various data storage requirements. As discussed in more detail below, we market all our media products exclusively through Imation Corp.
          Sales of media and media related products represented the following percentages of net revenue:

Year	% of Revenue

2003	47%
2004	40%
2005	39%
          Media sales represent a significant portion of our total net revenue. Media revenue in 2004 reflects lower unit sales prices as a result of our Media Distribution Agreement with Imation that was consummated in November 2003. This agreement was modified effective October 31, 2005, such that our revenue and gross margin upon the sale of media products will increase beginning January 1, 2006. We depend on a continuous supply of media to use with our VXA and MammothTape products. We cannot sell our products or grow our product lines without a sufficient supply of media. We transact business with our media suppliers through supply agreements or purchase orders which may be cancelled by the suppliers on short notice.
     VXA Media
          We currently offer for sale two types of media cartridges for use with our VXA Packet Technology products. V Tape was the first version of VXA tape cartridges released for use with VXA-1 and VXA-2 Packet Drives and autoloaders. X Tape is the newest version of media cartridges designed for use with only VXA-2 and VXA-320 drives and autoloaders. V Tapes and X Tapes share similar cartridge shells, come in a variety of tape lengths, utilize AME (Advanced Metal Evaporative) media and offer the same read/write speeds and capacities. However, X Tapes are specifically designed for higher performance, with a lower cost achieved through increased manufacturing volumes.
     AME Media with SmartClean
          AME media with SmartClean technology is only available for use with M2 tape drives and includes a section of cleaning tape at the beginning of each data cartridge. We specifically designed this cleaning tape to remove chemical films that can build up on recording heads. These films are caused by organic compounds and cannot be removed by other cleaning methods. The M2 drive keeps statistics on its own operation and activates the SmartClean technology when the drive needs cleaning. With normal use, extra cleaning cartridges are needed less frequently. Although we have discontinued our MammothTape-related hardware products in 2005, we will continue to supply AME media to the existing installed customer base of MammothTape-related products for the next several years.

5

     Outsourcing Philosophy
          As discussed in greater detail below, we currently outsource our:
•	manufacturing of hardware and media products;

•	repair and onsite service, including warranty services;

•	world-wide technical support operations which includes response to customer inquiries; and

•	distribution of our media products to our customers and end-users.
          We believe that outsourcing these functions helps us operate in a more efficient and cost-effective manner. Outsourcing enables us to focus on our core mission: to design innovative products that meet our customers’ evolving needs.
     Service and Support
          We offer a full range of warranty and post-warranty repair services for our tape drive, library and media products. We deliver these services pursuant to agreements with Teleplan Service Logistics, Inc., (“Teleplan”) which is the exclusive provider of our repair services and Anacomp, Inc. (“Anacomp”) which provides our on-site customer service. Teleplan performs all in-warranty and out-of-warranty depot repairs of our storage products. Pursuant to these agreements, we receive royalties relating to all out-of-warranty repair services and revenue from on-site customer services.
          Our agreements with Teleplan and Anacomp terminate in June of 2006 and January of 2008, respectively, unless otherwise extended by the parties. Either party may terminate the agreement earlier upon a material default by the other party.
          Revenue from service and support programs represented the following percentages of net revenue:

Year	% of Revenue

2003	10%
2004	7%
2005	6%
          Both revenue from, and the cost of, warranty and repair services has decreased as a result of our outsourcing of these functions.
Our Customers
          We market our products worldwide through distributors, resellers and OEMs. We sell our new hardware products initially to distributors and resellers who evaluate, integrate, and adopt new technologies more rapidly. OEM sales generally increase (relative to reseller sales) if the new product successfully completes the necessary qualification process. We believe that a successful business model includes a majority of our revenue coming from OEM customers and, accordingly, an integral component of our business strategy is increasing market share with existing and new OEM customers.
     Imation
          We distribute our media products pursuant to an agreement with Imation Corp. (“Imation”), which is our exclusive worldwide distributor of our media products. We sell our media products exclusively to Imation, and Imation manages our media brand and provides sales, marketing and distribution services to our distribution, reseller and OEM customers. Our agreement with Imation has an indefinite term, but provides for termination by Imation upon 180 days prior written notice to us, or upon a material default by either party. If Imation terminates the agreement due to our material default, we must return a prorated portion of the distribution fee we received from Imation. All reported media revenue in 2004 and 2005 consists of sales solely to Imation. As discussed more fully in

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“Management’s Discussion and Analysis of Financial Condition and Results of Operations”, we modified our Agreement with Imation on October 31, 2005.
          Imation is a developer, manufacturer and supplier of magnetic and optical removable data storage media. Imation believes it has one of the broadest product lines in the industry-spanning from a few megabytes to hundreds of gigabytes of capacity in each piece of media. It serves customers in more than 60 countries, in both business and consumer markets, and has more than 300 data storage patents in the U.S. alone.
     OEM Customers
          OEM customers incorporate our hardware products as part of their own systems, which they then sell to their customers under their own brand name. We work closely with our OEM customers during early product development stages to help ensure our products will readily integrate into the OEM’s systems.
          Product sales to OEMs represented the following percentages of net revenue:

Year	% of Revenue

2003	20%
2004	24%
2005	23%
          We believe our success depends on OEMs adopting our products, particularly the VXA packet tape technology, as well as increasing our market share with OEMs with whom we have an existing relationship.
     Distributor and Reseller Customers
          Our distributor and reseller customers, including Imation, purchase hardware and media products for resale. Reseller customers may provide various services to their customers, such as:
•	distribution;

•	financial terms and conditions;

•	pre-sales, sales and/or post-sales system upgrades; or

•	other value-added products and/or services.
          Sales to distributors and resellers, including Imation, represented the following percentages of net revenue:

Year	% of Revenue

2003	64%
2004	70%
2005	73%
     Sales to the Government
          We do not sell our products directly to federal, state or local governments. We support our reseller customers that sell directly to the government through various government-directed programs and other sales and marketing services. We believe that the government business currently represents approximately 11% of our total non-OEM net revenue.
     International Customers
          We market our products overseas directly to international OEMs and resellers. We also serve OEMs and end users through our international resellers. International resellers, which have rights to sell our products in a country or group of countries, serve each of our international markets. International sales will continue to represent a significant portion of our revenue for the foreseeable future and expanding our revenue in non-US geographic markets is a key component of our overall business strategy. In addition, certain of our domestic customers may ship a significant portion of our products to their overseas customers.

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          As noted under “Our Business Risks,” the European Community recently enacted new regulatory requirements related to the Reduction of Hazardous Substances (“RoHS”). We have re-engineered our VXA-2 drives, VXA Packetloaders and our recently introduced LTO Magnum 1x7 automation product to meet the RoHS requirements. In addition, our VXA-320 drive was RoHS compliant when introduced, and all new products developed in the future will be RoHS compliant. Although meeting these requirements has required additional financial and engineering resources, we believe RoHS will create additional opportunities for us, as certain of our competitors may not develop RoHS compliant versions of their existing products.
          International sales accounted for the following percentages of net revenue:

Year	% of Revenue

2003	31%
2004	29%
2005	30%
     Principal Customers
          A partial list of our customers includes IBM, Imation, Fujitsu Siemens Computers, Apple Computer, Tech Data, Ingram Micro and CDW. We have customers who are also competitors, such as IBM with their LTO(Ultrium) tape drive. We have several customers whose sales account for 10% or more of our net revenue, as noted below:

	2003	2004	2005

Imation	9%	40%	41%
Tech Data	16%	11%	16%
Ingram Micro	16%	9%	12%
Fujitsu Siemens	6%	9%	10%
IBM	7%	13%	9%
Manufacturing
          We are currently outsourcing all of our manufacturing processes, including the manufacturing of our tape drives, automation products and media. Many of our products are obtained from sole-source suppliers. We have executed master purchase agreements with some of our sole-source suppliers as indicated elsewhere in this prospectus and conduct business with the rest of our suppliers on a purchase order basis. We rely heavily on our suppliers to produce the components for our products, or the products themselves.
     Tape Drives and Automation
          We have entered into agreements with various suppliers for the manufacture of our tape drive and automation products. Hitachi Ubiquitous Company (“Hitachi”) supplies us with our VXA drives and was the supplier for Mammoth tape drives. Beginning in January 2004, ExcelStor ESGW International Limited (“ExcelStor”) manufactures our VXA-2 Packetloader 1x10 1U and LTO Magnum 1x7 automation products. We anticipate that ExcelStor will also manufacture new future automation products as well. Shinei International, a Solectron Company (“Shinei”), manufactures our other legacy automation products and will likely continue to do so until these products are discontinued in the future. We continually evaluate the performance of our suppliers and opportunities for cost improvements resulting from alternative suppliers and the relocation of manufacturing to lower cost geographic locations.
          These agreements are generally for terms ranging from one to four years, may provide for automatic renewals unless terminated by either party and may be terminated upon notice periods ranging from 60 to 180 days.
     Media
          Currently, we obtain our media pursuant to supply agreements and/or purchase orders from three suppliers:
•	Matsushita Electric Industrial Co. Ltd. (“MEI”);

•	TDK Corporation (“TDK”); and

•	Sony Corporation (“Sony”).

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Our Engineering, Research and Development
          The market for data storage devices is highly competitive. We believe that this competition is based largely on the improvements in technology, which increase speed and reliability of storage products and at the same time reduce the cost of those products. With this in mind, we have concentrated our research and development on enhancing existing products and developing new products that will improve the performance and cost of current tape drive offerings. Our engineering, research and development expenses were approximately $9.8 million, $9.2 million and $9.4 million in 2003, 2004, and 2005, respectively. The decreases in these costs are the result of significant headcount reductions and lower costs for external engineering, net of an increase in costs incurred in developing new VXA drive and automation products and LTO automation products. We believe that we will continue to have the necessary resources in place to meet all technology and new product development-related milestones in 2006.
Information Regarding Our Patents and Proprietary Information
          We rely on a combination of patents, copyright and trade secret protections, non-disclosure agreements, and licensing arrangements to establish and protect our proprietary rights. As of February 16, 2006, we held a total of 104 patents, of which one was issued in 2005, and 8 are pending applications in the United States. All of these patents relate to technologies and other aspects of our tape drive and automation products. However, due to the rapid pace of technological change in the tape storage industry, we believe factors such as knowledge, ability and experience of our employees, new product introductions and frequent product enhancements may be more significant to our business than patent and trade secret protection.
          Our VXA-1 tape drive was previously manufactured by AIWA. As part of the transfer of that manufacturing relationship, we entered into a technology transfer and license agreement with AIWA, whereby AIWA granted us a non-exclusive license to utilize certain AIWA related VXA technologies related to the design and production of the VXA-1 and VXA-2 tape drives for a royalty based on the purchase price of these products from another manufacturer. VXA-320 and future VXA drives are not subject to this royalty fee.
Information Regarding Our Backlog
          We believe that the backlog of purchase orders at the end of any quarter or year is not a meaningful indicator of future sales. Our customers typically are not obligated to purchase minimum quantities of our products. Lead times for the release of purchase orders depend upon the scheduling practices of each customer. We believe that, based upon past order histories, the rate of new orders may vary from month to month. Customers may cancel or reschedule orders without penalty. In addition, our actual shipments depend upon our production capacity and component availability, and we endeavor to fill purchase orders within three weeks.
Information Regarding our Inventory Levels
          We strive to maintain appropriate levels of inventory. Excessive amounts of inventory reduces our cash available for operations and may cause us to write-off a significant amount as excess or obsolete. Inadequate inventory levels due to forecasting variances or lack of liquidity may make it difficult for us to meet customer product demand, resulting in decreased revenues.
          Our goal is to maintain flexibility in our inventory control systems in order to meet customer request dates for product shipments. As such, we generally build our products to customer forecasts and point-of-sale data provided to us by our distributors and resellers. We attempt to maintain approximately two weeks of finished goods inventory at any given time and believe that this is an appropriate level which allows us to meet these goals. In striving to maintain the proper inventory levels, we go through several steps each month to help us evaluate our inventory levels and maintain them at the appropriate levels. We review sales forecasts and past sales data and evaluate any OEM inventory level requirements for their hubs in determining a rolling monthly inventory forecast. Additionally, we restrict purchases of inventory to conform with our inventory forecast and to meet the need for long lead-time inventory products.
          In addition to our inventory controls, we believe that we must accurately time the introduction and end-of-life of our products into and out of the data storage market. Accurately timing the release of new products is important to the sales of existing products. The timing of declaring an existing product as end-of-life could

9

negatively impact revenue and result in excess product inventory and subsequent inventory write-downs. We continually evaluate our product life cycles. Delays in the timing, or our inability to successfully introduce a new product could adversely affect our results of operations.
Our Competition
          The data storage market is extremely competitive and subject to rapid technological change. We believe that competition in the data storage market will continue to be intense, particularly because manufacturers of all types of storage technologies compete for a limited number of customers.
          The success of any future hardware products depends on:
•	timely development and introduction;

•	customer acceptance;

•	adequacy of supply capacity;

•	customer transition to these future products;

•	OEM qualification and adoption; and

•	media availability.
          Although tape has historically been the preferred medium for data storage backup, companies are developing new technologies for this market, which include:
•	Optical Disk

•	Optical Tape

•	DVD

•	Holographic Storage

•	Magneto-optics

•	Magnetic Disk
          We may also experience competition from new storage architectures, such as SANs, network attached storage and virtual storage.
          Our tape drives face significant competition from current and announced tape drive products manufactured by Quantum, Hewlett Packard, Sony and the LTO Consortium. The specifications of some of these drives indicate greater data capacities and transfer rates than our tape drive products. We believe that our VXA tape drives are a low cost, competitive alternative to competing products when compared on the basis of performance, functionality and reliability. In turn, we offer LTO(Ultrium) technology through our automation products.
          Our automation products face competition from companies such as Advanced Digital Information Corporation, Quantum, Overland Data, Sun Microsystems and QualStar. Significant competition may also develop from companies offering erasable and non-erasable optical disks, as well as other technologies.
          Our media products are generally proprietary and are only sold by us through Imation. However, Sony does manufacture certain legacy media products and we compete with them based on price and product availability.

10

Our Employees
          As of the dates indicated, we had full-time and part-time employees (worldwide), consisting of:
     March 13, 2003
          Total full- and part-time employees: 318

Business Group	Employees
Corporate and Business	34
Engineering, Research and Development	153
Customer Unit	58
Sales	73
     January 7, 2004
          Total full- and part-time employees: 199

Business Group	Employees
Corporate and Business	35
Engineering, Research and Development	62
Customer Unit	52
Sales	50
     February 22, 2005
          Total full- and part-time employees: 182

Business Group	Employees
Corporate and Business	30
Engineering, Research and Development	67
Customer Unit	37
Sales	48
     January 18, 2006
          Total full- and part-time employees: 162

Business Group	Employees
Corporate and Business	29
Engineering, Research and Development	66
Customer Unit	25
Sales	42
          Our success depends significantly upon our ability to attract, retain and motivate key engineering, marketing, sales, supply, support and executive personnel.
Available Information
          We will make available free of charge through our website, http://www.exabyte.com, this annual report, our quarterly reports on Form 10-Q, our current reports on Form 8-K, and amendments to such reports, as soon as reasonably practicable after we electronically file or furnish such material with the Securities and Exchange Commission.

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          In addition, we will make available, free of charge upon request, a copy of our Ethics Code, which is applicable to all of our employees, including our principal executive officers. For a copy of this code, please contact the Corporate Secretary.
ITEM 1A.
RISK FACTORS
Our Business Risks
     General Information About These Business Risks
          Following is a discussion of certain risks that may impact our business. If any of the following risks actually occurs, our business could be negatively impacted. The risks and uncertainties described below are not all inclusive. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may negatively impact our business. You should carefully consider the risks described below. If any of the following risks should actually occur, our existing business, future business opportunities, financial condition or results of operations would likely be negatively affected. In such case, the trading price of Exabyte common stock or other securities could decrease, and you may lose all or part of your investment.
     We may need additional funding to support our operations.
          We have incurred operating losses over the last six years. As a result, we have taken several actions to raise capital, including the sale of preferred stock in 2004, the sale of the Convertible Notes in 2005, revisions to our bank line of credit with overadvance guarantees in 2003, a new bank line of credit in 2005, restructuring notes payable to suppliers in 2003, 2004 and 2005, and entering into the Media and Distribution Agreement with Imation in November 2003. We also believe the modification of the MDA effective January 1, 2006, and the related increase in gross margin on the sale of our media products, improves our opportunity for future profitability. In any event, we believe that profitable operations will be necessary to support and expand our operations in the future. In addition, we continue to evaluate our potential need for additional capital, and various strategic alternatives that could result in such additional capital and increase our liquidity. It is uncertain whether additional capital would be available if needed. See Management’s Discussion and Analysis of Financial Condition and Results of Operations — “Liquidity and Capital Resources” for a discussion of these alternatives and the impact of the MDA modification.
The uncertainty regarding our ability to continue as a going concern may affect the willingness of customers and suppliers to work with us, as well as our ability to obtain inventory and finished goods in a timely manner.
          As a result of our limited liquidity, the report of our independent registered public accounting firm on our consolidated financial statements, as of and for the year ended December 31, 2005, contains an explanatory paragraph regarding the uncertainty relating to our ability to continue as a going concern. Ongoing concerns about our financial condition have impacted our dealings with third parties, such as customers, suppliers and creditors, and the continuation of such concerns could have a material adverse effect on our business and results of operations in the future. Future liquidity issues could prevent us from making timely payments to our suppliers which could restrict our ability to obtain products and meet our customers’ demands. This situation has occurred in the past and, if it recurs, would materially and adversely impact our revenue, results of operations and financial condition, our competitive position in our market, and possibly our ability to continue operations.
We need to expand existing OEM customer relationships and develop new OEM customers for our VXA and Other products in order to be successful.
          Our product sales depend heavily on OEM qualification, adoption and integration. OEM sales are a key component of our revenue, and many reseller and smaller OEM customers delay their orders until larger OEMs adopt and integrate our products. We have established a number of relationships with OEM customers for our VXA and LTO Automation products, but the revenue from these OEMs has not grown as rapidly as expected which has affected our ability to become profitable. Our competitive position and ability to achieve future profitable operations

12

may be negatively impacted unless we are able to establish additional relationships with OEM customers and increase our market share with existing customers.
     Our profitability depends on decreases in our direct product costs.
          Although we believe we must increase our sales to OEM customers, who generally pay lower prices than other customers, we must also continue to improve our gross margins. Accordingly, we must lower our product costs, which involves revising existing supply agreements, potentially transitioning our outsourced manufacturing to other suppliers, relocating such manufacturing to lower cost geographic locations, or increasing our sales volumes to obtain lower prices. We continually evaluate our product costs and the appropriate actions necessary to increase our gross margins. Any transition to a new outsourcing manufacturer or location would include the risk of interruption of product supply and delays in meeting our customers’ demands.
     Our profitability is dependent upon increased media revenue.
          Since November 2003, we have sold all of our proprietary media products to our exclusive distributor, Imation. Our sales prices to Imation were less than the prices we previously realized for these products. Although the modification of our MDA with Imation results in an increase in our overall gross margin on media products, we continue to be dependent on Imation to maintain or increase sales volumes of our media products.
We are subject to significant risks regarding foreign operations, regulatory requirements and fluctuations in foreign currency.
          Many of our key components and products are manufactured overseas in countries such as Japan, China, Singapore and Malaysia. Because we depend on foreign sourcing for our key components, products and subassemblies, our results of operations may be materially affected by:
•	reduced intellectual property protections;

•	foreign government regulations;

•	foreign tax regulations;

•	foreign exchange control regulations;

•	import/export restrictions;

•	foreign economic and/or political instability; and

•	tariffs, trade barriers and other trade restrictions by the U.S. government in products or components shipped from or to foreign sources.
          Our international involvement is also subject to other risks common to foreign operations, including government regulations, foreign exchange or import restrictions or tariffs imposed by the U.S. Government on products or components shipped from another country. Additionally, the sale of our products to domestic federal or state agencies may be limited by the Buy America Act or the Trade Agreement Act to the extent that we incorporate components produced overseas into our products.
          Additionally, a note payable to a supplier is denominated in the Yen at a fixed conversion rate and our foreign subsidiaries incur significant operating costs that are payable in foreign currencies. Accordingly, foreign currency fluctuations affect our results of operations. Please see “Market Risk” in Item 7A below for more information.
          The European Community recently enacted new regulatory requirements related to the Reduction of Hazardous Substances (“RoHS”). These RoHS regulations state that products sold into Europe, beginning in July 2006, comply with specific guidelines stated in the regulations. RoHS has required us to perform substantial modifications to our hardware products, and may result in our discontinuing the sale of certain non-complying products to our European customers. Continued compliance with RoHS regulations may result in increased engineering costs and could negatively impact revenue from European customers.

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Our manufacturers may be unable to meet our product demand, implement product engineering changes on a timely basis, or produce product at a commercially reasonable cost.
          We currently outsource all of our manufacturing processes and due to the time and expense involved in moving the manufacturing to another party, we heavily depend on our existing third party manufacturers for our products. If our manufacturers cannot meet our product demand, or cannot or will not implement product changes on a timely basis, we would be unable to fill customer orders and our results of operations and financial condition would be adversely impacted. In addition, should our manufacturers be unable to produce our products at commercially reasonable costs, our gross margins would be negatively impacted. Our dependence on third party manufacturers can also adversely affect our ability to negotiate the terms of our future business relationships with these parties.
     Our revenue is concentrated with a limited number of customers.
          In 2005, our five largest customers accounted for 87% of our revenue. We do not require minimum purchase obligations from our customers, and they may cancel or reschedule orders at any time, prior to shipment, without significant penalty. Losing one or more key customers would adversely affect our results of operations.
Our dependencies on sole-source suppliers may affect our control over delivery, quantity, quality and cost of products.
          We, or our third party contract manufacturers, obtain all the components to make our products from third parties. We rely heavily on certain sole-source suppliers (one supplier providing us with one or more components) to develop and/or manufacture critical components for our tape drives or libraries. A shortage of any component would directly affect our ability to manufacture the product. In addition, by relying on sole-source suppliers, we have risks related to:
•	delivering components on schedule;

•	manufacturing a high volume of components;

•	maintaining the highest possible product quality when manufacturing; and

•	managing manufacturing costs.
          If we are unable to obtain finished goods in sufficient quantities and in a timely manner to meet our customers’ needs, we may consider relocating certain of our third-party manufacturing activities to other suppliers. This process could interrupt the supply of products and we would incur additional costs related to any change in supplier.
Managing our inventory levels is important to our cash position and results of operations.
          Excessive amounts of inventory reduces our cash available for operations and may result in charges for excess or obsolete materials. Inadequate inventory levels may make it difficult for us to meet customer product demand, resulting in decreased revenue. An inability to forecast future product revenue or estimated life cycles of products may result in inventory related charges that would negatively affect our results of operations and financial condition.
The storage backup market is very competitive and such competition may cause us to decrease our product pricing or affect our market share.
          Many of our current and potential competitors have significantly greater financial, technical, and marketing resources than us. We can expect our competitors to aggressively market helical scan, mini cartridge, half-inch cartridge, optical or other storage product technologies. These technologies may be equivalent or superior to our own technologies, or may render some of our products non-competitive or obsolete. In order to compete under these pressures, we must adapt our technologies to competitive changes affecting speed, capacity and costs of storage products, including price erosion.

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          Technology typically changes and advances quickly in the high technology industry. In order to successfully compete in this industry, our future products must apply and extend our current technology, as well as keep pace with new technology developments. Factors which impact our ability to compete include:
•	rapid development of tape drive technologies;

•	customer and OEM adoption of VXA technology and our LTO automation products;

•	compatibility of tape drives to other data storage products;

•	data storage density and transfer rate;

•	customer confidence and familiarity with our products and technologies;

•	product reliability; and

•	price.
          If any new technology provides users with similar or increased benefits than tape, tape technology could become obsolete.
     Our proprietary rights may not be fully protected.
          Although we file patent applications for our products when appropriate, patents may not result from these applications, or they may not be broad enough to protect our technology. Other parties may also challenge, invalidate or circumvent our patents. Occasionally, third parties ask us to indemnify them from infringement claims and defending these infringement claims may result in long and costly litigation, which could potentially invalidate a patent. We may attempt to secure a license from third parties to protect our technology but cannot assure that we would succeed. Much of our third party manufacturing utilizes proprietary technology, and we may extend licenses of this technology to our third party manufacturers. However, we cannot assure that our third party manufacturers will adhere to the limitations or confidentiality restrictions of their license. Also, laws in foreign jurisdictions may not fully protect our intellectual property rights, which, in turn, may adversely affect our ability to use such technology and our results of operations.
     We depend on key employees to develop, introduce and sell our products.
     There is intense competition for qualified employees. Competition for employees is based upon, among other things, base salary, stock-based compensation, ownership investment and high turnover rates in technology and other companies generally. As a result, we may lose or fail to recruit needed employees.
     Losing or failing to recruit a key employee could:
•	delay product development schedules;
•	interrupt team continuity;
•	result in losing proprietary information to competitors or other third parties;
•	increase our administrative costs; and
•	adversely affect our results of operations.

15

ITEM 2.
PROPERTIES
          Our corporate offices, including our research and development and limited manufacturing facilities, are located in Boulder, Colorado, in leased buildings aggregating approximately 76,712 square feet. As discussed more fully in Management’s Discussion and Analysis of Financial Condition and Results of Operations, we ceased use of several other leased facilities during 2003 and settled our remaining obligations under the related leases The lease terms on our present facilities expire in 2010. Although we do not currently anticipate expanding our operations, we believe that we have enough space available if further expansion becomes necessary. The following chart identifies the location and type of each Exabyte property:

OFFICE TYPE	DOMESTIC	INTERNATIONAL

R&D & Mfg.	Boulder, CO
Procurement	Boulder, CO	Tokyo, Japan
Service	Boulder, CO	Singapore
Sales & Support	Boulder, CO	Singapore
Frankfurt, Germany
Shanghai, China
Hong Kong, China
Paris, France
Beijing, China
Sydney, Australia
ITEM 3.
LEGAL PROCEEDINGS
          We are, from time to time, subject to certain claims, assertions or litigation by outside parties as part of our ongoing business operations. The outcomes of any such contingencies are not expected to have a material adverse impact on our consolidated financial condition, results of the operations or cash flows.
ITEM 4.
          Not Applicable.

16

PART II
ITEM 5.
MARKET FOR THE REGISTRANT’S COMMON STOCK
AND RELATED STOCKHOLDER MATTERS
          Exabyte’s common stock is traded on the Over-The Counter Bulletin Board under the symbol “EXBY”. From October 19, 1987 until February 26, 2003, Exabyte’s common stock was traded on the Nasdaq National Market and from February 26, 2003 until March 24, 2003 on the Nasdaq SmallCap Market.
          For the calendar quarters indicated, the following table presents the high and low bid prices of our common stock as reported on Nasdaq or the OTC Bulletin Board, as applicable (as adjusted for the 10:1 reverse split effected October 31, 2005):

Fiscal Year	High	Low
2004
First Quarter	$17.60	$7.00
Second Quarter	9.70	7.10
Third Quarter	8.60	4.30
Fourth Quarter	7.20	3.00

2005
First Quarter	$5.40	$2.60
Second Quarter	4.40	1.80
Third Quarter	3.20	1.70
Fourth Quarter	2.95	0.75

2006
First Quarter (through March 1, 2006)	$1.27	$0.75
          On March 1, 2006, we had 561 holders of record of our common stock. The reported closing price of the common stock was $0.80. We have never paid cash dividends on our common stock, and we presently intend to retain any earnings for use in our business and do not anticipate paying any cash dividends on our common stock in the foreseeable future. In addition, we are prohibited under the terms of our line of credit agreement with our bank from declaring or setting aside any cash dividends.
RECENT SALES OF UNREGISTERED SECURITIES.
Director Compensation
          During 2005, the Company issued a total of 49,453 shares to its outside directors as payment for 2004 and 2005 director fees. Of these shares, 5,843 shares were issued on January 6, 2005, 10,308 shares were issued on April 15, 2005, 10,429 shares were issued on May 1, 2005, 10,878 shares were issued on July 1, 2005 and 11,995 shares were issued on October 1, 2005.
          The Company believes that these issuances are not considered sales for purposes of the registration requirements of the Securities Act of 1933. In addition, we believe that these parties met the standards for purchasers in a non-public offering, the Company made no general solicitation, and the Company also relied upon an exemption from securities registration for a non-public offering in issuing these shares.

17

Preferred Stock Transactions
          On May 3, 2004, the Company completed the sale of 25,000 shares of newly authorized Series AA preferred stock for $1,000 per share, and warrants to purchase 750,000 shares of common stock for total gross proceeds of $25,000,000. Each share of Series AA preferred stock has an initial dividend rate of 5% and is currently convertible into 556 shares of common stock at $1.80 per share. The warrants have a term of five years and an exercise price of $1.80 per share. In addition, in connection with the issuance of the Series AA preferred stock, all shareholders of the Company’s existing Series H and Series I preferred stock exchanged such shares, and accumulated dividends, for shares of Series AA preferred, on an as-converted common stock equivalent basis, and warrants. See Note 6 to the Consolidated Financial Statements in this Report for additional information on these transactions.
          During 2004 and 2005, Exabyte issued 286,049 and 1,186,385 shares, respectively, of its common stock as dividends on the Series AA preferred. The company believes that these issuances may not be sales for purposes of registration requirements of the Securities Act of 1933. In addition, we believe that the parties who received the dividends and the Series AA shares met the standards for purchases in a non-public offering, the Company made no general solicitation and the Company thus relied upon an exemption from securities registration for a non-public offering in issuing these shares as dividends.
Convertible Notes Transaction
          On October 31, 2005, we completed the sale of $9,550,000 of 10% Secured Convertible Subordinated Notes (“Convertible Notes”) and warrants to purchase 4,775,000 shares of common stock. The Convertible Notes are payable interest only through 2010, at which time the principal amount is due in total. Interest on the Convertible Notes is payable quarterly in common stock of the Company. The principal amount of the Convertible Notes is convertible into common stock at $1.80 per share. The exercise price of the warrants, which have a five-year term, is also $1.80 per share. The Convertible Notes are collateralized by a security interest in all of our assets and are subordinate to the security interest granted, and our indebtedness, under our line-of-credit agreement with Wells Fargo. See Notes 4 and 7 to the consolidated financial statements included herein for additional information on this transaction.
          We believe that the parties who received the Convertible Notes and related warrants met the standards for purchases in a non-public offering, the Company made no general solicitation and the Company thus relied upon an exemption from securities registration for a non-public offering in issuing these securities.

18

STOCK PLANS
          The following table provides information regarding the Company’s equity compensation plans, which consist of Exabyte’s Incentive Stock Plan, 1997 Non-Officer Stock Option Plan, 2004 Employee Stock Option Plan, 2005 Employee Stock Option Plan and options granted to the Company’s CEO outside of the Incentive Stock Plan as of December 31, 2005. The Company also has an employee stock purchase plan which invests only in common stock of the Company, but which is not included in the table below.

			Number of securities
			remaining available for
			future issuance under
	Number of securities to	Weighted-average	equity compensation
	be issued upon exercise	exercise price of	plans (excluding
	of outstanding options,	outstanding options,	securities reflected in
	warrants and rights	warrants and rights	column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	2,659,265	$8.7884	1,087,720
Equity compensation plans not approved by security holders (2)	7,857,219	$1.7880	1,312,862
Total	10,516,484	$3.5582	2,400,582

(1)	Amount includes shares issued under a stock option plan approved by stockholders on July 30, 2002 for the issuance of options to Mr. Ward of up to 700,000 shares and the 2004 Employee Stock Option Plan, which was approved by stockholders on June 11, 2004.

(2)	Amount includes the 1997 Non-Officer Stock Option Plan, under which options may be granted to employees who are not officers or directors of the Company, the stock option plan approved by the Board of Directors in 2003 for the issuance of options to Mr. Ward for an additional 700,000 shares, and the 2005 Employee Stock Option Plan, which was approved by the Board of Directors on December 1, 2005. A description of these compensation plans not approved by stockholders is contained below in Item 11 and Note 5 to the consolidated financial statements.

19

ITEM 6.
SELECTED FINANCIAL DATA
          The following selected consolidated statement of operations data, balance sheet data, and cash flow data, as of and for the years ended December 29, 2001, December 28, 2002, January 3, 2004, December 31, 2004 and December 31, 2005 have been derived from the consolidated financial statements of the Company. The financial statements for the year ended December 31, 2004 have been restated as discussed in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in Note 8 to the Consolidated Financial Statements. The selected consolidated financial data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Company’s consolidated financial statements and the notes thereto. There were 52 weeks in 2001 and 2002 and 53 weeks in 2003. Beginning with the three months ended March 31, 2004, the Company is reporting its operating results on a calendar month, quarter and annual basis.

20

     (In thousands, except per share data. All share and per share amounts have been adjusted to reflect the 10:1 reverse split of the Company’s common stock, effective for trading on October 31, 2005.)

	As of or For Fiscal Years Ended
				Dec. 31, 2004
	Dec. 29, 2001	Dec. 28, 2002	Jan. 3, 2004	(Restated)(1)	Dec. 31, 2005
Consolidated Statements of Operations Data:
Net revenue	$158,438	$133,191	$94,169	$102,051	$90,968
Cost of goods sold	132,143	110,948	78,576	76,997	65,395

Gross profit	26,295	22,243	15,593	25,054	25,573
Operating expenses:
Selling, general and administrative	36,759	27,316	30,084	23,783	20,913
Engineering, research and development	25,184	23,713	9,826	9,244	9,395
Lease terminations and related costs	—	—	4,707	—	—

Total operating expenses	61,943	51,029	44,617	33,027	30,308

Loss from operations (2)	(35,648)	(28,786)	(29,024)	(7,973)	(4,735)

Other income (expense):
Gain from sale of investment	1,719	1,500	—	—	—
Sale of technology	—	1,200	—	—	—
Interest income	86	27	—	—	—
Interest expense (4)	(1,715)	(2,051)	(12,859)	(1,581)	(1,960)
Change in estimated fair value of derivative financial instruments	—	—	—	35,074	(3,807)
Other financing costs	—	—	—	(1,330)	(1,964)
Gain (loss) on foreign currency translation	124	(803)	(1,851)	(105)	793
Litigation settlements, net	—	—	—	—	75
Other, net	338	(561)	130	(208)	(312)

Total other income (expense)	552	(688)	(14,580)	31,850	(7,175)

Earnings (loss) before income taxes and equity in loss of investee	(35,096)	(29,474)	(43,604)	23,877	(11,910)
Income tax (expense) benefit (3)	6	402	(88)	(47)	(160)
Equity in loss of investee	(343)	—	—	—	—

Net earnings (loss)	(35,433)	(29,072)	(43,692)	23,830	(12,070)

Deemed dividends:
Beneficial conversion of preferred stock	—	(4,557)	(556)	—	—
Exchange of preferred stock	—	—	—	(4,225)	—
Issuance of Series AA convertible preferred stock and amortization of related discount	—	—	—	(45,404)	(990)

Net loss available to common stockholders	$(35,433)	$(33,629)	$(44,248)	$(25,799)	$(13,060)

Basic and diluted loss per share	$(14.73)	$(10.18)	$(6.96)	$(2.44)	$(1.10)

Weighted average common shares used in calculation of basic and diluted loss per share	2,405	3,302	6,362	10,583	11,912

21

	As of or For Fiscal Years Ended
				Dec. 31, 2004
	Dec. 29, 2001	Dec. 28, 2002	Jan. 3, 2004	(Restated)(1)	Dec. 31, 2005
Consolidated Balance Sheets Data:
Working capital (deficit)	$11,266	$(5,199)	$(6,561)	$2,988	$(1,042)
Total assets	83,230	72,125	46,129	39,979	34,715
Notes payable, less current portion	—	—	13,960	9,183	8,898
Derivative financial instruments	—	—	—	11,165	27,060
Deferred revenue and other non-current liabilities, less current portions	9,594	3,424	18,419	16,443	5,503
Convertible preferred stock	—	—	—	37,941	38,931
Stockholders’ equity (deficit)	24,754	4,532	(28,416)	(60,858)	(70,891)

Consolidated Cash Flow Data:
Net cash provided (used) by operating activities	$(11,913)	$(13,267)	$23,258	$(13,357)	$(4,880)
Net cash provided (used) by investing activities	2,828	(2,054)	(2,393)	(1,761)	(1,855)
Net cash provided (used) by financing activities	8,123	13,788	(14,550)	8,583	6,721

(1)	Amounts as of and for the year ended December 31, 2004 are as restated, as discussed more fully in “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

(2)	The Company recorded restructuring charges in 2001 and 2002 totaling $498,000 and $4,791,000, respectively, and $549,000, $251,000 and $470,000 of charges relating to workforce reductions in 2003, 2004 and 2005, respectively. See Note 10 to the Consolidated Financial Statements for information regarding workforce reduction charges included in loss from operations in 2003, 2004 and 2005.

(3)	The Company has recorded a valuation allowance equal to total deferred tax assets as of and for all periods presented. See Note 9 to the Consolidated Financial Statements for information on income tax expense or benefit and net operating loss carry forwards.

(4)	Interest expense in 2003 includes $10,146,000 of stock-based interest expense as discussed in Note 4 to the Consolidated Financial Statements

22

QUARTERLY RESULTS OF OPERATIONS /
SUPPLEMENTARY FINANCIAL INFORMATION
     The following tables set forth unaudited quarterly operating results for fiscal 2004 and 2005 in dollars and as a percentage of net revenue, and has been restated to reflect adjustments to the financial data for the quarters ended June 30, 2004, September 30, 2004, December 31, 2004, March 31, 2005, June 30, 2005 and September 30, 2005 as discussed in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in Note 8 to the Consolidated Financial Statements. This information has been prepared on a basis consistent with the audited consolidated financial statements included elsewhere herein and, in the opinion of management, contains all adjustments consisting only of normal recurring adjustments, necessary for a fair presentation thereof. These unaudited quarterly results should be read in conjunction with the consolidated financial statements and notes thereto appearing elsewhere in this annual report on Form 10-K. The operating results for any quarter are not necessarily indicative of results for any future period. The sum of the quarterly earnings per share may not total annual amounts reported in the consolidated financial statements as a result of the fluctuation in the amount of weighted average common shares used in the calculation of basic and diluted loss per share.
(In thousands except per share data. All share and per share amounts have been adjusted to reflect the 10:1 reverse split of the Company’s common stock, effective for trading on October 31, 2005.)

	Three Months Ended
			June 30,		September 30,		December 31,
	March 31,		2004		2004		2004
	2004		(Restated)(1)		(Restated)(1)		(Restated)(1)
	$	%	$	%	$	%	$	%
Net revenue	$26,139	100.0	$26,620	100.0	$23,566	100.0	$25,726	100.0
Cost of goods sold	20,053	76.7	19,173	72.0	18,604	78.9	19,167	74.5

Gross profit	6,086	23.3	7,447	28.0	4,962	21.1	6,559	25.5

Operating expenses: (2)
Selling, general and administrative	6,069	23.2	6,064	22.8	6,236	26.5	5,414	21.0
Engineering, research and development	2,130	8.2	2,513	9.4	2,240	9.5	2,361	9.2

Total operating expenses	8,199	31.4	8,577	32.2	8,476	36.0	7,775	30.2

Loss from operations	(2,113)	(8.1)	(1,130)	(4.2)	(3,514)	(14.9)	(1,216)	(4.7)

Other income (expense):
Interest expense	(528)	(2.0)	(426)	(1.6)	(284)	(1.2)	(343)	(1.3)
Change in estimated fair value of derivative financial instruments	—	—	(3,961)	(14.9)	30,387	128.9	8,648	33.6
Other financing costs	—	—	(1,330)	(5.0)	—	—	—	—
Gain (loss) on foreign currency translation	(603)	(2.3)	1,091	4.1	72	.3	(665)	(2.6)
Other, net	(28)	(0.1)	—	—	(149)	(0.5)	(32)	(0.1)

Total other income (expense)	(1,159)	(4.4)	(4,626)	(17.4)	30,026	127.5	7,608	29.6

Loss before income taxes	(3,272)	(12.5)	(5,756)	(21.6)	26,512	112.6	6,392	24.9

Income tax (expense) benefit	(38)	(0.2)	9	—	(5)	(0.1)	(12)	(0.1)

Net earnings (loss)	(3,310)	(12.7)	(5,747)	(21.6)	26,507	112.5	6,380	24.8

Deemed dividends:
Exchange of preferred stock	—	—	(4,225)	(15.9)	—	—	—	—
Issuance of Series AA convertible preferred stock and amortization of related discount	—	—	(45,024)	(169.1)	(181)	(0.8)	(199)	(0.8)

Net earnings (loss) available to common stockholders	$(3,310)	(12.7)	$(54,996)	(206.6)	$26,326	111.7	$6,181	24.0

Basic earnings (loss) per share	$(0.34)		$(5.12)		$2.41		$0.56

Diluted loss per share	$(0.34)		$(5.12)		$(0.24)		$(0.14)

23

(In thousands except per share data. All share and per share amounts have been adjusted to reflect the 10:1 reverse split of the Company’s common stock, effective for trading on October 31, 2005.)

				Three Months Ended
	March 31,		June 30,		September 30,		December 31,
	2005		2005		2005		2005
	(Restated)(1)		(Restated)(1)		(Restated)(1)
	$	%	$	%	$	%	$	%
Net revenue	$24,623	100.0	$23,776	100.0	$21,306	100.0	$21,263	100.0
Cost of goods sold	17,455	70.9	16,708	70.3	15,484	72.7	15,748	74.1

Gross profit	7,168	29.1	7,068	29.7	5,822	27.3	5,515	25.9

Operating expenses: (2)
Selling, general and administrative	5,501	22.3	5,437	22.8	5,555	26.1	4,420	20.8
Engineering, research and development	2,452	10.0	2,520	10.6	2,316	10.8	2,107	9.9

Total operating expenses	7,953	32.3	7,957	33.4	7,871	36.9	6,527	30.7

Loss from operations	(785)	(3.2)	(889)	(3.7)	(2,049)	(9.6)	(1,012)	(4.8)

Other income (expense):
Interest expense	(402)	(1.6)	(353)	(1.5)	(387)	(1.8)	(818)	(3.8)
Change in estimated fair value of derivative financial instruments	5,099	20.7	(4,311)	(18.1)	(25,972)	(121.9)	21,377	100.5
Other financing costs	—	—	—	—	—	—	(1,964)	(9.2)
Gain on foreign currency translation	295	1.2	198	0.7	200	0.9	100	0.5
Litigation settlements	—	—	(1,125)	(4.7)	—	—	1,200	5.6
Other, net	(31)	(0.1)	(33)	(0.1)	(54)	(0.2)	(193)	(0.9)

Total other income (expense)	4,961	20.2	(5,624)	(23.7)	(26,213)	(123.0)	19,702	92.7

Earnings (loss) before income taxes	4,176	17.0	(6,513)	(27.4)	(28,262)	(132.6)	18,690	87.9

Income tax expense	(8)	(0.1)	(5)	—	(6)	(0.1)	(141)	(0.7)

Net earnings (loss)	4,168	16.9	(6,518)	(27.4)	(28,268)	(132.7)	18,549	87.2

Deemed dividend related to issuance of Series AA convertible preferred stock and amortization of related discount	(217)	(0.9)	(237)	(1.0)	(257)	(1.2)	(279)	(1.3)

Net earnings (loss) available to common stockholders	$3,951	16.0	$(6,755)	(28.4)	$(28,525)	(133.9)	$18,270	85.9

Basic earnings (loss) per share	$0.35		$(0.59)		$(2.44)		$1.37

Diluted loss per share	$(0.06)		$(0.59)		$(2.44)		$(0.05)

(1)	Amounts are as restated, as discussed more fully in “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

(2)	See Note 10 to the Consolidated Financial Statements for information regarding workforce reduction charges included in loss from operations in 2004 and 2005.

24

ITEM 7.
MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS
   Overview
     Exabyte Corporation and its subsidiaries (“Exabyte” or the “Company”) is a provider of information storage products, including tape drive and automation products and recording media. Our strategic focus is data backup, restoration and archival applications for workstations, midrange computer systems and networks. Computer manufacturers and resellers require a variety of storage products, which vary in price, performance, capacity and form-factor characteristics to meet their needs for reliable data backup, restoration and archival storage. Our strategy is to offer a broad range of products to address these requirements. Our tape drive products are based on our VXA and MammothTape technologies and our automation products are primarily based upon VXA, and LTO (Ultrium) technologies.
     We market our products worldwide to resellers and original equipment manufacturers (“OEMs”) through offices located in the United States, Europe and Asia Pacific. Our proprietary media products are marketed and distributed by our exclusive worldwide distributor, Imation Corp. (“Imation”). We also provide repair services directly to OEMs and our resellers’ customers through our outsourcing partner, Teleplan Service Logistics, Inc. (“Teleplan”).
     In connection with our sales agreements with our reseller channel customers, we may provide inventory price protection, stock rotation rights and short-term marketing and consumer rebate programs. For our largest reseller customers, we generally provide all of the above items. The cost of these rights and programs are significant and are a direct reduction of our revenue, but are necessary to increase revenue through this segment of our customers.
     OEM customers incorporate our products as part of their own systems, which they then sell to their customers under their own brand name. We believe that increased revenue from OEM customers will be necessary to achieve our business plan. Accordingly, expansion of these relationships has been a key strategic initiative in 2004 and 2005 and will continue to be so in the future. In general, sales to OEMs are at lower prices and lower gross margins. Accordingly, it is imperative that we continue to obtain lower product costs from suppliers to achieve future profitability.
     Our business is directly impacted by overall growth in the economies in which we operate and, in particular, in the technology industry sector and business purchasing of technology related products. In addition to the improving economic climate, we believe increasing our market share with OEM customers, expanding revenue in Europe and Asia Pacific, further expansion of revenue from domestic channel distribution customers, and introduction of new products will provide us with more favorable business opportunities. However, there can be no assurance that these factors will result in improved operating results or financial condition.
     One of our most significant challenges in 2004 and 2005, was to reduce our product costs to improve our gross margins as well as remaining competitive from a product price standpoint. Although our gross margins increased in both years, we continue to work with existing hardware and media suppliers to obtain reduced product costs, as well as expanding the level of manufacturing activities with suppliers in lower cost geographic locations. All of our products are manufactured by suppliers located in China, Japan and Singapore and we will continue to evaluate which areas provide the lowest cost, highest quality services and products. Obtaining overall product cost reductions is an integral factor in our becoming profitable in the future. However, there can be no assurance that we will indeed achieve such cost reductions in the future.
     Expense control was a key business initiative for us in 2004 and 2005, and will continue to be so in the future. As we continue to focus on improving our gross margins, constant or decreasing operating costs is an important objective in improving our operating results. In 2004 and 2005, we established cost reduction plans that focused on decreasing discretionary spending in all functional areas, as well as reducing headcount in most areas of the Company. As a result, we have been able to decrease operating costs and position the Company to operate at a lower expense structure in 2005 and into 2006. While we believe our cost structure is currently appropriate to

25

support our operations, an increase in operating costs in the future, both in dollars and as a percentage of revenue, would negatively impact our operating results and our ability to achieve profitability in the future. Accordingly, additional cost reductions, including decreasing headcount, may be necessary in the future.
     Our key performance metrics are revenue, gross margin, and operating income or loss, and related operating expenses. As noted above, increasing sales to OEM customers, increasing revenue in markets outside the U.S., achieving reduced product costs from existing and new suppliers, and disciplined operating expense control measures are critical components of our overall business strategy. In addition, providing timely and responsive product service and repair services to our customers is also a standard by which we measure our performance and will be a key component in creating future customer loyalty for our products. Finally, meeting our new product development and technology milestones and schedules on a timely basis is critical to satisfying customer demands for more efficient and cost effective business solutions, as well as remaining competitive with other existing and future products and technologies.
   Recent Developments In 2005
   Convertible Notes and Series AA Preferred Stock
     On October 31, 2005, we completed the sale of $9,550,000 of 10% Secured Convertible Subordinated Notes (“Convertible Notes”) and warrants to purchase 4,775,000 shares of common stock. The Convertible Notes are payable interest only through 2010, at which time the principal amount is due in total. Interest on the Convertible Notes is payable quarterly in common stock of the Company. The principal amount of the Convertible Notes is convertible into common stock at $1.80 per share. The exercise price of the warrants, which have a five-year term, is also $1.80 per share. The Convertible Notes are collateralized by a security interest in all of our assets and are subordinate to the security interest granted, and our indebtedness, under our line-of-credit agreement with Wells Fargo. See Notes 4 and 7 to the consolidated financial statements included herein for additional information on this transaction.
     As a result of the sale of the Convertible Notes, the conversion and exercise price of the Series AA Preferred Stock (“Series AA”) issued in May 2004, and related warrants, was adjusted to the conversion price of the Convertible Notes, or $1.80 per share.
   Modification of Media Distribution Agreement
     On October 31, 2005, we entered into an amendment to the MDA with Imation, whereby the sales prices to Imation will be adjusted such that Imation will be able to obtain a gross margin of 8% on sales of media to third parties during the period from January 1, 2006 through December 31, 2006, and a gross margin of 10% thereafter. Prior to the amendment, the sales prices to Imation were such that they were able to realize a 25% gross margin on sales to third parties. As consideration for the revision of the gross margins, we issued Imation a $5,000,000 note payable, 1,500,000 shares of common stock and warrants to purchase 750,000 shares of common stock at $1.80 per share, and agreed to a $2,000,000 cash payment or credit to be applied against product purchases by Imation in 2006. In addition, Imation loaned us $2,000,000, which is repayable in December 2006. See Note 11 to the consolidated financial statements included herein for additional information on this transaction.
   Reverse Stock Split
     Effective for trading on October 31, 2005, we effected a reverse stock split whereby every ten shares of common stock outstanding before the split was combined into one share of outstanding common stock after the split. The reverse split, which did not change the authorized shares of Common Stock, was necessary to facilitate the sale of the Convertible Notes. The authority to effect such reverse split was granted by our shareholders on July 29, 2005, and the split was subsequently adopted by our Board of Directors in October 2005.
   Workforce Reductions
     During the fourth quarter of 2004 and the first and third quarters of 2005, we terminated employment of approximately 41 full and part-time employees in connection with an overall cost reduction plan. These reductions in force affected employees in all functional areas of the Company, including employees located in Europe, and were necessary to reduce our current cost and personnel structure based on forecasted revenue. In addition, certain

26

of these reductions were directly related to the outsourcing of our technical support function to a third-party. We believe we are appropriately structured from a personnel and cost standpoint; however, additional headcount reductions may be necessary in the future if we continue to incur losses. At January 18, 2006 , the Company had 162 employees.
   Critical Accounting Policies and Estimates
     The accounting policies noted below are critical in determining our operating results, and represent those policies which involve significant judgments and estimates. For a detailed discussion on the application of these and other accounting policies, see Note 1 to the Consolidated Financial Statements in Item 8 of this Annual Report on Form 10-K.
   Revenue Recognition and Uncollectible Accounts Receivable
     Our revenue recognition policy is significant because the amount and timing of revenue is a key component of our results of operations. We follow the guidance of Staff Accounting Bulletin No. 104 (“SAB 104”), which requires that a series of criteria are met in order to recognize revenue related to product shipment or delivery or the performance of repair services. If these criteria are not met, the associated revenue is deferred until the criteria are met. Generally, these criteria require that there be an arrangement to sell the product, the product has been shipped or delivered in accordance with that arrangement, the sales price is determinable and collectibility is reasonably assured. Revenue results are difficult to predict, and any shortfall in revenue or delay in recognizing revenue could cause our operating results to vary significantly from year to year. Additionally, revenue from sales to certain resellers is subject to agreements allowing certain limited rights of return, marketing related rebates and price protection on unsold merchandise held by those resellers. Accordingly, an allowance for estimated future returns, marketing rebates, price protection and promotional programs is provided in the period of sale based on contractual terms and historical data. This allowance is subject to estimates by management in accordance with SAB 104 and, should actual results differ from these estimates, the impact on our operations could be significant.
     The distribution fee (as adjusted) we received in connection with the Media Distribution Agreement (“MDA”), discussed in Note 11 to the Consolidated Financial Statements was recorded as deferred revenue and is being amortized using the straight-line method over ten years, which represents the estimated period over which existing media products at the commencement of the MDA will be sold. In addition, under certain circumstances the distribution fee may be refundable on a pro-rata basis over a ten year period from the date of the MDA.
     We currently estimate our allowance for uncollectible accounts based on known exposure for specific accounts, as well as historical bad debt experience. Our adherence to our established credit policies, including the monitoring of the financial condition of our customers, is critical to minimizing future bad debts.
   Inventory Valuation and Reserves
     Our inventory is a significant component of our total assets. In addition, the carrying value of inventory directly impacts our gross margins and operating results. Our inventory is recorded at the lower of cost or market, cost being determined under the first-in, first-out method. In addition, we must determine if reserves are required for excess or obsolete inventory for existing products, including products that will be discontinued in the near term, or future sales which may result in a loss. This determination requires significant judgment by management relating to future revenue by product and the estimated life cycles of certain products in a rapidly changing and highly competitive technology marketplace. Our ability to make accurate estimates regarding inventory usage and valuation is integral to minimizing inventory related charges in the future, and the extent of future charges could be impacted by unknown events or circumstances and the effect on our estimates.
   Goodwill
     Our business combination with Ecrix in November 2001 resulted in a significant amount of goodwill. Under FAS 142, “Goodwill and Other Intangible Assets,” goodwill is not amortized to operations, but is assessed periodically for potential impairment based on estimates by management. An impairment may be indicated by a significant decrease in the trading price of our common stock and if such a decrease occurs, additional procedures are required to determine if the carrying value of the goodwill exceeds its implied fair value. Any impairment charge

27

indicated by these tests could be significant to future operating results. As of December 31, 2004 and 2005, we have concluded that we have no goodwill impairment.
   Derivative Financial Instruments
     The Series AA and Convertible Notes include certain terms, conditions and features which are separately accounted for as embedded derivative liabilities at estimated fair value. In addition, the related warrants issued in connection with both of these instruments are also separately accounted for as freestanding derivative liabilities at estimated fair value. The determination of fair value includes significant estimates by management including the term of the instruments, volatility of the price of our common stock, interest rates and the probability of conversion, redemption or a future dilutive financing transaction, among other items. The fluctuations in estimated fair value may be significant from period-to-period which, in turn, may have a significant impact on our reported financial condition and results of operations.
   Recent Accounting Pronouncements
     The Financial Accounting Standards Board has recently issued certain accounting pronouncements that may impact our business. For a complete discussion of these accounting pronouncements, see Note 18 to the Consolidated Financial Statements in this Annual Report on Form 10-K.

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RESULTS OF OPERATIONS
     The following table presents the components of the Company’s Consolidated Statements of Operations in dollars, and as a percentage of revenue, and the percentage increase or decrease in each component from year to year for the three years ended January 3, 2004, and December 31, 2004 and 2005.
   Consolidated Statements Of Operations
(In thousands, except per share data. All share and per share amounts have been adjusted to reflect the 10:1 reverse split of the Company’s common stock, effective for trading on October 31, 2005.)

	Fiscal Years Ended
	January 3, 2004			December 31, 2004 (1)			December 31, 2005
			%			%
		% of	Increase		% of	Increase		% of
	$	Revenue	(decrease)	$	Revenue	(decrease)	$	Revenue
Net revenue	$94,169	100.0	8.4	$102,051	100.0	(10.9)	$90,968	100.0
Cost of goods sold	78,576	83.4	(2.0)	76,997	75.4	(15.1)	65,395	71.9

Gross profit	15,593	16.6	60.7	25,054	24.6	2.1	25,573	28.1

Operating expenses:
Selling, general and administrative	30,084	31.9	(20.9)	23,783	23.3	(12.1)	20,913	23.0
Engineering, research and development	9,826	10.4	(5.9)	9,244	9.1	1.6	9,395	10.3
Lease terminations and related costs	4,707	5.0	(100.0)	—	—	—	—	—

Total operating expenses	44,617	47.3	(26.0)	33,027	32.4	(8.2)	30,308	33.3

Loss from operations	(29,024)	(30.7)	72.5	(7,973)	(7.8)	40.6	(4,735)	(5.2)

Other income (expense):
Interest expense	(12,859)	(13.7)	87.7	(1,581)	(1.5)	(24.0)	(1,960)	(2.2)
Change in estimated fair value of derivative financial instruments	—	—	100.0	35,074	34.3	(110.9)	(3,807)	(4.2)
Other financing costs	—	—	100.0	(1,330)	(1.3)	(48.0)	(1,964)	(2.2)
Gain (loss) on foreign currency translation	(1,851)	(2.0)	94.3	(105)	(0.1)	855.2	793	0.9
Litigation settlements, net	—	—	—	—	—	100.0	75	0.1
Other, net	130	0.1	(259.2)	(208)	(0.2)	(49.5)	(312)	(0.3)

Total other income (expense)	(14,580)	(15.6)	318.5	31,850	31.2	(122.6)	(7,175)	(7.9)

Earnings (loss) before income taxes	(43,604)	(46.3)	154.8	23,877	23.4	(149.9)	(11,910)	(13.1)

Income tax expense	(88)	(0.1)	46.6	(47)	—	(240.4)	(160)	(0.2)

Net earnings (loss)	(43,692)	(46.4)	154.6	23,830	23.4	(150.7)	(12,070)	(13.3)

Deemed dividends:
Beneficial conversion of preferred stock	(556)	(0.6)	(100.0)	—	—	—	—	—
Exchange of preferred stock	—	—	100.0	(4,225)	(4.1)	100.0	—	—
Issuance of Series AA convertible preferred stock and amortization of related discount	—	—	(100.0)	(45,404)	(44.5)	97.8	(990)	(1.1)

Net loss available to common stockholders	$(44,248)	(47.0)	143.2	$(25,799)	(25.2)	49.3	$(13,060)	(14.4)

Basic and diluted loss per share	$(6.96)		126.0	$(2.44)		54.9	$(1.10)

(1)	Amounts are as restated, as discussed more fully herein and in Note 8 to the consolidated financial statements.

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   Net Revenue by Product Type and Technology Platform
     The following tables present our revenue by product type in dollars (in thousands) and as a percentage of net revenue for each year presented:

	Fiscal Year Ended
	2003	2004	2005
Drives	$28,415	$32,666	$20,685
Automation	13,444	24,036	33,431
Media	44,457	41,146	35,705
Service and other	9,077	7,413	5,355
Sales allowances	(1,224)	(3,210)	(4,208)

	$94,169	$102,051	$90,968

	Fiscal Year Ended
	2003	2004	2005
Drives	30.2%	32.0%	22.7%
Automation	14.3	23.5	36.8
Media	47.2	40.3	39.2
Service and other	9.6	7.3	5.9
Sales allowances	(1.3)	(3.1)	(4.6)

	100.0%	100.0%	100.0%

     The following tables present our revenue by technology platform in dollars (in thousands) and as a percentage of net revenue for each year presented. For a description of VXA, Legacy and LTO technologies and related products, see “Our Business” section included herein:

	Fiscal Year Ended
	2003	2004	2005
VXA	$31,974	$58,193	$49,337
Legacy	52,007	28,200	17,721
LTO	7,962	12,259	23,915
Other, non-allocable	2,226	3,399	(5)

	$94,169	$102,051	$90,968

	Fiscal Year Ended
	2003	2004	2005
VXA	34.0%	57.0%	54.2%
Legacy	55.2	27.6	19.5
LTO	8.4	12.0	26.3
Other, non-allocable	2.4	3.4	—

	100.0%	100.0%	100.0%

   Fiscal 2005 Compared to 2004
     Our net revenue decreased 10.9% from $102,051,000 in 2004 to $90,968,000 in 2005. As expected, revenue from Legacy hardware and media products continued to decline in 2005, and decreased $10,479,000, or 37.1%, in 2005. Substantially all Legacy (Mammoth) hardware products have been discontinued as of December 31, 2005 and revenue from Legacy media products is expected to continue to decline, but at a decreasing rate, in the

30

future. VXA-related revenue decreased $8,856,000, or 15.2%, in 2005. VXA drive revenue decreased 24.6% in 2005 due to a decrease in shipments to both OEM and distributor/reseller customers, as we experienced a revenue shift from stand-alone drives to automation. In addition, during the last half of 2004, our largest OEM customer purchased an increased number of VXA drives to meet the one-time demand of a significant customer. This OEM customer also decreased its inventory levels during the third quarter of 2005 in anticipation of the introduction of new drive products in the fourth quarter of 2005, which resulted in decreased revenue during 2005. Overall drive revenue from OEM customers decreased 37.9% and revenue from distribution/reseller customers decreased 36.9% in 2005. The VXA PL1 automation product, which was introduced in the first quarter of 2004, contributed significant revenue in 2004, as we experienced strong initial customer demand for this new product. Accordingly, VXA automation revenue decreased 10.3% in 2005, as compared to the new product revenue stream in the prior year. VXA media revenue, which is directly impacted by hardware shipments and sales, decreased 8.8% in 2005. LTO automation revenue increased $11,656,000 or 95.1% in 2005, primarily due to increased shipments of our new Magnum 2 1X7 product and our 110L and 221L automation products, to both OEM and distribution reseller customers.
     As a percentage of total net revenue, revenue from drives decreased in 2005, as compared to 2004, due to decreased shipments of Mammoth and VXA drives to OEM and distributor/reseller customers, as noted above. Net revenue from automation products increased significantly from 23.5% of total net revenue in 2004 to 36.8% of total net revenue in 2005. This increase is a result of increased shipments of LTO automation products, including the new Magnum 2 1X7 product which was introduced in the fourth quarter of 2004, net of a decrease in revenue from the VXA PL1 product, as noted above. Media revenue remained relatively consistent as a percentage of total net revenue from 2004 to 2005, although Legacy media revenue decreased $2,991,000 and VXA related media revenue decreased $2,044,000 in 2005. The decreasing installed base of Mammoth drives and lower VXA hardware shipments during 2005 contributed to these decreases. Total revenue from service and other decreased in both dollars and as a percentage of total net revenue in 2005, as compared to 2004, due to the decreasing installed base of Mammoth drives and the impact on service revenue. Related service and repair costs also decreased in 2005, as compared to 2004. Sales allowances increased 31.1% in 2005, versus 2004, as sales promotion activities and programs increased, particularly for our newer VXA and LTO automation products. Stock rotation activity and product returns also increased from year to year as we transitioned to our newer products.
   Fiscal 2004 Compared to 2003
     Our net revenue increased by 8.4% from $94,169,000 in 2003 to $102,051,000 in 2004. This increase was primarily due to increased revenue from automation products based on both the VXA and LTO technologies, and increased shipments of VXA drives to OEM customers. Our limited liquidity and overall financial condition in 2003 resulted in decreased inventory shipments from suppliers, particularly for automation products. In addition, acceptance of VXA Packet Technology by OEMs required longer than anticipated sales lead times while Mammoth and other legacy products continued to decline at an increasing rate in 2003, both of which events impacted 2003 revenue. As a percentage of total net revenue, revenue from drives and automation both increased in 2004 versus 2003. Unit shipments of VXA- drives increased 67%, while shipments of M2 drives decreased 38%, as expected. The dollar increase in drive revenue was impacted by a higher concentration of shipments to OEM customers at lower unit sales prices. Automation revenue increased due to the introduction of new VXA and LTO products during the first and fourth quarters of 2004, respectively, which contributed $9,590,000 and $1,159,000 of revenue during the year. In addition, shipments of legacy LTO automation products from suppliers increased to more historical levels in 2004, as our liquidity improved during the year. These increased shipments resulted in increased revenue from established LTO automation products during 2004. Although unit shipments of media products increased during 2004, revenue from these products decreased in both dollars and as a percentage of total net revenue. This decrease is due to overall lower unit sales prices in 2004, as compared to 2003, resulting from the consummation of the MDA with Imation in the fourth quarter of 2003. The increase in media unit shipments is primarily due to increased sales of VXA drive and automation products and the resulting increased shipments of related media products, net of a decrease in shipments of legacy media products. Total net revenue from service and other decreased in 2004 as a result of the outsourcing of our repair operation to Teleplan in 2003, and the continued decrease in the number of higher service cost M2 drives under warranty. Sales allowances increased to more historical levels in 2004 and include the cost of sales programs and rebates, product returns and stock rotation activity by distribution channel customers.

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   Net Revenue by Customer Type
     The following table presents our revenue from different types of customers as a percentage of net revenue for each of the following years:

	Fiscal Year Ended
	2003	2004	2005
Distributor/Reseller	68.5%	70.0%	73.0%
OEM	20.4	24.3	23.1
End user and other	11.1	5.7	3.9

	100.0%	100.0%	100.0%

   Fiscal 2005 Compared to 2004
     Revenue from OEM customers decreased $3,798,000, or 15.3% in 2005, as compared to 2004. Revenue from the sale of Mammoth drives to OEM customers decreased $4,998,000 in 2005, as compared to 2004 as a result of this product being discontinued in 2005. In addition, as noted above, revenue from shipments of VXA drives to OEM customers decreased $1,221,000 in 2005, primarily due to increased shipments in the last half of 2004 to meet the one-time demand of a significant customer. Our ongoing efforts to expand our revenue base with our OEM customers is a key component of our business plan and our ability to return to profitability. Revenue from OEM customers for LTO Automation products increased $2,132,000, or 35.5% in 2005 versus 2004, primarily due to increased demand from one OEM customer.
     Revenue from distributor/reseller customers increased as a percentage of revenue in 2005, as compared to 2004, primarily due to increased demand for our newer VXA and LTO related automation products. Revenue from sales to Imation, the exclusive distributor of our media products, is included in the distributor/reseller category and decreased in 2005 due to lower shipments of VXA based hardware products. Revenue from end user customers (primarily service and repair) decreased as a percentage of total revenue due to a decrease in service revenue related to our Legacy hardware products. We intend to focus our efforts on generating increased awareness and demand for our VXA product line and our LTO automation products in the worldwide distribution channel.
   Fiscal 2004 Compared to 2003
     Revenue from OEM customers continued to increase in 2004, as shipments of VXA drives and automation products, as well as LTO automation products, increased from 2003 levels. OEM revenue was also affected by the continuing decrease in sales of Mammoth products to OEM customers. Sales of hardware and media products to distribution customers, including Imation, also increased due to increased shipments of these newly introduced products and related media. The decrease in end user and other revenue in 2004 is due to lower service and repair sales.
   Net Revenue by Geographic Region
     Geographically, revenue is attributed to the customer’s location. The following table summarizes our revenue by geographic region as a percentage of total net revenue:

	Fiscal Year Ended
	2003	2004	2005
United States	69.1%	71.2%	69.6%
Europe	22.7	22.8	26.5
Asia Pacific	7.7	4.5	3.5
Other	0.5	1.5	0.4

	100.0%	100.0%	100.0%

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   Fiscal 2005 Compared to 2004
     Revenue from customers in Europe/Middle East increased in 2005 due to an increase in revenue from our largest OEM customer in Europe relating to our LTO automation products. In addition, revenue from OEM customers in the U.S. decreased in 2005, as noted above. Revenue in Europe continues to be concentrated with OEM customers, while Asia Pacific revenue relates primarily to distributor/reseller customers. Acceptance of our VXA technology has been slower than expected in both Europe and Asia Pacific. Expansion of revenue from both OEM and distribution customers in both Europe and Asia Pacific is a key component of our future business strategy, as we believe our market share in both regions is below expectation.
   Fiscal 2004 Compared to 2003
     Revenue from domestic customers increased to 71.2% of total net revenue in 2004 from 69.1% in 2003. Revenue from the Europe and Asia Pacific regions was impacted by the MDA with Imation for media shipments, as discussed below. In Europe, increased OEM revenue was offset by decreased distribution revenue in the region. In Asia Pacific, hardware sales remained flat or decreased as sales lead times for both new OEM and distribution customers were longer than anticipated. Increasing revenue from customers outside of the U.S. is a key component of our business strategy in 2005 and thereafter, and will require additional marketing and sales resources to expand our market share in these geographic areas.
     In 2004, a substantial portion of our media shipments were to Imation’s domestic locations. Imation then distributed the media to its customers in countries throughout the world. Accordingly, this revenue is included in the United States geographic region for 2004, and decreased revenue allocated to other geographic regions, as presented in the above table.
   Significant Customers
     The following table summarizes customers who accounted for 10% or more of revenue, and other significant customers, for the years presented:

	Fiscal Year Ended
	2003	2004	2005
Imation	8.8%	39.8%	40.6%
Tech Data	16.2	10.5	16.1
Ingram Micro	16.0	9.0	11.7
Fujitsu Siemens	5.9	8.7	9.8
IBM	6.8	12.9	8.5
     No other customers accounted for 10% or more of sales in any of these years. We cannot ensure that revenue from these or any other customers will continue to represent the same percentage of our revenue in future periods.
   Cost of Sales and Gross Margin
     Our cost of goods sold includes the actual cost of all materials, labor and overhead incurred in the manufacturing and service processes, as well as certain other related costs, which include primarily provisions for warranty repairs and inventory reserves.
   Fiscal Year 2005 Compared to 2004
     Cost of goods sold decreased from $76,997,000 in 2004 to $65,394,000 in 2005. Gross margin percentages increased from 24.6% in 2004 to 28.1% in 2005. Gross margin for 2004 was negatively impacted by a higher concentration of revenue from OEM customers at lower margins, while gross margins for 2005 were positively impacted by overall lower hardware product costs, a more favorable product mix, which included increased automation revenue at higher margins, as well as increased revenue from distributor/reseller customers at higher margins. Margins in 2005 also improved due to decreased service and warranty costs, primarily due to an overall decrease in Mammoth drives returned for service. Gross margins for 2005 include a provision for excess and obsolete inventory of $1,600,000 compared to a provision of $1,150,000 for 2004.

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   Fiscal Year 2004 Compared to 2003
     Cost of goods sold decreased from $78,576,000 in 2003 to $76,997,000 in 2004, although revenue increased 8.4% in 2004. Gross margin percentage increased to 24.6% in 2004, as compared to 16.6% in 2003, due primarily to increased revenue from automation products at higher margins, overall lower drive product costs and a decreased provision for excess and obsolete inventory in 2004. Such provisions totaled $9,814,000 in 2003 versus $1,150,000 in 2004. These provisions had a 10.4% and 1.1% negative impact on the overall gross margin in 2003 and 2004, respectively. Gross margins were positively impacted in both 2004 and 2003 by lower warranty costs resulting from a decrease in M2 drives under warranty and an overall decrease in warranty cost per unit. Gross margins in 2004 were negatively impacted by a higher percentage of revenue from OEM customers and decreased margins on media sales resulting from the Imation Media Distribution Agreement discussed previously. Gross margins for 2003 were also negatively impacted by increased OEM sales, as well as the effect of foreign currency fluctuation on product purchases denominated in Yen at a fixed conversion rate during the first quarter of the year.
   Selling, General and Administrative
     Selling, general and administrative (“SG&A”) expenses include salaries, sales commissions, professional fees, advertising expenses and marketing programs.
   Fiscal Year 2005 Compared to 2004
     SG&A expenses decreased from $23,783,000 in 2004 to $20,913,000 for 2005, a 12.1% decrease. The decrease is primarily due to overall cost control measures, including headcount reductions in the fourth quarter of 2004 and in 2005, in our domestic and European sales functions. In addition, technical support costs decreased as a result of the outsourcing of this function in the first quarter of 2005. Professional fees increased in 2005 due to increased legal, investor relations and patent renewal fees.
   Fiscal Year 2004 Compared to 2003
     SG&A expenses decreased from $30,084,000 in 2003 to $23,783,000 for 2004. SG&A expenses in 2003 included $5,962,000 for bad debt expense related to a major customer. SG&A for 2004 decreased as a result of headcount reductions in the latter portion of 2003, the impact of which was primarily realized in 2004, and additional headcount reductions in the fourth quarter of 2004, as well as overall cost control measures, which included limitations on expenses and new hiring. SG&A expenses in 2004 increased as a result of increased sales and marketing and advertising programs designed to increase the market awareness of VXA technology and related products. SG&A expense in 2004 includes $175,000 related to compliance with the Sarbanes-Oxley Act of 2002.
   Engineering, Research And Development
     Engineering, research and development expenses include salaries, third-party development costs and prototype expenses.
   Fiscal Year 2005 Compared to 2004
     Engineering, research and development expenses increased slightly from $9,244,000 in 2004 to $9,395,000 in 2005. Decreases resulting from headcount reductions were offset by increased engineering costs related to the development of several new products, which were introduced in 2005, or will be introduced in 2006. Management believes that the Company continues to have the necessary resources in place to meet all technology development related milestones.
   Fiscal Year 2004 Compared to 2003
     Engineering, research and development expenses decreased from $9,826,000 in 2003 to $9,244,000 for 2004. The decrease in 2004 is the result of the net impact of headcount reductions and an increase in costs incurred in developing new VXA and LTO drive and automation products.

34

   Lease Terminations and Related Costs
     During the third quarter of 2003, we were in default under three lease agreements for facilities due to delinquent rental payments. For the first property, which included our headquarters, the lessor terminated the original lease and subsequent short-term lease on June 30, 2003, and we ceased use of the building on that date. Remaining lease payments under the original lease total approximately $1,600,000. The lessor under this lease commenced litigation against the Company and claimed damages relating to the rental default and an alleged failure to maintain the leased premises. In October 2003, we reached a settlement with the lessor for the payment of the remaining lease payments over a one-year period commencing in November 2003.
     In September 2003, we entered into a note payable in the amount of $3,060,000 with the lessor of certain of our office and manufacturing facilities, in settlement of all past and future amounts due under the lease for such facilities. The note is unsecured, is payable interest only through September 2008, at which time the entire principal amount is due and bears interest at the prime rate for the first year (4.0% at September 27, 2003), 6.0% for years two through four and 10.0% for year five. Interest on the note was imputed at a rate of 9.0% over the term of the note and, accordingly, the note was recorded net of discount of $359,000. The 9.0% rate was considered to be a market interest rate based on other borrowings of the Company. The discount will be recognized over the term of the note as additional interest expense using the effective interest method. We also settled our obligation under a third lease for our former San Diego, California sales office space, which totaled approximately $170,000.
     As a result of the lease terminations and settlements and the Company ceasing to use the leased facilities, we recorded lease termination expense and related costs totaling $4,707,000 in 2003. Included in this amount is $4,498,000 of past and future rental payments and $972,000 of accelerated amortization of leasehold improvements, less $763,000 of related deferred rent concessions.
   Other Income (Expense), Net
     Other income (expense), net consists primarily of changes in the fair value of derivative liabilities, a one-time sale of technology, interest income and expense, litigation settlements, foreign currency fluctuation gains and losses and other miscellaneous items.
   Fiscal Year 2005 Compared to 2004
     Change in estimated fair value of derivative financial instruments represents the net fluctuation in estimated fair value of the various derivative liabilities recorded in 2004 and 2005. In 2005, the net charge of $3,807,000 relates to the changes in fair value of the basic conversion feature, the anti-dilution feature included therein, and the warrants related to both the Series AA issued in 2004 and the Convertible Notes issued in October 2005. The primary factors affecting the estimated fair value of these derivative liabilities in 2005 were the quoted price of our common stock, the estimated volatility of such common stock price, and management’s estimate of the probability of a dilutive financing transaction occurring in 2005. Other financing costs represent the charge for the excess of the initial fair value of the derivative liabilities over the proceeds of the Convertible Notes offering in October 2005. In 2004, the change in value and other financing costs relate only to the Series AA. See Note 7 to the consolidated financial statements.
     For 2005, interest expense relates to borrowings under our bank lines of credit, notes payable to suppliers and Convertible Notes and notes payable to Imation issued on November 1, 2005. Borrowings under the lines of credit were higher in 2004 (prior to the completion of the Series AA preferred stock transaction in May 2004) and the first nine months of 2005 includes a $100,000 prepayment fee relating to the termination of the Silicon Valley Bank loan agreement. In addition, the interest rate on our line of credit with our bank was higher in 2005 due to increases in the prime rate.
     We will have higher interest expense in the future as a result of the Convertible Notes transaction completed on October 31, 2005 and the transactions on that date with Imation. The allocation of the proceeds from the Convertible Notes to the various derivative liabilities noted above, resulted in debt discount equal to the $9,550,000 face value of the Convertible Notes, which amount is being amortized to interest expense over the term of the Convertible Notes using the effective interest method.
     The result of foreign currency translations were a gain of $793,000 and a loss of $105,000 for 2005 and 2004, respectively, which were primarily due to fluctuations in the Japanese Yen and the Euro against the U.S.

35

Dollar during the years, and the resulting effect of the translation of a note payable to a supplier denominated in Yen.
     In the second and fourth quarters of 2005 we recorded a charge for settlement of litigation of $1,125,000 and proceeds from a litigation settlement of $1,200,000, respectively. See Note 12 to the consolidated financial statements.
   Fiscal Year 2004 Compared to 2003
     Change in estimated fair value of derivative financial instruments represents the net fluctuation in estimated fair value of the various derivative liabilities recorded in 2004. In 2004, the net benefit of $35,074,000 relates to the changes in fair value of the basic conversion feature, the anti-dilution feature included therein, and the warrants related to the Series AA issued in 2004. The primary factors affecting the estimated fair value of these derivative liabilities in 2004 were the quoted price of our common stock, the estimated volatility of such common stock price, and management’s estimate of the probability of a dilutive financing transaction occurring in 2004. Other financing costs represent the charge for the excess of the initial fair value of derivative liabilities in May 2004, over the carrying value of the Series AA. See Note 7 to the consolidated financial statements.
     In 2004, other income (expense) includes cash interest expense of $1,581,000 incurred on our bank line of credit and notes payable to suppliers and others, which decreased in 2004, compared to 2003, due primarily to lower outstanding balances on our line of credit during the year.
     The result of foreign currency translations was a loss of $1,851,000 in 2003, primarily due to a significant strengthening of the Yen and the Euro against the U.S. dollar in the last half of 2003. Although fluctuations from quarter to quarter in 2004 were significant, the net impact of foreign currency fluctuations was a loss of $105,000 for the year.
   Taxes
     In 2003, 2004 and 2005, we recognized tax expense of $88,000, $47,000 and $160,000 respectively, related to our foreign operations. Based on cumulative operating losses over the prior five years and the uncertainty regarding future profitability, we continue to reserve 100% of our deferred tax assets. We believe a 100% valuation allowance will be required until we achieve a consistent and predictable level of profitability.
     At December 31, 2005, we had domestic net operating loss carry forwards available to offset future taxable income of approximately $218,000,000, which expire between 2006 and 2025. Under the Tax Reform Act of 1986, the amount of and the benefit from net operating losses that can be carried forward may be limited in certain circumstances. Due to a cumulative ownership change of more than 50% over a three-year period which occurred in November 2001 in connection with the Ecrix acquisition, the portion of Exabyte’s and Ecrix’s pre-business combination tax carryovers totaling $153,000,000 that can be utilized in any one taxable year for federal tax purposes is limited to approximately $1,200,000 per year through 2021. Ownership changes after December 31, 2005 could further limit the utilization of our remaining net operating loss carry forward of $65,000,000, in addition to any losses incurred subsequent to December 31, 2005. As of December 31, 2005, we had approximately $84,000,000 of total net operating loss carryforwards that may be used to offset future taxable income.
   Loss Per Share
     Basic and diluted loss per share was $6.96, $2.44 and $1.10 in 2003, 2004 and 2005, respectively. Included in the 2003, 2004 and 2005 per share calculations is $556,000, $49,629,000 and $990,000 of deemed dividends related to the beneficial conversion features of the Company’s preferred stock, the exchange of preferred stock and the issuance of the Series AA preferred stock. Outstanding common shares increased throughout 2004 and 2005 due to the payment of dividends on preferred stock paid in common shares. In addition, outstanding common shares increased significantly in 2003 due to shares issued for loan guaranties. The effect of convertible notes, convertible preferred stock and common stock options were antidilutive in 2005, 2004 and 2003.
   Restatement of Previously Issued Financial Statements
     In connection with the preparation of its fiscal 2005 consolidated financial statements, and the evaluation of the accounting treatment for the sale of the Convertible Notes in October 2005 and the related impact on the

36

accounting for the Series AA issued in 2004, the Company reviewed its original accounting for the Series AA transaction. Upon completion of such evaluation and review, the Company’s Audit Committee determined that the accounting for the Series AA transaction should be revised, whereby the Series AA will be classified as temporary equity, rather than permanent equity. This determination was based on a re-evaluation of certain conditional redemption features within the Series AA instrument and their impact on the classification of the Series AA. The events and circumstances that may not be solely within the Company’s control and that could result in the Series AA being redeemable generally relate to the Company’s ability to: (1) deliver registered shares to Series AA holders in a number of circumstances or (2) pay amounts owed as the result of the occurrence of an “Event” as defined in the registration rights agreement entered into between the Company and the Series AA purchasers. Events under the registration rights agreement generally relate to maintaining an effective registration statement covering the common shares underlying the Series AA and related warrants. In addition, it was determined that the Series AA basic conversion feature, and the anti-dilution feature included therein, should be separately accounted for as embedded derivatives, and the Series AA warrants should be separately accounted for as a freestanding derivative under SFAS 133. It was also determined that all such derivative instruments meet the requirements for liability, rather than equity, classification under EITF 00-19. These features and warrants were not originally accounted for as derivative liabilities.
     In the restated financial statements, the derivative instruments have been recorded initially at an estimated fair value of $46,239,000, with subsequent adjustments to the future estimated fair value included in the statement of operations. Further, upon allocation of the entire carrying value of the Series AA in the amount of $44,909,000 to the derivative liabilities, a deemed dividend (and decrease in additional paid-in-capital) in the amount of $44,909,000 was recorded to restore the Series AA to the stated liquidation value. To the extent that the fair value of the derivative liabilities exceeded the carrying value of the Series AA, a charge for other financing costs equal to such excess amount of $1,330,000 was recorded upon the consummation of the Series AA transaction. No such deemed dividend or charge were originally recorded. Finally, the Company determined that the provisions of SAB 68 should be applied to the Series AA instrument, resulting in a discount on the Series AA in the amount of $7,463,000 and an increase in deemed dividends resulting from the amortization of such discount in the amount of $495,000 in 2004. Adjustments to record the derivative liabilities at the estimated fair value and the amortization of the discount on the Series AA were also necessary for the first three quarters of 2005.

37

     As a result of the above revisions, the consolidated financial statements as of and for the three months ended June 30, September 30, and December 31, 2004, and March 31, June 30 and September 30, 2005 and for the year ended December 31, 2004 have been restated to reflect the revised accounting treatment, as follows (in thousands, except per-share data):

	As of or for the three months ended
	June 30, 2004		September 30, 2004		December 31, 2004
	As reported	As restated	As reported	As restated	As reported	As restated
Statement of Operations:
Net revenue	$26,620	$26,620	$23,566	$23,566	$25,726	$25,726
Gross Profit	7,447	7,447	4,962	4,962	6,559	6,559
Loss from operations	(1,130)	(1,130)	(3,514)	(3,514)	(1,216)	(1,216)
Change in estimated fair value of derivative financial instruments	—	(3,961)	—	30,387	—	8,648
Other financing costs	—	(1,330)	—	—	—	—
Net earnings (loss)	(456)	(5,747)	(3,881)	26,507	(2,267)	6,380
Deemed dividends — issuance of Series AA and amortization of related discount	—	(45,024)	—	(181)	—	(199)
Net earnings (loss) available to common shareholders	(4,681)	(54,996)	(3,881)	26,326	(2,267)	6,181
Basic earnings (loss) per share	(0.44)	(5.12)	(0.37)	2.41	(0.20)	0.56
Diluted loss per share	(0.44)	(5.12)	(0.37)	(0.24)	(0.20)	(0.14)

Balance Sheet:
Current assets	$35,972	$35,972	$28,635	$28,635	$29,093	$29,093
Current liabilities	26,561	26,561	21,925	21,925	26,105	26,105
Notes payable, less current portion	8,217	8,217	10,090	10,090	9,183	9,183
Derivative financial instruments, at estimated fair value	—	50,200	—	19,813	—	11,165
Deferred revenue and other non-current liabilities	17,694	17,694	16,757	16,757	16,443	16,443
Series AA convertible preferred stock, net	—	37,561	—	37,742	—	37,941
Stockholders’ deficit	(5,625)	(93,386)	(9,484)	(67,039)	(11,752)	(60,858)

38

	As of or for the year ended
	December 31, 2004
	As reported	As restated
Statement of Operations:
Net revenue	$102,051	$102,051
Gross Profit	25,054	25,054
Loss from operations	(7,973)	(7,973)
Change in estimated fair value of derivative financial instruments	—	35,074
Other financing costs	—	(1,330)
Net earnings (loss)	(9,914)	23,830
Deemed dividends — issuance of Series AA and amortization of related discount	—	(45,404)
Net loss available to common shareholders	(14,139)	(25,799)
Basic and diluted loss per share	(1.34)	(2.44)

Balance Sheet:
Current assets	$29,093	$29,093
Current liabilities	26,105	26,105
Notes payable, less current portion	9,183	9,183
Derivative financial instruments, at estimated fair value	—	11,165
Deferred revenue and other non-current liabilities	16,443	16,443
Series AA convertible preferred stock, net	—	37,941
Stockholders’ deficit	(11,752)	(60,858)

	As of or for the three months ended
	March 31, 2005		June 30, 2005		September 30, 2005
	As	As	As	As	As	As
	reported	restated	reported	restated	reported	restated
Statement of Operations:
Net revenue	$24,623	$24,623	$23,776	$23,776	$21,306	$21,306
Gross Profit	7,168	7,168	7,068	7,068	5,822	5,822
Loss from operations	(785)	(785)	(889)	(889)	(2,049)	(2,049)
Change in estimated fair value of derivative financial instruments	—	5,099	—	(4,311)	—	(25,972)
Net earnings (loss)	(931)	4,168	(2,207)	(6,517)	(2,296)	(28,268)
Deemed dividends — amortization of discount of Series AA	—	(217)	—	(237)	—	(257)
Net earnings (loss) available to common shareholders	(931)	3,951	(2,207)	(6,754)	(2,296)	(28,525)
Basic earnings (loss) per share	(0.08)	0.35	(0.19)	(0.59)	(0.20)	(2.44)
Diluted loss per share	(0.08)	(0.06)	(0.19)	(0.59)	(0.20)	(2.44)

Balance Sheet:
Current assets	$28,970	$28,970	$26,638	$26,638	$22,546	$22,546
Current liabilities	29,047	29,047	30,843	30,843	30,651	30,651
Notes payable, less current portion	7,410	7,410	6,078	6,078	4,827	4,827
Derivative financial instruments, at estimated fair value	—	6,066	—	10,377	—	36,349
Deferred revenue and other non-current liabilities	16,059	16,059	15,510	15,510	15,039	15,039
Series AA convertible preferred stock, net	—	38,158	—	38,395	—	38,652
Stockholders’ deficit	(12,644)	(56,868)	(14,794)	(63,566)	(17,045)	(92,046)

39

     The aforementioned revisions did not result in an adjustment to net cash provided or used by operating, investing or financing activities for any of the periods or year presented above.
Liquidity And Capital Resources
     Liquidity Issues
          We have incurred losses for the past several years, including losses of $43,692,000 and $12,070,000 in 2003 and 2005, respectively. Net earnings in 2004 were a result of the non-cash benefit of the change in estimated fair value of derivative financial instruments, and we experienced a loss from operations in 2004. We have continued to reassess our business and investigate various strategic alternatives that would increase liquidity and working capital. On October 31, 2005, we completed the sale of $9,550,000 of 10% Convertible Subordinated Notes and warrants. The proceeds from this offering have been used for general working capital purposes, including new product development and marketing activities. In 2004 and in November 2005, we successfully restructured the payment terms of a note payable to a supplier resulting in the deferral of payments into 2006 and 2007. In March, 2005, we entered into a new line of credit with Wells Fargo replacing Silicon Valley Bank, which new line provides additional borrowing capacity. On May 3, 2004, we completed the sale of Preferred Stock and warrants for total gross proceeds of $25,000,000. All of these items have provided additional working capital and improved the Company’s liquidity. Currently, our primary sources of funding are our availability under our bank line of credit, notes payable to suppliers and others, and our ability to generate cash from operations.
          Also on October 31, 2005, we entered into an Amendment of the MDA with Imation which results in increased gross margins on the sale of our media products effective January 1, 2006. We believe the modification of the MDA, and the related increase in gross margins, improves our opportunity for future profitability. Increasing revenue from hardware products, increasing unit shipments of media products, decreasing product costs and increasing gross margins, and maintaining or decreasing operating costs are critical factors in achieving profitable operations. However, there can be no assurance that we will achieve profitable operations in the near term, and if we do not generate sufficient cash flow to support our operations, we may not be able to continue as a going concern.
          Due to the uncertainty relating to our ability to achieve profitable operations, we will continue to investigate the following alternatives to improve our financial condition:
•	Obtaining additional capital from debt or equity fund raising activities;

•	Strategic alliance or business combination and related funding from such a relationship;

•	Continued restructuring of current operations to decrease operating costs and improve gross margins;

•	Sale of all or a portion of operations or technology rights; or

•	Restructuring of notes payable and trade payables to certain suppliers to provide for extended payment periods.
          An inability to increase revenue to the level anticipated in our forecasts, a loss of a major customer for VXA or other products, an interruption in delivery of manufactured products from suppliers, increases in product costs, significant unbudgeted expenditures, or other adverse operating conditions could impact our ability to achieve our forecasted cash generated from operations, which may result in a need for additional funding from external sources. Any new indebtedness would require the approval of our lender under the terms of our line of credit and the holders of two-thirds of the outstanding principal amount of the Convertible Notes or an agreement acceptable to those parties for the subordination of the new indebtedness to the line of credit and the Convertible Notes. There is no assurance that additional funding will be available or available on terms acceptable to us.
     Cash Flows — 2005
          As of December 31, 2005, we have $430,000 in cash and cash equivalents and negative working capital of $1,042,000. During 2005, we had $4,880,000 in cash used by operating activities, $1,855,000 used by investing activities and $6,721,000 provided by financing activities.

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          The components of cash provided by operations include our net loss of $12,070,000, adjusted for depreciation and amortization expense, provision for uncollectible accounts receivable and sales returns and programs, change in estimated fair value of derivative financial instruments, other non-cash financing costs, amortization of deferred revenue, provision for excess and obsolete inventory, provision for settlement of litigation, amortization of debt discount, stock-based compensation and interest expense, gain on foreign currency translation and other non-cash items, all of which totaled cash provided of $8,592,000. In addition, cash flows from operating activities in 2005 were impacted by an increase in accounts receivable of $942,000 resulting from increased sales in the last month of the year, a decrease in inventory of $3,033,000, as we decreased our finished goods inventory to improve liquidity, and a decrease in accounts payable and accrued liabilities of $4,210,000. Cash provided by financing activities is comprised primarily of net borrowings on the bank line-of-credit, and proceeds from convertible notes and other notes payable, net of payments on notes payable to suppliers of $2,355,000. Cash used by investing activities relates to the purchase of equipment and tooling related to new product development activities.
          Our cash from operations can be affected by the risks involved in our operations, including revenue growth, the successful introduction and sales of new product offerings, control of product costs and operating expenses, and overall management of working capital items.
     Cash Flows — 2004
          As of December 31, 2004, we had $444,000 in cash and cash equivalents and working capital of $2,988,000. During 2004, we had $13,357,000 in cash used by operating activities, $1,761,000 used by financing activities and $8,583,000 provided by investing activities.
          The components of cash used by operations include our net earnings of $23,830,000, adjusted for depreciation and amortization expense, stock-based interest expense, provision for uncollectible accounts receivable and sales returns and programs, change in estimated fair value of derivative financial instruments, other financing costs, amortization of deferred revenue, provision for excess and obsolete inventory, stock based compensation and loss on foreign currency translation and other non-cash items, all of which totaled cash used of $31,441,000. In addition, cash flows from operating activities in 2004 was impacted by a decrease in accounts receivable of $627,000 resulting from increased collections and a decrease in days-sales-outstanding, an increase in inventory of $1,463,000 due to an increase in finished goods inventory to take advantage of lower freight costs for ocean shipments of product and to meet customer demands in the first quarter of 2005, and a decrease in accounts payable and accrued liabilities of $3,672,000 due primarily to the settlement of a stock-based interest liability and certain inventory purchase commitments. Cash used by financing activities is comprised primarily of net payments on the bank line-of-credit and other notes payable of $15,228,000 and the net proceeds from the sale of preferred stock of $23,811,000. Cash used by investing activities relates to the purchase of equipment and leasehold improvements.
     Cash Flows — 2003
          As of January 3, 2004, we had $6,979,000 in cash and cash equivalents and negative working capital of $6,561,000. In January 2004, we used a substantial portion of our cash balance to repay our bank line-of-credit balance of $6,498,000. During 2003, we had $23,258,000 in cash provided by operating activities, $2,393,000 used by financing activities and $14,550,000 used by investing activities.
          The components of cash provided by operations include our net loss of $43,692,000, reduced by depreciation and amortization expense, stock-based interest expense, provision for uncollectible accounts receivable and sales returns and programs, provision for excess and obsolete inventory, lease termination expense and loss on foreign currency translation, all of which totaled $35,290,000. In addition, cash flows from operating activities in 2003 was impacted by (1) a decrease in accounts receivable of $11,808,000 resulting from a reduction in days-sales-outstanding from 127 days at December 28, 2002 to 56 days at January 3, 2004, as well as the write-off of a $5,962,000 receivable balance from a significant customer that filed bankruptcy in 2003, (2) an increase in deferred revenue related to the $18,500,000 distribution fee received from Imation, (3) a decrease in inventory of $2,683,000 due to increased usage and disposition of inventory items during 2003, and (4) a decrease in accounts payable and accrued liabilities of $2,770,000 due in part to the use of the proceeds from the Media Distribution Agreement to pay aged payables and accrued liabilities. Cash used by financing activities was comprised primarily of net payments on the bank line-of-credit and other notes payable of $16,065,000 and the proceeds from the sale of

41

preferred stock of $1,500,000. Cash used by investing activities relates to the purchase of equipment and leasehold improvements.
Borrowings and Preferred Stock
     Convertible Subordinated Notes
          On October 31, 2005, we completed the sale of $9,550,000 million of 10% Convertible Subordinated Notes and warrants to purchase 4,775,000 shares of common stock. The Convertible Notes are payable interest only through 2010, at which time the principal amount is due in total. Interest on the Convertible Notes is payable quarterly in our common stock. The principal amount of the Convertible Notes is convertible into common stock at $1.80 per share. The exercise price of the warrants, which have a five-year term, is also $1.80 per share. The Convertible Notes are collateralized by a security interest in all of our assets and are subordinate to the security interest granted, and our indebtedness, under our line-of-credit agreement with Wells Fargo. See Note 4 to the consolidated financial statements included herein.
          The Convertible Notes may be prepaid at any time at the then outstanding principal amount. Under certain circumstances, including prepayment during a period of default (which includes a change of control) or in connection with a reorganization, a prepayment premium may be required; the premium is the greater of (1) 20% of the outstanding principal or (2) the excess over the principal amount of the product of the average market price of the common stock at the time multiplied by the number of common shares issuable upon the conversion of the Convertible Notes. We are obligated to register the underlying common shares that would be issued upon conversion of the Convertible Notes and exercise of the warrants, as well as common shares that will be issued as interest over the term of the Convertible Notes.
     Line of Credit-Wells Fargo Business Credit, Inc.
          On March 9, 2005, we entered into a new asset-based line-of-credit agreement with Wells Fargo Business Credit, Inc. (“Wells Fargo”) which currently provides for borrowings of up to $20,000,000 based on 80% of eligible accounts receivable (as defined), and 25% of eligible finished goods inventory (as defined). Accordingly, borrowing availability under the line of credit varies based on the balances of accounts receivable and inventory throughout the month, quarter or year. Borrowings are secured by substantially all of the Company’s assets. This agreement matures on March 31, 2008, and replaced the loan agreement with Silicon Valley Bank, as described below, which was terminated in March 2005. Interest under the new agreement with Wells Fargo is currently being charged at the lender’s prime rate plus 2% (9.25% at December 31, 2005) and the agreement includes financial covenants and other restrictions relating to, among other things, operating results, the maintenance of minimum levels of net worth or deficit, limits on inventory levels with product distributors, limits on capital expenditures, liens, indebtedness, guarantees, investment in others and prohibitions on the payment of cash dividends on common or preferred stock. Events of default include a change in control. As of June 30, September 30 and December 31, 2005 we were in violation of covenants relating to our operating results and maintenance of specified levels of net worth or deficit and we received waivers of such violations. In connection with the waiver of the December 31, 2005 covenant violation, the interest rate was increased to the prime rate plus 3.5%. The outstanding balance under the line of credit was $3,652,000 at December 31, 2005.
     Line of Credit-Silicon Valley Bank
          On June 18, 2002, we entered into a $25,000,000 line of credit agreement (the “Agreement”) with Silicon Valley Bank (“SVB”) that originally expired in June 2005. The agreement was modified several times during 2003 for violations of various financial covenants and to revise certain terms and conditions, including a decrease in maximum borrowings to $20,000,000 and to provide for interest to be charged at a rate of prime plus 5.25%. On October 10, 2003, the Agreement was modified to extend the term of the Agreement through September 30, 2005, under similar terms and conditions. In May, 2004, we entered into a revised agreement (the “Revised Agreement”), which provided for borrowings of up to $20,000,000 based on 75% of eligible accounts receivable (as defined). No borrowings were available based on inventory balances. Interest was generally charged at the prime rate plus 2.0%, and the Revised Agreement included financial covenants relating to operating results, limits on inventory levels with product distributors, the maintenance of minimum levels of net worth or deficit and prohibitions on the payment of cash dividends. As noted above, this agreement was terminated in March 2005.

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     Notes Payable — Suppliers
          During 2003, we entered into agreements with four of our largest suppliers that converted certain accounts payable and accrued liability amounts outstanding at December 28, 2002, totaling $20,900,000, to unsecured notes payable. These amounts were originally due through 2005 and bore interest at rates ranging from zero to 5%. At December 31, 2005, the remaining balance of $4,587,000 is due to one supplier, Hitachi, Ltd. (“Hitachi”). In November 2004 and November 2005, the payment terms for this note were restructured to provide for repayment through March 31, 2007, with interest at 2.1% through March 31, 2006 and 3.1% thereafter. In September 2003, we entered into restructuring and note payable agreements with a fifth supplier, Solectron Corporation (“Solectron”), for $8,991,000 which converted accounts payable and current inventory purchase commitments to a note payable bearing interest at 9%. In May 2004, we made a $2,020,000 prepayment on the Solectron note and revised the payment schedule. As of December 31, 2005, all inventory purchase commitments had been satisfied, and the total amount due to Hitachi and Solectron under the remaining notes payable — suppliers is $6,019,000 which is payable as follows: 2006 — $5,131,000 and 2007 — $888,000.
     Note Payable — Lessor
          In September 2003, we entered into a note payable in the amount of $3,060,000 with the lessor of certain of our former office and manufacturing facilities, in settlement of all past and future amounts due under the lease for such facilities. The note is unsecured, is payable interest only through September 2008, at which time the entire principal amount is due. The interest rate on the note at December 31, 2005 is 6.0% and this rate will continue until September 2007, at which time the rate increases to 10.0% for the final year of the note. Interest on the note was imputed at a rate of 9.0% over the term of the note and, accordingly, the note was recorded net of discount of $359,000. The 9.0% rate was considered to be a market interest rate based on other borrowings of the Company. The discount is being recognized over the term of the note as additional interest expense using the effective interest method.
     Series AA Preferred Stock
          For information on our Series AA preferred stock, see Note 6 to the consolidated financial statements in this Report.
Media Distribution Agreement
          On November 7, 2003, we entered into a Media Distribution Agreement (“MDA”) with Imation whereby we granted Imation the exclusive worldwide marketing and distribution rights for the Company’s proprietary removable data storage media. In exchange for such rights, Imation paid us a one-time distribution fee of $18,500,000. Under the MDA, we agreed to grant Imation a second security interest in our intellectual property to secure the Company’s obligations under the MDA and a seat as an observer on our Board of Directors. The MDA has an indefinite term, but provides for termination by Imation upon 180 days’ prior written notice to the Company, or upon a material default by either party. If Imation terminates the MDA because of a material default by Exabyte, we must pay Imation a prorated portion of the distribution fee (based on 10 years from November 7, 2003). If the MDA is terminated by Imation, we are not obligated to refund any portion of the distribution fee. The MDA provided for discounted sales prices to Imation such that Imation was able to obtain a gross margin of at least 25% on sales to third parties.
          On October 31, 2005, we entered into an Amendment of the MDA (“Amendment”), whereby sales prices to Imation will be adjusted such that Imation will be able to obtain a gross margin of 8% for the period from January 1, 2006 to December 31, 2006, and 10% thereafter. As consideration for the revision of the gross margin, we agreed to provide the following to Imation; (1) a $5,000,000 note payable, bearing interest at 10% beginning January 1, 2006, with interest only payments through 2007 and equal quarterly principal and interest payments commencing on March 31, 2008 and continuing through December 31, 2009, (2) 1,500,000 shares of common stock and warrants to purchase 750,000 shares of common stock at $1.80 per share and (3) a $2,000,000 cash payment or credit to be applied against product purchases by Imation subsequent to January 1, 2006. The Amendment also decreased the amount of the distribution fee that would be required to be repaid to Imation due to a termination of the MDA to $8,500,000. In addition, on October 31, 2005, Imation loaned $2,000,000 to the Company under a note payable which bears interest at 10% and is payable interest only through December 15, 2006, at which time the principal amount is due in total. In connection with the $5,000,000 and $2,000,000 notes, we granted Imation a security position in substantially all of our assets. These notes are subordinated to the security interests of, and our

43

indebtedness to, Wells Fargo and the holders of the Convertible Notes. Events of Default under the Imation notes include, among others, a material default under the MDA not cured within a specified time. See Note 11 to the consolidated financial statements.
Non-Current Liabilities And Contractual Obligations
          We are committed to make certain payments for non-current liabilities including notes payable. Our cash payments due under these contractual obligations as of December 31, 2005 are as follows:

		1 - 3
(In thousands)	Less than 1 year	years	After 3 years	Total
Notes payable	$8,112	$8,898	$319	$17,329
Operating leases	903	2,591	439	3,933
Capital lease obligations	21	—	—	21

	$9,036	$11,489	$758	$21,283

          We expect to fund these obligations through cash generated from operations, borrowings under our bank line of credit and, if necessary, additional external debt or equity financings.
          In addition, as of December 31, 2005, we have issued irrevocable letters-of-credit in favor of certain suppliers totaling $750,000, of which $250,000 expires June 30, 2006 and $500,000 expires December 31, 2006.
ITEM 7A.
QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK
Market Risk
          In the ordinary course of our operations, we are exposed to certain market risks, primarily fluctuations in foreign currency exchange rates and interest rates. Uncertainties that are either nonfinancial or nonquantifiable, such as political, economic, tax, other regulatory or credit risks are not included in the following assessment of our market risks.
     Foreign Currency Exchange Rates
          We have foreign subsidiaries whose operations expose us to foreign currency exchange rate fluctuations (See Note 1 to the consolidated financial statements). Fluctuations in foreign currency exchange rates could impact remeasurement of our foreign denominated assets and liabilities into U.S. dollars and our future earnings and cash flows from transactions denominated in different currencies. At December 31, 2005, 5.8% of our total liabilities were denominated in foreign currencies. During 2005, 17.0% of operating expenses were denominated in foreign currencies. Assets and revenue denominated in foreign currencies were not significant in 2005. We have subsidiaries in Europe, Japan and Singapore whose accounting records are maintained in their local currency. Our exposure to currency exchange rate fluctuations is diversified due to the number of different countries in which we conduct business, although our most significant exposure relates to the Yen due to a note payable to a Japanese supplier. The note payable provides for payments at a fixed conversion rate of 120 Yen/Dollar. Foreign currency gains and losses will continue to result from fluctuations in exchange rates and will impact future operating results. We recognized a gain of $782,000 in 2005 due to the foreign currency translation of the note payable to a supplier denominated in Yen discussed above.
          We prepared sensitivity analyses of our exposure from foreign assets and liabilities as of December 31, 2005, and our exposure from anticipated foreign revenue and operating expenses in 2006 using historical data and anticipated future activity to assess the impact of hypothetical changes in foreign currency exchange rates. Based upon the results of these analyses, we estimate that a hypothetical 10% unfavorable change in foreign currency exchange rates from the 2005 year end rates could result in a $299,000 loss on translation and increase in liabilities. The expected impact on net revenue and operating expenses is not considered significant.

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     Interest Rates
          At December 31, 2005, we had $3,652,000 outstanding on our line of credit, and our interest rate on the line was prime plus 2.0% (9.25%). Fluctuations in interest rates during 2006 could impact our interest expense related to the line of credit. Other notes payable are at fixed rates throughout 2006.
          We prepared sensitivity analyses of our exposure to interest rate fluctuations to assess the impact of a hypothetical change in interest rates. Based on the results of these analyses, we estimate that a hypothetical 10% unfavorable change in interest rates with respect to our current rate of prime plus 2.0% could increase interest expense by $509,000, assuming an estimated average borrowing level of $5,000,000 during 2006. This risk is similar to the interest rate risk presented in the prior year, and could have a significant effect on our results of operations, cash flows and financial condition in 2006.
ITEM 8.
FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA
          The financial statements required pursuant to this item are included in this Annual Report on Form 10-K and begin on page F-1. The supplementary financial information required by this item is included in “Item 6: Selected Financial Data” under the subsection titled “Quarterly Results of Operations / Supplementary Financial Information (as restated — see Note 8 to the consolidated financial statements).”
ITEM 9.
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE
          None reported.
ITEM 9A.
CONTROLS AND PROCEDURES
          Rules 13a-15(e) and 15d-15(e) of the Securities and Exchange Act of 1934 (the Exchange Act), defines “disclosure controls and procedures” as controls and procedures that are designed to ensure that information required to be disclosed by a registrant in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms.
          Management of Exabyte Corporation and subsidiaries (the Company) is responsible for establishing and maintaining adequate internal control over financial reporting, as such term is defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act. Internal control over financial reporting is a system designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting principles generally accepted in the United States of America. The Company’s internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately reflect the transactions and dispositions of the assets of the Company, (ii) provides reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and the directors of the Company, (iii) provide reasonable assurance regarding prevention of timely detection of unauthorized acquisition, use, or disposition of the Company’s assets that could have a material effect on the financial statements.
          In order to facilitate comprehensive financial disclosure, members of the Company’s senior management team, who are responsible for all significant operational areas of the Company, meet regularly to discuss current business conditions and issues. Information discussed in these meetings is considered for financial statement and other disclosure purposes. Prior to the filing of the applicable Form 10-Q or Form 10-K, the senior management team also meets with the Board of Directors to review business issues impacting their area of responsibility and the Company as a whole. The information exchanged at these meetings is considered by the Board members and management in their review of the Company’s financial statements and SEC filings. As a result of these frequent meetings and interactions with members of management responsible for all significant operational areas of the

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Company, information is accumulated and communicated to senior management, including the CEO and CFO, on a comprehensive and timely basis to allow for appropriate disclosure in the Company’s consolidated financial statements and regulatory filings. It is noted that, because of inherent limitations, a system of disclosure controls and procedures may not prevent or detect all misstatements.
          Under the supervision and with the participation of the Company’s Chief Executive Officer and Chief Financial Officer, we conducted an evaluation of the effectiveness of the Company’s disclosure controls and procedures. Based on this evaluation, our Chief Executive Officer and Chief Financial Officer concluded that the Company’s disclosure controls and procedures were not effective as of December 31, 2005 due to the Company’s accounting and reporting for convertible preferred stock and related derivative financial instruments, as discussed below.
          In May 2004, the Company sold Series AA Convertible Preferred Stock and warrants (“Series AA”) in a type of financing transaction commonly referred to as a “PIPE”, or private investment in public equity. Due to the terms, conditions and various features and components of the Series AA structure, management considered the accounting for this transaction to be complex. Accordingly, in addition to the evaluation of the transaction under the then current authoritative accounting pronouncements, rules and regulations, and interpretations thereof, and the discussion of the Company’s proposed accounting treatment with its independent registered public accounting firm, management also undertook additional procedures. These procedures included the review of similar PIPE transactions, and the related accounting treatment, by other registrants, and discussion of the Company’s proposed accounting with legal counsel for investors in PIPE transactions with the same terms, conditions and features as the Series AA. The purpose of these procedures was to confirm that (1) the Company’s proposed accounting was not inconsistent with the accounting being used by other registrants for similar transactions, and (2) this structure, which had been used for other similar transactions prior to the Series AA, had not resulted in accounting treatments that were inconsistent with the Company’s proposed accounting.
          In connection with the preparation of its fiscal 2005 consolidated financial statements, and the evaluation of the accounting treatment for the sale of Convertible Subordinated Notes in October 2005 and the related impact on the accounting for the Series AA , the Company also reviewed its original accounting for the Series AA transaction. In performing such evaluation, management reviewed the Company’s accounting for convertible preferred stock and derivative financial instruments in light of the views expressed by the Office of the Chief Accountant of the Securities and Exchange Commission in “Current Accounting and Disclosure Issues in the Division of Corporation Finance” on December 1, 2005, as well as direct consultation with the Office of the Chief Accountant. Upon completion of such evaluation and review, management determined that the Series AA should be accounted for as increasing rate preferred stock and classified as temporary equity based on certain conditional redemption features included therein. In addition, management also determined that certain terms, conditions and features of the Series AA should be separately accounted for as embedded and freestanding derivative liabilities. On February 24, 2006, the Company’s Audit Committee concluded that it was appropriate to restate the Company’s financial statements to reflect this revised accounting and financial reporting. Management evaluated the impact of this restatement on the Company’s assessment of internal control over financial reporting and concluded that the control deficiency related to the accounting for, and reporting of, convertible preferred stock transactions and derivative financial instruments represented a material weakness as of December 31, 2005. No other material weaknesses were identified as a result of management’s assessment.
          Included in Part IV herein, are restated financial statements as of and for the year ended December 31, 2004, and restated quarterly information for the three months ended June 30, September 30 and December 31, 2004 and March 31, June 30 and September 30, 2005.
          A material weakness in internal control (within the meaning of the Public Company Accounting Oversight Board’s Auditing Standard 2) is a deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or

46

detected. PCAOB Auditing Standard 2 also identifies a number of circumstances that, because of their likely significant negative impact on internal control over financial reporting, are to be regarded as at least significant deficiencies, as well as indicators of a material weakness, including the restatement of previously issued financial statements to reflect the correction of a misstatement.
          To remediate the aforementioned deficiency, and to strengthen internal control over financial reporting for convertible preferred stock transactions and derivative financial instruments, in the first quarter of 2006 the Company implemented additional review procedures over the evaluation and application of relevant accounting pronouncements, rules, regulations and interpretations at the time these transactions, or other complex transactions, are contemplated and consummated. These additional procedures may include consultation with outside resources, including potential consultation with the Office of the Chief Accountant as deemed appropriate.
          There were no changes in the Company’s internal control over financial reporting during the three months ended December 31, 2005 that has materially affected, or is likely to materially affect, the Company’s internal control over financial reporting.
ITEM 9B.
OTHER INFORMATION
          None.

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PART III
ITEM 10.
DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT
          The directors and executive officers of the Company and their ages as of March 1, 2006, are as follows:
DIRECTORS
     A. Laurence Jones
          Mr. A. Laurence Jones, age 53 has served as a director of Exabyte since 1998 and served as non-executive Chairman of the Company from January of 2002 until June 2002. He is currently President and CEO of Activant Solutions Inc. a leading software provider of vertical ERP solutions for distribution industries. He is also principal of Aegis Management, LLC which provides high-level management consulting services. From November 2002 through July 2004 Mr. Jones was Chairman and CEO of Interelate Inc. a provider of outsourced customer relationship management services backed by Great Hill Partners and Goldman Sachs Private Equity. From March of 1999 to January 2002 Mr. Jones served as President and CEO of MessageMedia, a public internet company providing e-marketing services. From 1998 to 1999 he served as an independent operating affiliate of McCown Deleeuw and Co., a private equity firm and served as chairman of SARCOM, a national IT services company. From 1993 to 1998, Mr. Jones served as President and CEO of Neodata Services Inc., a direct marketing services company with lead investor Hicks, Muse, Tate and Furst. He also served as President and CEO of GovPX, Inc. a leading financial information services provider from 1991 to 1993. From 1987 to 1991 Mr. Jones was with Automatic Data Processing and from 1987 to 1997 Wang Laboratories. Mr. Jones also serves as a director of Realm Corporation, a private real estate software company, and WebClients, a private affiliate marketing company backed by Thoma Cressey Equity Partners.
     G. Jackson Tankersley, Jr.
          Mr. G. Jackson Tankersley, Jr., age 55, has served on Exabyte’s Board of Directors since November 2001. Mr. Tankersley is a co-founder and principal of Meritage Private Equity Funds, a Denver-based private equity firm with more than $475 million of committed capital under management. Previously, Mr. Tankersley co-founded The Centennial Funds in 1981 and served as either its chief executive officer or chief investment officer until 1997. He began his career at Continental Illinois Bank in 1974 and joined its venture capital subsidiary in 1978. Mr. Tankersley also serves on the boards of directors of various private companies, including several Meritage portfolio companies. Mr. Tankersley previously served on the board of directors of Ecrix Corporation from 1996 until the merger of Ecrix with a subsidiary of Exabyte in November 2001.
     John R. Garrett
          Mr. John R. Garrett, age 48, joined Exabyte as a director in December 2003. He is currently a managing director of Meritage Private Equity Funds, a Denver-based private equity firm with over $475 million of committed capital under management. Prior to joining Meritage upon its formation in 1999, Mr. Garrett was a shareholder of the Denver law firm of Brownstein Hyatt & Farber, where he served as head of the corporate and securities law practice group from 1995 to 1999. Previously, Mr. Garrett was a partner in the national law firm of Kirkland & Ellis in Denver and New York City from 1986 to 1995. Mr. Garrett also serves on the board of directors of Xspedius Communications LLC and e-Xchange Advantage Corporation, both Meritage portfolio companies.
     Thomas E. Pardun
          Mr. Thomas E. Pardun, age 62, has served as a director of Exabyte since April 1995. Mr. Pardun served as Chairman of the Board of Western Digital Corporation, an information storage provider, from January 2000 until December 2001, and Chairman of the Board and Chief Executive Officer of edge2net, Inc., a provider of voice, data and video services, from November 2000 until September 2001. Previously, Mr. Pardun was President of MediaOne International, Asia-Pacific (previously U.S. West International, Asia-Pacific, a subsidiary of U.S. West, Inc.), an

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owner/operator of international properties in cable television, telephone services, and wireless communications companies, from May 1996 until his retirement in July 2000. Before joining U.S. West, Mr. Pardun was President of the Central Group for Sprint, as well as President of Sprint’s West Division and Senior Vice President of Business Development for United Telecom, a predecessor company to Sprint. Mr. Pardun also held a variety of management positions during a 19-year tenure with IBM, concluding as Director of product line evaluation. Mr. Pardun also serves as a director of Western Digital Corporation, MegaPath Networks, and Occam Networks, Inc.
     Leonard W. Busse
          Mr. Busse, age 67, became a director of Exabyte in October 2002. Mr. Busse is a Certified Public Accountant. From 2001 until 2004, Mr. Busse was a Senior Advisor and Acting CFO for Headwaters M B of Denver. From 1998 until 2000, Mr. Busse was the Chief Financial Officer and a director of Worldbridge Broadband Services of Lakewood, CO, a telecom technical services company. Prior to Worldbridge, he was the Managing Director and Chief Executive Officer of First Citizens Bank Limited in Trinidad and Tobago from 1994 until 1996. Mr. Busse was also the President and Chief Executive Officer of The Pacific Bank of San Francisco from 1993 until 1994 and provided consulting services through his consulting company, The Busse Group, from 1989 until 1993. Prior to these positions, he held various executive management positions with Continental Illinois National Bank of Chicago for 25 years.
     Stephanie Smeltzer McCoy
          Ms. McCoy, age 37, joined Exabyte as a director in September 2002. She is a Vice President with Meritage Private Equity Funds, a Denver-based private equity firm with over $475 million in committed capital under management. Prior to joining Meritage in 2001, Ms. McCoy earned an M.B.A. from Harvard Business School with high distinction as a George F. Baker Scholar. Previously, she was an investment banking professional with The Wallach Company in Denver, Colorado during 1999, and from 1995 to 1999 was an Associate Director with Arthur Andersen where she co-founded the firm’s corporate finance practice in Moscow, Russia. Ms. McCoy is a member of the American Institute of Certified Public Accountants. Ms. McCoy also serves on the board of directors of Trillion Partners and is board observer for Atreus Systems, both Meritage portfolio companies.
          Mr. Ward and Mr. Rodriguez are also directors and information regarding each of them is provided below under “Officers”.
OFFICERS
     Tom W. Ward
          Mr. Tom Ward, age 49, joined Exabyte as its President and Chief Executive Officer and a director in June 2002. Mr. Ward founded Data Storage Marketing, a distributor of storage products, in 1987 and sold the company to General Electric in 1997. Mr. Ward founded Canicom in 1997, a call center company, which he sold to Protocol Communications, an integrated direct marketing company, in 2000, assuming the position of Chief Operating Officer until June 2001. Mr. Ward began his career with Storage Technology Corporation serving in several roles in engineering and marketing. He later joined MiniScribe as Director of Sales for High Performance Products.
     Juan A. Rodriguez
          Mr. Juan A. Rodriguez, age 65, has served as a director and Chief Technologist of Exabyte since November 2001, was its interim President and Chief Executive Officer from January 2002 until June 2002, and has served as its Chairman of the Board and Chief Technologist since June 2002. Mr. Rodriguez co-founded Ecrix Corporation in 1996 and was its Chairman of the Board and Chief Executive Officer since 1996. Mr. Rodriguez co-founded Storage Technology Corporation in 1969 after several years as an IBM tape technology engineer. While at Storage Technology Corporation, he served in vice presidential and general manager roles over Engineering, Hard Disk Operations and Optical Disk Operations. In 1985, Mr. Rodriguez co-founded Exabyte Corporation, where he held the positions of chairman, president and CEO through 1992. Mr. Rodriguez is an adjunct professor for the University of Colorado, Boulder, College of Engineering and Applied Science.

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     Carroll A. Wallace
          Mr. Carroll Wallace, age 56, was engaged as a consultant in May 2003 to act as the interim Chief Financial Officer of Exabyte and became an employee and officer on November 1, 2003. Mr. Wallace was a partner at KPMG LLP from 1982 to 2002, at which time he retired from the firm. During Mr. Wallace’s tenure at KPMG, he served as partner in charge of the audit department of the Denver, Colorado office from 1992 to 1995, and from 1995 through 2001, Mr. Wallace headed KPMG’s Colorado technology practice which served companies ranging in size from early growth stage to large diverse corporations.
          The directors serve until the annual meeting of stockholders in the following years or their successors are elected and qualified: 2006 — Mr. Busse, Ms. Smeltzer McCoy and Mr. Ward; 2007 — Mr. Jones and Mr. Tankersley; 2008 — Mr. Garrett, Mr. Pardun and Mr. Rodriguez.
          The executive officers serve at the discretion of the Board of Directors. There are no family relationships among any of the directors and executive officers.
AUDIT COMMITTEE
          The Audit Committee of Exabyte’s Board of Directors is composed of three directors and operates under a written charter adopted by the Board of Directors. The members of the Audit Committee are Leonard W. Busse, A. Laurence Jones and Thomas E. Pardun. Each member of the Audit Committee is an “independent director” as defined in the Market Place Rules of the Nasdaq Stock Market’s Listing Standards. Mr. Busse has the professional experience deemed necessary to qualify as an audit committee financial expert under rules of the Securities and Exchange Commission.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
          Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Exabyte’s directors and executive officers, as well as persons who own more than 10% of Exabyte’s common stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.
          Based solely on Exabyte’s review of such forms furnished to the Company, we believe that all Section 16(a) filing requirements applicable to our executive officers, directors, and greater than 10% beneficial owners were satisfied, except as noted in the following paragraphs.
          The following persons made untimely filings of Statements of Changes in Beneficial Ownership on Form 4: John Garrett, three reports concerning three transactions; Meritage Investment Partners LLC, three reports concerning three transactions; G. Jackson Tankersley, Jr., three reports concerning three transactions; and Tom W. Ward, three reports concerning three transactions. These Form 4 reports were inadvertently filed late. The Company will emphasize the filing of Form 4 reports in a timely manner.

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ITEM 11.
EXECUTIVE COMPENSATION, COMPENSATION COMMITTEE REPORT
Compensation Committee Policies
          The Compensation Committee (the “Committee”) consists of five non-employee directors. The Committee establishes and administers the policies that govern compensation of executive officers. Compensation for Exabyte’s executive officers includes the following key elements:
•	base salary;

•	incentive bonus awards; and

•	stock option awards (long-term compensation).
          In determining the total compensation package for executive officers, the Committee considers a mix of factors and evaluates both Exabyte’s and the individual’s performance against those factors.
          Base salary is determined as a function of competitive salary levels and company performance over the prior fiscal year. The Committee annually reviews the executive officers’ salaries. The Committee then establishes salary levels for the executive officers based on its evaluation of the relevant criteria. Any individual treatment of compensation during this time will be made on an exception basis only, based upon exceptional performance, or retention requirements. The Company’s and the Committee’s long-term intentions are to maintain average compensation levels at or above the market mean for comparable companies, as made available through supporting surveys, reports, and other reasonable data acquired.
          In establishing an executive officer’s bonus plan opportunity, the Committee considers each executive officer’s position and level of responsibility. Incentive bonus award payouts are based upon Exabyte’s financial performance, as measured under GAAP, by actual achievement against the annual operating plan approved by the Board of Directors during the previous fiscal year. In setting the 2005 bonus plans, the Committee established prior to each quarter the bonus Company thresholds in determining bonus targets for the executive officers, and offers a range between 50% and 150% of the bonus target depending on Company performance. Furthermore, the 2005 bonus plan included the right of the Compensation Committee to grant, at its sole discretion, up to 50% of the target bonus amounts under the Plan if it determined that, notwithstanding the Company’s failure to meet the submitted financial plan at the close of each respective quarter, the senior management team is deserving of a bonus recognition for its efforts. No bonuses were earned or paid in 2005.
          It is the intention of Exabyte to continue to issue stock options to executive officers, including the CEO in order to provide long-term incentives to its employees. In establishing an executive officer’s level of stock option grant, the Committee takes into account the executive officer’s performance during the previous fiscal year, his potential to influence the operations of Exabyte in the future and the performance of Exabyte during the previous fiscal year. In particular, the Committee considers criteria such as Exabyte’s:
•	financial performance;

•	stock performance;

•	long-term strategic decisions; and

•	response to a rapidly changing competitive environment.
          For 2005, executive officers were granted stock options in September and December based on their respective positions as well as recommendations provided by the Chief Executive Officer of the Company. The grant of stock options to executive officers was intended to provide for a greater opportunity for up-side reward to

51

be created in stock option incentives awarded to the executive officers in 2005 in order to more closely align individual compensation with company stock performance.
Chief Executive Officer Compensation
          Mr. Ward received a base salary that was commensurate with the base salary of Exabyte’s prior CEOs. Similar to the executive officers, he did not receive a raise in his base salary during 2005. Mr. Ward’s quarterly bonus goals are set each quarter by the Board. In accordance with the Company’s employment agreement with Mr. Ward, upon achievement of that quarter’s goals, Mr. Ward’s base for bonus payments is $75,000 of restricted stock, and is further aligned with the sliding scale approved for all executive officers (50% — 150% of the base bonus payment). No bonuses were awarded to Mr. Ward during 2005.
          In addition, Mr. Ward received options to purchase up to a total of 2,250,000 shares of common stock in 2005, of which 1,845,000 options were fully vested at date of grant, with the remainder vesting 2% per month over 50 months.
Deductibility of Compensation
          Section 162(m) of the Internal Revenue Code of 1986 generally imposes on Exabyte an annual corporate deduction limitation of $1 million on the compensation of certain executive officers. Compensation in excess of $1 million may be deducted if it is “performance-based compensation” within the meaning of the Code. Exabyte has not adopted a policy with respect to the treatment of all forms of compensation under Section 162(m) of the Code. However, the Compensation Committee has determined that stock options and rights granted under each of its employee stock option plans (which does not include a grant of an option for 7,000,000 shares to Mr. Ward in 2003) with an exercise price at least equal to the fair market value of Exabyte’s common stock on the date of grant should, be treated as “performance-based compensation.”
Compensation Committee:

Thomas E. Pardun, Chairman
John R. Garrett		Leonard W. Busse
Stephanie Smeltzer McCoy		A. Laurence Jones
COMPENSATION COMMITTEE INTERLOCKS
          During 2005 none of the Company’s executive officers served on the board or compensation committee of another company which had one of its executive officers serve as one of the Company’s directors or a member of the Company’s Compensation Committee.
COMPENSATION OF DIRECTORS
          Currently, each director who is not an employee of Exabyte, with the exception of the Chairmen of the Audit and Compensation Committees, receives $15,000 as an annual retainer for his services as a director. The Chairmen of the Audit and Compensation Committees each receive a $30,000 annual retainer. These retainers are paid in quarterly installments in cash or stock at the discretion of the individual directors. Non-employee directors receive $1,500 for each Board meeting they attend in person and $250 for each telephone Board meeting in which they participate. The Audit Committee members receive $750 per Audit Committee meeting in which they participate, and all other committee members receive $250 per committee meeting in which they participate. Non-employee directors are also reimbursed for out-of-pocket travel expenses in connection with their attendance at Board meetings.
          Meeting fees are payable in shares of restricted common stock instead of cash. The closing stock price on the day of each meeting is used to determine the number of shares granted to each director. In 2005, a total of 49,453 shares of restricted common stock with a value of $130,250 were issued to directors for their services rendered during fiscal 2004 and 2005.

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          Non-employee directors received options under the Incentive Stock Plan until the stockholders approved the 2004 Exabyte Corporation Employee Stock Option Plan (“2004 Plan”) in June of 2004, at which point non-employee director options will be issued out of the 2004 Plan or the 2005 Exabyte Corporation Employee Stock Option Plan (“2005 Plan”) which was approved by the Board of Directors in December 2005. Beginning in 2004, the Compensation Committee approved an annual automatic option grant to non-employee directors of 10,000 shares. Upon initial election to the board all newly elected non-employee directors receive an option to purchase 2,500 shares. The exercise price of these options is equal to the fair market value of the stock as of the date of grant. Directors are also eligible to receive discretionary grants of options under the Incentive Stock Plan, the 2004 Plan and the 2005 Plan. During fiscal 2005, options covering a total of 330,000 shares were granted to non-employee directors as a group with a weighted average exercise price of $1.60 per share.
SUMMARY OF COMPENSATION
          The following table provides summary compensation information paid to or earned by Exabyte’s Chief Executive Officer, and the Company’s two other executive officers for fiscal 2003, 2004 and 2005, (collectively, the “Named Executive Officers”):
Summary Compensation Table

					Long-Term
					Compensation
		Annual Compensation			Awards
					Securities	All Other
		Salary	Bonus		Underlying	Compensation
Name and Principal Position	Year	($)(1)	($)(2)		Options (#)(3)	($)(4)(5)
Tom W. Ward(6)	2005	300,000	—		2,250,000	810

President and Chief Executive	2004	300,000	145,500	(2)	3,750	810
Officer	2003	300,000	225,000	(2)	700,000	810

Juan A. Rodriguez(7)	2005	225,014	—		600,000	3,176

Chairman of the Board and	2004	225,014	98,000	(2)	152,500	3,176
Chief Technologist	2003	225,014	50,000	(2)	94,000	3,176

Carroll A. Wallace(8)	2005	200,000	—		540,000	1,805

Chief Financial Officer	2004	200,000	98,000	(2)	152,500	1,805
	2003	15,384	50,000	(2)	40,000	74

(1)	Includes amounts earned but deferred at the election of the Named Executive Officers under the 401(k) plan.

(2)	2003 bonus amounts include the value of 745,214 shares issued to Mr. Ward, 52,631 shares issued to Mr. Rodriguez, and 52,631 shares issued to Mr. Wallace for bonuses earned in 2003.

2004 bonus amounts include the value of 161,378 shares issued to Mr. Ward, 65,210 shares issued to Mr. Rodriguez, and 65,210 shares issued to Mr. Wallace for bonuses earned in 2004.

(3)	We have not granted any SARs or restricted stock awards.

(4)	As permitted by SEC rules, we have not shown amounts for certain perquisites where the amounts do not exceed the lesser of 10% of bonus plus salary or $50,000.

(5)	2005 compensation includes the dollar value of executive life insurance premiums paid by Exabyte for the benefit of the Named Executive Officers as follows: Mr. Ward, $810; Mr. Rodriguez, $3,176; and Mr. Wallace, $1,805.

2004 compensation includes the dollar value of executive life insurance premiums paid by Exabyte for the benefit of the Named Executive Officers as follows: Mr. Ward, $810; Mr. Rodriguez, $3,176; and Mr. Wallace, $1,805.

2003 compensation includes the dollar value of executive life insurance premiums paid by Exabyte for the benefit of the Named Executive Officers as follows: Mr. Ward, $810; Mr. Rodriguez, $3,176; and Mr. Wallace, $74.

(6)	Mr. Tom Ward was hired and appointed President and Chief Executive Officer on June 3, 2002.

(7)	Mr. Rodriguez was appointed Interim Chief Executive Officer and President on January 20, 2002. He served in this position until June 2002, at which time he was appointed Chairman of the Board and Chief Technologist.

(8)	Mr. Wallace was appointed Chief Financial Officer of Exabyte on November 1, 2003.

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Employment Agreement
          The Company and Mr. Ward entered into an extension of his employment agreement in July 2005. The agreement, which expires in June 2008, provides for Mr. Ward to be the President and Chief Executive Officer of the Company. Either Mr. Ward or the Company is free to terminate his employment at any time for any reason. The employment agreement provides for a base salary of $300,000 per annum, subject to review at least annually, and a quarterly incentive bonus of up to $75,000 paid in stock at the then current fair market value upon achievement of mutually agreed goals.
Incentive Stock Plan
          The Board adopted the Incentive Stock Plan in January 1987. Due to a series of amendments, as of March 8, 2005 there were 950,000 shares of common stock authorized for issuance under the Incentive Stock Plan. The Incentive Stock Plan provides for the grant of both incentive stock options (which generally have a favorable tax treatment for the optionee) and non-statutory stock options to employees, directors and consultants. These grants are made at the discretion of the Board. The Incentive Stock Plan also provides for the non-discretionary grant of non-statutory stock options to our non-employee directors. In 2001, we revised the Incentive Stock Plan to provide that, Exabyte shall not, unless approved by the holders of a majority of the shares present and entitled to vote at a duly convened meeting of stockholders, grant any stock options with an exercise price that is less than 100% of the fair market value of the underlying stock on the grant, or reduce the exercise price of any stock option granted under the Incentive Stock Plan.
          As of March 1, 2006, options to purchase 434,000 shares were outstanding under the Incentive Stock Plan and 113,000 shares were available for future grant.
2004 Exabyte Corporation Employee Stock Option Plan
          The Board adopted the 2004 Exabyte Corporation Employee Stock Option Plan (“2004 Plan”) on May 4, 2004 and the stockholders approved the plan on June 11, 2004. As of March 1, 2006, there were 2,500,000 shares of common stock authorized for issuance under the 2004 Plan. The 2004 Plan provides for the grant of non-statutory stock options to employees, directors and consultants. These grants are made at the discretion of the Board. The 2004 Plan also provides for the non-discretionary grant of stock options to our non-employee directors. The option price per share under the 2004 Plan must not be less than 100% of the fair market value on the date of grant of the underlying stock.
          As of March 1, 2006, options to purchase 1,525,000 shares were outstanding under the 2004 Plan and 975,000 shares were available for future grant.
2005 Exabyte Corporation Employee Stock Option Plan
          On December 1, 2005, the Board of Directors adopted the 2005 Exabyte Corporation Employee Stock Option Plan (“2005 Plan”), which provides for the issuance of up to 7,620,000 options to purchase the Company’s common stock. The terms of the 2005 Plan are substantially identical to the 2004 Plan, and provide for the grant of non-qualified stock options to employees, directors and consultants at the discretion of the Board. The option price per share under the 2005 Plan must not be less than 100% of the fair market value of the underlying stock on the date of grant.
          Also on December 1, 2005, the Company granted approximately 6,553,000 options to employees and directors at an exercise price of $1.15 per share. Approximately 5,374,000 of these options were fully vested on the date of grant, with the remainder vesting ratably over a 50-month period.

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STOCK OPTION GRANTS
          The following table contains information for fiscal 2005 concerning the grant of stock options under either the Incentive Stock Plan, the 2004 Plan or the 2005 Plan, to the Named Executive Officers:
     Option Grants In Last Fiscal Year

		Individual Grants
	Number of	% of Total			Potential Realizable
	Securities	Options			Value at Assumed Annual
	Underlying	Granted to			Rates of Stock Price
	Options	Employees in	Exercise	Expiration	Appreciation for Option
Name	Granted (#)	Fiscal Year(3)	Price ($/SH)	Date	Term(4)

					5% ($)	10% ($)

Tom W. Ward	2,250,000 (2)	35.55%	$1.15	12/1/2015	$1,627,828	$4,125,561

Juan A. Rodriguez	600,000 (2)	9.48%	$1.15	12/1/2015	$433,937	$1,099,682

Carroll A. Wallace	40,000 (1)	0.63%	$2.00	9/10/2015	$50,312	$127,499

	500,000 (2)	7.90%	$1.15	12/1/2015	$361,614	$916,402

(1)	Options under the 2004 Plan generally vest at the rate of 2% of the total grant per month, beginning one month from the date of grant, for a period of 50 months. Options may only be non-statutory options. The exercise price of options granted under the 2004 Plan must be at least equal to the fair market value of the common stock on the date of grant. In accordance with the option agreements issued under the 2004 Plan, options granted to certain executive officers and other members of management pursuant to the 2004 Plan will fully vest upon a change in control. Pursuant to the Company’s bylaws, the Board may not reprice options granted under any of its option plans without approval of the stockholders by a majority vote.

(2)	Options under the 2005 Plan generally vest at the rate of 2% of the total grant per month, beginning one month from the date of grant, for a period of 50 months. Options granted under the 2005 Plan on December 1, 2005 were approximately 82% vested on that date, with the remainder vesting ratably over 50 months. Options may only be non-statutory options. The exercise price of options granted under the 2005 Plan must be at least equal to the fair market value of the common stock on the date of grant. In accordance with the option agreements issued under the 2005 Plan, options granted to certain executive officers and other members of management pursuant to the 2005 Plan will fully vest upon a change in control. Pursuant to the Company’s bylaws, the Board may not reprice options granted under any of its option plans without approval of the stockholders by a majority vote.

(3)	Based on options granted to Company employees during fiscal 2005 to purchase 6,330,000 shares.

(4)	The potential realizable value is based on the term of the option at the date of grant (10 years in each case). It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term, and that the option is exercised and sold on the last day of the option term for the appreciated stock price. These amounts represent certain assumed rates of appreciation only, in accordance with SEC rules, and do not reflect our estimate or projection of future stock price performance. Actual gains, if any, are dependent on the actual future performance of the Company’s common stock. The amounts reflected in this table may never be achieved.

55

     Option Exercises And Year-End Holdings
          The following table provides information concerning the exercise of options during fiscal 2005 and unexercised options held as of December 31, 2005 for the Named Executive Officers:

			Number of Securities		Value of Unexercised
	Shares		Underlying Unexercised		In-the-Money Options
	Acquired	Value	Options at FY-End		at FY-End
	on Exercise	Realized	(#)(1)		($)(2)
Name	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Tom W. Ward	0	0	2,940,750	713,000	0	0
Juan A. Rodriguez	0	0	772,140	148,360	0	0
Carroll A. Wallace	0	0	604,900	127,600	0	0

(1)	Includes both “in-the-money” and “out-of-the-money” options. “In-the-money” options are options with exercise prices below the market price of the Company’s common stock (as noted) on December 31, 2005.

(2)	Fair market value of the Company’s common stock on December 31, 2005, the last trading day of fiscal 2005 ($0.90, based on the closing sales price reported on the Over the Counter Bulletin Board) less the exercise price of the option.

56

PERFORMANCE GRAPH(1)
          This graph compares the performance of Exabyte’s common stock with that of the Nasdaq Market Index and the Nasdaq Computer Manufacturer Stocks Index over the same period. It assumes an investment of $100 in Exabyte’s common stock and each of the two indexes on December 29, 2000 (end of fiscal year 2000), with the reinvestment of all dividends.

(1)	The material in this chart is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Exabyte under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

57

ITEM 12.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
          The following table provides certain information regarding the ownership of Exabyte’s common stock as of March 1, 2006 by:
•	each director;

•	each current executive officer named in the Summary Compensation Table;

•	all of Exabyte’s directors and the named Executive Officers as a group; and

•	all those known to be beneficial owners of more than five percent of Exabyte’s common stock.

	Beneficial Ownership(1)
			Percent of
Beneficial Owner	Number of Shares	Percent of Total	Outstanding Votes

Meritage Investment Partners LLC(2)	19,142,232	69.88%	41.01%
1600 Wynkoop
Suite 300
Denver, CO 80202
Imation Corp.(7)	4,041,912	24.61%	11.48%
1 Imation Place
Oakdale, MN 55128
Crestview Capital Master, LLC(8)	1,455,366	9.45%	*
Northbrook, IL 60062
Juan A. Rodriguez(3)	837,895	5.67%	*
Tom W. Ward(3)(5)	5,417,796	29.04%	5.38%
Leonard W. Busse(3)	76,131	*	*
John R. Garrett(3)	70,595	*	*
A. Laurence Jones(3)	100,372	*	*
Stephanie Smeltzer McCoy(3)	88,277	*	*
Thomas E. Pardun(3)	81,601	*	*
G. Jackson Tankersley, Jr.(3)(4)	19,558,117	70.49%	41.46%
Carroll A. Wallace(3)	627,084	*	*
Executive Officers and Directors as a group (9 persons)(6)	26,857,868	84.23%	48.17%

*	Less than one percent.

(1)	This table is based upon information supplied by officers, directors and principal stockholders and by Schedules 13D and 13G, if any, filed with the SEC. Subject to footnotes below and community property laws, where applicable, each of the stockholders named has sole power to vote and dispose of the shares indicated as beneficially owned. As required by Rule 13d-3(d), each of the names indicated in the table are deemed to be the beneficial owner of shares that the person has the right to acquire beneficial ownership of within 60 days of March 1, 2006.

Applicable percentages are based on 13,988,458 shares outstanding on March 1, 2006, adjusted as required by Rule 13d-3(d)(1).

(2)	This information is based on a Schedule 13D, dated November 1, 2005, filed with the SEC and subsequent information separately provided by Meritage Private Equity Fund, L.P. (“Meritage Fund”), private equity investment fund, and Meritage Investment Partners, LLC (“Meritage Investment”), a manager of private equity investment funds and the sole general partner of Meritage Fund.

Includes shares directly beneficially owned by Meritage Fund as follows: 5,031,389 shares of common stock, 7,630,859 shares of Series AA Preferred stock (as-converted), 1,948,333 shares related to the conversion of 10% Convertible Subordinated Notes Payable and 2,174,334 shares of common stock issuable upon the exercise of warrants.

Also includes shares owned indirectly beneficially by Meritage Investment through two other funds in which it is the sole general partner as follows: 705,578 shares of common stock, 1,072,219 shares of Series AA Preferred stock (as-converted), 273,889 shares related to the conversion of 10% Convertible Subordinated Notes Payable and 305,631 shares of common stock issuable upon the exercise of warrants.

58

Meritage Fund is shown to have sole voting and dispositive power over 16,784,915 shares, representing 67.04% of the common stock. Meritage Investment is shown to have sole voting and dispositive power over all of the shares.

(3)	Includes shares issuable upon the exercise of outstanding stock options that are exercisable within 60 days of March 1, 2006, as follows: Mr. Rodriguez, 788,300 shares; Mr. Ward, 3,029,150 shares; Mr. Busse, 54,818 shares; Mr. Garrett, 70,595; Mr. Jones, 73,318 shares; Ms. McCoy, 53,318 shares; Mr. Pardun, 58,318 shares; Mr. Tankersley, 54,318 shares; and Mr. Wallace, 615,300 shares.

(4)	Includes the shares listed for Meritage Investment Partners LLC under footnote 2, as to which Mr. Tankersley has voting and dispositive power by virtue of being a managing member of Meritage Investment Partners, LLC. Mr. Tankersley disclaims beneficial ownership of such shares. Also includes the following shares held by the following entities: Millennial Holdings LLC, 16,485 shares of common stock; 156,236 shares of Series AA preferred stock (as-converted) and 8,436 shares of common stock issuable upon the exercise of warrants; The Millennial Fund, 6,081 shares of common stock; 56,290 shares of Series AA preferred stock (as-converted) and 3,039 shares of common stock issuable upon the exercise of warrants; and Tankersley Family Limited Partnership, 8,257 shares of common stock, 70,842 shares of Series AA preferred stock (as-converted) and 3,825 shares of common stock issuable upon the exercise of warrants. Mr. Tankersley is the managing member of Millennial Holdings LLC and sole general partner of Tankersley Family Limited Partnership and may be deemed to posses voting and dispositive power over shares held by such entities. Mr. Tankersley disclaims beneficial ownership of all such shares. The Millennial Fund is not a separate legal entity and Mr. Tankersley is the direct beneficial owner of all shares held in that name.

(5)	Includes 1,636,509 shares of Series AA preferred stock (as converted) owned directly by Mr. Ward.

(6)	Includes shares described in the notes above, as applicable.

(7)	Includes shares directly beneficially owned by Imation Corp. as follows: 1,605,623 shares of common stock, 1,599,895 shares of Series AA Preferred stock (as-converted) and 836,394 shares of common stock issuable upon the exercise of warrants.

(8)	Includes shares directly beneficially owned by Crestview Capital Master, LLC as follows: 49,256 shares of common stock, 833,333 shares of Series AA Preferred stock (as-converted), 277,777 shares related to the conversion of 10% Convertible Subordinated Notes Payable and 295,000 shares of common stock issuable upon the exercise of warrants.

(9)	Percentage of total voting power is based on votes of shares actually outstanding and owned by the stockholder and the total votes of outstanding shares as of March 1, 2006. Series AA Preferred stock is non-voting stock.

59

ITEM 13.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
ITEM 14.
PRINCIPAL ACCOUNTANT FEES AND SERVICES
          The following provides information on the fees billed to the Company by its principal independent registered public accountants for each of the last two fiscal years for audit services and in each of the last two fiscal years for audit-related, tax and other services. All fees are reviewed and approved by the Company’s Audit Committee in advance of the performance of such services. Effective May 3, 2004, the Company engaged Ehrhardt Keefe Steiner & Hottman PC as its independent registered public accounting firm.
          Audit Fees. Includes the aggregate fees billed by the Company’s accountants for professional services related to the audit of our annual consolidated financial statements for fiscal 2004 and 2005 included in our Annual Reports on Form 10-K, and for the review of the unaudited consolidated financial statements for fiscal 2004 and 2005 included in our Quarterly Reports on Form 10-Q. Also includes fees billed for employee benefit plan audits.
          Audit-Related Fees. The Company did not incur any fees billed in each of its last two fiscal years for assurance and other services by the Company’s accountants that were reasonably related to the performance of the audit and that are not reported under Audit Fees.
          Tax Fees. Includes the aggregate fees billed in each of the Company’s last two fiscal years for professional services rendered by the Company’s principal accountant for tax compliance, tax advice, and tax planning, including as to foreign tax issues.
          All Other Fees. Includes the aggregate fees billed in each of the Company’s last two fiscal years, other than those services reported above. The fees are primarily related to services connected with the filing of the Company’s registration statements during the time period mentioned above.
          In the course of its meetings, the Audit Committee has determined that these other services are compatible with maintaining our accountants’ independence.
Fee Detail

FEE CATEGORY	2005	2004
Audit Fees	$142,000	$142,000
Audit-Related Fees	$0	$0
Tax Fees	$28,000	$26,500
All Other Fees	$13,000	$9,000

60

PART IV
ITEM 15.
EXHIBITS AND FINANCIAL STATEMENT SCHEDULES,
(a) 1. Consolidated Financial Statements
(a) 2. Consolidated Financial Statement Schedules
          Years ended January 3, 2004 and December 31, 2004 and 2005.

II	Valuation and Qualifying Accounts	S-1
          All other schedules are omitted because they are inapplicable, not required under the instructions, or the information is included in the financial statements or notes thereto.

61

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Board of Directors and Stockholders
Exabyte Corporation
Boulder, Colorado
We have audited the accompanying consolidated balance sheets of Exabyte Corporation and its subsidiaries as of December 31, 2004 and 2005, and the related consolidated statements of operations, stockholders’ equity and cash flows for the years then ended. Our audits also included the consolidated financial statement schedule II for the years ended December 31, 2004 and 2005. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements and schedule based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Exabyte Corporation and its subsidiaries as of December 31, 2004 and 2005, and the results of their operations and their cash flows for the years then ended in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related consolidated financial statement schedule II for the years ended December 31, 2004 and 2005, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.
As discussed in Note 8 to the consolidated financial statements, certain errors resulting in the understatement of previously reported liabilities relating to embedded derivatives included in the Series AA Convertible Preferred Stock Agreement and the overstatement of stockholders’ equity relating to the classification of the Company’s Series AA Convertible Preferred Stock as of December 31, 2004, were discovered by management of the Company during 2005. Accordingly, the 2004 financial statements have been restated to correct the error.
The accompanying consolidated financial statements have been prepared assuming Exabyte Corporation and its subsidiaries will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, Exabyte Corporation and its subsidiaries has experienced recurring losses and has an accumulated deficit of $123,869,000 which, among other things, raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters also are described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Ehrhardt Keefe Steiner & Hottman PC
Ehrhardt Keefe Steiner & Hottman PC

March 8, 2006
Denver, Colorado

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and Stockholders
of Exabyte Corporation
In our opinion, the consolidated statements of operations, stockholders’ deficit and cash flows for the year ended January 3, 2004, listed in the index appearing under Item 15(a)(1), present fairly, in all material respects, the results of operations and cash flows of Exabyte Corporation and its subsidiaries as of January 3, 2004, in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the consolidated financial statement schedule for the year ended January 3, 2004, listed in the index appearing under Item 15(a)(2), presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and the financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and the financial statement schedule based on our audit. We conducted our audit of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses. This factor, among others, raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Denver, Colorado
March 30, 2004, except as to the reverse
stock split described in Note 1, which
is as of December 2, 2005

Exabyte Corporation And Subsidiaries
Consolidated Balance Sheets

	December 31,	December 31,
	2004	2005
(In thousands, except per share data)	(As restated, see Note 8)
ASSETS
Current assets:
Cash and cash equivalents	$444	$430
Accounts receivable, less allowances for uncollectible accounts and sales returns and programs of $1,910 and $2,382, respectively	13,929	14,171
Inventory, net	12,398	7,765
Other	2,322	1,488

Total current assets	29,093	23,854

Equipment, product tooling and leasehold improvements, net (Note 2)	2,601	2,720
Goodwill	7,428	7,428
Other non-current assets	857	713

Total non-current assets	10,886	10,861

Total assets	$39,979	$34,715

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$7,766	$5,149
Accrued liabilities (Note 3)	5,017	6,712
Current portion of deferred revenue (Note 11)	3,460	2,001
Line of credit — Bank (Note 4)	6,173	3,652
Current portion of notes payable — suppliers (Note 4)	3,201	5,131
Note payable to customer (Note 11)	—	2,000
Current portion of other liabilities	488	251

Total current liabilities	26,105	24,896

Convertible Subordinated Notes, net (Note 4)	—	318
Derivative financial instruments, at estimated fair value (Note 7)	11,165	27,060
Notes payable, less current portion (Notes 4 and 11):
Suppliers	6,210	888
Customer	—	5,000
Others	2,973	3,010

	9,183	8,898

Deferred revenue, less current portion (Note 11)	15,025	4,211
Accrued warranties, less current portion	845	1,012
Other liabilities, less current portion	573	280

Total liabilities	$62,896	$66,675

See accompanying notes to the consolidated financial statements.

EXABYTE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (CONTINUED)

	December 31,	December 31,
	2004	2005
(In thousands, except per share data)	(As restated, see Note 8)
Series AA Convertible preferred stock, net of discount. Stated and liquidation value of $45,000; 55 shares authorized, 45 shares outstanding (Note 6)	$37,941	$38,931

Stockholders’ deficit (Notes 5 and 6):
Preferred stock; no series; $.001 par value; 18,350 shares authorized; no shares issued and outstanding	$—	$—
Preferred stock; series A; $.001 par value; 500 shares authorized; no shares issued and outstanding	—	—
Series G convertible preferred stock; $.001 par value; 1,500 shares authorized; no shares issued and outstanding	—	—
Series H convertible preferred stock; $.001 par value; 9,650 shares authorized; no shares issued and outstanding	—	—
Series I convertible preferred stock; $.001 par value; 10,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $.001 par value; 350,000 shares authorized; 11,196 and 13,963 shares outstanding, respectively	11	14
Additional paid-in capital	51,508	53,542
Treasury stock, at cost; 10 shares	(578)	(578)
Accumulated deficit	(111,799)	(123,869)

Total stockholders’ deficit	(60,858)	(70,891)

Commitments and contingencies (Note 12)

Total liabilities and stockholders’ deficit	$39,979	$34,715

See accompanying notes to the consolidated financial statements.

EXABYTE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Fiscal Years Ended
	January 3,	December 31,	December 31,
	2004	2004	2005
(In thousands, except per share data)	(As restated, see Note 8)
Net revenue	$94,169	$102,051	$90,968
Cost of goods sold	78,576	76,997	65,395

Gross profit	15,593	25,054	25,573

Operating expenses:
Selling, general and administrative	30,084	23,783	20,913
Engineering, research and development	9,826	9,244	9,395
Lease terminations and related costs (Note 13)	4,707	—	—

Total operating expenses	44,617	33,027	30,308

Loss from operations	(29,024)	(7,973)	(4,735)

Other income (expense):
Interest expense (Note 4):
Stock-based	(10,146)	(88)	(163)
Amortization of debt discount	—	—	(318)
Other	(2,713)	(1,493)	(1,479)

Total interest expense	(12,859)	(1,581)	(1,960)

Change in estimated fair value of derivative financial instruments (Note 7)	—	35,074	(3,807)
Other financing costs (Note 4)	—	(1,330)	(1,964)
Gain (loss) on foreign currency translation	(1,851)	(105)	793
Litigation settlements, net (Note 12)	—	—	75
Other, net	130	(208)	(312)

Total other income (expense)	(14,580)	31,850	(7,175)

Earnings (loss) before income taxes	(43,604)	23,877	(11,910)

Income tax expense (Note 9)	(88)	(47)	(160)

Net earnings (loss)	(43,692)	23,830	(12,070)

Deemed dividends (Notes 6 and 7):
Beneficial conversion of preferred stock	(556)	—	—
Exchange of preferred stock	—	(4,225)	—
Issuance of Series AA convertible preferred stock and amortization of related discount	—	(45,404)	(990)

Net loss available to common stockholders	$(44,248)	$(25,799)	$(13,060)

Basic and diluted loss per share	$(6.96)	$(2.44)	$(1.10)

Weighted average common shares used in calculation of basic and diluted loss per share	6,362	10,583	11,912

See accompanying notes to the consolidated financial statements.

EXABYTE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

	Preferred Stock			Common Stock		Additional			Total
	Series	Series	Series			Paid-In	Treasury	Accumulated	Stockholders’
(In thousands, except per share data)	G	H	I	Shares	Amount	Capital	Stock	Deficit	Equity (Deficit)
Balances at December 29, 2002	1	10	8	3,361	3	98,507	(2,060)	(91,937)	4,532
Common stock options exercised at $1.80 and $7.40 per share	—	—	—	2	—	13	—	—	13
Common stock issued pursuant to employee stock purchase plan at $0.80 per share	—	—	—	2	—	2	—	—	2
Issuance of 1,500 shares of Series I preferred stock at $1.00 per share (Note 9)	—	—	1	—	—	1,499	—	—	1,500
Issuance of common stock warrants (Note 4)	—	—	—	—	—	71	—	—	71
Common stock issued under loan guaranties (Note 4)	—	—	—	5,004	5	8,439	—	—	8,444
Common stock issued for compensation	—	—	—	26	—	(1,151)	1,482	—	331
Common stock issued for settlement of accounts payable	—	—	—	294	—	383	—	—	383
Common stock dividend	—	—	—	22	—	—	—	—	—
Conversion of preferred stock to common stock	(1)	(3)	—	591	1	3	—	—	—
Net loss for the year	—	—	—	—	—	—	—	(43,692)	(43,692)

Balances at January 3, 2004	$—	$7	$9	9,302	$9	$107,766	$(578)	$(135,629)	$(28,416)

Common stock options exercised at prices ranging from $1.50 to $10.50 per share	—	—	—	32	—	179	—	—	179
Common stock issued pursuant to employee stock purchase plan at $3.50 and $7.50 per share	—	—	—	4	—	23	—	—	23
Conversion of preferred stock to common stock	—	(1)	(3)	695	1	3	—	—	—
Common stock issued upon exercise of warrants	—	—	—	174	—	—	—	—	—
Exchange of preferred stock to Series AA preferred stock and reclassification	—	(6)	(6)	—	—	(13,825)	—	—	(13,837)
Issuance of common stock warrants	—	—	—	—	—	88	—	—	88
Common stock issued under loan guaranties (Note 4)	—	—	—	370	1	1,630	—	—	1,631
Common stock issued for compensation	—	—	—	295	—	1,048	—	—	1,048
Common stock dividends	—	—	—	324	—	—	—	—	—
Deemed dividend to record Series AA at stated liquidation value (Note 6)	—	—	—	—	—	(44,909)	—	—	(44,909)
Amortization of discount on Series AA preferred stock (Note 6)	—	—	—	—	—	(495)	—	—	(495)
Net earnings for the year	—	—	—	—	—	—	—	23,830	23,830

Balances at December 31, 2004 (As restated, see Note 8)	$—	$—	$—	11,196	$11	$51,508	$(578)	$(111,799)	$(60,858)

See accompanying notes to the consolidated financial statements

EXABYTE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)(CONTINUED)

	Preferred Stock			Common Stock		Additional			Total
	Series	Series	Series			Paid-In	Treasury	Accumulated	Stockholders’
(In thousands, except per share data)	G	H	I	Shares	Amount	Capital	Stock	Deficit	Equity (Deficit)
Balances at December 31, 2004 (As restated, see Note 8)	$—	$—	$—	11,196	$11	$51,508	$(578)	$(111,799)	$(60,858)
Common stock options exercised at $1.81 and $4.50 per share	—	—	—	20	—	36	—	—	369
Common stock issued pursuant to employee stock purchase plan at $2.13 and $0.77 per share	—	—	—	12	—	11	—	—	11
Common stock issued in connection with modification of media distribution agreement (Note 9)	—	—	—	1,500	2	2,848	—	—	2,850
Common stock issued for compensation	—	—	—	49	—	130	—	—	130
Common stock dividends	—	—	—	1,186	1	(1)	—	—	—
Amortization of discount on Series AA preferred stock	—	—	—	—	—	(990)	—	—	(990)
Net loss for the year	—	—	—	—	—	—	—	(12,070)	(12,070)

Balances at December 31, 2005	$—	$—	$—	13,963	$14	$53,542	$(578)	$(123,869)	$(70,891)

See accompanying notes to the consolidated financial statements

EXABYTE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

		Fiscal Years Ended
	January 3,	December 31,	December 31,
	2004	2004	2005
(In thousands)		(As restated, see Note 8)
Cash flows from operating activities:
Net earnings (loss)	$(43,692)	$23,830	$(12,070)
Adjustments to reconcile net earnings (loss) to net cash provided (used) by operating activities:
Depreciation and amortization	3,688	1,772	1,403
Provision for uncollectible accounts receivable and sales returns and programs	5,301	208	700
Provision for excess and obsolete inventory	9,814	1,150	1,600
Lease terminations and related costs	4,707	—	—
Provision for settlement of litigation	—	—	1,125
Stock-based compensation expense	331	854	130
Stock-based interest expense	10,146	88	163
Amortization of deferred revenue related to media distribution agreement	(154)	(1,850)	(1,850)
Amortization of debt discount	—	—	318
Change in estimated fair value of derivative financial instruments	—	(35,074)	3,807
Other non-cash financing costs	—	1,330	1,964
Loss (gain) on disposal of equipment and leasehold improvements	(124)	169	—
Loss (gain) on foreign currency translation of non-current liability	1,634	(81)	(781)
Changes in assets and liabilities:
Accounts receivable, net	11,808	627	(942)
Inventory, net	2,683	(1,463)	3,033
Other current assets	74	(546)	834
Other non-current assets	488	(542)	144
Accounts payable	(452)	(1,077)	(2,617)
Accrued liabilities	(2,318)	(2,595)	(1,593)
Deferred revenue	18,416	(140)	1
Other non-current liabilities	908	(17)	(249)

Net cash provided (used) by operating activities	23,258	(13,357)	(4,880)

Cash flows from investing activities:
Purchase of equipment, product tooling and leasehold improvements	(2,695)	(1,761)	(1,855)
Proceeds from sale of equipment	302	—	—

Net cash used by investing activities	(2,393)	(1,761)	(1,855)

See accompanying notes to the consolidated financial statements.

EXABYTE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

		Fiscal Years
	January 3,	December 31,	December 31,
	2004	2004	2005
(In thousands)		(As restated, see Note 8)
Cash flows from financing activities:
Proceeds from issuance of common and preferred stock, net of offering costs	1,515	23,811	47
Borrowings under line of credit — Bank	113,987	85,703	103,411
Payments under line of credit — Bank	(126,050)	(86,028)	(105,932)
Proceeds from convertible subordinated notes	—	—	9,550
Proceeds from note payable to customer	—	—	2,000
Payments on notes payable and other non-current liabilities	(4,002)	(14,903)	(2,355)

Net cash provided (used) by financing activities	(14,550)	8,583	6,721

Net increase (decrease) in cash and cash equivalents	6,315	(6,535)	(14)
Cash and cash equivalents at beginning of year	664	6,979	444

Cash and cash equivalents at end of year	$6,979	$444	$430

Supplemental disclosures of other cash and non-cash investing and financing activities:
Interest paid in cash	$(2,713)	$(1,493)	$(1,446)
Common stock issued in satisfaction of liability related to overadvance loan guarantees	—	1,631	—
Common stock issued in satisfaction of accrued bonuses	—	330	—
Conversion of accounts payable to notes payable	20,946	—	—
Conversion of accrued liabilities to notes payable	4,049	—	—
Common stock issued in settlement of accounts payable	383	—	—
Adjustment of fixed assets acquired through note payable	—	—	333
Note payable, common stock and warrants issued in connection with modification of media distribution agreement	—	—	8,424
See accompanying notes to the consolidated financial statements.

EXABYTE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Note 1 — Operations and Summary of Significant Accounting Policies
     Business, Liquidity and Basis of Presentation
          Exabyte Corporation (“Exabyte” or the “Company”) was incorporated on June 5, 1985 under the laws of the state of Delaware. Exabyte markets, designs and manufactures (through third-party manufacturing partners) storage products including VXA® drives, as well as automation for VXA® and LTO™ (Ultrium™) technologies. Exabyte discontinued the manufacture and sale of MammothTape™ drives and automation products in the fourth quarter of 2005. Exabyte also provides its own brand of recording media and provides worldwide service and customer support to its customers and end users through third-party providers. Prior to fiscal year 2004, the Company reported its results of operations on the basis of a fiscal year of 52 or 53 weeks ending on the Saturday closest to December 31. Beginning with the three months ended March 31, 2004, the Company is reporting its operating results on a calendar month, quarter and annual basis. There were 53 weeks in fiscal 2003. The year ended January 3, 2004 is referred to as “2003” in the accompanying notes to the consolidated financial statements. The Company’s stock is traded on the OTC Bulletin Board under the symbol OTCBB: EXBY.
          The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company incurred net losses of $43,692,000 and $12,070,000 in fiscal 2003 and 2005 respectively, incurred a loss from operations of $7,973,000 in 2004, and had a stockholders’ deficit of $60,858,000 and $70,891,000 as of December 31, 2004 and 2005, respectively.
          The Company had negative working capital as of December 31, 2005 and has continued to reassess its business strategy and investigate various strategic alternatives that would increase liquidity and working capital. As discussed in Note 4, on October 31, 2005, the Company completed the sale of $9,550,000 of 10% Secured Convertible Subordinated Notes. The proceeds from this offering will be used for general working capital purposes, including new product development and marketing activities. As discussed in Note 11, on October 31, 2005, the Company also entered into an amendment of the Media Distribution Agreement (“MDA”) with Imation Corp. The amendment provides that the sales prices of media to Imation will be adjusted such that Imation will be able to obtain a gross margin of 8% on sales to third parties during the period from January 1, 2006 through December 31, 2006, and a gross margin of 10% thereafter. Prior to the amendment, the sales prices to Imation were such that Imation was able to realize a 25% gross margin on sales to third parties. In addition to the impact of the amendment to the MDA, the timely introduction of new hardware products, increasing revenue from existing and new hardware products, increasing unit shipments of media products, decreasing product costs and increasing gross margins are critical factors in achieving profitable operations. However, there can be no assurance that the Company will achieve profitable operations in the near term, and if the Company does not generate sufficient cash flow from operations to support its operations, the Company may not be able to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

EXABYTE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          Due to the uncertainty relating to the Company’s ability to achieve profitable operations, the Company will continue to investigate the following alternatives to improve its liquidity and overall financial condition:
•	Obtaining additional capital from debt or equity fund raising activities;

•	Strategic alliance or business combination and related funding from such relationship;

•	Continued restructuring of current operations to decrease operating costs and improve gross margins;

•	Sale of all or a portion of operations or technology rights; or

•	Restructuring of notes payable and trade payables to certain suppliers to provide for extended payment terms.
          The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All intercompany accounts and transactions have been eliminated in consolidation.
          The Company has prepared the accompanying consolidated financial statements in conformity with accounting principles generally accepted in the United States of America, which require the use of management’s estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities, as well as the reported amounts of revenue and expenses. Accordingly, actual results could differ from the estimates used.
     Cash and Cash Equivalents
          Cash equivalents are short-term, highly liquid investments that are both readily convertible to cash and have original maturities of three months or less at the date of purchase. The Company had minimal or no cash equivalents at December 31, 2004 and 2005.
     Reverse Stock Split
          Effective for trading on October 31, 2005, the Company effected a ten for one reverse split of its common stock that combined ten outstanding shares prior to the split into one outstanding share after the split. All share and per share amounts in the accompanying consolidated financial statements, and notes thereto, have been adjusted to reflect the reverse split.
     Inventory
          Inventory is recorded at the lower of cost or market using the first-in, first-out method, and includes materials, labor and manufacturing overhead. Inventory is presented net of reserves for excess quantities and obsolescence related to raw materials and component parts of $8,358,000 and $4,102,000 at December 31, 2004 and 2005, respectively, and consists of the following:

	December 31,	December 31,
(In thousands)	2004	2005
Raw materials and component parts, net	$5,068	$3,301
Finished goods	7,330	4,464

	$12,398	$7,765

     Equipment, Product Tooling and Leasehold Improvements
          Equipment, product tooling and leasehold improvements are recorded at cost. Depreciation and amortization is recorded using the straight-line method over the estimated useful lives of the respective assets or

EXABYTE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
products. Product tooling, software, computers, furniture and machinery/equipment are depreciated over three years. Leasehold improvements are amortized over the useful life of the asset or the lease term (three to five years), whichever is less. Maintenance and repairs are expensed as incurred.
          The Company continually evaluates long-lived assets based on the net future cash flow expected to be generated from the asset on an undiscounted cash flow basis, after consideration of significant events or changes in circumstances which indicate the recorded balance may not be recoverable. If that analysis indicates that impairment has occurred, the Company measures the impairment based on a comparison of discounted cash flows or fair values, whichever is more readily determinable, to the carrying value of the related asset.
     Fair Value of Financial Instruments
          The carrying amounts of cash and cash equivalents, accounts receivable, accounts payable, accrued liabilities, borrowings under the Company’s line of credit and other notes payable, and the current portion of other non-current liabilities in the consolidated balance sheets approximate fair value due to the short-term maturity of these instruments. The fair value of non-current liabilities, primarily convertible notes and other notes payable, is estimated by discounting the future cash flows using market interest rates and does not differ significantly from the amounts included in the consolidated balance sheets.
          The fair values of derivative financial instruments, all of which relate to the issuance of the Company’s common stock upon conversion or redemption of convertible preferred stock or convertible notes payable, and the exercise of related warrants, are estimated using various pricing models and assumptions related to the estimated term of those instruments, the volatility of the price of the Company’s common stock, interest rates and the probability of such conversion or redemption.
     Goodwill
          The Company accounts for goodwill under the provisions of FAS 142. Under FAS 142, goodwill is assigned to one or more reporting units based upon certain criteria, is tested for impairment upon adoption of FAS 142 and annually thereafter, and is no longer amortized. Goodwill relates to the Company’s fiscal 2001 business combination with Ecrix Corporation (“Ecrix”). Upon adoption of FAS 142 on January 1, 2002, the Company concluded that it has one reporting unit, and in 2002 the Company completed the transitional and annual impairment tests using the following approach: (1) Calculate the fair value of the Company based on quoted market prices of the Company’s stock, and compare such amount with the Company’s carrying value (stockholders’ equity or deficit), including goodwill; (2) If the fair value of the Company is less than its carrying amount, measure the amount of impairment loss, if any, by comparing the implied fair value of the goodwill with the carrying amount of such goodwill; (3) If the carrying amount of the goodwill exceeds its implied fair value, recognize that excess as an impairment loss. Using this method, the Company determined that the fair value of the reporting unit, including goodwill, exceeded carrying value as of the date of adoption, and December 31, 2004 and 2005 and, accordingly, goodwill is not considered to be impaired.
     Revenue Recognition And Accounts Receivable
          The Company recognizes revenue when persuasive evidence of an arrangement exists, shipment or delivery has occurred, the sales price is fixed or determinable, and collectibility of the related receivable is reasonably assured. Generally, these criteria are met upon shipment or delivery of products and transfer of title and risk of loss to customers. Product sales to certain distributors and resellers are subject to agreements allowing certain limited rights of return, marketing related rebates and price protection on unsold merchandise. Accordingly, the Company records an allowance for these items, as well as other product returns in the period of the sale based on contractual terms and historical data. The Company sells products to certain original equipment manufacturers (“OEM’s”), which require that the Company maintain inventory at third party warehouses. Revenue from these sales is recognized when title transfers, which is generally when the OEM takes possession of the inventory from the warehouse. Revenue for out-of-warranty service repairs is recorded when the service has been performed and the product has been shipped back to the customer. Revenue for on-site warranty contracts is deferred and amortized

EXABYTE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
using the straight-line method over the contract period. Shipping and handling costs are included in cost of goods sold.
          The distribution fee, as adjusted, received by the Company in connection with the Media Distribution Agreement (“MDA”) discussed in Note 11 was recorded as deferred revenue and is being amortized using the straight-line method over ten years, which represents the estimated period over which existing media products at the commencement of the MDA will be sold. In addition, under certain circumstances the adjusted distribution fee may be refundable on a pro-rata basis over a ten year period from the date of the MDA.
          The Company estimates its allowance for uncollectible accounts based on known exposure for specific accounts, as well as historical bad debt experience.
     Foreign Currency Transactions and Remeasurement
          The U.S. dollar is the functional currency of the consolidated corporation including its subsidiaries. For the Company’s foreign subsidiaries, monetary assets and liabilities are remeasured into U.S. dollars using the exchange rates in effect at the balance sheet date and non-monetary assets are remeasured at historical rates. Results of operations are remeasured using the average exchange rates during the period. The Company recorded net foreign exchange losses related to these remeasurements of $33,000, $65,000 and $46,000 in 2003, 2004 and 2005, respectively. From time to time, the Company enters into transactions that are denominated in foreign currencies, primarily for product purchases. These transactions are remeasured at the prevailing spot rate upon payment and recorded in the operating account to which the payment relates. Accounts receivable and payable from subsidiaries denominated in foreign currencies are remeasured using period end rates and transaction gains and losses are recorded. The Company recorded net foreign exchange (gains) losses related to these translations of $1,818,000, $40,000 and $(839,000) in 2003, 2004 and 2005, respectively. In 2003, 2004 and 2005, (gains) losses of $1,634,000, $(81,000) and $(781,000), respectively, related to the translation of a note payable to a supplier denominated in Yen. In addition, during the first quarter of 2004 the Company’s cost of goods sold increased by $488,000 as a result of a supply agreement with a Japanese supplier which required payment in Yen at a fixed conversion rate. Effective April 1, 2004, purchases under this agreement are made in US dollars.
     Comprehensive Income
          The Company has no items of comprehensive income.
     Liability For Warranty Costs
          The Company establishes a warranty liability for the estimated cost of warranty-related claims at the time product related revenue is recognized. The following table summarizes information related to the Company’s warranty liability for the years ended December 31:

(In thousands)	2004	2005
Balance at beginning of year	$2,024	$1,583
Accruals for warranties issued during the year	882	1,375
Amortization during the year	(1,323)	(1,582)

Balance at end of year	$1,583	$1,376

     Advertising Costs
          Advertising costs are expensed as incurred and totaled $186,000, $536,000 and $441,000 in 2003, 2004 and 2005, respectively.
     Engineering, Research and Development Costs
          All engineering, research and development costs are expensed as incurred.

EXABYTE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
     Loss Per Common Share
          Basic loss per share is based on the weighted average number of common shares issued and outstanding, and is calculated by dividing net loss available to common stockholders by the weighted average number of shares outstanding during the period. Diluted loss per share is calculated by dividing net loss available to common stockholders by the weighted average number of common shares used in the basic loss per share calculation, adjusted for the number of common shares that would be issued assuming exercise or conversion of all potentially dilutive common shares outstanding. Due to a net loss available to common shareholders in 2003, 2004 and 2005, basic and diluted loss per share are equal, as the inclusion of potentially dilutive common shares is anti-dilutive.
          For iterim reporting purposes, the effect of common stock options, warrants, convertible preferred stock and convertible notes payable will be included, as applicable, in the earnings per share calculations should the Company have earnings available to common shareholders. The Company included common stock options with an exercise price less than the average closing price per share of the Company’s common stock (using the treasury stock method) during the three months ended September 30, 2004, December 31, 2004, March 31, 2005, and December 31, 2005, respectively, as dilutive common stock equivalents in calculating earnings per share. In addition, during these periods the Series AA Convertible Preferred Stock and the 10% Secured Convertible Subordinated Notes were included in the calculations on an “as converted” basis, with net earnings or loss available to common shareholders adjusted for the change in estimated fair value of derivative financial instruments, dividends and interest expense, as applicable. As a result, the Company had a diluted loss per share for each of these periods.
          Options to purchase 1,603,000, 2,441,000 and 2,873,000 shares of common stock were excluded from diluted share calculations for 2003, 2004 and 2005, respectively, as a result of the exercise prices being greater than the average fair market value of the Company’s stock for the year. As a result, the options are anti-dilutive.
          In addition, options to purchase 1,129,000, 1,691,000 and 7,643,000 shares of common stock, respectively, were excluded from diluted share calculations for 2003, 2004 and 2005, respectively, as these options are anti-dilutive as a result of the net loss incurred.
          The Company had several classes of preferred stock outstanding during 2003, 2004 and 2005, all of which were convertible into the Company’s common stock (see Note 6). In addition, convertible subordinated notes payable were issued in 2005 (see Note 4). The assumed conversion of the preferred stock and the convertible notes into common stock has been excluded from diluted share calculations for all periods, as the effect of the conversion features is anti-dilutive. In addition, as a result of their anti-dilutive effect, accumulated preferred dividends payable in 228,000 shares of common stock have been excluded from diluted share calculations for 2003. There were no accumulated preferred dividends payable at December 31, 2004 or 2005.
     Stock-Based Compensation
          As permitted under Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation” (“SFAS 123”), through December 31, 2005 the Company accounted for stock-based compensation using the intrinsic value method in accordance with Accounting Principles Board Opinion No. 25 “Accounting for Stock Issued to Employees” (“APB 25”). Accordingly, no compensation expense has been recognized for options granted to employees with an exercise price equal to the market value at the date of grant or in connection with the employee stock purchase plan. The Company accounts for equity instruments issued to non-employees in accordance with the provisions of SFAS 123 and related interpretations.
          Effective January 1, 2006, the Company adopted the provisions of Statement of Financial Accounting Standards No. 123(Revised) (“SFAS 123R”), whereby the fair value of stock options and other equity-based compensation issued to employees will be recognized as compensation expense over the vesting period of such options or other issuances. As of December 31, 2005, unvested and unamortized compensation expense related to options granted prior to the adoption of SFAS 123R totaled $1,483,000. Such amount will be recognized as future compensation expense as follows: 2006 — $779,000, 2007 — $415,000, 2008 — $195,000 and 2009 — $83,000.

EXABYTE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          The following table illustrates the proforma effect on net loss available to common stockholders and net loss per share if the Company had applied the fair-value based method of FAS 123 to stock-based compensation.

	2003	2004	2005
		(As restated, see
(In thousands, except per share data)		Note 8)
Net earnings (loss)	$(43,692)	$23,830	$(12,070)

Add stock-based compensation expense included in reported net loss, net of related tax effects	331	854	130

Deduct total stock-based compensation expense determined under fair-value based method for all awards, net of related tax effects (1)	(2,113)	(6,354)	(15,113)

Pro forma net earnings (loss)	$(45,474)	$18,330	$(27,053)
Deemed dividends related to beneficial conversion of preferred stock, exchange of preferred stock and issuance of Series AA preferred stock	(556)	(49,629)	(990)

Proforma net loss available to common stockholders	$(46,030)	$(31,299)	$(28,043)

Basic and diluted net loss per share:
As reported	$(6.96)	$(2.44)	$(1.10)
Pro forma	$(7.24)	$(2.96)	$(2.35)

(1)	Pro forma compensation expense for 2005 includes $10,800,000 of additional expense related to the acceleration of vesting of options, as discussed more fully in Note 5.
          The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions:

	2003	2004	2005
Estimated dividends	None	None	None
Expected volatility	190%	176%	108%
Risk-free interest rate	1.5%-2.5%	2.3%-3.3%	3.4% - 4.4%
Expected term (years)	3.21	3.08	3.03
     Reclassifications
          Certain reclassifications have been made to prior years’ balances to conform with the current year presentation.

EXABYTE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Note 2 — Equipment, Product Tooling and Leasehold Improvements
          Equipment, product tooling and leasehold improvements consist of the following as of December 31:

	2004	2005
(In thousands)
Equipment and furniture	$12,172	$12,741
Product tooling	31,076	14,295
Leasehold improvements	142	142
Less accumulated depreciation and amortization	(40,789)	(24,458)

	$2,601	$2,720

          Depreciation expense totaled $3,688,000, $1,772,000 and $1,403,000 in 2003, 2004 and 2005, respectively.
Note 3 — Accrued Liabilities
          Accrued liabilities are comprised of the following as of December 31:

	2004	2005
(In thousands)
Compensation and benefits	$1,671	$1,395
Current portion of warranty costs	738	364
Deferred rent concessions	894	993
Litigation settlement	—	750
Liability related to modification of media distribution agreement	—	2,000
Other	1,714	1,210

	$5,017	$6,712

Note 4 — Debt
     Convertible Subordinated Notes
          On October 31, 2005, the Company completed the sale of $9,550,000 of 10% Secured Convertible Subordinated Notes (“Convertible Notes”) and warrants to purchase 4,775,000 shares of common stock. The Convertible Notes are payable interest only through 2010, at which time the principal amount is due in total. Interest on the Convertible Notes is payable quarterly in common stock of the Company. The principal amount of the Convertible Notes is convertible into common stock at $1.80 per share. The exercise price of the warrants, which have a five-year term, is also $1.80 per share. The conversion and exercise prices are subject to certain anti-dilution adjustments, including adjustments for sales of common stock or rights to acquire common stock at below the conversion and exercise prices in effect. The Convertible Notes are collateralized by a security interest in all of the Company’s assets and are subordinate to the security interest granted, and the indebtedness, under the Company’s line-of-credit agreement with Wells Fargo Business Credit, Inc. (“Wells Fargo”). The Company is obligated to use its best efforts to register the underlying common shares that would be issued upon conversion of the Convertible Notes and exercise of the warrants, as well as the number of shares that would be issued as interest over the term of the Convertible Notes. The Convertible Notes contain covenants which include, among other things, restrictions on the indebtedness and prepayments of indebtedness. Without the consent of two thirds of the outstanding principal amount of the Convertible Notes, the Company may not, among other things, incur any indebtedness for borrowed money that is not expressly

EXABYTE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
subordinated to the Convertible Notes other than senior indebtedness to Wells Fargo and any subsequent refinancing thereof not to exceed $40.0 million, prepay any indebtedness for borrowed moneys or purchase or pay any dividends on any equity other than dividends on the Series AA Preferred Stock which are payable in shares of common stock. Events of default include a failure of the required registration statement for the common shares described above to be effective on or prior to the 180th day after the original issue date and certain lapses in the effectiveness of the registration statement. The Company must pay liquidated damages if the registration statement is not effective by the 150th day following the closing for the sale of the Convertible Notes and upon the occurrence of certain other events.
          The Convertible Notes may be prepaid at any time at the then outstanding principal amount. Under certain circumstances, including prepayment during a period of default (which includes a change of control) or in connection with a reorganization, a prepayment premium may be required; the premium is the greater of (1) 20% of the outstanding principal or (2) the excess over the principal amount of the product of the average market price of the common stock at the time multiplied by the number of common shares issuable upon the conversion of the Convertible Notes.
          As discussed more fully in Note 7, the basic conversion feature of the Convertible Notes, and the anti-dilution feature included therein, and the warrants were determined to be embedded and freestanding derivative financial instruments requiring separate accounting under Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities” (“SFAS 133”). The total estimated fair value of the derivatives was determined to be approximately $11,518,000 and, accordingly, the entire $9,550,000 of proceeds from the Convertible Notes were allocated to those derivative instruments, and the Convertible Notes were initially recorded net of discount equal to their face value. The discount will be amortized over the term of the Convertible Notes as additional interest expense using the effective interest method. Such amortization and additional interest expense totaled $318,000 for the period from October 31 to December 31, 2005. In addition, because the estimated fair value of the derivatives exceeded the total proceeds, the Company recorded a charge for other financing costs equal to the excess value, in the amount of $1,964,000, upon consummation of the Convertible Notes transaction.
     Line of Credit — Wells Fargo Business Credit, Inc.
          On March 9, 2005, the Company entered into a new asset-based line-of-credit agreement with Wells Fargo Business Credit, Inc. (“Wells Fargo”) which currently provides for borrowings of up to $20,000,000 based on 80% of eligible accounts receivable (as defined), and 25% of eligible finished goods inventory (as defined). Accordingly, borrowing availability under the line of credit varies based on the balances of accounts receivable and inventory throughout the month, quarter or year. Borrowings are secured by substantially all of the Company’s assets. This agreement matures on March 31, 2008, and replaced the loan agreement with Silicon Valley Bank, as described below, which was terminated in March 2005. Interest under the new agreement with Wells Fargo is currently being charged at the lender’s prime rate plus 2% (9.25% at December 31, 2005), and the agreement includes financial covenants and other restrictions relating to, among other things, operating results, the maintenance of minimum levels of net worth or deficit, limits on inventory levels with product distributors, limits on capital expenditures, liens, indebtedness, guarantees, investment in others and prohibitions on the payment of cash dividends on common or preferred stock. Events of default include a change in control. As of June 30, September 30, and December 31, 2005, the Company was in violation of covenants relating to operating results and maintenance of specified levels of net worth or deficit, and has received waivers of such violations. In connection with the waiver of the December 31, 2005 covenant violations, the interest rate was increased to the prime rate plus 3.5%. The outstanding balance under the line of credit was $3,652,000 at December 31, 2005.
     Line of Credit — Silicon Valley Bank
          On June 18, 2002, the Company entered into a $25,000,000 line of credit agreement (the “Agreement”) with Silicon Valley Bank (“SVB”) that originally expired in June 2005. As of December 28, 2002, the Company was not in compliance with certain financial covenants included in the Agreement which constituted an event of default. In February 2003, SVB agreed to forbear from exercising its remedies as a result of the default, and in April 2003, the Company entered into the Third Modification Agreement (“Third Modification”). The Third Modification provided for borrowings of up to $20,000,000, based on a specified percentage of eligible accounts receivable, as defined, and a percentage of specified inventory balances, also as defined in the Agreement, and

EXABYTE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
overadvance guarantees by a shareholder and officer totaling $2,500,000. Collateral for all borrowings included substantially all assets of the Company and the maturity date of the Agreement was revised to September 30, 2003. Interest under the Third Modification was charged at a rate equal to the prime rate plus 5.25%. The Fourth Modification Agreement increased the overadvance guaranties from $2,500,000 to $2,750,000 effective July 18, 2003.
          On October 10, 2003, the Company entered into the Fifth Modification Agreement, which extended the Agreement through September 30, 2005, under similar terms and conditions. In May 2004, the Company entered into a revised agreement (the “Revised Agreement”), which provided for borrowings of up to $20,000,000 based on 75% of eligible accounts receivable (as adjusted). Eligible accounts receivable excluded balances greater than 90 days old, certain foreign receivables and other items defined in the Revised Agreement. No borrowings were available based on inventory balances. Interest was charged at the prime rate plus 2.0 (7.25% at December 31, 2004), and the Revised Agreement included financial covenants relating to operating results, limits on inventory levels with product distributors, the maintenance of minimum levels of net worth or deficit and prohibited the payment of cash dividends on common or preferred stock. The Revised Agreement also included certain acceleration clauses that may cause any outstanding balance to become immediately due in the event of default. As of January 3, 2004, the Company was in violation of the covenant relating to operating results for the fourth quarter of 2003. The Company obtained a waiver of such covenant violation in March 2004. As of December 31, 2004, the Company was in compliance with all covenants included in the Revised Agreement, had $6,173,000 in borrowings outstanding under the line of credit.
          In connection with the Third Modification, SVB had notified the Company that it was in an “over advance” state with respect to its line of credit, and that in order for SVB to continue to allow the Company to borrow against the line, the Company was required to cause its CEO and a significant shareholder (“Guarantors”) to agree to guarantee up to a maximum of $2,500,000 for advances in excess of the Company’s credit limit (the “Guaranties”). The Company, through an independent committee of its Board, negotiated agreements with the Guarantors, whereby the Guarantors agreed to such a guarantee in exchange for a specific number of shares of the Company’s common stock, as discussed below. In addition, SVB required that each of the Guarantors enter into a subordination agreement (“Subordination Agreement”), whereby each Guarantor agreed to subordinate to SVB: (1) all of the Company’s present and future indebtedness and obligations to the Guarantor; and (2) all of the Guarantor’s present and future security interests in the Company’s assets and property. Additional guaranties for $250,000 of excess borrowings were obtained from other shareholders in July 2003 under similar terms. The Guaranties were terminated in November 2003.
          As consideration for the Guaranties, the Company issued (pro-rata) 5,004,325 shares of its common stock in 2003, and 370,675 shares in 2004. The Company determined the fair value of the 5,375,000 shares based on the market price of the Company’s stock on the date the shares were earned by the Guarantors, and recorded $10,146,000 of stock-based interest-expense during 2003. The value of the total shares issued under the Guaranties was recorded as interest expense over the anticipated period that such Guaranties were in effect.
          In connection with the Third Modification, the Company issued SVB a fully vested, immediately exercisable and non-forfeitable warrant to purchase 200,000 shares of common stock at an exercise price of $1.05 per share pursuant to the Modification Agreement. This warrant was issued as compensation to SVB for continuing to allow access to an extended credit limit while the Company negotiated the series of Guarantee Agreements with its CEO and a significant investor, as discussed above. The Company determined the value of the warrants to be $159,000 based on the Black-Scholes option-pricing model with the following assumptions: no dividend yield, expected life — 7 years, volatility — 135%, and risk free interest rate — 3.5%. The fair value of the warrant was recognized as interest expense over the term of the Third Modification, which expired on September 30, 2003. The warrants were exercised in the first quarter of 2004.
     Notes Payable — Suppliers
          During the first quarter of 2003, the Company entered into agreements with four of its largest suppliers that converted certain accounts payable and accrued liability amounts outstanding at December 28, 2002, totaling $20,900,000, to unsecured notes payable. These amounts were originally due through 2005 and bore interest at rates

EXABYTE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
ranging from zero to 5%. At December 31, 2005, the remaining balance of $4,587,000 is due to one supplier, Hitachi, Ltd. (Hitachi). In November 2004 and November 2005, the payment terms for this note were restructured to provide for repayment through February 28, 2007, with interest at 2.1% through March 31, 2006 and 3.1% thereafter. In September 2003, the Company entered into restructuring and note payable agreements with a fifth supplier, Solectron Corporation (“Solectron”), for $8,991,000 which converted accounts payable and current inventory purchase commitments to a note payable bearing interest at 9%. In May 2004, the Company made a $2,020,000 prepayment on the Solectron note and revised the payment schedule. As of December 31, 2005, all inventory purchase commitments had been satisfied, and the total amount due to Hitachi and Solectron under the remaining notes payable — suppliers is $6,019,000 which is payable as follows: 2006 — $5,131,000 and 2007 — $888,000. The Company accounted for the modification of the liabilities under EITF 96-19, “Debtors Accounting for a Modification or Exchange of Debt Instruments” (“EITF 96-19”). In accordance with the provisions of EITF 96-19, the terms of the notes were not considered to be substantially different than the terms of the original liabilities.
     Note Payable — Lessor
          In September 2003, the Company entered into a note payable in the amount of $3,060,000 with the lessor of certain of its former office and manufacturing facilities, in settlement of all past and future amounts due under the lease for such facilities. The note is unsecured, and is payable interest only through September 2008, at which time the entire principal amount is due. The interest rate on the note at December 31, 2005 is 6.0% and this rate will continue until September 2007, at which time the rate increases to 10.0% for the final year of the note. Interest on the note was imputed at a rate of 9.0% over the term of the note and, accordingly, the note was recorded net of discount of $359,000. The 9.0% rate was considered to be a market interest rate based on other borrowings of the Company. The discount is being recognized over the term of the note as additional interest expense using the effective interest method.
          Interest expense totaled $12,859,000, $1,581,000 and $1,960,000 in 2003, 2004 and 2005, respectively.
Note 5 — Stock Compensation Plans
     Fixed Stock Option Plans
          The Company has several stock option plans which provide for the granting of options to employees, directors and consultants. Options available for grant under the plans are as follows: Incentive Stock Plan — 950,000, 1997 Non-Officer Stock Option Plan — 900,000, 2004 Stock Option Plan (“2004 Plan”) — 2,500,000, and the 2005 Stock Option Plan (“2005 Plan”) — 7,620,000. Options granted under the 2004 and 2005 Plans are non-qualified. Under all plans, options are granted at an exercise price not less than the fair market value of the stock on the date of grant. The options typically vest over periods of up to 50 months and expire 10 years after the date of grant, except in the event of the termination or death of the employee, whereupon vested shares must be exercised within 90 days or six months, respectively, or they are canceled. However, options may be fully or partially vested at the date of grant, as determined by the Board of Directors. In addition, the Company has granted 1,400,000 options to its CEO outside of the plans. Such options have the same terms and conditions as options granted under the plans described above.

EXABYTE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          A summary of the status of the Company’s fixed stock option plans as of January 3, 2004, December 31, 2004 and 2005, and changes during the years then ended, is as follows:

	2003		2004		2005
	Shares	Weighted-Ave.	Shares	Weighted-Ave.	Shares	Weighted-Ave.
	(000s)	Exercise Price	(000s)	Exercise Price	(000s)	Exercise Price
Outstanding at beginning of year	1,902	$20.00	2,742	$8.30	4,132	$8.05
Granted at fair market value	1,444	2.20	1,549	8.30	6,666	1.19
Exercised	(2)	6.50	(32)	5.50	(18)	1.81
Forfeited	(602)	31.40	(127)	16.00	(264)	14.21

Outstanding at end of year	2,742	$8.30	4,132	$8.05	10,516	$3.56

Options exercisable at year end	763	$15.10	1,336	$10.20	8,764	$4.00
Weighted-average fair value of options granted during the year		$1.70		$7.10		$0.84
          The following table summarizes information about fixed stock options outstanding at December 31, 2005:

	Options Outstanding			Options Exercisable
	Number
	Outstanding
	(000’s)	Weighted-Avg.	Weighted-Avg.	Number	Weighted-Avg.
	Range of	Remaining	Exercise	Exercisable	Exercise
	Exercise Prices	Contractual Life	Price	(000’s)	Price
$1.05 - 4.50	7,816	9.56	$1.27	6,066	$1.24
4.51 - 8.20	1,788	8.01	7.83	1,786	7.83
8.21 - 14.00	842	6.64	11.73	842	11.73
14.01 – 175.00	70	4.19	51.71	70	51.71

	10,516	9.03	$3.56	8,764	$4.00

          On December 1, 2005, the Board of Directors granted 6,522,500 stock options to the Company’s directors, officers and key employees with an exercise price of $1.15 per share and an expiration date of 10 years from the date of grant under the 2005 Plan. Approximately 5,374,000 (or 82%) of these options were fully vested on the date of grant, with the remainder vesting 2% per month over a 50-month period. The percentage of these options that were fully vested on the date of grant was consistent with the vesting status of all outstanding options prior to the adoption of the 2005 Plan.
          On September 9, 2005, the Compensation Committee of the Board of Directors of the Company approved the accelerated vesting of all unvested common stock options with exercise prices equal to or greater than 200% of the closing price of the Company’s common stock on September 9, 2005 ($2.00 per share). As a result, options with

EXABYTE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
an exercise price of $4.00 or higher became fully vested and exercisable on that date. All options granted to employees, officers and members of the Board of Directors under the Company’s Incentive Stock Plan, the 1997 Non-Officer Stock Option Plan, and the 2004 Stock Option Plan, and options granted to the Company’s Chief Executive Officer outside of the plans, were subject to the accelerated vesting.
          The primary purpose of the accelerated vesting was to eliminate future compensation expense related to these options that the Company would otherwise recognize in its consolidated financial statements upon the adoption of SFAS 123R effective January 1, 2006. The Company estimates that the maximum aggregate future compensation expense that will be eliminated as a result of the accelerated vesting of these options is approximately $6.5 million, with $1.2 million in the fourth quarter of 2005, $3.3 million in 2006, $1.6 million in 2007 and $400,000 in 2008.
          A summary of the number of outstanding options, the number and percentage of options for which vesting was accelerated, and the weighted average exercise price of the accelerated options is as follows (share amounts in thousands) (unaudited):

			Percentage	Weighted
		Aggregate	of	average
		number of stock	aggregate	exercise
	Total	options for	number of	price of
	outstanding	which vesting	accelerated	accelerated
	options	was accelerated	options	options
Named Executive Officers (1)	1,908	710	43.5%	$10.60
Non-employee Directors	161	45	2.8%	$8.10

Total Executive Officers and Directors	2,069	755	46.3%	$10.40
All Other Employees	1,889	877	53.7%	$8.10

Total	3,958	1,632	100.0%	$9.20

(1)	Includes current executive officers, as named in the Company’s 2005 Proxy Statement filed with the Securities and Exchange Commission on June 15, 2005.
     Employee Stock Purchase Plan
          Under the Employee Stock Purchase Plan, the Company is authorized to issue up to 150,000 shares of common stock to its full-time employees, substantially all of whom are eligible to participate. Under the terms of the plan, employees may elect to have up to 15% of their gross salaries withheld by payroll deduction to purchase the Company’s common stock. The purchase price of the stock is 85% of the lower of market price at the beginning or end of each six-month participation period. Purchases are limited to 100 shares per employee per offering period. Employees purchased 2,100, 4,000 and 11,000 shares in 2003, 2004 and 2005, respectively.
          The fair value of each stock purchase plan grant is estimated on the date of grant using the Black-Scholes model with the following assumptions:

	2003	2004	2005
Estimated dividends	None	None	None
Expected volatility	190%	176%	106%
Risk-free interest rate	1.9%-2.2%	2.3%-3.1%	3.7% - 4.4%
Expected term (years)	0.5	0.5	0.5
Weighted-average fair value of purchase rights granted	$1.30	$5.90	1.53

EXABYTE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Note 6 — Preferred Stock
          The Company has authorized and issued shares of the following series of Preferred Stock:
     Series AA Convertible Preferred Stock
          On May 3, 2004, the Company completed the sale of 25,000 shares of newly authorized Series AA Convertible Preferred Stock (“Series AA”) and warrants to purchase 750,000 shares of common stock for total gross proceeds of $25,000,000 (approximately $23,609,000 net of offering costs). The purchase price of the Series AA shares was $1,000 per share. The conversion price was initially $10.00 per share. The warrants had an exercise price of $10.00 per share and a term of five years. In connection with the sale of the Convertible Notes, the conversion price of all Series AA shares (including the shares received in the exchange described below) and the exercise price of the related warrants were adjusted to $1.80 per share. As a result of this adjustment to the conversion price, the Series AA shares are convertible into 24,949,000 common shares. The number of common shares issuable under the outstanding warrants was not affected by the sale of the Convertible Notes.
          In addition, in connection with the issuance of the Series AA, all shareholders of the Company’s existing Series H and Series I Preferred Stock exchanged those shares and accumulated dividends, for shares of the Series AA and common stock purchase warrants on an as converted common stock equivalent basis. Series AA shares and common stock warrants issued for the exchange totaled 19,909 shares and 597,271 warrants. In connection with the exchange, the Company agreed to accrue common stock dividends on the Series I Preferred shares through December 31, 2004. Accordingly, the Series I shareholders received the equivalent of an additional 70,856 shares of common stock as consideration for the exchange, and the Company recognized a deemed dividend equal to the fair value of the additional consideration, including the value of the common stock warrants received by the Series H and Series I shareholders, of approximately $4,225,000.
          Dividends on the Series AA shares are payable in common stock at an initial rate of 5%, with an increase to 8% after four years, 10% after five years and 12% thereafter. During 2004 and 2005, the Company issued approximately 286,000 and 1,186,000 common shares, respectively, as dividends on the Series AA shares. The Company has the right to force conversion of the Series AA shares, which are non-voting, at such time as the Company’s common stock has reached specified price parameters, subject to certain limitations. The Series AA shares have a liquidation preference equal to the issuance price, plus accumulated unpaid dividends and are subject to redemption based on the occurrence of certain conditional events. Based on certain of these redemption features, the Series AA has been recorded as temporary equity, until such time as the events or circumstances that could cause redemption are no longer applicable. Such events and circumstances generally relate to the Company’s ability to deliver registered shares to Series AA shareholders upon conversion, as provided in the related registration rights agreement. On August 27, 2004, the Company registered for resale the underlying common shares that would be issued upon conversion, as well as a specified number of common shares that would be issued as dividends on the Series AA shares and updated the registration statement on April 26, 2005. The Company is also obligated to use its best efforts to maintain a current registration statement in effect until such common shares can be sold without the use of the registration statement in May 2006.
          As discussed more fully in Note 7, the basic conversion feature of the Series AA, and the anti-dilution feature included therein, and the warrants were determined to be embedded and freestanding derivative financial instruments requiring separate accounting under SFAS 133. The estimated total fair value of the derivatives on May 3, 2004 was determined to be approximately $46,239,000 and, accordingly, the entire $44,909,000 carrying value of the Series AA has been allocated to those derivative instruments. In addition, because the estimated fair value of the derivatives exceeded the carrying value of the Series AA, the Company recorded a charge for other financing costs equal to the excess value, in the amount of $1,330,000, upon consummation of the Series AA transaction. As a result of the aforementioned allocation, the Company also recorded a deemed dividend in the amount of $44,909,000 to record the Series AA at stated and liquidation value. Such dividend was also recorded as a decrease in additional paid-in capital.
          The Company also evaluated the Series AA under the provisions of SEC Staff Accounting Bulletin No. 68, “Increasing Rate Preferred Stock,” (“SAB 68”), and determined that the Series AA should be recorded at fair value

EXABYTE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
at the date of issuance based on a market dividend rate of 12%. Accordingly, the Series AA has been recorded net of discount of $7,463,000, which amount is being recognized as additional deemed dividends over the period from the date of issuance until May 2010, at which time the dividend rate is fixed at 12%. Such additional deemed dividends totaled $495,000 and $990,000 in 2004 and 2005, respectively.
     Series G Preferred Stock
          In November 2003, the sole stockholder of the Series G preferred stock exchanged such shares for approximately 251,500 shares of common stock. The number of common shares issued was in excess of the shares that would have been issued using the original conversion ratio and, accordingly, the Company recognized a deemed dividend equal to the fair value of the additional common shares issued of $556,000 in 2003.
     Series H Preferred Stock
          On November 9, 2001, the Company issued 9,650,000 shares of Series H preferred stock as part of the Agreement and Plan of Merger between the Company, Ecrix and certain investors. The original issue price of the Series H preferred stock was $1.00 per share. No dividends accrued with respect to the Series H preferred stock, although an adjustment to the conversion price was required to be made in the event a dividend or distribution payable in common stock was declared with respect to the common stock. In February 2004, three Series H Preferred Stock Shareholders converted 1,385,382 shares into 138,538 shares of common stock. In connection with the issuance of the Series AA Preferred Stock, all remaining Series H shareholders exchanged those shares for shares of the Series AA Preferred Stock and common stock warrants on an as converted common stock equivalent basis.
     Series I Preferred Stock
          On May 17, 2002, the Company issued 3,901,200 shares of Series I preferred stock at a price of $1.00 per share for net cash proceeds of $3,664,000. On July 31, 2002, the Company issued an additional 4,536,300 shares of Series I preferred stock at a price of $1.00 per share in exchange for net cash proceeds of $3,292,000 and the conversion of $1,051,000 in bridge loans and accrued interest. Included in the total 8,437,500 shares of Series I preferred stock issued were 37,500 shares issued as an introduction fee. As discussed in Note 11, the Company issued an additional 1,500,000 shares at $1.00 per share in November 2003. The Series I preferred shares were convertible into shares of common stock at a price of $5.965 per share.
          In October 2003, a preferred stockholder converted 616,500 shares of Series I Preferred Stock into approximately 103,000 shares of common stock. During the first four months of 2004, three preferred stockholders converted 2,883,500 shares of Series I Preferred Stock into approximately 556,000 shares of common stock.
          In connection with the issuance of the Series AA Preferred Stock, all shareholders of the Company’s existing Series I Preferred Stock exchanged those shares and accumulated dividends, for shares of the Series AA Preferred Stock and common stock purchase warrants on an as converted common stock equivalent basis.
Note 7 – Derivative Financial Instruments
          In connection with the issuance of the Series AA and the Convertible Notes, the Company evaluated the terms and conditions of both instruments, and the related warrants, in order to determine whether such terms and conditions and warrants represent embedded or freestanding derivative instruments under the provisions of SFAS 133 and Emerging Issues Task Force issue No. 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in a Company’s Own Stock (“EITF 00-19”).
          As a result of such evaluations, the Company determined that both the basic conversion feature, as well as the anti-dilution feature included therein, represent embedded derivative instruments within both the Series AA and the Convertible Notes host contracts. In addition, the Company determined that the warrants issued in connection with the Series AA and the Convertible Notes represent freestanding derivative instruments, and that all such derivative instruments meet the requirements for liability classification under EITF 00-19. This determination was

EXABYTE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
primarily based on dividend and interest payments on the Series AA and Convertible Notes being payable in an indeterminable number of common shares. Also as a result of this evaluation, the warrants issued to Imation Corporation in connection with the modification of the Media Distribution Agreement discussed in Note 11 were determined to be freestanding derivative instruments. Accordingly, both the embedded and freestanding derivatives have been accounted for separately at estimated fair value under SFAS 133. The embedded derivatives are accounted for on a “bundled” basis in accordance with Statement 133 Implementation Issue No. B-15.
          There are two other provisions of the Series AA that are considered to be embedded derivatives; (1) the possible variable share settlement in the case of an involuntary triggering event that would require conversion to common stock based on a discounted percentage of the then applicable volume weighted average price, and (2) the 20% redemption premium that would result from a cash redemption required by a voluntary triggering event. The Company determined the probability of either of these events to be negligible and, accordingly the related value of these potential derivatives is not considered to be significant at December 31, 2005. The materiality of these items will be re-assessed in the future for financial reporting purposes.
          The estimated fair value of the derivative instruments at inception (the date at which all significant financial terms were finalized), December 31, 2004 and 2005 are as follows:

(in 000’s)	Series AA
	Conversion	Anti-dilution
	feature	feature	Total	Warrants	Total
Inception (May 3, 2004)	$32,847	$3,283	$36,130	$10,109	$46,239
December 31, 2004	6,669	2,443	9,112	2,053	11,165
December 31, 2005	13,498	2,424	15,922	748	16,670

	Convertible Notes
	Conversion	Anti-dilution
	feature	feature	Total	Warrants	Total
Inception (December 1, 2005)	$7,300	$564	$7,864	$3,650	$11,514
December 31, 2005	6,207	592	6,799	3,104	9,903

	Imation Warrants
	Conversion	Anti-dilution
	feature	feature	Total	Warrants	Total
Inception (December 1, 2005)	$—	$—	$—	$574	$574
December 31, 2005	—	—	—	487	487

	Total
	Conversion	Anti-dilution
	feature	feature	Total	Warrants	Total
December 31, 2004	$6,669	$2,443	$9,112	$2,053	$11,165
December 31, 2005	19,705	3,016	22,721	4,339	27,060
          The net change in estimated fair value for each period or year is included as a benefit (charge) in the statement of operations and totaled $35,074,000 and $(3,807,000) for the years ended December 31, 2004 and December 31, 2005, respectively.

EXABYTE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          The basic conversion feature and warrants for both the Series AA and the Convertible Notes, as well as the Imation warrants, were valued using the Black-Scholes option-pricing model in a manner similar to a call option with the following assumptions:

	Series AA
	Inception	December 31, 2004	December 31, 2005
Estimated dividends	None	None	None
Expected volatility	155.0%	76.2%	111.5%
Risk-free interest rate	3.26%	3.21%	4.39%
Expected term (years)	5.00	4.33	3.33

	Convertible Notes and Imation Warrants
	Inception	December 31, 2005
Estimated dividends	None	None
Expected volatility	106.3%	111.5%
Risk-free interest rate	4.30%	4.39%
Contractual term (years)	4.92	4.83
          The anti-dilution feature for both the Series AA and the Convertible Notes were valued using a Probability Weighted Black-Scholes pricing model as a put option with a put-call-parity model with the following assumptions:

	Series AA
	Inception	December 31, 2004	December 31, 2005
Estimated dividends	None	None	None
Expected volatility	155.0%	76.2%	111.5%
Risk-free interest rate	3.26%	3.21%	4.39%
Expected term (years)	1.92 - 5.00	1.17 - 4.25	0.17 - 3.25
Estimated probability of a future dilutive financing transaction	10%	10%	10%

	Convertible Notes and Imation Warrants
	Inception	December 31, 2005
Estimated dividends	None	None
Expected volatility	106.3%	111.5%
Risk-free interest rate	4.30 – 4.35	4.39%
Expected term (years)	1.83 – 4.91	1.75 – 4.83
Estimated probability of a future dilutive financing transaction	10%	10%
          The estimated probability of a dilutive financing transaction is based on management’s combined estimate of the likelihood of such a transaction occurring during the eighteen months following the effective date of the registration statement covering the common shares underlying the Seris AA (full dilution adjustment period) and thereafter (weighted-average dilution adjustment period) and includes a consideration of the Company’s historical and forecasted operating results, liquidity, and the likelihood of other non-dilutive financing alternatives. The full dilution adjustment period expired in February 2006. During the period from May 3, 2004 through December 31, 2004, it was management’s determination that the proceeds of the Series AA offering would be sufficient to meet the Company’s forecasted liquidity needs for the foreseeable future. Accordingly, management assigned a 10% probability to a future dilutive financing transaction during either the full dilution adjustment period,

EXABYTE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
or the subsequent weighted-average dilution adjustment period, as included in the terms of the Series AA. In the first quarter of 2005, the Company commenced discussions with a strategic partner regarding a potential future investment in the Company, which was not expected to result in a dilutive financing under the terms of the Series AA. These discussions were ongoing until the latter portion of July 2005, at which time such discussions effectively terminated. In August 2005, the Board of Directors authorized management to pursue additional financing, with the understanding that such financing would likely be dilutive. Upon such authorization, and based on an evaluation of investment alternatives for micro-cap companies such as Exabyte, management increased the probability of a dilutive financing from 10% to 90%. This change in estimate increased the estimated fair value of the related derivative liability, resulting in a charge of $25,970,000 in the third quarter of 2005. Upon completion of the Convertible Notes transaction on October 31, 2005, the likelihood of an additional future dilutive transaction was again considered nominal, and the estimated probability of a weighted average dilution adjustment was decreased to 10% at December 31, 2005, thereby resulting in a benefit of $21,372,000 in the fourth quarter of 2005.
Note 8 — Restatement of Previously Issued Financial Statements
          In connection with the preparation of its fiscal 2005 consolidated financial statements, and the evaluation of the accounting treatment for the sale of the Convertible Notes in October 2005 and the related impact on the accounting for the Series AA issued in 2004, the Company reviewed its original accounting for the Series AA transaction. Upon completion of such evaluation and review, it was determined that the accounting for the Series AA transaction should be revised, whereby the Series AA will be classified as temporary equity, rather than permanent equity. This determination was based on a re-evaluation of certain conditional redemption features within the Series AA instrument and their impact on the classification of the Series AA. The events and circumstances that may not be solely within the Company’s control and that could result in the Series AA being redeemable generally relate to the Company’s ability to: (1) deliver registered shares to Series AA holders in a number of circumstances or (2) pay amounts owed as the result of the occurrence of an “Event” as defined in the registration rights agreement entered into between the Company and the Series AA purchasers. Events under the registration rights agreement generally relate to maintaining an effective registration statement covering the common shares underlying the Series AA and related warrants. In addition, it was determined that the Series AA basic conversion feature, and the anti-dilution feature included therein, should be separately accounted for as embedded derivatives and the Series AA warrants should be separately accounted for as a freestanding derivative under SFAS 133. It was also determined that all such derivative instruments meet the requirements for liability, rather than equity, classification under EITF 00-19. These features and warrants were not originally accounted for as derivative liabilities.
          In the restated financial statements, the derivative instruments have been recorded initially at an estimated fair value of $46,239,000, with subsequent adjustments to the future estimated fair value included in the statement of operations. Further, upon allocation of the entire carrying value of the Series AA in the amount of $44,909,000 to the derivative liabilities, a deemed dividend (and decrease in additional paid-in-capital) in the amount of $44,909,000 was recorded to restore the Series AA to the stated liquidation value. To the extent that the fair value of the derivative liabilities exceeded the carrying value of the Series AA, a charge for other financing costs equal to such excess amount of $1,330,000 was recorded upon the consummation of the Series AA transaction. No such deemed dividend or charge were originally recorded. Finally, the Company determined that the provisions of SAB 68 should be applied to the Series AA instrument, resulting in a discount on the Series AA in the amount of $7,463,000 and an increase in deemed dividends resulting from the amortization of such discount in the amount of $495,000 in 2004. Adjustments to record the derivative liabilities at the estimated fair value and the amortization of the discount on the Series AA were also necessary for the first three quarters of 2005.

EXABYTE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          As a result of the above revisions, the consolidated financial statements as of and for the three months ended June 30, September 30, and December 31, 2004, and March 31, June 30 and September 30, 2005 and for the year ended December 31, 2004 have been restated to reflect the revised accounting treatment, as follows (in thousands, except per-share data):

	As of or for the three months ended
	June 30, 2004		September 30, 2004		December 31, 2004
	As	As	As	As	As	As
	reported	restated	reported	restated	reported	restated
Statement of Operations:
Net revenue	$26,620	$26,620	$23,566	$23,566	$25,726	$25,726
Gross Profit	7,447	7,447	4,962	4,962	6,559	6,559
Loss from operations	(1,130)	(1,130)	(3,514)	(3,514)	(1,216)	(1,216)
Change in estimated fair value of derivative financial instruments	—	(3,961)	—	30,387	—	8,648
Other financing costs	—	(1,330)	—	—	—	—
Net earnings (loss)	(456)	(5,747)	(3,881)	26,507	(2,267)	6,380
Deemed dividends — issuance of Series AA and amortization of related discount	—	(45,024)	—	(181)	—	(199)
Net earnings (loss) available to common shareholders	(4,681)	(54,996)	(3,881)	26,326	(2,267)	6,181
Basic earnings (loss) per share	(0.44)	(5.12)	(0.37)	2.41	(0.20)	0.56
Diluted loss per share	(0.44)	(5.12)	(0.37)	(0.24)	(0.20)	(0.14)

Balance Sheet:
Current assets	$35,972	$35,972	$28,635	$28,635	$29,093	$29,093
Current liabilities	26,561	26,561	21,925	21,925	26,105	26,105
Notes payable, less current portion	8,217	8,217	10,090	10,090	9,183	9,183
Derivative financial instruments, at estimated fair value	—	50,200	—	19,813	—	11,165
Deferred revenue and other non-current liabilities	17,694	17,694	16,757	16,757	16,443	16,443
Series AA convertible preferred stock, net	—	37,561	—	37,742	—	37,941
Stockholders’ deficit	(5,625)	(93,386)	(9,484)	(67,039)	(11,752)	(60,858)

EXABYTE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

	As of or for the year
	ended
	December 31, 2004
	As	As
	reported	restated
Statement of Operations:
Net revenue	$102,051	$102,051
Gross Profit	25,054	25,054
Loss from operations	(7,973)	(7,973)
Change in estimated fair value of derivative financial instruments	—	35,074
Other financing costs	—	(1,330)
Net earnings (loss)	(9,914)	23,830
Deemed dividends — issuance of Series AA and amortization of related discount	—	(45,404)
Net loss available to common shareholders	(14,139)	(25,799)
Basic and diluted loss per share	(1.34)	(2.44)

Balance Sheet:
Current assets	$29,093	$29,093
Current liabilities	26,105	26,105
Notes payable, less current portion	9,183	9,183
Derivative financial instruments, at estimated fair value	—	11,165
Deferred revenue and other non-current liabilities	16,443	16,443
Series AA convertible preferred stock, net	—	37,941
Stockholders’ deficit	(11,752)	(60,858)

EXABYTE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

	As of or for the three months ended
	March 31, 2005		June 30, 2005		September 30, 2005
	As	As	As	As	As	As
	reported	restated	reported	restated	reported	restated
Statement of Operations:
Net revenue	$24,623	$24,623	$23,776	$23,776	$21,306	$21,306
Gross Profit	7,168	7,168	7,068	7,068	5,822	5,822
Loss from operations	(785)	(785)	(889)	(889)	(2,049)	(2,049)
Change in estimated fair value of derivative financial instruments	—	5,099	—	(4,311)	—	(25,972)
Net earnings (loss)	(931)	4,168	(2,207)	(6,517)	(2,296)	(28,268)
Deemed dividends – amortization of discount on Series AA	—	(217)	—	(237)	—	(257)
Net earnings (loss) available to common shareholders	(931)	3,951	(2,207)	(6,754)	(2,296)	(28,525)
Basic earnings (loss) per share	(0.08)	0.35	(0.19)	(0.59)	(0.20)	(2.44)
Diluted loss per share	(0.08)	(0.06)	(0.19)	(0.59)	(0.20)	(2.44)

Balance Sheets:
Current assets	$28,970	$28,970	$26,638	$26,638	$22,546	$22,546
Current liabilities	29,047	29,047	30,843	30,843	30,651	30,651
Notes payable, less current portion	7,410	7,410	6,078	6,078	4,827	4,827
Derivative financial instruments, at estimated fair value	—	6,066	—	10,377	—	36,349
Deferred revenue and other non-current liabilities	16,059	16,059	15,510	15,510	15,039	15,039
Series AA convertible preferred stock, net	—	38,158	—	38,395	—	38,652
Stockholders’ deficit	(12,644)	(56,868)	(14,794)	(63,566)	(17,045)	(92,046)
          The aforementioned revisions did not result in an adjustment to net cash provided or used by operating, investing or financing activities for any of the periods or year presented above.

EXABYTE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Note 9 — Income Taxes
          Earnings (loss) before income taxes is subject to tax in the following jurisdictions:

	2003	2004	2005
(In thousands)		(as restated)

Domestic	$(42,749)	$24,943	$(11,007)
Foreign	(855)	(1,066)	(903)

	$(43,604)	$23,877	$(11,910)

          The expense from income taxes consists of the following:

	2003	2004	2005
(In thousands)		(as restated)

Current:
Federal	$—	$—	$—
State	—	—	—
Foreign	88	47	160

	$88	$47	$160

          Total income tax benefit differs from the amount computed by applying the U.S. federal income tax rate of 35% to loss before income taxes for the following reasons:

	2003	2004	2005
(In thousands)		(as restated)

U.S. federal income tax expense (benefit) at statutory rate	$(15,261)	$8,343	$(4,217)
State income taxes, net of federal benefit	(1,390)	814	(167)
Change in fair value of derivative financial instruments	—	(12,924)	2,210
Valuation allowance	16,381	3,330	1,963
Foreign taxes in excess of 35%	88	47	160
Other	270	437	211

	$88	$47	$160

EXABYTE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          The Company’s deferred tax asset at December 31 is attributable to the following:

	2004	2005
(In thousands)	(as restated)
Current assets:
Warranty reserve	$1,365	$1,289
Allowance for uncollectible accounts receivable	727	909
Reserves for excess or obsolete inventory	3,615	3,043
Other	2,512	1,429

	8,219	6,670
Less: valuation allowance	(8,219)	(6,670)

	$—	$—

Noncurrent assets:
Net operating loss carry forwards	$79,613	$91,986
Deferred revenue	6,262	2,201
Equipment and leasehold improvements	2,179	2,433
Credit carry forwards	4,774	4,774
Goodwill	358	244
Capitalized research and development for tax purposes	28,047	23,855
Other	2,302	1,632

	123,535	127,125
Less: valuation allowance	(123,535)	(127,125)

	$—	$—

          At December 31, 2004 and 2005, the Company has recorded a deferred tax valuation allowance equal to 100% of total deferred tax assets. In recording this allowance, management has considered a number of factors, but primarily, the Company’s cumulative operating losses over prior years and the uncertainty regarding future profitability. Management has concluded that a valuation allowance is required for 100% of the total deferred tax asset as it is more likely than not that such asset will not be realized.
          At December 31, 2005, the Company had incurred domestic net operating loss carryforwards of approximately $239,000,000 which expire between 2006 and 2025. Under the Tax Reform Act of 1986, the amount of, and the benefit from, net operating losses that can be carried forward is limited due to a cumulative ownership change of more than 50% over a three-year period, which occurred in November 2001 in connection with the Ecrix acquisition. The portion of Exabyte’s and Ecrix’s pre-business combination tax carryovers, totaling $153,000,000, that can be utilized in any one taxable year for federal tax purposes is limited to approximately $1.2 million per year through 2021. Ownership changes after December 31, 2005 could further limit the utilization of the Company’s remaining net operating loss carryforward of $86,000,000, in addition to any losses incurred subsequent to December 31, 2005. As of December 31, 2005, the Company had approximately $105,000,000 of total net operating loss carryforwards that may be used to offset future taxable income.

EXABYTE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Note 10 — Workforce Reductions
          Workforce reductions in 2003, 2004 and 2005 are summarized as follows:
     2003
          During 2003, the Company terminated employment of 170 full- and part-time employees. These terminations affected employees in all areas of the Company including the sales, engineering and administrative functions and included terminations of certain employees located in Europe. In addition, certain of these terminations related to the outsourcing of the Company’s repair and service function. The Company paid all severance related to these terminations during 2003, which totaled approximately $549,000 and is primarily recorded in operating expenses.
     2004
          During the fourth quarter of 2004, the Company terminated employment of 34 full- and part-time employees. These terminations affected employees in all areas of the Company including the sales, engineering and administrative functions and included terminations of certain employees located in Europe. In addition, certain of these terminations related to the outsourcing of the Company’s technical support function. The Company paid all severance related to these terminations during 2004, which totaled approximately $251,000 and is primarily recorded in operating expenses.
     2005
          During the third quarter of 2005, the Company terminated employment of seven full and part-time employees, primarily related to the European sales function. In addition, the Company adopted a plan to revise its corporate structure in Europe. All severance and benefit payments for these employees were defined and communicated during the quarter. As of September 30, 2005, the Company accrued $470,000 related to the workforce reduction and reorganization, which consists primarily of severance, benefits, and legal fees associated with the terminations. As of December 31, 2005, $129,000 of this amount is unpaid, is included in accrued liabilities, and is expected to be paid in total by June 30, 2006.
Note 11 — Media Distribution Agreement
          On November 7, 2003, the Company entered into the MDA with Imation Corporation (“Imation”) whereby the Company granted Imation the exclusive worldwide marketing and distribution rights for the Company’s proprietary removable data storage media. In exchange for such rights, Imation paid the Company a distribution fee of $18,500,000, all of which was received by December 31, 2003. The Company agreed to grant Imation a second security interest in its intellectual property to secure the Company’s obligations under the MDA and a seat as an observer on the Company’s Board of Directors. The MDA has an indefinite term, but provides for termination by Imation upon 180 days’ prior written notice to the Company, or upon a material default by either party. If Imation terminates the MDA because of a material default by Exabyte during the first ten years of the MDA, the Company must pay Imation a prorated portion of the distribution fee based on a ten-year period. If the MDA is terminated by Imation, the Company is not obligated to refund any portion of the distribution fee. The MDA provided for discounted sales prices to Imation, such that Imation was able to obtain a gross margin of at least 25% on sales to third parties. In addition, on November 7, 2003, Imation purchased 1,500,000 shares of the Company’s Series I Preferred Stock for $1,500,000 which were exchanged for Series AA Preferred shares in May 2004.
          On October 31, 2005, the Company entered into an Amendment of the MDA (“Amendment”), whereby the sales prices to Imation will be adjusted such that Imation will be able to obtain a gross margin of 8% on sales to third parties during the period from January 1, 2006 through December 31, 2006, and a gross margin of 10% thereafter. As consideration for the revision of the gross margin and to adjust the initial distribution fee, the Company agreed to provide the following to Imation; (1) a $5,000,000 note payable, bearing interest at 10% beginning January 1, 2006, with interest only payments through 2007 and equal quarterly principal and interest

EXABYTE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
payments commencing on March 31, 2008 and continuing through December 31, 2009, (2) 1,500,000 shares of common stock and warrants to purchase 750,000 shares of common stock of the Company at $1.80 per share and (3) a $2,000,000 cash payment or credit to be applied against product purchases by Imation subsequent to January 1, 2006. The Amendment also decreased the amount of the distribution fee that would be required to be repaid to Imation due to a termination of the MDA to $8,500,000. In addition, on October 31, 2005, Imation loaned $2,000,000 to the Company under a note payable which bears interest at 10% and is payable interest only through December 15, 2006, at which time the principal amount is due in total. In connection with the $5,000,000 and $2,000,000 notes, the Company granted Imation a security position in substantially all of the Company’s assets. These notes are subordinated to the security interests of, and indebtedness to, Wells Fargo and the holders of the Convertible Notes. The $5,000,000 note is subject to mandatory full or partial prepayment should the Company complete a future financing for specified amounts prior to the scheduled repayment term. The warrants have substantially the same terms as the warrants issued in connection with the Convertible Notes, were valued using the assumptions discussed in Note 7, and have been recorded as a derivative liability in the accompanying consolidated balance sheet. The Company is obligated to use its best efforts to register the common shares issued to Imation and issuable upon exercise of the warrants provided to Imation. The consideration provided to Imation totaling $10,423,000, including the value of the warrants of $573,000 was recorded as an adjustment of the initial distribution fee and a reduction of deferred revenue originally recorded at the inception of the MDA. As of December 31, 2005, the deferred revenue balance related to the distribution fee is approximately $4,223,000.
Note 12 — Commitments and Contingencies
     Indemnities, Commitments and Guaranties
          The Company leases its office, distribution and sales facilities under various operating lease arrangements. Substantially all of the leases contain various provisions for rental adjustments including, in certain cases, a provision based on increases in the Consumer Price Index, and require the Company to pay property taxes, insurance and normal maintenance costs. The Company also leases certain equipment under operating leases. Future minimum lease payments under non-cancelable operating lease arrangements are as follows:

(In thousands)
2006	$903
2007	852
2008	873
2009	866
2010	439

$3,933

          Rent expense aggregated $6,022,000, $1,727,000 and $1,610,000 in 2003, 2004 and 2005, respectively.
          In the normal course of business, the Company has made certain indemnities, commitments and guarantees under which it may be required to make payments in relation to certain transactions. These indemnities include intellectual property indemnities to the Company’s customers in connection with the sales of its products, indemnities for liabilities associated with the infringement of other parties’ technology based upon the Company’s products, indemnities to various lessors in connection with facility leases for certain claims arising from such facility or lease, and indemnities to directors and officers of the Company to the maximum extent permitted under the laws of the State of Delaware. In addition, the Company has contractual commitments to various customers, which could require it to incur costs to repair an epidemic defect with respect to its products outside of the normal warranty period if such defect were to occur. The duration of these indemnities, commitments and guarantees varies, and in certain cases, is indefinite. The majority of these indemnities, commitments and guarantees do not provide for any limitation of the maximum potential future payments that the Company could be obligated to make. The Company has not recorded any liability for these indemnities, commitments and guarantees in the accompanying consolidated

EXABYTE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
balance sheets. The Company does, however, accrue for losses for any known contingent liability, including those that may arise from indemnification provisions, when future payment is probable.
          In June 2005, the Company entered into a new lease agreement with its existing landlord for its Boulder facilities for a five-year period beginning July 1, 2005. Under the previous lease agreements, which were terminated in connection with the new agreement, the Company had accumulated $1,103,000 of deferred rent concessions as of June 30, 2005. This amount will be amortized as a reduction of rent expense over the term of the new lease agreement.
          In addition, as of December 31, 2005, the Company has issued irrevocable letters-of-credit in favor of certain suppliers totaling $750,000, of which $250,000 expires June 30, 2006 and $500,000 expires December 31, 2006.
     Litigation
          The Company is, from time to time, subjected to certain claims, assertions or litigation by outside parties as part of its ongoing business operations. The outcomes of any such contingencies are not expected to have a material adverse impact on the consolidated financial condition, results of the operations or cash flows of the Company.
          On April 26, 2005, The D.I.C. Creditors’ Trust and J Gregg Pritchard, Trustee on behalf of the D.I.C. Creditors’ Trust, (together, the “Plaintiffs”) filed their Original Complaint against the Company to Avoid Transfers and Objection to Proof of Claim (the “Complaint”) in the United States Bankruptcy Court for the Northern District of Texas, Dallas Division (the “Bankruptcy Court”). The Complaint was filed in connection with the chapter 11 bankruptcy cases of Daisytek, Inc. and its affiliated debtors (collectively, the “Daisytek Debtors”), jointly administered Case No. 03-34762 pending before the Bankruptcy Court.
          Through the Complaint, the Plaintiffs sought to avoid and recover approximately $2,764,000 in payments allegedly made to the Company from one or more of the Daisytek Debtors prior to their respective bankruptcy filings, asserting that the payments constitute preferential transfers or fraudulent transfers. In addition, the Plaintiffs sought disallowance of the proof of claim filed by the Company in the amount of approximately $5,954,000 against the bankruptcy estate of Digital Storage, Inc., one of the Daisytek Debtors and a former distributor of the Company’s products. In July 2005, the Company reached an agreement with the Plaintiffs that provided for the settlement of the claim for a payment of $1,125,000 over a twelve-month period, commencing September 1, 2005, and the relinquishment of the Company’s claim against the estate. The agreement was approved by the Bankruptcy Court in September 2005. The Company recorded a provision for the settlement as of June 30, 2005.
          On October 5, 2004, the Company filed a complaint against Certance LLC (“Certance”) in the United States District Court for the District of Colorado asserting that Certance infringed upon certain of the Company’s patents. Certance subsequently filed its answer, which included routine defenses customary for this type of proceeding, on November 18, 2004. In addition, in connection with this litigation, Matsushita Electric Industrial Co. Ltd. (Matsushita) filed a complaint against the Company asserting a claim for patent infringement related to another of the Company’s products. A subsidiary of Matsushita is the contract manufacturer of the product included in the Company’s initial complaint against Certance. Effective October 13, 2005, the Company entered into a Settlement and Compromise Agreement, whereby (1) the defendant agreed to modify certain features within its drive products, (2) both complaints were dismissed and (3) the defendant agreed to make a payment of $1,200,000, which was received by the Company on November 1, 2005.
Note 13 — Lease Terminations
          During the second and third quarters of 2003, the Company was in default under three lease agreements for facilities due to delinquent rental payments. For the first property, which included the Company’s headquarters, the lessor terminated the original lease and a subsequent short-term lease on June 30, 2003, and the Company ceased use of the building on that date. Remaining lease payments under the original lease totaled approximately $1,600,000. The lessor under this lease had commenced litigation against the Company and claimed damages relating to the rental default and an alleged failure to maintain the leased premises.

EXABYTE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          In October 2003, the Company reached a settlement with the lessor for the payment of the remaining lease payments over a one-year period commencing in November 2003. As discussed in Note 4, the Company settled the default under a second lease for facilities through the issuance of a note payable. The Company also settled its obligation under a lease for its former San Diego, California sales office space for approximately $170,000.
          As a result of the lease terminations and settlements and the Company ceasing to use the leased facilities, the Company recorded lease termination expense and related costs totaling $4,707,000 in 2003. Included in this amount is $4,498,000 of past and future rental payments (net of discount) and $972,000 of accelerated amortization of leasehold improvements, less $763,000 of related deferred rent concessions.
Note 14 — Employee Benefit Plan
          The Company maintains a qualified Section 401(k) Savings Plan which allows eligible employees to contribute up to 15% of their salaries on a pre-tax basis. There were no matching contributions by the Company in 2003, 2004 or 2005. Company contributions are fully vested after four years of employment.
Note 15 — Concentration of Credit Risk and Significant Customers
          The Company’s customers include Original Equipment Manufacturers, resellers, distributors and end users. The Company is subjected to credit risk from accounts receivable with customers. The Company performs ongoing credit evaluations of its customers’ financial condition and, generally, requires no collateral from its customers. At December 31, 2004 and 2005 and for the three years ended December 31, 2005, significant customers as a percentage of accounts receivable and revenue were as follows:

	Accounts Receivable		Revenue
	December 31,	December 31,	Fiscal Year Ended
	2004	2005	2003	2004	2005
Imation	28.1%	29.7%	8.8%	39.8%	40.6%
Tech Data	13.1	26.1	16.2	10.5	16.1
Ingram-Micro	17.8	22.5	16.0	9.0	11.7
Fujitsu Siemens	12.9	14.8	5.9	8.7	9.8
IBM	17.2	6.3	6.8	12.9	8.5
          No other customers accounted for more than 10% of accounts receivable or revenue in 2003, 2004 or 2005.
Note 16 — Segment, Geographic and Sales Information
          All operations of the Company are considered to be in one operating segment and, accordingly, no separate segment disclosures have been presented. The Company will continue to evaluate its operations and internal reporting structure for future changes that could result in disclosure of additional segments. Foreign revenue is based on the country in which the customer is located.
          Substantially all of the Company’s long-lived assets are located in the United States.

EXABYTE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          The following table details revenue from external customers by geographic area for the following fiscal years:

(In thousands)	2003	2004	2005
United States	$65,075	$72,611	$63,322
Europe	21,329	23,292	24,129
Asia Pacific	7,241	4,614	3,148
Other	524	1,534	369

	$94,169	$102,051	$90,968

          The following table details revenue by product line for the following fiscal years:

(In thousands)	2003	2004	2005
Drives	$28,415	$32,666	$20,685
Automation	13,444	24,036	33,431
Media	44,457	41,146	35,705
Service and other	9,077	7,413	5,355
Sales allowances	(1,224)	(3,210)	(4,208)

	$94,169	$102,051	$90,968

Note 17 — Quarterly Information (Unaudited)

	2004
(In thousands, except per share data, and as restated – see Note 8)	Q1	Q2	Q3	Q4
Net revenue	$26,139	$26,620	$23,566	$25,726
Gross profit	6,086	7,447	4,962	6,559
Net earnings (loss)	(3,310)	(5,747)	26,507	6,380
Net earnings (loss) available to common stockholders	(3,310)	(54,996)	26,326	6,181
Basic earnings (loss) per share	(0.34)	(5.12)	2.41	0.56
Diluted loss per share	(0.34)	(5.12)	(0.24)	(0.14)

	2005
(In thousands, except per share data, and as restated – see Note 8)	Q1	Q2	Q3	Q4
Net revenue	$24,623	$23,776	$21,306	$21,263
Gross profit	7,168	7,068	5,822	5,515
Net earnings (loss)	4,168	(6,518)	(28,268)	18,549
Net earnings (loss) available to common stockholders	3,951	(6,755)	(28,525)	18,270
Basic earnings (loss) per share	0.35	(0.59)	(2.44)	1.37
Diluted loss per share	(0.06)	(0.59)	(2.44)	(0.05)

EXABYTE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Note 18 — Recent Accounting Pronouncements
          In January 2003, the FASB issued FASB Interpretation No. 46, “Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51” (“FIN 46”). The FASB revised FIN No. 46 in December 2003 (“FIN 46R”). Pursuant to FIN 46R, the effective date for applying certain provisions is deferred. FIN 46 provides guidance on the identification of, and financial reporting for, entities over which control is achieved through means other than voting rights; such entities are known as variable-interest entities. The Company will apply the provisions of FIN 46 prospectively to any variable interest entities created after January 31, 2003. Since the Company does not have any current interests in any variable interest entities, the adoption of this interpretation did not have a significant impact on the Company’s 2003 financial condition or results of operations.
          In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity (“SFAS 150”). This statement establishes standards for how an issuer classifies and measures in its statement of financial position certain financial instruments with characteristics of both liabilities and equity. In accordance with the standard, certain financial instruments that embody obligations for the issuer are required to be classified as liabilities. SFAS 150 shall be effective for financial instruments entered into or modified after May 31, 2003, and otherwise shall be effective at the beginning of the first interim period beginning after June 15, 2003. The FASB issued FASB Staff Position (“FSP”) 150-3 on November 7, 2003 to defer the effective date for applying the provisions of SFAS No. 150 for certain mandatorily redeemable non-controlling interests. The Company does not expect the provisions of this statement to have a significant impact on its current or prospective financial statements.
          In December 2003, the SEC issued Staff Accounting Bulletin No. 104, Revenue Recognition, (“SAB 104”) which supercedes SAB 101, Revenue Recognition in Financial Statements. SAB 104’s primary purpose is to rescind accounting guidance contained in SAB 101 related to multiple element revenue arrangements and to rescind the SEC s Revenue Recognition in Financial Statements Frequently Asked Questions and Answers (“FAQ”) issued with SAB 101. Selected portions of the FAQ have been incorporated into SAB 104. The adoption of SAB 104 did not have a material impact on the Company s revenue recognition policies.
          In December 2004, FASB issued Statement No. 123 (revised 2004), Share-Based Payment (“Statement 123(R)”). Statement 123(R) replaces FASB Statement No. 123, Accounting for Stock-Based Compensation (“Statement 123”), and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees. Statement 123(R) addresses the accounting for share-based payment transactions in which an enterprise receives employee services in exchange for (a) equity instruments of the enterprise or (b) liabilities that are based on the fair value of the enterprise’s equity instruments or that may be settled by the issuance of such equity instruments. Statement 123(R) requires an entity to recognize the grant-date fair value of stock options and other equity-based compensation issued to employees in the income statement over the vesting period. The revised Statement generally requires that an entity account for those transactions using the fair-value-based method, and eliminates an entity’s ability to account for share-based compensation transactions using the intrinsic value method of accounting in APB Opinion No. 25, which was permitted under Statement 123, as originally issued. The revised Statement requires both public and nonpublic entities to disclose information about the nature of the share-based payment transactions and the effects of those transactions on the financial statements. Statement 123(R) was originally effective as of the beginning of the first interim or annual reporting period that begins after June 15, 2005. On April 14, 2005, the SEC announced that it will permit companies to implement 123(R) at the beginning of their next fiscal year after June 15, 2005. The Company adopted the provisions of SFAS 123R effective January 1, 2006.
          In November 2004, the FASB issued SFAS No. 151, “Inventory Costs, an amendment of ARB No. 43, Chapter 4.” SFAS No. 151 requires certain abnormal expenditures to be recognized as expenses in the current period. It also requires that the amount of fixed production overhead allocated to inventory be based on the normal capacity of the production facilities. The standard is effective for the fiscal year beginning January 1, 2006. It is not expected that SFAS No. 151 will have a material effect on the Company’s Consolidated Financial Statements.
     In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections” (“SFAS 154”). SFAS 154 replaces APB No. 20, “Accounting Changes” and SFAS No. 3, “Reporting Accounting Changes in Interim Financial Statements” and establishes retrospective application as the required method for reporting a change in accounting principle. SFAS 154 provides guidance for determining whether retrospective application of a change in accounting principle is impracticable and for reporting a change when retrospective application is impracticable. The reporting of a correction of an error by restating previously issued financial statements is also addressed. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company does not anticipate that the adoption of SFAS 154 will have a material impact on its consolidated balance sheets and statements of operations, shareholders’ equity and cash flows.
     In February 2006, the FASB issued Statement of Financial Accounting Standard (SFAS) No. 155 (SFAS No. 155), “Accounting for Certain Hybrid Financial Instruments—An Amendment of FASB Statements No. 133 and 140”, to simplify and make more consistent the accounting for certain financial instruments. Specifically, SFAS No. 155 amends SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities”, to permit fair value remeasurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation, provided that the whole instrument is accounted for on a fair value basis. Prior to fair value measurement, however, interests in securitized financial assets must be evaluated to identify interests containing embedded derivatives requiring bifurcation. The amendments to SFAS No. 133 also clarify that interest-only and principal-only strips are not subject to the requirements of the SFAS, and that concentrations of credit risk in the form of subordination are not embedded derivatives. Finally, SFAS No. 155 amends SFAS No. 140, “Accounting for the Impairment or Disposal of Long-lived Assets”, to allow a qualifying special-purpose entity (SPE) to hold a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 applies to all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006, with earlier application allowed. The Company does not anticipate that the adoption of this statement to have a material impact on its consolidated financial statements.

EXABYTE CORPORATION AND SUBSIDIARIES
SCHEDULE II — VALUATION AND QUALIFYING ACCOUNTS
(In thousands)

Col. A	Col. B	Col. C (a)	Col. C (b)		Col. D		Col. E
	Balance At	Charged to
	Beginning of	Costs and	Charged to				Balance at
Description	Period	Expenses	Other Accounts		Deduction		End of Period
Year Ended January 3, 2004:
Allowance for doubtful accounts	$512	$6,678	$1		$(7,056)	(1)	$135
Reserves for sales returns and programs	3,047	—	(1,378)	(2)	—		1,669
Inventory valuation reserves	13,130	9,814	—		(11,591)	(3)	11,353

	$16,689	$16,492	$(1,377)		$(18,647)		$13,157

Year Ended December 31, 2004:
Allowance for doubtful accounts	$135	$130	$1		$(102)	(1)	$164
Reserves for sales returns and programs	1,669	—	77	(2)	—		1,746
Inventory valuation reserves	11,353	1,150	—		(4,145)	(3)	8,358

	$13,157	$1,280	$78		$(4,247)		$10,268

Year Ended December 31, 2005:
Allowance for doubtful accounts	$164	$110	$(2)		$(225)	(1)	$47
Reserves for sales returns and programs	1,746	—	589	(2)	—		2,335
Inventory valuation reserves	8,358	1,600	—		(5,856)	(3)	4,102

	$10,268	$1,710	$587		$(6,081)		$6,484

(1) Accounts written off, net of recoveries.
(2) Net credits issued to customers for sales programs.
(3) Reserves related to inventory written-off or otherwise disposed of.

S-1

EXABYTE CORPORATION AND SUBSIDIARIES

Page
PART I. FINANCIAL INFORMATION

Item 1. Financial Statements

Consolidated Balance Sheets—December 31, 2005 and June 30, 2006 (unaudited)	3-4

Consolidated Statements of Operations—Three and Six Months Ended June 30, 2005 and 2006 (unaudited)	5-6

Consolidated Statements of Cash Flows— Six Months Ended June 30, 2005 and 2006 (unaudited)	7-8

Notes to Consolidated Financial Statements (unaudited)	9

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations	27

Item 3. Quantitative and Qualitative Disclosures About Market Risk	44

Item 4. Controls and Procedures	44

PART II. OTHER INFORMATION

Item 1. Legal Proceedings	46

Item 1A. Risk Factors	46

Item 3. Default Under Senior Securities	46

Item 4. Submission of Matters to a Vote of Security Holders	46

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PART I
ITEM 1. FINANCIAL STATEMENTS
EXABYTE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
     (In thousands, except per share data)

		June 30,
	December 31,	2006
	2005	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$430	$195
Accounts receivable, less allowances for uncollectible accounts and sales returns and programs of $2,382 and $1,730, respectively	14,171	13,212
Inventory, net	7,765	7,513
Other	1,488	1,999

Total current assets	23,854	22,919

Equipment, product tooling and leasehold improvements, net	2,720	2,842
Goodwill	7,428	—
Other non-current assets	713	675

Total non-current assets	10,861	3,517

Total assets	$34,715	$26,436

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$5,149	$8,155
Accrued liabilities (Note 2)	6,963	3,541
Current portion of deferred revenue (Note 8)	2,001	1,962
Line of credit — Bank (Note 3)	3,652	9,042
Current portion of notes payable — suppliers (Note 3)	5,131	4,777
Note payable to customer (Note 8)	2,000	2,000

Total current liabilities	24,896	29,477

Convertible Subordinated Notes, net (Note 3)	318	1,273
Derivative financial instruments, at estimated fair value (Note 5)	27,060	4,311
Notes payable, less current portion (Notes 3 and 8):
Suppliers	888	—
Customer	5,000	5,000
Others	3,010	3,054

	8,898	8,054

Deferred revenue, less current portion (Note 8)	4,211	3,987
Accrued warranties, less current portion	1,012	509
Other liabilities, less current portion	280	145

Total liabilities	$66,675	$47,756

See accompanying notes to the consolidated financial statements.

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EXABYTE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (CONTINUED)
     (In thousands, except per share data)

		June 30,
	December 31,	2006
	2005	(unaudited)
Series AA Convertible preferred stock, net of discount. Stated and liquidation value of $45,000; 55 shares authorized, 45 shares outstanding (Note 4)	$38,931	$39,558

Stockholders’ deficit (Note 4):
Preferred stock; no series; $.001 par value; 18,350 shares authorized; no shares issued and outstanding	$—	$—
Preferred stock; series A; $.001 par value; 500 shares authorized; no shares issued and outstanding	—	—
Series G convertible preferred stock; $.001 par value; 1,500 shares authorized; no shares issued and outstanding	—	—
Series H convertible preferred stock; $.001 par value; 9,650 shares authorized; no shares issued and outstanding	—	—
Series I convertible preferred stock; $.001 par value; 10,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $.001 par value; 350,000 shares authorized; 13,963 and 17,204 shares outstanding, respectively	14	17
Additional paid-in capital	53,542	53,843
Treasury stock, at cost; 10 shares	(578)	(578)
Accumulated deficit	(123,869)	(114,160)

Total stockholders’ deficit	(70,891)	(60,878)

Commitments and contingencies (Note 7)

Total liabilities and stockholders’ deficit	$34,715	$26,436

See accompanying notes to the consolidated financial statements.

4

EXABYTE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
     (Unaudited)
(In thousands, except per share data)

	Three Months Ended
	June 30,	June 30,
	2005	2006
Net revenue	$23,776	$19,455
Cost of goods sold	16,708	14,421

Gross profit	7,068	5,034

Operating expenses:
Selling, general and administrative	5,437	4,623
Engineering, research and development	2,520	2,132

Total operating expenses	7,957	6,755

Loss from operations	(889)	(1,721)

Other income (expense):
Interest expense (Note 3):
Stock-based	—	(253)
Amortization of debt discount	—	(478)
Other	(353)	(599)

Total interest expense	(353)	(1,330)

Change in estimated fair value of derivative financial instruments (Note 5)	(4,311)	14,910
Gain (loss) on foreign currency translation	198	(47)
Provision for impairment of goodwill	—	(7,428)
Litigation settlements	(1,125)	501
Other, net	(33)	(180)

Total other income (expense)	(5,624)	6,426

Earnings (loss) before income taxes	(6,513)	4,705

Income tax expense (Note 9)	(5)	(39)

Net earnings (loss)	(6,518)	4,666

Deemed dividend — amortization of discount on Series AA convertible preferred stock (Note 4)	(237)	(325)

Net earnings (loss) available to common stockholders	$(6,755)	$4,341

Earnings (loss) per share (Note 1):
Basic	$(0.59)	$0.29

Diluted	$(0.59)	$(0.21)

Weighted average common shares (Note 1):
Basic	11,438	15,088

Diluted	11,438	45,361

See accompanying notes to the consolidated financial statements.

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EXABYTE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)

	Six Months Ended
	June 30,	June 30,
	2005	2006
Net revenue	$48,398	$41,074
Cost of goods sold	34,163	30,567

Gross profit	14,235	10,507

Operating expenses:
Selling, general and administrative	10,938	9,457
Engineering, research and development	4,972	4,227

Total operating expenses	15,910	13,684

Loss from operations	(1,675)	(3,177)

Other income (expense):
Interest expense (Note 3):
Stock-based	—	(502)
Amortization of debt discount	—	(954)
Other	(755)	(1,086)

Total interest expense	(755)	(2,542)

Change in estimated fair value of derivative financial instruments (Note 5)	788	22,749
Gain (loss) on foreign currency translation	493	(49)
Provision for impairment of goodwill	—	(7,428)
Litigation settlements	(1,125)	501
Other, net	(63)	(268)

Total other income (expense)	(662)	12,963

Earnings (loss) before income taxes	(2,337)	9,786

Income tax expense (Note 9)	(13)	(78)

Net earnings (loss)	(2,350)	9,708

Deemed dividend — amortization of discount on Series AA convertible preferred stock (Note 4)	(454)	(626)

Net earnings (loss) available to common stockholders	$(2,804)	$9,082

Earnings (loss) per share (Note 1):
Basic	$(0.25)	$0.62

Diluted	$(0.25)	$(0.26)

Weighted average common shares (Note 1):
Basic	11,332	14,592

Diluted	11,332	44,879

See accompanying notes to the consolidated financial statements.

6

EXABYTE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Six Months Ended
	June 30,	June 30,
	2005	2006
Cash flows from operating activities:
Net earnings (loss)	$(2,350)	$9,708
Adjustments to reconcile net earnings (loss) to net cash used by operating activities:
Depreciation and amortization	704	764
Provision (credit) for uncollectible accounts receivable and sales returns and programs	39	(663)
Provision for excess and obsolete inventory	450	1,300
Provision for impairment of goodwill	—	7,428
Provision for settlement of litigation	1,125	—
Stock-based compensation expense	73	373
Stock-based interest expense	—	502
Amortization of deferred revenue related to media distribution agreement	(925)	(265)
Amortization of debt discount	—	954
Change in estimated fair value of derivative financial instruments	(788)	(22,749)
Loss (gain) on foreign currency translation of non-current liability	(486)	133
Changes in assets and liabilities:
Accounts receivable, net	1,034	1,622
Inventory, net	345	(1,048)
Other current assets	485	(511)
Other non-current assets	139	38
Accounts payable	(1,263)	3,006
Accrued liabilities	(158)	(3,756)
Deferred revenue	17	4
Other non-current liabilities	(100)	(197)

Net cash used by operating activities	(1,659)	(3,357)

Cash flows from investing activities:
Purchase of equipment, product tooling and leasehold improvements	(1,289)	(886)

See accompanying notes to the consolidated financial statements.

7

EXABYTE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
(Unaudited)
(In thousands)

	Six Months Ended
	June 30,	June 30,
	2005	2006
Cash flows from financing activities:
Borrowings under line of credit — Bank	55,102	47,139
Payments under line of credit — Bank	(51,570)	(41,749)
Payments on notes payable and other non-current liabilities	(709)	(1,382)
Proceeds from issuance of common and preferred stock, net of offering costs	23	—

Net cash provided by financing activities	2,846	4,008

Net decrease in cash and cash equivalents	(102)	(235)
Cash and cash equivalents at beginning of period	444	430

Cash and cash equivalents at end of period	$342	$195

Supplemental disclosures of other cash and non-cash investing and financing activities:
Interest paid in cash	$755	$1,086
Adjustment of fixed assets acquired through note payable	333	—
Common stock issued in satisfaction of accrued interest on Convertible Subordinated Notes	—	557
See accompanying notes to the consolidated financial statements.

8

EXABYTE CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
Note 1— OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Interim Consolidated Financial Statements
     The accompanying unaudited interim consolidated financial statements of Exabyte Corporation (the “Company”) have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United State of America (“GAAP”) have been condensed or omitted pursuant to such rules and regulations. In the opinion of management, the unaudited interim consolidated financial statements have been prepared on a basis consistent with the annual consolidated financial statements, and reflect all adjustments, consisting only of normal, recurring adjustments, necessary for a fair presentation in accordance with GAAP. The results of operations for the interim periods presented are not necessarily indicative of the operating results for the full year. These unaudited interim consolidated financial statements and related notes thereto should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.
Business, Liquidity and Basis of Presentation
     Exabyte Corporation (“Exabyte” or the “Company”) was incorporated on June 5, 1985 under the laws of the state of Delaware. Exabyte markets, designs and manufactures (through third-party manufacturing partners) storage products including VXA® drives, as well as automation for VXA®, and LTO™ (Ultrium™) technologies. Exabyte also provides its own brand of recording media and provides worldwide service and customer support to its customers and end users through third-party providers. The Company’s stock is traded on the OTC Bulletin Board under the symbol EXBY.OB.
     The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company incurred losses from operations throughout 2005 and in the first six months of 2006, and had negative working capital of $6,558,000 and stockholders’ deficit of $60,878,000 as of June 30, 2006.
     As of June 30, 2006 and August 11, 2006, the Company has limited liquidity and, as a result, in the near term the Company will be required to raise additional debt or equity capital or complete a sale or merger transaction, as discussed below, to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.
     Due to the uncertainty relating to the Company’s ability to achieve profitable operations and continue as a going concern, the Company has evaluated various alternatives to improve liquidity, working capital and its overall financial condition. During the second quarter of 2006, the Company engaged an investment banking firm to assist it in evaluating such strategic alternatives, including the merger or sale of the Company. As of August 11, 2006, the engagement is in process and the Company has not entered into a definitive or binding agreement for a business combination or financing transaction.
     During 2005, the Company completed several transactions to increase liquidity and working capital. As discussed in Note 3, on October 31, 2005, the Company completed the sale of $9,550,000 of 10% Secured Convertible Subordinated Notes. The proceeds from this offering have been used for general working capital purposes, including new product development and marketing activities. As discussed in Note 8, on October 31, 2005, the Company also entered into an amendment of the Media Distribution Agreement (“MDA”) with Imation Corp (“Imation”). The amendment provides that the sales prices of media to Imation will be adjusted such that Imation will be able to obtain a gross margin of 8% on sales to third parties during the period from January 1, 2006 through December 31, 2006, and a gross

9

margin of 10% thereafter. Prior to the amendment, the sales prices to Imation were such that Imation was able to realize a 25% gross margin on sales to third parties. In addition to the impact of the amendment to the MDA, the timely introduction of new hardware products, increasing revenue from existing and new hardware products, increasing unit shipments of media products, decreasing product costs and increasing gross margins are critical factors in achieving profitable operations. However, there can be no assurance that the Company will achieve profitable operations.
     The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All intercompany accounts and transactions have been eliminated in consolidation.
     The Company has prepared the accompanying consolidated financial statements in conformity with accounting principles generally accepted in the United States of America, which require the use of management’s estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities, as well as the reported amounts of revenue and expenses. Accordingly, actual results could differ from the estimates used.
Significant Accounting Policies
     Reverse Stock Split
     Effective for trading on October 31, 2005, the Company effected a ten for one reverse split of its common stock that combined ten outstanding shares prior to the split into one outstanding share after the split. All share and per share amounts in the accompanying consolidated financial statements, and notes thereto, have been adjusted to reflect the reverse split.
     Inventory
     Inventory is recorded at the lower of cost or market using the first-in, first-out method, and includes materials, labor and manufacturing overhead. Inventory is presented net of reserves for excess quantities and obsolescence related to raw materials and component parts of $4,102,000 and $3,309,000 at December 31, 2005 and June 30, 2006, respectively, and consists of the following:

	December 31,	June 30,
(In thousands)	2005	2006
Raw materials and component parts, net	$3,301	$3,485
Finished goods	4,464	4,028

	$7,765	$7,513

     Fair Value of Financial Instruments
     The carrying amounts of cash and cash equivalents, accounts receivable, accounts payable, accrued liabilities and borrowings under the Company’s line of credit and other notes payable in the consolidated balance sheets approximate fair value due to the short-term maturity of these instruments. The fair value of non-current liabilities, primarily convertible notes and other notes payable, is estimated by discounting the future cash flows using market interest rates and does not differ significantly from the amounts included in the consolidated balance sheets.
     The fair values of derivative financial instruments, all of which relate to the issuance of the Company’s common stock upon conversion or redemption of convertible preferred stock or convertible notes payable, and the exercise of related warrants, are estimated using various pricing models and assumptions related to the estimated term of those instruments, the volatility of the price of the Company’s common stock, interest rates and the probability of such conversion or redemption.
     Revenue Recognition and Accounts Receivable
     The Company recognizes revenue when persuasive evidence of an arrangement exists, shipment or delivery has occurred, the sales price is fixed or determinable, and collectibility of the related receivable is reasonably assured. Generally, these criteria are met upon shipment or delivery of products and transfer of title and risk of loss to customers. Product sales to certain distributors and resellers are subject to agreements allowing certain limited rights of return, marketing related rebates and price protection on

10

unsold merchandise. Accordingly, the Company records an allowance for these items, as well as other product returns, in the period of the sale based on contractual terms and historical data. The Company sells products to certain original equipment manufacturers (“OEM’s”), which require that the Company maintain inventory at third party warehouses. Revenue from these sales is recognized when title transfers, which is generally when the OEM takes possession of the inventory from the warehouse. Revenue for out-of-warranty service repairs is recorded when the service has been performed and the product has been shipped back to the customer. Revenue for on-site warranty contracts is deferred and amortized using the straight-line method over the contract period. Shipping and handling costs are included in cost of goods sold.
     The distribution fee, as adjusted, received by the Company in connection with the Media Distribution Agreement (“MDA”) discussed in Note 8 was recorded as deferred revenue and is being amortized using the straight-line method over ten years, which represents the estimated period over which media products existing at the commencement of the MDA will be sold. In addition, under certain circumstances the distribution fee may be refundable on a pro-rata basis over a ten-year period from the date of the MDA.
     The Company estimates its allowance for uncollectible accounts based on known exposure for specific accounts, as well as historical bad debt experience.
     Foreign Currency Transactions and Remeasurement
     The U.S. dollar is the functional currency of the consolidated corporation including its subsidiaries. For the Company’s foreign subsidiaries, monetary assets and liabilities are remeasured into U.S. dollars using the exchange rates in effect at the balance sheet date and non-monetary assets are remeasured at historical rates. Results of operations are remeasured using the average exchange rates during the period. The Company recorded net foreign exchange gains (losses) related to these remeasurements of $38,000 and $(118,000) in the second quarter of 2005 and 2006, respectively, and $(10,000) and $(159,000) in the first six months of 2005 and 2006. From time to time, the Company enters into transactions that are denominated in foreign currencies. These transactions are remeasured at the prevailing spot rate upon payment and recorded in the operating account to which the payment relates. Accounts receivable and payable from/to subsidiaries denominated in foreign currencies are remeasured using period end rates and transaction gains and losses are recorded. The Company recorded net foreign exchange gains related to these transactions of $160,000 and $71,000 in the second quarter of 2005 and 2006, respectively, and $503,000 and $111,000 in the first six months of 2005 and 2006. For the three months and six months ended June 30, 2005, the Company recognized gains of $93,000 and $487,000, respectively, related to the translation of a note payable to a supplier denominated in Yen. For the three and six months ended June 30, 2006, the Company recognized losses of $128,000 and $133,000, respectively, related to the translation of this note payable.
     Goodwill
     The Company accounts for goodwill under the provisions of FAS 142 “Goodwill and Other Intangible Assets.” Under FAS 142, goodwill is assigned to one or more reporting units based upon certain criteria, is tested for impairment upon adoption of FAS 142 and annually thereafter, and is no longer amortized. Goodwill relates to the Company’s fiscal 2001 business combination with Ecrix Corporation (“Ecrix”). Upon adoption of FAS 142 on January 1, 2002, the Company concluded that it has one reporting unit, and in 2002 the Company completed the transitional and annual impairment tests using the following approach: (1) Calculate the fair value of the Company based on quoted market prices of the Company’s stock, and compare such amount with the Company’s carrying value (stockholders’ equity or deficit), including goodwill; (2) If the fair value of the Company is less than its carrying amount, measure the amount of impairment loss, if any, by comparing the implied fair value of the goodwill with the carrying amount of such goodwill; (3) If the carrying amount of the goodwill exceeds its implied fair value, recognize that excess as an impairment loss. Using this method, the Company determined that the fair value of the reporting unit, including goodwill, exceeded carrying value as of the date of adoption and at December 31, 2005. As noted above, the Company is in the process of evaluating various strategic business alternatives, including the sale or merger of the Company. In the opinion of management, the occurrence of such a transaction is probable and, as a result, the carrying value of the goodwill will likely

11

not be realized in the future. Accordingly, the Company recorded a provision for impairment equal to the recorded value of the goodwill of $7,428,000 as of June 30, 2006.
     Liability for Warranty Costs
     The Company establishes a warranty liability for the estimated cost of warranty-related claims at the time product related revenue is recognized. The following table summarizes information related to the Company’s warranty reserve as of and for the six months ended June 30, 2006:
(In thousands)

Balance at December 31, 2005	$1,376
Adjustments to warranties issued	(342)
Amortization during the period	(286)

Balance at June 30, 2006	$748

     Earnings (Loss) Per Common Share
     Basic earnings (loss) per share is based on the weighted average of all common shares issued and outstanding, and is calculated by dividing net earnings (loss) by the weighted average shares outstanding during the period. Diluted loss per share is calculated by dividing net loss by the weighted average number of common shares used in the basic loss per share calculation, adjusted for the number of common shares that would be issued assuming exercise or conversion of all potentially dilutive common shares outstanding, as described below.
     The effect of common stock options, warrants, convertible preferred stock and convertible notes payable will be included, as applicable, in the earnings (loss) per share calculations if the Company has earnings available to common shareholders. The Company included common stock options with an exercise price less than the average closing price per share of the Company’s common stock (using the treasury stock method) for the three and six months ended June 30, 2006, as dilutive common stock equivalents in calculating diluted loss per share. In addition, during the same periods, the Series AA Convertible Preferred Stock and the 10% Secured Convertible Subordinated Notes were included in the diluted loss per share calculations on an “as converted” basis, with net earnings or loss available to common shareholders adjusted for the change in estimated fair value of derivative financial instruments, dividends and interest expense, as applicable. As a result, the Company had a diluted loss per share for each of these periods. A reconciliation of net earnings (loss) and weighted average common shares outstanding used in the calculation of basic earnings per share and diluted loss per share is as follows:

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	FOR THE THREE MONTHS ENDED			FOR THE THREE MONTHS ENDED
	June 30, 2005			June 30, 2006
	Net	Weighted	Earnings	Net	Weighted	Earnings
	earnings	average	(loss) per	earnings	average	(loss) per
(in thousands, except for per share data)	(loss)	Shares	Share	(loss)	Shares	Share
Basic earnings (loss) per share:
Net earnings (loss) available to common stockholders	$(6,755)	11,438	$(0.59)	$4,341	15,088	$0.29

Effect of dilutive securities:
Imation warrants	—	—		(302)	—
Convertible notes payable, including warrants	—	—		(4,972)	5,306
Convertible preferred stock, including warrants	—	—		(8,579)	24,949
Common stock options	—	—		—	18

Diluted loss per share and net loss available to common stockholders after effect of dilutive securities, including assumed conversions	$(6,755)	11,438	$(0.59)	$(9,512)	45,361	$(0.21)

	FOR THE SIX MONTHS ENDED			FOR THE SIX MONTHS ENDED
	June 30, 2005			June 30, 2006
	Net	Weighted	Earnings	Net	Weighted	Earnings
	earnings	average	(loss) per	earnings	average	(loss) per
(in thousands, except for per share data)	(loss)	Shares	Share	(loss)	Shares	Share
Basic earnings (loss) per share:
Net earnings (loss) available to common stockholders	$(2,804)	11,332	$(0.25)	$9,082	14,592	$0.62

Effect of dilutive securities:
Imation warrants	—	—		(455)	—
Convertible notes payable, including warrants	—	—		(7,140)	5,306
Convertible preferred stock, including warrants	—	—		(13,070)	24,949
Common stock options	—	—		—	31

Diluted loss per share and net loss available to common stockholders after effect of dilutive securities, including assumed conversions	$(2,804)	11,332	$(0.25)	$(11,583)	44,878	$(0.26)

     Options to purchase 2,937,000 shares of common stock were excluded from diluted share calculations for the three and six months ended June 30, 2005, as a result of the exercise prices being in excess of the average fair market value of the Company’s stock for the periods. As a result, the options were anti-dilutive. In addition, remaining options to purchase 1,089,000 shares of common stock were excluded from diluted share calculations for the three and six months ended June 30, 2005, as these options were also anti-dilutive as a result of the net loss incurred.
     Options to purchase 10,361,000 and 10,345,000 shares of common stock were excluded from diluted share calculations for the three and six months ended June 30, 2006, respectively, as a result of the exercise prices being in excess of the average fair market value of the Company’s stock for the periods. As a result, the options were anti-dilutive.

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     Stock-Based Compensation
     The Company has several stock option plans which provide for the granting of options to employees, directors and consultants. Options available for grant under the plans are as follows: Incentive Stock Plan — 950,000, 1997 Non-Officer Stock Option Plan — 900,000, 2004 Stock Option Plan (“2004 Plan”) – 2,500,000, and the 2005 Stock Option Plan (“2005 Plan”) – 7,620,000. Options granted under the 2004 and 2005 Plans are non-qualified. Under all plans, options are granted at an exercise price not less than the fair market value of the stock on the date of grant. The options typically vest over periods of up to 50 months and expire 10 years after the date of grant, except in the event of the termination or death of the employee, whereupon vested shares must be exercised within 90 days or six months, respectively, or they are canceled. However, options may be fully or partially vested at the date of grant, as determined by the Board of Directors. In addition, the Company has granted 1,400,000 options to its CEO outside of the plans. Such options have the same terms and conditions as options granted under the plans described above.
     As permitted under Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation” (“FAS 123”), through December 31, 2005, the Company accounted for stock-based compensation using the intrinsic value method in accordance with Accounting Principles Board Opinion No. 25 “Accounting for Stock Issued to Employees” (“APB 25”). Accordingly, no compensation expense had been recognized for options granted to employees with an exercise price equal to the market value at the date of grant or in connection with the employee stock purchase plan. The Company accounts for equity instruments issued to non-employees in accordance with the provisions of FAS 123 and related interpretations.
     The following table illustrates the effect on net loss available to common stockholders and net loss per share for the three and six months ended June 30, 2005, if the Company had applied the fair-value based method of FAS 123 to stock-based compensation.

	Three months	Six months
	ended	ended
	June 30,	June 30,
(In thousands, except per share data)	2005	2005

Net loss, as reported	$(6,518)	$(2,350)

Add: Stock-based compensation expense included in reported net loss, net of related tax effects	47	73

Deduct: Total stock-based compensation expense determined under fair-value based method for all awards, net of related tax effects	(1,499)	(3,174)

Pro forma net loss	$(7,970)	$(5,451)
Deemed dividend related to amortization of discount on Series AA convertible preferred stock	(237)	(454)

Pro forma loss available to common stockholders	$(8,207)	$(5,905)

Basic earnings per share:
As reported	$(0.59)	$(0.25)

Pro forma	$(0.72)	$(0.52)

Diluted earnings per share:
As reported	$(0.59)	$(0.25)

Pro forma	$(0.72)	$(0.52)

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     Effective January 1, 2006, the Company adopted the provisions of Statement of Financial Accounting Standards No. 123(Revised) (“SFAS 123R”), whereby the fair value of stock options and other equity-based compensation issued to employees will be recognized as compensation expense over the vesting period of such options or other issuances. As of December 31, 2005, and June 30, 2006, unvested and unamortized compensation expense related to options granted prior to the adoption of SFAS 123R totaled $1,483,000 and $1,062,000, respectively. The unamortized balance at June 30, 2006 will be recognized as future compensation expense as follows: 2006 — $361,000, 2007 - $415,000, 2008 — $195,000 and 2009 and thereafter — $91,000. Stock-based compensation expense related to stock options and recognized in the three months ended June 30, 2006 totaled $103,000 of which $79,000 and $24,000 are included in selling, general and administrative expenses and engineering, research and development expenses, respectively. Stock-based compensation expense related to stock options and recognized in the six months ended June 30, 2006 totaled $332,000 of which $255,000 and $77,000 are included in selling, general and administrative expenses and engineering, research and development expenses, respectively.
     The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions:

	Six months ended June 30,
	2005	2006
Estimated dividends	None	None
Expected volatility	177 – 179%	102 – 119%
Risk-free interest rate	3.4 – 3.8%	4.35 – 5.09%
Expected term (years)	3.05 – 3.06	3.03
     Through September 30, 2005, expected volatility was estimated based on historical volatility over the expected term of the option. Effective October 1, 2005, and thereafter, expected volatility is based on historical volatility over the twelve months prior to the valuation date. Because the Company’s common stock has experienced significant price volatility related primarily to current operating results and events, a twelve-month historical period is considered to be the most appropriate indicator in estimating the future volatility of the price of the Company’s common stock.
     On December 1, 2005, the Board of Directors granted 6,522,500 stock options to the Company’s directors, officers and key employees with an exercise price of $1.15 per share and an expiration date of 10 years from the date of grant under the 2005 Plan. Approximately 5,374,000 (or 82%) of these options were fully vested on the date of grant, with the remainder vesting 2% per month over a 50-month period. The percentage of these options that were fully vested on the date of grant was consistent with the vesting status of all outstanding options prior to the adoption of the 2005 Plan on December 1, 2005.
     On September 9, 2005, the Compensation Committee of the Board of Directors of the Company approved the accelerated vesting of all unvested common stock options with exercise prices equal to or greater than 200% of the closing price of the Company’s common stock on September 9, 2005 ($2.00 per share). As a result, options with an exercise price of $4.00 or higher became fully vested and exercisable on that date. All options granted to employees, officers and members of the Board of Directors under the Company’s Incentive Stock Plan, the 1997 Non-Officer Stock Option Plan, and the 2004 Plan, and options granted to the Company’s Chief Executive Officer outside of the plans, were subject to the accelerated vesting.
     The primary purpose of the accelerated vesting was to eliminate future compensation expense related to these options that the Company would otherwise have recognized in its consolidated financial statements upon the adoption of SFAS 123R. The Company estimated that the maximum aggregate future compensation expense that was eliminated as a result of the accelerated vesting of these options was

15

approximately $6.5 million, with $1.2 million in the fourth quarter of 2005, $3.3 million in 2006, $1.6 million in 2007 and $400,000 in 2008.
     A summary of the number of outstanding options, the number and percentage of options for which vesting was accelerated, and the weighted average exercise price of the accelerated options is as follows (share amounts in thousands) (unaudited):

			Percentage	Weighted
		Aggregate	of	average
		number of stock	aggregate	exercise
	Total	options for	number of	price of
	outstanding	which vesting	accelerated	accelerated
	options	was accelerated	options	options
Named Executive Officers (1)	1,908	710	43.5%	$10.60
Non-employee Directors	161	45	2.8%	$8.10

Total Executive Officers and Directors	2,069	755	46.3%	$10.40
All Other Employees	1,889	877	53.7%	$8.10

Total	3,958	1,632	100.0%	$9.20

(1)	Includes current executive officers, as named in the Company’s 2005 Proxy Statement filed with the Securities and Exchange Commission on June 15, 2005.
     The following table summarizes information regarding fixed stock options outstanding at June 30, 2006:

	Options Outstanding			Options Exercisable
	Number	Weighted-Avg.	Weighted-Avg.	Number	Weighted-Avg.
Range of	Outstanding	Remaining	Exercise	Exercisable	Exercise
Exercise Prices	(000’s)	Contractual Life	Price	(000’s)	Price
$ 0.31 — 2.00	7,632	9.11	$1.20	6,174	$1.19
2.01 — 4.50	181	7.95	3.80	116	4.09
4.51 — 8.20	1,705	7.51	7.83	1,705	7.83
8.21 — 137.50	903	5.97	14.52	903	14.52

	10,421	8.55	$3.48	8,898	$3.85

Reclassifications
     Certain reclassifications have been made to prior period balances to conform with the current period presentation.
Note 2—ACCRUED LIABILITIES
     Accrued liabilities are comprised of the following:

(In thousands)	December 31, 2005	June 30, 2006
Compensation and benefits	$1,395	$1,648
Current portion of warranty costs	364	239
Deferred rent concessions	993	882
Litigation settlement	750	125
Liability related to modification of media distribution agreement	2,000	—
Other	1,461	647

	$6,963	$3,541

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Note 3—DEBT
Convertible Subordinated Notes
          On October 31, 2005, the Company completed the sale of $9,550,000 of 10% Secured Convertible Subordinated Notes (“Convertible Notes”) and warrants to purchase 4,775,000 shares of common stock. The Convertible Notes are payable interest only through 2010, at which time the principal amount is due in total. Interest on the Convertible Notes is payable quarterly in common stock of the Company. The principal amount of the Convertible Notes is convertible into common stock at $1.80 per share. The exercise price of the warrants, which have a five-year term, is also $1.80 per share. The conversion and exercise prices are subject to certain anti-dilution adjustments, including adjustments for sales of common stock or rights to acquire common stock at below the conversion and exercise prices in effect. The Convertible Notes are collateralized by a security interest in all of the Company’s assets and are subordinate to the security interest granted, and the indebtedness, under the Company’s line-of-credit agreement with Wells Fargo Business Credit, Inc. (“Wells Fargo”), pursuant to the Intercreditor and Subordination Agreement (“Intercreditor Agreement”) between Wells Fargo, the holders of the Convertible Notes and Imation. The Company was obligated to use its reasonable best efforts to register the underlying common shares that would be issued upon conversion of the Convertible Notes and exercise of the warrants, as well as the number of shares that would be issued as interest over the term of the Convertible Notes. The registration statement for such shares was declared effective on March 31, 2006. The Convertible Notes contain covenants which include, among other things, restrictions on the indebtedness and prepayments of indebtedness. Without the consent of two thirds of the outstanding principal amount of the Convertible Notes, the Company may not, among other things, incur any indebtedness for borrowed money that is not expressly subordinated to the Convertible Notes other than senior indebtedness to Wells Fargo and any subsequent refinancing thereof not to exceed $40.0 million, prepay any indebtedness for borrowed moneys or purchase or pay any dividends on any equity other than dividends on the Series AA Preferred Stock which are payable in shares of common stock. Events of default include certain lapses in the effectiveness of the registration statement. The Company must pay liquidated damages upon the occurrence of certain other events. As noted below, as of August 11, 2006, the Company is in default of its line-of-credit agreement with Wells Fargo for not complying with certain covenants, and is in violation of payment provisions of its note payable to a supplier. The default and violation also constitute an event of default under the terms of the Convertible Notes if such other defaults are not cured or waived within the applicable grace or cure period. The acceleration of payment of the Convertible Notes in the event of default requires the affirmative vote of two-thirds of the principal amount of the Convertible Notes. However, pursuant to the terms and conditions of the Intercreditor Agreement, any action or proceeding to recover all or any part of the Convertible Notes is prohibited without the consent and approval of Wells Fargo or unless Wells Fargo has been paid in full or accelerates the line-of-credit.
          The Convertible Notes may be prepaid at any time at the then outstanding principal amount. Under certain circumstances, including prepayment during a period of default (which includes a change of control) or in connection with a reorganization, a prepayment premium may be required; the premium is the greater of (1) 20% of the outstanding principal or (2) the excess over the principal amount of the product of the average market price of the common stock at the time multiplied by the number of common shares issuable upon the conversion of the Convertible Notes.
          As discussed more fully in Note 5, the basic conversion feature of the Convertible Notes, and the anti-dilution feature included therein, and the warrants were determined to be embedded and freestanding derivative financial instruments requiring separate accounting under Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities” (“SFAS 133”). The total estimated fair value of the derivatives was determined to be approximately $11,518,000 and, accordingly, the entire $9,550,000 of proceeds from the Convertible Notes were allocated to those derivative instruments, and the Convertible Notes were initially recorded net of discount equal to their face value. The discount is being amortized over the term of the Convertible Notes as additional interest expense using the effective interest method. Such amortization and additional interest expense totaled $253,000 and $502,000 for the three and six months ended June 30, 2006, respectively. In addition, because the estimated fair value of the derivatives exceeded the total proceeds, the Company recorded a

17

charge for other financing costs equal to the excess value, in the amount of $1,964,000, upon consummation of the Convertible Notes transaction on October 31, 2005.
Line of Credit — Wells Fargo Business Credit, Inc.
          On March 9, 2005, the Company entered into an asset-based line-of-credit agreement (“Agreement”) with Wells Fargo which currently provides for borrowings of up to $20,000,000 based on 80% of eligible accounts receivable (as defined), and 25% of eligible finished goods inventory (as defined). Accordingly, borrowing availability under the line of credit varies based on the balances of accounts receivable and inventory throughout the month, quarter or year. Borrowings are secured by substantially all of the Company’s assets. This agreement matures on March 31, 2008. Interest under the new agreement with Wells Fargo is currently being charged at the lender’s prime rate plus 3.5% (11.75% at June 30, 2006), and the agreement includes financial covenants and other restrictions relating to, among other things, operating results, the maintenance of minimum levels of net worth or deficit, limits on inventory levels with product distributors, limits on capital expenditures, liens, indebtedness, guarantees, investment in others and prohibitions on the payment of cash dividends on common or preferred stock. Events of default include a change in control. As of June 30, 2006, the Company was in violation of covenants relating to operating results and maintenance of specified levels of net worth or deficit and minimum borrowing availability.
          Effective July 31, 2006, the Company entered into an amendment to the Agreement, whereby Wells Fargo agreed to provide the Company with an additional $2,000,000 of borrowing availability. Such additional borrowings are available in two $1,000,000 increments, and are subject to certain terms and conditions relating to a future merger or sale of the Company. As of August 11, 2006, the Company had met the requirements for the first $1,000,000 of additional borrowings. These additional borrowings bear interest at the lender’s prime rate plus 5% (13.25% at August 11, 2006) and are subject to all other terms and conditions included in the Agreement. Fees relating to the additional borrowing availability totaled $125,000. The aforementioned amendment did not waive the June 30, 2006 covenant violations noted above; accordingly, the Company is in default under the Agreement as of August 11, 2006, and such default will continue until such time as a waiver, if any, is obtained from the lender. As of August 11, 2006, Wells Fargo has not indicated its intent to require the immediate repayment of the balance due under the Agreement; however, Wells Fargo has not waived its right to require such repayment at any time.
Notes Payable — Suppliers
          During the first quarter of 2003, the Company entered into agreements with four of its largest suppliers that converted certain accounts payable and accrued liability amounts outstanding at December 28, 2002, totaling $20,900,000, to unsecured notes payable. These amounts were due through 2005 and bore interest at rates ranging from zero to 5%. At June 30, 2006, the remaining balance of $4,013,000 is due to one supplier, Hitachi, Ltd. (Hitachi). In November 2004, November 2005 and May 2006, the payment terms for this note were restructured to provide for repayment through September 30, 2007, with interest at 3.1% through December 31, 2006 and 5.0% thereafter. In September 2003, the Company entered into restructuring and note payable agreements with a fifth supplier, Solectron Corporation (“Solectron”), for $8,991,000 which converted accounts payable and current inventory purchase commitments to a note payable bearing interest at 9%. As of June 30, 2006, the total amount due to Hitachi and Solectron under the remaining notes payable — suppliers is $4,777,000 which is payable as follows: 2006 — $4,680,000; and 2007 — $97,000. As of August 11, 2006, the Company was in violation of a provision included in the note payable to Hitachi regarding payment of payables for June 2006 product purchases. In addition, the Company was delinquent as to the July 2006 payment on the note payable. The Company has not received a waiver for these items as of August 11, 2006, and does not expect to obtain such a waiver in the near term. Accordingly, the note payable to Hitachi has been classified as a current liability in the accompanying unaudited interim consolidated financial statements. The Company accounted for the modification of the liabilities under EITF 96-19, Debtors Accounting for a Modification or Exchange of Debt Instruments (“EITF 96-19”). In accordance with the provisions of EITF 96-19, the terms of the notes are not considered to be substantially different than the terms of the original liabilities.

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Note Payable — Lessor
          In September 2003, the Company entered into a note payable in the amount of $3,060,000 with the lessor of certain of its former office and manufacturing facilities, in settlement of all past and future amounts due under the lease for such facilities. The note is unsecured, and is payable interest only through September 2008, at which time the entire principal amount is due. The interest rate on the note at June 30, 2006 is 6.0% and this rate will continue until September 2007, at which time the rate increases to 10.0% for the final year of the note. Interest on the note was imputed at a rate of 9.0% over the term of the note and, accordingly, the note was recorded net of discount of $359,000. The 9.0% rate was considered to be a market interest rate based on other borrowings of the Company. The discount is being recognized over the term of the note as additional interest expense using the effective interest method.
Note 4—PREFERRED STOCK
Series AA Preferred Stock
          On May 3, 2004, the Company completed the sale of 25,000 shares of newly authorized Series AA Convertible Preferred Stock (“Series AA”) and warrants to purchase 750,000 shares of common stock for total gross proceeds of $25,000,000 (approximately $23,609,000 net of offering costs). The purchase price of the Series AA shares was $1,000 per share. The conversion price was initially $10.00 per share. The warrants had an exercise price of $10.00 per share and a term of five years. In connection with the sale of the Convertible Notes, the conversion price of all Series AA shares (including the shares received in the exchange described below) and the exercise price of the related warrants were adjusted to $1.80 per share. As a result of this adjustment to the conversion price, the Series AA shares are convertible into 24,949,000 common shares. The number of common shares issuable under the outstanding warrants was not affected by the sale of the Convertible Notes.
          Dividends on the Series AA shares are payable in common stock at an initial rate of 5%, with an increase to 8% after four years, 10% after five years and 12% thereafter. During the three and six months ended June 30, 2006, the Company issued approximately 1,266,000 and 1,950,000 common shares, respectively, as dividends on the Series AA shares. During the three and six months ended June 30, 2005, the Company issued approximately 199,000 and 391,000 common shares, respectively, as dividends. The Company has the right to force conversion of the Series AA shares, which are non-voting, at such time as the Company’s common stock has reached specified price parameters, subject to certain limitations. The Series AA shares have a liquidation preference equal to the issuance price, plus accumulated unpaid dividends and are subject to redemption based on the occurrence of certain conditional events. Based on certain of these redemption features, the Series AA has been recorded as temporary equity, until such time as the events or circumstances that could cause redemption are no longer applicable. Such events and circumstances generally relate to the Company’s ability to deliver registered shares to Series AA shareholders upon conversion, as provided in the related registration rights agreement. On August 27, 2004, the Company registered for resale the underlying common shares that would be issued upon conversion, as well as a specified number of common shares that would be issued as dividends on the Series AA shares and updated the registration statement on April 26, 2005 and June 2, 2006. The Company was also obligated to use its reasonable best efforts to maintain a current registration statement in effect until such common shares can be sold without the use of the registration statement in May 2006.
          The Company also evaluated the Series AA under the provisions of SEC Staff Accounting Bulletin No. 68, “Increasing Rate Preferred Stock,” (“SAB 68”), and determined that the Series AA should be recorded at fair value at the date of issuance based on a market dividend rate of 12%. Accordingly, the Series AA has been recorded net of discount of $7,463,000, which amount is being recognized as additional deemed dividends over the period from the date of issuance until May 2010, at which time the dividend rate is fixed at 12%. Such additional deemed dividends totaled $237,000 and $325,000 in the three months ended June 30, 2005 and 2006, respectively, and $454,000 and $626,000 in the six months ended June 30 2005 and 2006, respectively.

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Note 5 — Derivative Financial Instruments
          In connection with the issuance of the Series AA and the Convertible Notes, the Company evaluated the terms and conditions of both instruments, and the related warrants, in order to determine whether such terms and conditions and warrants represent embedded or freestanding derivative instruments under the provisions of Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities” (“SFAS 133”) and Emerging Issues Task Force issue No. 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in a Company’s Own Stock (“EITF 00-19”).
          As a result of such evaluations, the Company determined that both the basic conversion feature, as well as the anti-dilution feature included therein, represent embedded derivative instruments within both the Series AA and the Convertible Notes host contracts. In addition, the Company determined that the warrants issued in connection with the Series AA and the Convertible Notes represent freestanding derivative instruments, and that all such derivative instruments meet the requirements for liability classification under EITF 00-19. This determination was primarily based on dividend and interest payments on the Series AA and Convertible Notes being payable in an indeterminable number of common shares. Also as a result of this evaluation, the warrants issued to Imation Corporation in connection with the modification of the Media Distribution Agreement discussed in Note 8 were determined to be freestanding derivative instruments. Accordingly, both the embedded and freestanding derivatives have been accounted for separately at estimated fair value under SFAS 133. The embedded derivatives are accounted for on a “bundled” basis in accordance with SFAS 133 Implementation Issue No. B-15.
          Two other provisions of the Series AA are considered to be embedded derivatives; (1) the possible variable share settlement in the case of an involuntary triggering event that would require conversion to common stock based on a discounted percentage of the then applicable volume weighted average price, and (2) the 20% redemption premium that would result from a cash redemption required by a voluntary triggering event. The Company has determined that the probability of either of these events is negligible and, accordingly, the related value of these potential derivatives is not considered to be significant at December 31, 2005 or June 30, 2006. The materiality of these items will be re-assessed in the future for financial reporting purposes. The estimated fair value of the derivative instruments at inception (the date at which all significant financial terms were finalized), December 31, 2005 and June 30, 2006 are as follows:

	Series AA
	Conversion	Anti-dilution
(In thousands)	feature	feature	Total	Warrants	Total
Inception (May 3, 2004)	$32,847	$3,283	$36,130	$10,109	$46,239
December 31, 2005	13,498	2,424	15,922	748	16,670
June 30, 2006	539	2,403	2,942	30	2,972

	Convertible Notes
	Conversion	Anti-dilution
	feature	feature	Total	Warrants	Total
Inception (December 1, 2005)	$7,300	$564	$7,864	$3,650	$11,514
December 31, 2005	6,207	592	6,799	3,104	9,903
June 30, 2006	411	691	1,102	205	1,307

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	Imation Warrants
	Conversion	Anti-dilution
	feature	feature	Total	Warrants	Total
Inception (December 1, 2005)	$—	$—	$—	$574	$574
December 31, 2005	—	—	—	487	487
June 30, 2006	—	—	—	32	32

	Total
	Conversion	Anti-dilution
	feature	feature	Total	Warrants	Total
December 31, 2005	$19,705	$3,016	$22,721	$4,339	$27,060
June 30, 2006	950	3,094	4,044	267	4,311
          The net change in estimated fair value for each period is included as a benefit (expense) in the statement of operations and totaled $(4,311,000) and $14,910,000 for the three months ended June 30, 2005 and 2006, respectively, and $788,000 and 22,749,000 for the six months ended June 30, 2005 and 2006, respectively.
          The basic conversion feature and warrants for both the Series AA and the Convertible Notes, as well as the Imation warrants, were valued using the Black-Scholes option-pricing model in a manner similar to a call option with the following assumptions:

	Series AA
	Inception	December 31, 2005	June 30, 2006
Estimated dividends	None	None	None
Expected volatility	155.0%	111.5%	108.7%
Risk-free interest rate	3.26%	4.39%	5.09%
Expected term (years)	5.00	3.33	2.84

	Convertible Notes and Imation Warrants
	Inception	December 31, 2005	June 30, 2006
Estimated dividends	None	None	None
Expected volatility	106.3%	111.5%	108.7%
Risk-free interest rate	4.30%	4.39%	5.09%
Expected term (years)	4.92	4.83	4.34

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          The anti-dilution feature for both the Series AA and the Convertible Notes were valued using a Probability Weighted Black-Scholes pricing model as a put option with a put-call-parity model with the following assumptions:

	Series AA
	Inception	December 31, 2005	June 30, 2006
Estimated dividends	None	None	None
Expected volatility	155.0%	111.5%	108.7%
Risk-free interest rate	3.26%	4.39%	5.09%
Expected term (years)	1.92 – 5.00	0.17 – 3.25	0 – 2.84
Estimated probability of a future dilutive financing transaction	10%	10%	10%

	Convertible Notes
	Inception	December 31, 2005	June 30, 2006
Estimated dividends	None	None	None
Expected volatility	106.3%	111.5%	108.7%
Risk-free interest rate	4.30 – 4.35	4.39%	5.09%
Expected term (years)	1.83 – 4.91	1.75 – 4.83	1.26 – 4.34
Estimated probability of a future dilutive financing transaction	10%	10%	10%
          The estimated probability of a dilutive financing transaction is based on management’s combined estimate of the likelihood of such a transaction occurring during the eighteen months following the effective date of the registration statements covering the common shares underlying the Series AA and Convertible Notes (full dilution adjustment period) and thereafter (weighted-average dilution adjustment period) and includes a consideration of the Company’s historical and forecasted operating results, liquidity, and the likelihood of other non-dilutive financing alternatives. The full dilution adjustment period for the Series AA expired in February 2006. The estimated combined probability of a full dilution adjustment and weighted average dilution adjustment was considered to be 10% at June 30, 2005, December 31, 2005 and June 30, 2006 for the Series AA, and 5% for both a full dilution and weighted average dilution adjustment for the Convertible Notes at December 31, 2005 and June 30, 2006.
Note 6—SEGMENT, GEOGRAPHIC AND SALES INFORMATION
     All operations of the Company are considered to be in one operating segment and, accordingly, no segment disclosures have been presented. The Company will continue to evaluate its operations and internal reporting structure for future changes that could result in disclosure of additional segments. Foreign revenue is based on the country in which the customer is located.
     Substantially all of the Company’s long-lived assets are located in the United States.
     The following table details revenue from external customers by geographic area for the following fiscal periods:

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
(In thousands)	2005	2006	2005	2006

United States	$17,867	$14,804	$34,080	$30,535
Europe/Middle East	4,929	3,947	12,496	9,114
Asia Pacific	923	661	1,691	1,274
Other	57	43	131	151

	$23,776	$19,455	$48,398	$41,074

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     The following table details revenue by product line for the following fiscal periods:

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
(In thousands)	2005	2006	2005	2006

Drives	$5,020	$3,977	$11,602	$9,238
Automation	9,545	6,991	17,522	14,055
Media	8,619	8,620	18,282	18,099
Service and other	1,526	906	2,896	1,895
Sales allowances	(934)	(1,039)	(1,904)	(2,213)

	$23,776	$19,455	$48,398	$41,074

     The following table summarizes revenue from significant customers:

	Net Revenue		% of Total Net Revenue
	Three Months Ended		Three Months Ended
	June 30,	June 30,	June 30,	June 30,
(In thousands)	2005	2006	2005	2006

Imation	$8,916	$8,793	37.5%	45.2%
Tech Data	$4,799	$3,794	20.2%	19.5%
IBM	$1,969	$1,756	8.3%	9.0%
Fujitsu Siemens	$1,963	$1,936	8.3%	9.9%
Ingram Micro	$2,631	$947	11.1%	4.9%

	Net Revenue		% of Total Net Revenue
	Six Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
(In thousands)	2005	2006	2005	2006

Imation	$18,841	$18,540	38.9%	45.1%
Tech Data	$9,003	$6,492	18.6%	15.8%
IBM	$4,000	$4,065	8.3%	9.9%
Fujitsu Siemens	$5,538	$3,915	11.4%	9.5%
Ingram Micro	$4,551	$3,809	9.4%	9.3%
     No other customers accounted for 10% or more of net revenue in any of the above periods.
Note 7—COMMITMENTS AND CONTINGENCIES
Litigation
     The Company is, from time to time, subjected to certain claims, assertions or litigation by outside parties as part of its ongoing business operations. The outcomes of any such contingencies are not expected to have a material adverse impact on the consolidated financial condition, results of the operations or cash flows of the Company.
     On April 26, 2005, The D.I.C. Creditors’ Trust and J Gregg Pritchard, Trustee on behalf of the D.I.C. Creditors’ Trust, (together, the “Plaintiffs”) filed their Original Complaint against the Company to Avoid Transfers and Objection to Proof of Claim (the “Complaint”) in the United States Bankruptcy Court for the Northern District of Texas, Dallas Division (the “Bankruptcy Court”). The Complaint was filed in connection with the chapter 11 bankruptcy cases of Daisytek, Inc. and its affiliated debtors (collectively, the “Daisytek Debtors”), jointly administered Case No. 03-34762 pending before the Bankruptcy Court.
     Through the Complaint, the Plaintiffs sought to avoid and recover approximately $2,764,000 in payments allegedly made to the Company from one or more of the Daisytek Debtors prior to their

23

respective bankruptcy filings, asserting that the payments constitute preferential transfers or fraudulent transfers. In addition, the Plaintiffs sought disallowance of the proof of claim filed by the Company in the amount of approximately $5,954,000 against the bankruptcy estate of Digital Storage, Inc., one of the Daisytek Debtors and a former distributor of the Company’s products. In July 2005, the Company reached an agreement with the Plaintiffs that provided for the settlement of the claim for a payment of $1,125,000 over a twelve-month period, commencing September 1, 2005, and the relinquishment of the Company’s claim against the estate. The agreement was approved by the Bankruptcy Court in September 2005. The Company recorded a provision for the settlement as of June 30, 2005. At June 30, 2006, a liability of $250,000 remains outstanding under the settlement.
     On October 5, 2004, the Company filed a complaint against Certance LLC (“Certance”) in the United States District Court for the District of Colorado asserting that Certance infringed upon certain of the Company’s patents. Certance subsequently filed its answer, which included routine defenses customary for this type of proceeding, on November 18, 2004. In addition, in connection with this litigation, Matsushita Electric Industrial Co. Ltd. (Matsushita) filed a complaint against the Company asserting a claim for patent infringement related to another of the Company’s products. A subsidiary of Matsushita is the contract manufacturer of the product included in the Company’s initial complaint against Certance. Effective October 13, 2005, the Company entered into a Settlement and Compromise Agreement, whereby (1) the defendant agreed to modify certain features within its drive products, (2) both complaints were dismissed and (3) the defendant agreed to make payments of $1,200,000, and $501,000 which were received by the Company on November 1, 2005 and July 13, 2006, respectively.
     On January 18, 2006, the Company filed a complaint against Hewlett-Packard Company (“Hewlett-Packard”) in the United States District Court for the District of Colorado asserting that Hewlett-Packard infringed upon a patent owned by the Company. Hewlett-Packard subsequently filed its answer and counterclaim for declaratory judgment on March 2, 2006. On June 26, 2006, Hewlett-Packard filed an amended answer and counterclaims, alleging that the Company was infringing upon three patents owned by Hewlett-Packard. While the Company remains open to settlement, it intends to assert fully its patent rights in the litigation and defend itself vigorously against Hewlett-Packard’s counterclaims. The lawsuit has entered the discovery phase. It is not possible to predict the outcome of this action. However, the Company believes that the outcome will not have a material adverse effect on the Company’s financial condition or results of operations.
Indemnities, Commitments and Guarantees
     In the normal course of business, the Company has made certain indemnities, commitments and guarantees under which it may be required to make payments in relation to certain transactions. These indemnities include intellectual property indemnities to the Company’s customers in connection with the sales of its products, indemnities for liabilities associated with the infringement of other parties’ technology based upon the Company’s products, indemnities to various lessors in connection with facility leases for certain claims arising from such facility or lease, and indemnities to directors and officers of the Company to the maximum extent permitted under the laws of the State of Delaware. In addition, the Company has contractual commitments to various customers, which could require it to incur costs to repair an endemic defect with respect to its products outside of the normal warranty period if such defect were to occur. The duration of these indemnities, commitments and guarantees varies, and in certain cases, is indefinite. The majority of these indemnities, commitments and guarantees do not provide for any limitation of the maximum potential future payments that the Company could be obligated to make. The Company has not recorded any liability for these indemnities, commitments and guarantees in the accompanying consolidated balance sheets. The Company does, however, accrue for losses for any known contingent liability, including those that may arise from indemnification provisions, when future payment is probable.
Note 8—MEDIA DISTRIBUTION AGREEMENT
     On November 7, 2003, the Company entered into the MDA with Imation Corporation (“Imation”) whereby the Company granted Imation the exclusive worldwide marketing and distribution rights for the

24

Company’s proprietary removable data storage media. In exchange for such rights, Imation paid the Company a distribution fee of $18,500,000, all of which was received by December 31, 2003. The Company agreed to grant Imation a second security interest in its intellectual property to secure the Company’s obligations under the MDA and a seat as an observer on the Company’s Board of Directors. The MDA has an indefinite term, but provides for termination by Imation upon 180 days’ prior written notice to the Company, or upon a material default by either party. If Imation terminates the MDA because of a material default by Exabyte during the first ten years of the MDA, the Company must pay Imation a prorated portion of the distribution fee based on a ten-year period. If the MDA is terminated by Imation, the Company is not obligated to refund any portion of the distribution fee. The MDA provided for discounted sales prices to Imation, such that Imation was able to obtain a gross margin of at least 25% on sales to third parties. In addition, on November 7, 2003, Imation purchased 1,500,000 shares of the Company’s Series I Preferred Stock for $1,500,000 which were exchanged for Series AA Preferred shares in May 2004.
     On October 31, 2005, the Company entered into an Amendment of the MDA (“Amendment”), whereby the sales prices to Imation will be adjusted such that Imation will be able to obtain a gross margin of 8% on sales to third parties during the period from January 1, 2006 through December 31, 2006, and a gross margin of 10% thereafter. As consideration for the revision of the gross margin and to adjust the initial distribution fee, the Company agreed to provide the following to Imation; (1) a $5,000,000 note payable, bearing interest at 10% beginning January 1, 2006, with interest only payments through 2007 and equal quarterly principal and interest payments commencing on March 31, 2008 and continuing through December 31, 2009, (2) 1,500,000 shares of common stock and warrants to purchase 750,000 shares of common stock of the Company at $1.80 per share and (3) a $2,000,000 credit which was applied against product purchases by Imation in the first quarter of 2006. The Amendment also decreased the amount of the distribution fee that would be required to be repaid to Imation due to a termination of the MDA to $8,500,000. In addition, on October 31, 2005, Imation loaned $2,000,000 to the Company under a note payable which bears interest at 10% and is payable interest only through December 15, 2006, at which time the principal amount is due in total. In connection with the $5,000,000 and $2,000,000 notes, the Company granted Imation a security position in substantially all of the Company’s assets. These notes are subordinated to the security interests of, and indebtedness to, Wells Fargo and the holders of the Convertible Notes pursuant to the Intercreditor Agreement. The $5,000,000 note is subject to mandatory full or partial prepayment should the Company complete a future financing for specified amounts prior to the scheduled repayment term. The warrants have substantially the same terms as the warrants issued in connection with the Convertible Notes, were valued using the assumptions discussed in Note 5, and have been recorded as a derivative liability in the accompanying consolidated balance sheet. The Company was obligated to use its reasonable best efforts to register the common shares issued to Imation and issuable upon exercise of the warrants provided to Imation. The registration statement for such shares was declared effective on March 31, 2006. The consideration provided to Imation totaling $10,423,000, including the value of the warrants of $573,000 was recorded as an adjustment of the initial distribution fee and a reduction of deferred revenue originally recorded at the inception of the MDA. The deferred revenue balance related to the distribution fee is approximately $4,223,000 and $3,956,000 as of December 31, 2005 and June 30, 2006, respectively.
Note 9—INCOME TAXES
     The Company has recorded a deferred tax valuation allowance equal to 100% of total deferred tax assets. In recording this allowance, management has considered a number of factors, but primarily, the Company’s cumulative operating losses in prior years. Management has concluded that a valuation allowance is required for 100% of the total deferred tax assets, as it is more likely than not that such asset will not be realized.
     At December 31, 2005, the Company had incurred domestic net operating loss carryforwards of approximately $239,000,000 which expire between 2006 and 2025. Under the Tax Reform Act of 1986, the amount of, and the benefit from, net operating losses that can be carried forward is limited due to a cumulative ownership change of more than 50% over a three-year period, which occurred in November 2001 in connection with the Ecrix acquisition. The portion of Exabyte’s and Ecrix’s pre-business

25

combination tax carryovers, totaling $153,000,000, that can be utilized in any one taxable year for federal tax purposes is limited to approximately $1.2 million per year through 2021. Ownership changes after December 31, 2005 could further limit the utilization of the Company’s remaining net operating loss carryforward of $86,000,000, in addition to any losses incurred subsequent to December 31, 2005. As of December 31, 2005, the Company had approximately $105,000,000 of total net operating loss carryforwards that may be used to offset future taxable income.
Note 10—RECENT ACCOUNTING PRONOUNCEMENTS
     In November 2004, the FASB issued SFAS No. 151, “Inventory Costs, an amendment of ARB No. 43, Chapter 4.” SFAS No. 151 requires certain abnormal expenditures to be recognized as expenses in the current period. It also requires that the amount of fixed production overhead allocated to inventory be based on the normal capacity of the production facilities. The standard is effective for the fiscal year beginning January 1, 2006. It is not expected that SFAS No. 151 will have a material effect on the Company’s Consolidated Financial Statements.
     In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections” (“SFAS 154”). SFAS 154 replaces APB No. 20, “Accounting Changes” and SFAS No. 3, “Reporting Accounting Changes in Interim Financial Statements” and establishes retrospective application as the required method for reporting a change in accounting principle. SFAS 154 provides guidance for determining whether retrospective application of a change in accounting principle is impracticable and for reporting a change when retrospective application is impracticable. The reporting of a correction of an error by restating previously issued financial statements is also addressed. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company does not anticipate that the adoption of SFAS 154 will have a material impact on its consolidated balance sheets and statements of operations, shareholders’ equity and cash flows.
     In February 2006, the FASB issued Statement of Financial Accounting Standard (SFAS) No. 155 (SFAS No. 155), “Accounting for Certain Hybrid Financial Instruments—An Amendment of FASB Statements No. 133 and 140”, to simplify and make more consistent the accounting for certain financial instruments. Specifically, SFAS No. 155 amends SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities”, to permit fair value remeasurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation, provided that the whole instrument is accounted for on a fair value basis. Prior to fair value measurement, however, interests in securitized financial assets must be evaluated to identify interests containing embedded derivatives requiring bifurcation. The amendments to SFAS No. 133 also clarify that interest-only and principal-only strips are not subject to the requirements of the SFAS, and that concentrations of credit risk in the form of subordination are not embedded derivatives. Finally, SFAS No. 155 amends SFAS No. 140, “Accounting for the Impairment or Disposal of Long-lived Assets”, to allow a qualifying special-purpose entity (SPE) to hold a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 applies to all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006, with earlier application allowed. The Company does not anticipate that the adoption of this statement to have a material impact on its consolidated financial statements.

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ITEM 2.
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.
     The following discussion contains forward-looking statements that involve future risks and uncertainties. We may achieve different results than those anticipated in these forward-looking statements. The actual results that we achieve may differ materially from any forward-looking statements due to such risks and uncertainties. Words such as ‘believes,’ ‘anticipates,’ ‘expects,’ ‘intends,’ ‘plans’ and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. You should take into account the risks described in our Annual Report on Form 10-K for the year ended December 31, 2005 and other factors described below when considering such forward-looking statements. We undertake no obligation to revise any forward-looking statements in order to reflect events or circumstances that may arise after the date of this report.
Overview
          Exabyte Corporation and its subsidiaries (“Exabyte” or the “Company”) is a provider of information storage products, including tape drive and automation products and recording media. Our strategic focus is data backup, restoration and archival applications for workstations, midrange computer systems and networks. Computer manufacturers and resellers require a variety of storage products, which vary in price, performance, capacity and form-factor characteristics to meet their needs for reliable data backup, restoration and archival storage. Our strategy is to offer a broad range of products to address these requirements. Our tape drive products are based on our VXA and MammothTape technologies and our automation products are primarily based upon VXA, and LTO (Ultrium) technologies.
          We market our products worldwide to resellers and original equipment manufacturers (“OEMs”) through offices located in the United States, Europe and Asia Pacific. Our proprietary media products are marketed and distributed by our exclusive worldwide distributor, Imation Corp. (“Imation”). We also provide repair services directly to OEMs and our resellers’ customers through our outsourcing partner, Teleplan Service Logistics, Inc. (“Teleplan”).
          In connection with our sales agreements with our reseller channel customers, we may provide inventory price protection, stock rotation rights and short-term marketing and consumer rebate programs. For our largest reseller customers, we generally provide all of the above items. The cost of these rights and programs are significant and are a direct reduction of our revenue, but are necessary to increase revenue through this segment of our customers.
          OEM customers incorporate our products as part of their own systems, which they then sell to their customers under their own brand name. We believe that increased revenue from OEM customers will be necessary to achieve our business plan. Accordingly, expansion of these relationships has been a key strategic initiative in 2005 and 2006 and will continue to be so in the future. In general, sales to OEMs are at lower prices and lower gross margins. Accordingly, it is imperative that we continue to obtain lower product costs from suppliers to achieve future profitability.
          Our business is directly impacted by overall growth in the economies in which we operate and, in particular, in the technology industry sector and business purchasing of technology related products. In addition to the improving economic climate, we believe increasing our market share with OEM customers, expanding international revenue, further expansion of revenue from domestic distribution channel customers, and introduction of new products will provide us with more favorable business opportunities. However, there can be no assurance that these factors will result in improved operating results or financial condition.
          One of our most significant challenges is to reduce our product costs to improve our gross margins as well as remaining competitive from a product price standpoint. Although our gross margins increased in 2005, we continue to work with existing hardware and media suppliers to obtain reduced product costs, as well as expanding the level of manufacturing activities with suppliers in lower cost geographic locations. All of our products are manufactured by suppliers located in China, Japan and Singapore and we will continue to evaluate which areas provide the lowest cost, highest quality services

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and products. Obtaining overall product cost reductions is an integral factor in our becoming profitable in the future. However, there can be no assurance that we will indeed achieve such cost reductions in the future.
          Expense control was a key business initiative for us in 2005, and continues to be so in 2006. As we continue to focus on improving our gross margins, constant or decreasing operating costs is an important objective in improving our operating results. In 2005 and 2006, we established cost reduction plans that focused on decreasing discretionary spending in all functional areas, as well as reducing headcount in most areas of the Company. As a result, we have been able to decrease operating costs to position the Company to operate at a lower expense structure in 2006. While we believe our cost structure is currently appropriate to support our operations, an increase in operating costs in the future, both in dollars and as a percentage of revenue, would negatively impact our operating results and our ability to achieve profitability in the future. However, unless net revenue increases, additional cost reductions, including decreasing headcount, will continue to be necessary in the future.
          Our key performance metrics are revenue, gross margin, and operating income or loss, and related operating expenses. As noted above, increasing sales to OEM customers, increasing revenue in markets outside the U.S., achieving reduced product costs from existing and new suppliers, and disciplined operating expense control measures are critical components of our overall business strategy. In addition, providing timely and responsive product service and repair services to our customers is also a standard by which we measure our performance and will be a key component in creating future customer loyalty for our products. Finally, meeting our new product development and technology milestones and schedules on a timely basis is critical to satisfying customer demands for more efficient and cost effective business solutions, as well as remaining competitive with other existing and future products and technologies.
Recent Developments
     Convertible Notes and Series AA Preferred Stock
          On October 31, 2005, we completed the sale of $9,550,000 of 10% Secured Convertible Subordinated Notes (“Convertible Notes”) and warrants to purchase 4,775,000 shares of common stock. The Convertible Notes are payable interest only through 2010, at which time the principal amount is due in total. Interest on the Convertible Notes is payable quarterly in common stock of the Company. The principal amount of the Convertible Notes is convertible into common stock at $1.80 per share. The exercise price of the warrants, which have a five-year term, is also $1.80 per share. The Convertible Notes are collateralized by a security interest in all of our assets and are subordinate to the security interest granted, and our indebtedness, under our line-of-credit agreement with Wells Fargo. See Note 3 to the unaudited interim consolidated financial statements included herein for additional information on this transaction.
          As a result of the sale of the Convertible Notes, the conversion and exercise price of the Series AA Preferred Stock (“Series AA”) issued in May 2004, and related warrants, was adjusted to the conversion price of the Convertible Notes, or $1.80 per share.
     Modification of Media Distribution Agreement
          On October 31, 2005, we entered into an amendment to the MDA with Imation, whereby the sales prices to Imation will be adjusted such that Imation will be able to obtain a gross margin of 8% on sales of media to third parties during the period from January 1, 2006 through December 31, 2006, and a gross margin of 10% thereafter. Prior to the amendment, the sales prices to Imation were such that they were able to realize a 25% gross margin on sales to third parties. As consideration for the revision of the gross margins, we issued Imation a $5,000,000 note payable, 1,500,000 shares of common stock and warrants to purchase 750,000 shares of common stock at $1.80 per share, and provided a $2,000,000 credit against product purchases by Imation in the first quarter of 2006. In addition, Imation loaned us $2,000,000, which is repayable in December 2006. See Note 8 to the unaudited interim consolidated financial statements included herein for additional information on this transaction.

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     Reverse Stock Split
          Effective for trading on October 31, 2005, we effected a reverse stock split whereby every ten shares of common stock outstanding before the split was combined into one share of outstanding common stock after the split. The reverse split, which did not change the authorized shares of Common Stock, was necessary to facilitate the sale of the Convertible Notes. The authority to effect such reverse split was granted by our shareholders on July 29, 2005, and the split was subsequently adopted by our Board of Directors in October 2005.
Critical Accounting Policies and Estimates
          The accounting policies noted below are critical to determining our operating results, and represents those policies which involve significant judgments and estimates. For a detailed discussion on the application of these and other accounting policies, see Note 1 to the unaudited interim consolidated financial statements included herein and Note 1 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2005.
Revenue Recognition and Uncollectible Accounts Receivable
          Our revenue recognition policy is significant because the amount and timing of revenue is a key component of our results of operations. We follow the guidance of Staff Accounting Bulletin No. 104 (“SAB 104”), which requires that a series of criteria be met in order to recognize revenue related to product shipment or delivery or the performance of repair services. If these criteria are not met, the associated revenue is deferred until the criteria are met. Generally, these criteria require that there be an arrangement to sell the product, the product has been shipped or delivered in accordance with that arrangement, the sales price is determinable and collectibility is reasonably assured. Revenue results are difficult to predict, and any shortfall in revenue or delay in recognizing revenue could cause our operating results to vary significantly from year to year. Additionally, revenue from sales to certain resellers is subject to agreements allowing certain limited rights of return, marketing related rebates and price protection on unsold merchandise held by those resellers. Accordingly, an allowance for estimated future returns, marketing rebates, price protection and promotional programs is provided in the period of sale based on contractual terms and historical data. This allowance is subject to estimates by management in accordance with SAB 104 and, should actual results differ from these estimates, the impact on our operations could be significant.
          The distribution fee (as adjusted) we received in connection with the Media Distribution Agreement (“MDA”), discussed in Note 8 to the unaudited interim consolidated financial statements included herein was recorded as deferred revenue and is being amortized using the straight-line method over ten years, which represents the estimated period over which existing media products at the commencement of the MDA will be sold. In addition, under certain circumstances the distribution fee may be refundable on a pro-rata basis over a ten-year period from the date of the MDA.
          We currently estimate our allowance for uncollectible accounts based on known exposure for specific accounts, as well as historical bad debt experience. Our adherence to our established credit policies, including the monitoring of the financial condition of our customers, is critical to minimizing future bad debts.
Inventory valuation and reserves
          Our inventory is a significant component of our total assets. In addition, the carrying value of inventory directly impacts our gross margins and operating results. Our inventory is recorded at the lower of cost or market, cost being determined under the first-in, first-out method. In addition, we must determine if reserves are required for excess or obsolete inventory for existing products, including products that will be discontinued in the near term, or future sales which may result in a loss. This determination requires significant judgment by management relating to future revenue by product and the estimated life cycles of certain products in a rapidly changing and highly competitive technology marketplace. The provision for excess and obsolete inventory for the six months ended June 30, 2006 totaled $1,300,000 and related primarily to products that will be discontinued in 2006. Our ability to make accurate estimates regarding inventory usage and valuation is integral to minimizing inventory related

29

charges in the future, and the extent of future charges could be impacted by unknown events or circumstances and the effect on our estimates.
Derivative Financial Instruments
          The Series AA and Convertible Notes include certain terms, conditions and features which are separately accounted for as embedded derivative liabilities at estimated fair value. In addition, the related warrants issued in connection with both of these instruments, and other warrants, are also separately accounted for as freestanding derivative liabilities at estimated fair value. The determination of fair value includes significant estimates by management including the term of the instruments, volatility of the price of our common stock, interest rates and the probability of conversion, redemption or a future dilutive financing transaction, among other items. The fluctuations in estimated fair value may be significant from period-to-period which, in turn, may have a significant impact on our reported financial condition and results of operations.
Goodwill
          Our business combination with Ecrix in November 2001 resulted in a significant amount of goodwill. Under FAS 142, “Goodwill and Other Intangible Assets,” goodwill is not amortized to operations, but is assessed periodically for potential impairment based on estimates by management. An impairment may be indicated by a significant decrease in the trading price of our common stock and if such a decrease occurs, additional procedures are required to determine if the carrying value of the goodwill exceeds its implied fair value. Any impairment charge indicated by these tests could be significant to future operating results. As of December 31, 2005 we concluded that we had no goodwill impairment. As discussed in Note 1 to the unaudited interim consolidated financial statements included herein, we are in the process of evaluating various strategic business alternatives, including the sale or merger of the Company. In the opinion of management, the occurrence of such a transaction is probable and, as a result, the carrying value of the goodwill will likely not be realized in the future. Accordingly, we recorded a provision for impairment equal to the recorded value of the goodwill, of $7,428,000, as of June 30, 2006.
Stock Based Compensation
          Effective January 1, 2006, the Company adopted the provisions of Statement of Financial Accounting Standards No. 123(Revised) (“SFAS 123R”), whereby the fair value of stock options and other equity-based compensation issued to employees will be recognized as compensation expense over the vesting period of such options or other issuances. The Company selected the modified prospective application transition method for the adoption of SFAS 123R. Prior to the adoption of SFAS 123R, and through December 31, 2005, as permitted under SFAS 123 the Company accounted for stock-based compensation using the intrinsic value method in accordance with Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees”. Accordingly, no compensation expense was recognized for options granted to employees with an exercise price equal to the market value at the date of grant. As of December 31, 2005, unvested and unamortized compensation expense related to options granted prior to the adoption of SFAS 123R totaled $1,483,000. Such amount will be recognized as future compensation expense as follows: 2006 — $361,000, 2007 — $415,000, 2008 - $195,000 and 2009 and thereafter- $91,000. Stock based compensation expense related to stock options and recognized in the three and six months ended June 30, 2006 totaled $103,000 and $332,000, respectively, of which $79,000 and $255,000 is included in selling, general and administrative expense and $24,000 and $77,000 is included in engineering, research and development expenses for the three and six months ended June 30, 2006, respectively.
     The fair value of each option grant under SFAS 123 and SFAS 123R was estimated on the date of grant using the Black-Scholes option-pricing model with assumptions regarding estimated dividends, risk-free interest rate, expected volatility of the Company’s stock price and expected term of the option. For fair value determinations under SFAS 123 through September 30, 2005 and prior to the adoption of SFAS 123R, volatility was estimated based on historical volatility over the expected term of the option. Effective October 1, 2005, and thereafter, expected volatility is based on historical volatility over the twelve months prior to the valuation date. Because the Company’s common stock has experienced significant price volatility related primarily to current operating results and events, a twelve-month

30

historical period is considered to be the most appropriate indicator in estimating the future volatility of the price of the Company’s common stock.
     On December 1, 2005, the Board of Directors granted 6,522,500 stock options to the Company’s directors, officers and key employees with an exercise price of $1.15 per share and an expiration date of 10 years from the date of grant under the 2005 Plan. Approximately 5,374,000 (or 82%) of these options were fully vested on the date of grant, with the remainder vesting 2% per month over a 50-month period. The percentage of these options that were fully vested on the date of grant was consistent with the vesting status of all outstanding options prior to the adoption of the 2005 Plan on December 1, 2005.
     On September 9, 2005, the Compensation Committee of the Board of Directors of the Company approved the accelerated vesting of all unvested common stock options with exercise prices equal to or greater than 200% of the closing price of the Company’s common stock on September 9, 2005 ($2.00 per share). As a result, options with an exercise price of $4.00 or higher became fully vested and exercisable on that date. All options granted to employees, officers and members of the Board of Directors under the Company’s Incentive Stock Plan, the 1997 Non-Officer Stock Option Plan, and the 2004 Plan, and options granted to the Company’s Chief Executive Officer outside of the plans, were subject to the accelerated vesting.
     The primary purpose of the accelerated vesting was to eliminate future compensation expense related to these options that the Company would otherwise have recognized in its consolidated financial statements upon the adoption of SFAS 123R. The Company estimated that the maximum aggregate future compensation expense that was eliminated as a result of the accelerated vesting of these options is approximately $6.5 million, with $1.2 million in the fourth quarter of 2005, $3.3 million in 2006, $1.6 million in 2007 and $400,000 in 2008.
     A summary of the number of outstanding options, the number and percentage of options for which vesting was accelerated, and the weighted average exercise price of the accelerated options is as follows (share amounts in thousands) (unaudited):

			Percentage	Weighted
		Aggregate	of	average
		number of stock	aggregate	exercise
	Total	options for	number of	price of
	outstanding	which vesting	accelerated	accelerated
	options	was accelerated	options	options
Named Executive Officers (1)	1,908	710	43.5%	$10.60
Non-employee Directors	161	45	2.8%	$8.10

Total Executive Officers and Directors	2,069	755	46.3%	$10.40
All Other Employees	1,889	877	53.7%	$8.10

Total	3,958	1,632	100.0%	$9.20

(1)	Includes current executive officers, as named in the Company’s 2005 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2006.

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Recent Accounting Pronouncements
     The Financial Accounting Standards Board has recently issued certain accounting pronouncements that may impact our business. For a complete discussion of these accounting pronouncements, see Note 10 to the unaudited interim consolidated financial statements included herein.

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Results of Operations
     The following table sets forth our operating results in dollars and as a percentage of revenue for each period presented.

	Three Months Ended				Six Months Ended
	June 30, 2005		June 30, 2006		June 30, 2005		June 30, 2006
	(unaudited)		(unaudited)		(unaudited)		(unaudited)
		% of		% of		% of		% of
(in thousands except per share data)	$	Revenue	$	Revenue	$	Revenue	$	Revenue
Net revenue	$23,776	100.0	$19,455	100.0	$48,398	100.0	$41,074	100.0
Cost of goods sold	16,708	70.3	14,421	74.1	34,163	70.6	30,567	74.4

Gross profit	7,068	29.7	5,034	25.9	14,235	29.4	10,507	25.6

Operating expenses:
Selling, general and administrative	5,437	22.9	4,623	23.8	10,938	22.6	9,457	23.0
Engineering, research and development	2,520	10.6	2,132	11.0	4,972	10.3	4,227	10.3

Total operating expenses	7,957	33.5	6,755	34.8	15,910	32.9	13,684	33.3

Loss from operations	(889)	(3.8)	(1,721)	(8.9)	(1,675)	(3.5)	(3,177)	(7.7)

Other income (expense):
Interest expense	(353)	(1.5)	(1,330)	(6.8)	(755)	(1.6)	(2,542)	(6.2)
Change in estimated fair value of derivative financial instruments	(4,311)	(18.1)	14,910	76.6	788	1.6	22,749	55.4
Gain (loss) on foreign currency translation	198	0.8	(47)	(0.2)	493	1.0	(49)	(0.1)
Provision for impairment of goodwill	—	—	(7,428)	(38.2)	—	—	(7,428)	(18.1)
Litigation settlements	(1,125)	(4.7)	501	2.6	(1,125)	(2.3)	501	1.2
Other, net	(33)	(0.1)	(180)	(0.9)	(63)	(0.1)	(268)	(0.7)

Total other income (expense)	(5,624)	(23.6)	6,426	33.1	(662)	(1.4)	12,963	31.5

Earnings (loss) before income taxes	(6,513)	(27.4)	4,705	24.2	(2,337)	(4.8)	9,786	23.8

Income tax expense	(5)	—	(39)	(0.2)	(13)	(0.1)	(78)	(0.2)

Net earnings (loss)	(6,518)	(27.4)	4,666	24.0	(2,350)	(4.9)	9,708	23.6

Deemed dividends – amortization of discount on Series AA convertible preferred stock	(237)	(1.0)	(325)	(1.7)	(454)	(0.9)	(626)	(1.5)

Net earnings (loss) available to common stockholders	$(6,755)	(28.4)	$4,341	22.3	$(2,804)	(5.8)	$9,082	22.1

Basic earnings (loss) per share	$(0.59)		$0.29		$(0.25)		$0.62

Diluted loss per share (1)	$(0.59)		$(0.21)		$(0.25)		$(0.26)

(1)	See note 1 to the unaudited interim consolidated financial statements.

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Net Revenue By Product Type
     The following tables present our revenue by type of product in absolute dollars and as a percentage of revenue for each period presented.

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
(In thousands)	2005	2006	2005	2006
Drives	$5,020	$3,977	$11,602	$9,238
Automation	9,545	6,991	17,522	14,055
Media	8,619	8,620	18,282	18,099
Service and other	1,526	906	2,896	1,895
Sales allowances	(934)	(1,039)	(1,904)	(2,213)

	$23,776	$19,455	$48,398	$41,074

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2005	2006	2005	2006
Drives	21.1%	20.4%	24.0%	22.5%
Automation	40.1	35.9	36.2	34.2
Media	36.3	44.3	37.8	44.1
Service and other	6.4	4.7	5.9	4.6
Sales allowances	(3.9)	(5.3)	(3.9)	(5.4)

	100.0%	100.0%	100.0%	100.0%

     The following tables present our revenue by technology platform in dollars (in thousands) and as a percentage of net revenue for each period presented. For a description of VXA, Legacy and LTO technologies and related products, see “Our Business” section in our annual report on Form 10-K for the year ended December 31, 2005.

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
(In thousands)	2005	2006	2005	2006
VXA	$13,551	$13,420	$26,079	$29,343
Legacy	3,994	2,448	10,195	4,390
LTO	6,042	4,473	11,768	9,209
Other, non-allocable	189	(886)	356	(1,868)
	$23,776	$19,455	$48,398	$41,074

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2005	2006	2005	2006
VXA	57.0%	69.0%	53.9%	71.4%
Legacy	16.8	12.6	21.1	10.7
LTO	25.4	23.0	24.3	22.4
Other, non-allocable	0.8	(4.6)	0.7	(4.5)
	100.0%	100.0%	100.0%	100.0%
     Our net revenue decreased 18.2% from $23,776,000 in the second quarter of 2005 to $19,455,000 for the second quarter of 2006, and decreased 15.1% from $48,398,000 for the six months ended June 30, 2005 to $41,074,000 for the six months ended June 30, 2006. During the second quarter of 2006, one of the Company’s largest distribution customers elected to decrease its inventory levels entering the third

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quarter and, accordingly, decreased its purchases in June 2006 by $1,500,000 to $2,000,000. In addition, revenue from our Legacy hardware and media products continued to decline in 2006, and decreased $1,547,000, or 38.7%, in the second quarter and $5,805,000, or 56.9%, for the six months ended June 30, 2006. Substantially all Legacy (Mammoth) hardware products were discontinued in 2005 and revenue from Legacy media products is expected to continue to decline, but at a decreasing rate, in the future. Legacy hardware revenue totaled $731,000 and $2,277,000 in the second quarter of 2005 and the first six months of 2005, respectively. Such revenue was minimal in 2006. VXA-related revenue decreased $117,000, or 0.9%, during the second quarter and increased $3,324,000, or 12.7% for the six months ended June 30, 2006. VXA drive revenue decreased 10.8% and increased 5.1% for the second quarter and the first six months of 2006, respectively, due to fluctuations in shipments to distributor/reseller customers during both periods, primarily related to the introduction of the VXA 320 drive and the VXA 320 packetloader. VXA automation revenue decreased 24.9% and 19.3% for the second quarter and first six months of 2006, respectively, as compared to the new product revenue stream in the prior year when the VXA packetloader was introduced. However, VXA automation revenue increased 7.3% in the second quarter of 2006, as compared to the first quarter of 2006, as demand for automation products continued to expand. VXA media revenue, which is directly impacted by hardware shipments and sales, increased 24.1% and 39.5%, for the second quarter and the first six months of 2006. Also contributing to the increase in media revenue was an increase in inventory levels by our distributor, Imation. LTO automation revenue decreased $1,538,000, or 27.4% and $1,956,000, or 18.9%, for the second quarter and first six months of 2006, respectively, due to the net effect of increased shipments of the Magnum 2 1X7 and Magnum 224 products and decreased shipments of our 110L and 221L automation products to OEM and distribution reseller customers in both periods. The 110L and 221L were discontinued in the first quarter of 2006.
     As a percentage of total net revenue, revenue from drives decreased in the second quarter and for the first six months of 2006, as compared to 2005, due to decreased shipments of Mammoth drives to OEM and distributor/reseller customers and a decrease in VXA drive shipments to distributor/reseller customers, as noted above. Net revenue from automation products decreased from 40.1% and 36.2% of total net revenue in the second quarter and first six months of 2005, respectively, to 35.9% and 34.2% of total net revenue for the same periods in 2006. This decrease is a result of decreased shipments of our older LTO automation products and product price decreases in the fourth quarter of 2005, offset by the introduction of two new LTO products, the Magnum 224 and Magnum 448, which contributed revenue of $2,303,000 and $2,625,000 for the three and six months ended June 30, 2006, respectively. Media revenue increased as a percentage of total net revenue from 2005 to 2006, although Legacy media revenue decreased $923,000 and $3,643,000, and VXA related media revenue increased $1,279,000 and $4,157,000 for the second quarter and for the first six months of 2006, respectively. The decreasing installed base of Mammoth drives continues to result in lower Legacy media revenue. Total revenue from service and other decreased in both dollars and as a percentage of total net revenue for both periods in 2006, as compared to 2005, due to decreased Mammoth related service revenue. Sales allowances increased 11.2% and 16.2% in the second quarter and first six months of 2006, versus 2005, as sales promotion activities and programs increased, particularly for our newer VXA and LTO automation products. Stock rotation activity and product returns increased in the first six months of 2006 as compared to the same period in 2005.

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Net Revenue By Customer Type
     The following table presents our revenue from different types of customers in absolute dollars and as a percentage of total net revenue for each period:

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
(In thousands)	2005	2006	2005	2006
Distributor/Reseller	$17,915	$14,471	$35,178	$30,611
OEM	5,031	4,313	11,196	9,124
End-users and other	830	671	2,024	1,339

	$23,776	$19,455	$48,398	$41,074

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2005	2006	2005	2006
Distributor/Reseller	75.3%	74.4%	72.7%	74.5%
OEM	21.2	22.2	23.1	22.2
End-users and other	3.5	3.4	4.2	3.3

	100.0%	100.0%	100.0%	100.0%

     Revenue from OEM customers decreased $718,000, or 14.3%, during the second quarter of 2006, as compared to the second quarter of 2005. This decrease was primarily a result of a decrease in shipments of Legacy hardware products, which decreased $400,000 during the quarter. Revenue from OEM customers decreased $2,072,000, or 18.5% for the first six months of 2006, as compared to the same period in 2005, primarily as a result of decreased Mammoth related hardware shipments and decreased shipments of our older LTO automation products to these customers. Revenue from shipments of VXA drives to OEM customers decreased $299,000 and $662,000 in the three and six months ended June 30, 2006, respectively, due to decreased demand by their end user customers. Our ongoing efforts to expand our revenue base with our OEM customers are a key component of our business plan and our ability to return to profitability.
     Revenue from distributor/reseller customers decreased in dollars for both the second quarter and the first six months of 2006, as compared to 2005, as a result of the decrease in inventory levels by one of our larger distribution customers, as noted above. Revenue from sales to Imation, the exclusive distributor of our media products, remained consistent from period to period and is included in the distributor/reseller category. Revenue from end user customers (primarily service and repair) decreased as a percentage of total revenue for the second quarter and first six months of 2006 due to a decrease in service revenue related to our Legacy hardware products. We intend to focus our efforts on generating increased awareness and demand for our VXA product line and our LTO automation products in the worldwide distribution channel.

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Net Revenue By Geographic Region
     Geographically, revenue is attributed to the customer’s location. The following table summarizes our revenue in different geographic locations as a percentage of total net revenue for the periods presented:

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2005	2006	2005	2006
United States	75.2%	76.1%	70.4%	74.3%
Europe/Middle East	20.7	20.3	25.8	22.2
Asia Pacific	3.9	3.4	3.5	3.1
Other	0.2	0.2	0.3	0.4

	100.0%	100.0%	100.0%	100.0%

     Revenue from customers in Europe/Middle East decreased in the first quarter of 2006 due to the increased revenue from Fujitsu-Siemens relating to our older LTO automation products in the first quarter of 2005. As noted above, these products were discontinued in the first quarter of 2006 and revenue from these products declined in 2006. In addition, sales to our distribution customers in Europe and Asia Pacific declined, as sales efforts were primarily focused on customers in the United States.
Significant Customers
     The following table summarizes customers who accounted for 10% or more of our revenue in the periods presented:

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2005	2006	2005	2006
Imation	37.5%	45.2%	38.9%	45.1%
Tech Data	20.2%	19.5%	18.6%	15.8%
IBM	8.3%	9.0%	8.3%	9.9%
Fujitsu Siemens	8.3%	9.9%	11.4%	9.5%
Ingram Micro	11.1%	4.9%	9.4%	9.3%
     No other customers accounted for 10% or more of net revenue in 2004 and 2005. We cannot guarantee that revenue from these or any other customers will continue to represent the same percentage of our revenue in future periods. Our customers also sell competing products and customers continually review new technologies that cause our revenue to vary from period to period.
Cost of Sales and Gross Margin
     Our cost of goods sold includes the actual cost of all materials, labor and overhead incurred in the manufacturing and service processes, as well as certain other related costs, which include primarily provisions for warranty repairs, inventory reserves and freight costs. Our gross margin percentage decreased from 29.7% in the second quarter of 2005 to 25.9% in the second quarter of 2006 and decreased from 29.4% in the first six months of 2005 to 25.6% in the first six months of 2006. Gross margins for both periods in 2005 and 2006 were positively impacted by headcount reductions and cost control measures and a more favorable product mix, which included increased automation and media revenue at higher margins. Gross margin for the second quarter of 2006 was negatively impacted by reduced revenue from distribution customers at higher gross margins, and the costs associated with the establishment of equipment stock used during customer repairs of new products. Gross margins for the first six months of 2006 were negatively impacted by provisions for excess and obsolete inventory of $1,300,000 related primarily to our older LTO automation products that were discontinued in 2006. However, margins on media products increased from 34.1% in the second quarter of 2005 to 38.3% in the

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second quarter of 2006 and increased from 33.5% in the first six months of 2005 to 39.1% in the first six months of 2006, due to new pricing resulting from the MDA modification with Imation.
Selling, General and Administrative Expenses
     Selling, general and administrative (“SG&A”) expenses include salaries, sales commissions, advertising expenses and marketing programs. These expenses decreased from $5,437,000 in the second quarter of 2005 to $4,623,000 for the second quarter of 2006. SG&A expenses increased from 22.9% of total net revenue for the second quarter of 2005 to 23.8% of total net revenue for the same period in 2006 due to lower total revenue. The decrease in expenses is primarily the result of headcount reductions implemented throughout 2005 and the first quarter of 2006, the impact of which was fully realized in the first half of 2006. In addition, the cost of advertising decreased in the second quarter of 2006 due to cost control measures. SG&A expenses decreased from $10,938,000 and 22.6% of total net revenue in the first six months of 2005 to $9,457,000 and 23.0% of total net revenue in the first six months of 2006 for the reasons noted above.
Engineering, Research and Development Expenses
     Engineering, research and development expenses decreased to $2,132,000 and 11.0% of total net revenue in the second quarter of 2006, versus $2,520,000 and 10.6% of total net revenue for the same period in 2005. Engineering, research and development expenses decreased from $4,972,000 and 10.3% of total revenue for the first six months of 2005, to $4,227,000 and 10.3% of total revenue in the first six months of 2006. The decrease in both periods is the result of overall cost control measures, including headcount reductions and decreased engineering costs related to the development of new products. The amount of development costs are dependent upon the timing of the introduction of new products. Management believes that the Company continues to have the necessary resources in place to meet all technology development related milestones.
Other Income (Expense), Net
     Other income (expense), net consists primarily of changes in the fair value of derivative liabilities, provision for impairment of goodwill, interest expense, foreign currency fluctuation gains and losses and other miscellaneous items.
     Change in estimated fair value of derivative financial instruments represents the net fluctuation in estimated fair value of the various derivative liabilities recorded in 2005 and 2006. The net benefit (expense) of $(4,311,000) and $14,910,000 for the second quarter of 2005 and 2006, respectively, and $788,000 and $22,749,000 for the first six months of 2005 and 2006, respectively, relates to the changes in fair value of the basic conversion feature, the anti-dilution feature included therein, and the warrants related to both Series AA preferred stock issued in 2004, and the Convertible Notes issued in October 2005 and the warrants issued to Imation in October 2005. The primary factors affecting the estimated fair value of these derivative liabilities were the quoted price of our common stock, the estimated volatility of such common stock price, and management’s estimate of the probability of a dilutive financing transaction occurring in both 2005 and 2006. See Note 5 to the unaudited interim consolidated financial statements included herein. In addition, we recorded a provision for impairment equal to the recorded value of goodwill, of $7,428,000, as of June 30, 2006. See Note 1 to the unaudited interim consolidated financial statements included herein.
     For the second quarter of 2005 and the first six months of 2005 all interest expense relates to borrowings under our bank lines of credit and notes payable to suppliers. For the second quarter of 2006 and the first six months of 2006, interest expense relates to borrowings under our bank lines of credit, notes payable to suppliers, Convertible Notes and notes payable to Imation issued on October 31, 2005. Borrowings under the lines of credit were higher in 2006 and the interest rate on our line of credit with our bank was higher in 2006 due to increases in the prime rate as well as overall increases in the interest rate charged by the lender.
     We will continue to have higher interest expense in 2006, as compared to 2005, as a result of the Convertible Notes transaction completed on October 31, 2005 and the transactions on that date with

38

Imation. The allocation of the proceeds from the Convertible Notes to the various derivative liabilities noted above, resulted in debt discount equal to the $9,550,000 face value of the Convertible Notes, which amount is being amortized to interest expense over the term of the Convertible Notes using the effective interest method. Such amortization totaled $478,000 and $955,000 for the second quarter and first six months of 2006, respectively.
     The result of foreign currency translations fluctuated from gains of $198,000 and $493,000 for the second quarter and first six months of 2005, respectively, to losses of $47,000 and $49,000 for the same periods in 2006. These gains were primarily due to fluctuations in the Japanese Yen and the Euro against the U.S. Dollar during both periods and the resulting impact from the translation of the note payable to a supplier denominated in Yen.
     In the second quarter of 2005, we recorded a provision for settlement of litigation of $1,125,000. See Note 7 to the unaudited interim consolidated financial statements included herein.
Taxes
     The provisions for income taxes in 2005 and 2006 represent foreign taxes only. Based on cumulative operating losses over prior years and uncertainty as to future profitability, we continue to reserve 100% of our deferred tax assets. We believe a 100% valuation allowance will be required until we attain a consistent and predictable level of profitability. See Note 9 to the Unaudited Consolidated Financial Statements included herein.
Earnings (Loss) Per Share
     Basic and diluted loss per share was $0.59 for the second quarter of 2005 and $0.25 for the first six months of 2005. Basic earnings per share were $0.29 and $0.62 for the three and six months ended June 30, 2006, respectively. Diluted loss per share was $0.21 and $0.26 for the three and six months ended June 30, 2006, respectively. The Company included common stock options with an exercise price less than the average closing price per share of the Company’s common stock (using the treasury stock method) during the three and six months ended June 30, 2006, as dilutive common stock equivalents in calculating diluted loss per share. In addition, the Series AA Convertible Preferred Stock and the 10% Secured Convertible Subordinated Notes were included in the calculations for both 2005 and 2006 on an “as converted” basis, with net earnings available to common shareholders adjusted for the change in estimated fair value of derivative financial instruments, dividends and interest expense, as applicable. As a result, the Company had a diluted loss per share for each of these periods. See Note 1 to the unaudited interim consolidated financial statements.
Liquidity and Capital Resources
Liquidity Issues
     We have incurred losses from operations for the past several years, including losses of $1,721,000 and $3,177,000 in the first quarter and first six months of 2006, respectively. We have continued to reassess our business and investigate various strategic alternatives that would increase liquidity and working capital.
     As of June 30, 2006 and August 11, 2006 we have limited liquidity and as a result, in the near term we will be required to raise additional debt or equity capital or complete a sale or merger transaction, as discussed below, to continue operations.
     Due to the uncertainty relating to the Company’s ability to achieve profitable operations and continue as a going concern, the Company has evaluated various alternatives to improve liquidity, working capital and its overall financial condition. During the second quarter of 2006, the Company engaged an investment banking firm to assist it in evaluating such strategic alternatives, including the merger or sale of the Company. As of August 11, 2006, the engagement is in process and the Company has not entered into a definitive or binding agreement for a business combination or financing transaction.
     On October 31, 2005, we completed the sale of $9,550,000 of 10% Convertible Subordinated Notes and warrants. The proceeds from this offering have been used for general working capital purposes,

39

including new product development and marketing activities. Also on October 31, 2005, we entered into an Amendment of the MDA with Imation which results in increased gross margins on the sale of our media products effective January 1, 2006. In 2004, 2005 and 2006, we successfully restructured the payment terms of a note payable to a supplier resulting in the deferral of payments into 2006 and 2007. In March 2005, we entered into a new line of credit with Wells Fargo, which provides additional borrowing capacity. Currently, our primary sources of funding are our availability under our bank line of credit, notes payable to suppliers and others, and our ability to generate cash from operations.
     Increasing revenue from hardware products, increasing unit shipments of media products, decreasing product costs and increasing gross margins, and maintaining or decreasing operating costs are critical factors in achieving profitable operations. However, there can be no assurance that we will achieve profitable operations.
     An inability to increase revenue to the level anticipated in our forecasts, a loss of a major customer for VXA or other products, an interruption in delivery of manufactured products from suppliers, increases in product costs, significant unbudgeted expenditures, or other adverse operating conditions could impact our ability to achieve our forecasted cash generated from operations, which may result in a need for additional funding from external sources. Any new indebtedness would require the approval of our lender under the terms of our line of credit and the holders of two-thirds of the outstanding principal amount of the Convertible Notes or an agreement acceptable to those parties for the subordination of the new indebtedness to the line of credit and the Convertible Notes. There is no assurance that additional funding will be available or available on terms acceptable to us.
Cash Flows – Six Months Ended June 30, 2006
     As of June 30, 2006, we have $195,000 in cash and cash equivalents and negative working capital of $6,558,000. During the first six months of 2006, we had $3,357,000 in cash used by operating activities, $886,000 used by investing activities and $4,008,000 provided by financing activities.
     The components of cash provided by operations include our net earnings of$9,708,000, adjusted for depreciation and amortization expense, provision for uncollectible accounts receivable and sales returns and programs, change in estimated fair value of derivative financial instruments, amortization of deferred revenue, provision for excess and obsolete inventory, provision for impairment of goodwill, gain on foreign currency translation and other non-cash items, all of which totaled cash used of $12,223,000. In addition, cash flows from operating activities in the first six months of 2006 were impacted by a decrease in accounts receivable of $1,622,000 resulting from lower overall revenue in the second quarter of 2006 and an increase in inventory totaling $1,048,000 resulting from increased inventories of new products. Cash provided by financing activities is comprised primarily of net borrowings on the bank line-of-credit, net of payments on notes payable of $1,382,000. Cash used by investing activities relates to the purchase of equipment and tooling related to new product development activities.
     Our cash from operations can be affected by the risks involved in our operations, including revenue growth, the successful introduction and sales of new product offerings, control of product costs and operating expenses, and overall management of working capital items. Cash required for capital expenditures is expected to total approximately $1,750,000 in 2006, and relates primarily to tooling for new product development activities and investment in information technology equipment.
Cash Flows – Six Months Ended June 30, 2005
     As of June 30, 2005, we had $342,000 in cash and cash equivalents and negative working capital of $4,205,000. During the first six months of 2005, we had $1,659,000 in cash used by operating activities, $1,289,000 used by investing activities and $2,846,000 provided by financing activities.
     The components of cash provided by operations include our net loss of $2,350,000, adjusted for depreciation and amortization expense, provision for uncollectible accounts receivable and sales returns and programs, change in estimated fair value of derivative financial instruments, amortization of deferred revenue, provision for excess and obsolete inventory, provision for settlement of litigation, gain on foreign currency translation and other non-cash items, all of which totaled cash provided of $192,000. In addition, cash flows from operating activities in the first six months of 2006 were impacted by a decrease

40

in accounts receivable of $1,034,000 resulting from improved collections and decreases in accounts payable and accrued liabilities totaling $1,421,000 resulting primarily from lower product purchases during the quarter and decreases in payment terms with vendors. Cash provided by financing activities is comprised primarily of net borrowings on the bank line-of-credit offset by payments on notes payable of $709,000. Cash used by investing activities relates to the purchase of equipment and tooling related to new product development activities.
Borrowings
Convertible Subordinated Notes
     On October 31, 2005, we completed the sale of $9,550,000 million of 10% Convertible Subordinated Notes and warrants to purchase 4,775,000 shares of common stock. The Convertible Notes are payable interest only through 2010, at which time the principal amount is due in total. Interest on the Convertible Notes is payable quarterly in our common stock. The principal amount of the Convertible Notes is convertible into common stock at $1.80 per share. The exercise price of the warrants, which have a five-year term, is also $1.80 per share. The Convertible Notes are collateralized by a security interest in all of our assets and are subordinate to the security interest granted, and our indebtedness, under our line-of-credit agreement with Wells Fargo Business Credit, Inc. (“Wells Fargo”) pursuant to the Intercreditor Agreement between Wells Fargo, the holders of the Convertible Notes and Imation. See Note 3 to the unaudited interim consolidated financial statements included herein.
     The Convertible Notes may be prepaid at any time at the then outstanding principal amount. Under certain circumstances, including prepayment during a period of default (which includes a change of control) or in connection with a reorganization, a prepayment premium may be required; the premium is the greater of (1) 20% of the outstanding principal or (2) the excess over the principal amount of the product of the average market price of the common stock at the time multiplied by the number of common shares issuable upon the conversion of the Convertible Notes. We are obligated to register the underlying common shares that would be issued upon conversion of the Convertible Notes and exercise of the warrants, as well as common shares that will be issued as interest over the term of the Convertible Notes.
     As noted below, as of August 11, 2006, the Company is in default of its line-of-credit agreement with Wells Fargo for not complying with certain covenants, and is in violation of payment provisions of its note payable to a supplier. The default and violation also constitute an event of default under the terms of the Convertible Notes if such other defaults are not cured or waived within the applicable grace or cure period. The acceleration of payment of the Convertible Notes in the event of default requires the affirmative vote of two-thirds of the principal amount of the Convertible Notes. However, pursuant to the terms and conditions of the Intercreditor Agreement, any action or proceeding to recover all or any part of the Convertible Notes is prohibited without the consent and approval of Wells Fargo or unless Wells Fargo has been paid in full or accelerates the line-of-credit.
Line of Credit – Wells Fargo Business Credit, Inc.
     On March 9, 2005, we entered into an asset-based line-of-credit agreement (“Agreement”) with Wells Fargo which provides for borrowings of up to $20,000,000 based on 80% of eligible accounts receivable (as defined), and 25% of eligible finished goods inventory (as defined). Borrowings are secured by substantially all of the Company’s assets. This agreement matures on March 31, 2008, and replaced the loan agreement with Silicon Valley Bank, as described below, which was terminated in March 2005. Interest under the new agreement with Wells Fargo will be charged at the lender’s prime rate plus 3.5% (11.75% at June 30, 2006) and includes financial covenants relating to, among other things, operating results, the maintenance of minimum levels of net worth or deficit, limits on inventory levels with product distributors, limits on capital expenditures, liens, indebtedness, guarantees, investment in others and prohibitions on the payment of cash dividends on common or preferred stock. Events of default include a change in control. As of June 30, 2006, we were in violation of covenants related to our operating results and maintenance of specified levels of net worth or deficit and minimum borrowing availability.

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     Effective July 31, 2006, the Company entered into an amendment to the Agreement, whereby Wells Fargo agreed to provide the Company with an additional $2,000,000 of borrowing availability. Such additional borrowings are available in two $1,000,000 increments, and are subject to certain terms and conditions relating to a future merger or sale of the Company. As of August 11, 2006, the Company had met the requirements for the first $1,000,000 of additional borrowings. These additional borrowings bear interest at the lender’s prime rate plus 5% (13.25% at August 11, 2006) and are subject to all other terms and conditions included in the Agreement. Fees relating to the additional borrowing availability totaled $125,000. The aforementioned amendment did not waive the June 30, 2006 covenant violations noted above; accordingly, the Company is in default under the Agreement as of August 11, 2006, and such default will continue until such time as a waiver, if any, is obtained from the lender. As of August 11, 2006, Wells Fargo has not indicated its intent to require the immediate repayment of the balance due under the Agreement; however, Wells Fargo has not waived its right to require such repayment at any time.
Notes Payable — Suppliers
     During the first quarter of 2003, we entered into agreements with four of our largest suppliers that converted certain accounts payable and accrued liability amounts outstanding at December 28, 2002, totaling $20,900,000, to unsecured notes payable. These amounts were due through 2005 and bore interest at rates ranging from zero to 5%. At June 30, 2006, the remaining balance of $4,013,000 is due to one supplier, Hitachi, Ltd. (Hitachi). In November 2004, November 2005 and May 2006, the payment terms for this note were restructured to provide for repayment through September 30, 2007, with interest at 3.1% through March 31, 2006 and 5.0% thereafter. In September 2003, we entered into restructuring and note payable agreements with a fifth supplier, Solectron Corporation (“Solectron”), for $8,991,000 which converted accounts payable and current inventory purchase commitments to a note payable bearing interest at 9%. As of June 30, 2006, the total amount due to Hitachi and Solectron under the remaining notes payable – suppliers is $4,777,000 which is payable as follows: 2006 — $4,680,000; 2007 — $97,000. As of August 11, 2006, the Company was in violation of a provision included in the note payable to Hitachi regarding payment of payables for June 2006 product purchases. In addition, the Company was delinquent as to the July 2006 payment on the note payable. The Company has not received a waiver for these items as of August 11, 2006, and does not expect to obtain such a waiver in the near term. Accordingly, the note payable to Hitachi has been classified as a current liability in the accompanying unaudited interim consolidated financial statements.
Note Payable — Lessor
     In September 2003, we entered into a note payable in the amount of $3,060,000 with the lessor of certain of our former office and manufacturing facilities, in settlement of all past and future amounts due under the lease for such facilities. The note is unsecured, is payable interest only through September 2008, at which time the entire principal amount is due. The interest rate on the note at June 30, 2006 is 6.0% and this rate will continue until September 2007, at which time the rate increases to 10.0% for the final year of the note. Interest on the note was imputed at a rate of 9.0% over the term of the note and, accordingly, the note was recorded net of discount of $359,000. The 9.0% rate was considered to be a market interest rate based on other borrowings of the Company. The discount is being recognized over the term of the note as additional interest expense using the effective interest method.
Media Distribution Agreement
     On November 7, 2003, we entered into a Media Distribution Agreement (“MDA”) with Imation whereby we granted Imation the exclusive worldwide marketing and distribution rights for the Company’s proprietary removable data storage media. In exchange for such rights, Imation paid us a one-time distribution fee of $18,500,000. Under the MDA, we agreed to grant Imation a second security interest in our intellectual property to secure the Company’s obligations under the MDA and a seat as an observer on our Board of Directors. The MDA has an indefinite term, but provides for termination by Imation upon 180 days’ prior written notice to the Company, or upon a material default by either party. If Imation terminates the MDA because of a material default by Exabyte, we must pay Imation a prorated portion of the distribution fee (based on 10 years from November 7, 2003). If the MDA is terminated by

42

Imation, we are not obligated to refund any portion of the distribution fee. The MDA provided for discounted sales prices to Imation such that Imation was able to obtain a gross margin of at least 25% on sales to third parties.
     On October 31, 2005, we entered into an Amendment of the MDA (“Amendment”), whereby sales prices to Imation will be adjusted such that Imation will be able to obtain a gross margin of 8% for the period from January 1, 2006 to December 31, 2006, and 10% thereafter. As consideration for the revision of the gross margin, we agreed to provide the following to Imation; (1) a $5,000,000 note payable, bearing interest at 10% beginning January 1, 2006, with interest only payments through 2007 and equal quarterly principal and interest payments commencing on March 31, 2008 and continuing through December 31, 2009, (2) 1,500,000 shares of common stock and warrants to purchase 750,000 shares of common stock at $1.80 per share and (3) a $2,000,000 credit, which was applied against product purchases by Imation in the first quarter of 2006. The Amendment also decreased the amount of the distribution fee that would be required to be repaid to Imation due to a termination of the MDA to $8,500,000. In addition, on October 31, 2005, Imation loaned $2,000,000 to the Company under a note payable which bears interest at 10% and is payable interest only through December 15, 2006, at which time the principal amount is due in total. In connection with the $5,000,000 and $2,000,000 notes, we granted Imation a security position in substantially all of our assets. These notes are subordinated to the security interests of, and our indebtedness to, Wells Fargo and the holders of the Convertible Notes pursuant to the Intercreditor Agreement. Events of Default under the Imation notes include, among others, a material default under the MDA not cured within a specified time. See Note 8 to the unaudited interim consolidated financial statements included herein.
Other Non-Current Liabilities And Contractual Obligations
     We are committed to make certain payments for non-current liabilities including notes payable. Our cash payments due under these contractual obligations as of June 30, 2006 are as follows:

	Less than 1	1 - 3	After
(In thousands)	year	years	3 years	Total

Notes payable	$6,707	$8,054	$1,273	$16,034
Operating leases	862	2,633	—	3,495

	$7,569	$10,687	$1,273	$19,529

     Payment of these obligations depends on cash generated from operations, borrowings under our bank line of credit and, if necessary, additional external debt or equity financings.
     In addition, as of June 30, 2006, we have issued an irrevocable letter-of-credit in favor of a certain supplier totaling $500,000, which expires December 31, 2006.
Market Risk
     In the ordinary course of our operations, we are exposed to certain market risks, primarily changes in foreign currency exchange rates and interest rates. Uncertainties that are either nonfinancial or nonquantifiable, such as political, economic, tax, other regulatory or credit risks are not included in this assessment of our market risks. We are primarily impacted by fluctuations in the dollar/yen exchange rate as a result of a note payable to a supplier denominated in Yen. Exposure to other foreign currency fluctuations is not considered to be significant. Our borrowings under our line of credit agreement expose us to changes in interest rates.
ITEM 3. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK
     Information concerning the Company’s market risk is incorporated by reference from Item 2 above, ‘Management’s Discussion and Analysis of Financial Condition and Results of Operations,’ under the caption, ‘Market Risk.’

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ITEM 4. CONTROLS AND PROCEDURES
     Rules 13a-15(e) and 15d-15(e) of the Securities and Exchange Act of 1934 (the Exchange Act), defines “disclosure controls and procedures” as controls and procedures that are designed to ensure that information required to be disclosed by a registrant in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms.
     Management of Exabyte Corporation and subsidiaries (the Company) is responsible for establishing and maintaining adequate internal control over financial reporting, as such term is defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act. Internal control over financial reporting is a system designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting principles generally accepted in the United States of America. The Company’s internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately reflect the transactions and dispositions of the assets of the Company, (ii) provides reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and the directors of the Company, (iii) provide reasonable assurance regarding prevention of timely detection of unauthorized acquisition, use, or disposition of the Company’s assets that could have a material effect on the financial statements.
     In order to facilitate comprehensive financial disclosure, members of the Company’s senior management team, who are responsible for all significant operational areas of the Company, meet regularly to discuss current business conditions and issues. Information discussed in these meetings is considered for financial statement and other disclosure purposes. Prior to the filing of the applicable Form 10-Q or Form 10-K, the senior management team also meets with the Board of Directors to review business issues impacting their area of responsibility and the Company as a whole. The information exchanged at these meetings is considered by the Board members and management in their review of the Company’s financial statements and SEC filings. As a result of these frequent meetings and interactions with members of management responsible for all significant operational areas of the Company, information is accumulated and communicated to senior management, including the CEO and CFO, on a comprehensive and timely basis to allow for appropriate disclosure in the Company’s consolidated financial statements and regulatory filings. It should be noted however that, because of inherent limitations, a system of disclosure controls and procedures might not prevent or detect all misstatements.
     As of June 30, 2006, the Company conducted an evaluation, under the supervision and with the participation of the Chief Executive Officer and Chief Financial Officer, of the effectiveness of the design and operation of our disclosure controls and procedures. Based on that evaluation, the Chief Executive Officer and Chief Financial Officer concluded that our disclosure controls and procedures are effective to ensure that information required to be disclosed by the Company in reports that we file or submit under the Exchange Act is recorded, processed, summarized, and reported within the time periods specified in Securities and Exchange Commission rules and forms as of June 30, 2006. There was no change in our internal control over financial reporting during the quarter ended June 30, 2006 that has materially affected, or is reasonably likely to materially affect, the Company ‘s internal control over financial reporting, except that we implemented additional review procedures over the evaluation and application of relevant accounting pronouncements, rules, regulations and interpretations at the time that convertible preferred stock, other derivative financial transactions or other complex transactions are contemplated and consummated. These additional procedures may include consultation with outside resources, including potential consultation with the Office of the Chief Accountant of the Securities and Exchange Commission.

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PART II.
ITEM 1. LEGAL PROCEEDINGS
     We are, from time to time, subject to certain claims, assertions or litigation by outside parties as part of our ongoing business operations. The outcomes of any such contingencies are not expected to have a material adverse impact on our consolidated financial condition, results of the operations or cash flows.
     On January 18, 2006, the Company filed a complaint against Hewlett-Packard Company (“Hewlett-Packard”) in the United States District Court for the District of Colorado asserting that Hewlett-Packard infringed upon a patent owned by the Company. Hewlett-Packard subsequently filed its answer and counterclaim for declaratory judgment on March 2, 2006. On June 26, 2006, Hewlett-Packard filed an amended answer and counterclaims, alleging that the Company was infringing upon three patents owned by Hewlett-Packard. While the Company remains open to settlement, it intends to assert fully its patent rights in the litigation and defend itself vigorously against Hewlett-Packard’s counterclaims. The lawsuit just entered the discovery phase. It is not possible to predict the outcome of this action. However, the Company believes that the outcome will not have a material adverse effect on the Company’s financial condition or results of operations. See Note 7 to the unaudited interim consolidated financial statements included herein.
ITEM 1A. RISK FACTORS
     See Item 1A included in our Form 10-K for the year ended December 31, 2005 for a description of our business risks. Management is not aware of any material changes in such risk factors as of June 30, 2006, that are required to be disclosed herein. It should be noted that our financial condition and the uncertainty regarding our ability to continue as a going concern may affect our ability to obtain inventory and finished goods in a timely manner and in sufficient quantities during the third quarter of 2006. This issue was included in our risk factors, as noted above.
ITEM 3. DEFAULT UNDER SENIOR SECURITIES
     As of August 11, 2006, the Company is in default under its line-of-credit Agreement with Wells Fargo Business Credit, Inc. and is in violation of certain provisions of its note payable to Hitachi, Ltd. In addition, such default and violation may constitute an event of default under the terms of the Company’s Convertible Subordinated Notes. See Note 3 to the unaudited interim consolidated financial statements included herein for additional information on these matters.
ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
     On June 8, 2006, we held an Annual Meeting of Stockholders. At the meeting, we asked stockholders to vote on two proposals:
     Proposal 1: Elect 3 directors to hold office until the 2009 Annual Meeting.
     Proposal 2: Ratify the appointment of Ehrhardt Keefe Steiner & Hottman P.C. as our independent registered public accountants for the year ending December 31, 2006.

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     A total of 11,624,783 shares of Common Stock, representing approximately 78.93% of the total votes of shares eligible to vote at the meeting, were represented at the meeting. The number of votes cast for, against or withheld, as well as abstentions and broker non-votes as to each proposal, are as follows:

		Votes Against or	Abstentions and
	Votes For	Withheld	Broker Non-Votes
Proposal 1 – Election of Directors
Leonard W. Busse	11,453,795	170,989	N/A
Stephanie L. Smeltzer McCoy	11,475,356	149,428	N/A
Thomas W. Ward	10,864,304	760,480	N/A

Proposal 2 – Ratification of appointment of Ehrhardt Keefe Steiner & Hottman P.C.	11,470,370	140,861	13,192
     The three named directors were elected at the Annual Meeting, and Proposal 2 was passed by the stockholders. The continuing directors whose terms expire in 2008 are John R. Garrett and Thomas E. Pardun. Two continuing directors whose terms expire in 2007 are A. Laurence Jones and G. Jackson Tankersley, Jr.

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STOCKHOLDER INFORMATION

Special Meeting of Stockholders
9:00 a.m. (Mountain Time)
                    , 2006 Exabyte Corporation 2108 — 55th Street Boulder, Colorado 80301
Corporate Headquarters
2108 — 55th Street
Boulder, CO 80301
Telephone: 303-442-4333
Fax: 303-417-7170
Exabyte Product Information
1-800-Exabyte
Exabyte Internet Address
http://www.exabyte.com
Transfer Agent and Registrar
Continental Stock Transfer
17 Battery Place
New York, NY 10004
Outside Legal Counsel
Holland & Hart LLP
555 Seventeenth Street
Suite 3200
Denver, Colorado 80202
asset sales and Technical Support
Boulder, CO (1-800-EXABYTE)
Beijing, China (86-106-8418850)
Frankfurt, Germany (49-6103-90960)
Hong Kong (852-276-27891)
Paris, France (33-16935-3340)
Shanghai, China (86-21-85342616)
Singapore (65-2716331)
Corporate and Investor Information
Investor Relations
Exabyte Corporation
2108 — 55th Street
Boulder, CO 80301
303-442-4333
investor_relations@exabyte.com
Form 10-K
A copy of Exabyte Corporation’s Form 10-K as filed with the SEC is available, free of charge, upon request to the Investor Relations Department.
Independent Accountants
Ehrhardt Keefe Steiner & Hottman P.C.
7979 E. Tufts Avenue
Suite 400
Denver, Colorado 80237
Stock Information
Exabyte’s common stock is currently traded in the over-the-counter market under the symbol EXBY and was previously quoted in the National Market System of the Nasdaq Stock Market (“Nasdaq”) under the symbol EXBT from Exabyte’s initial public offering on October 19, 1989 until March 24, 2003. For the calendar quarters indicated, the following table shows the high and low trading prices of Exabyte’s common stock as reported on Nasdaq or the OTC Bulletin Board, as applicable (as adjusted for the 10:1 reverse split October 31, 2005):

Calendar Year	High	Low
2006
First Quarter	$1.27	$0.42
Second Quarter	$0.85	$0.11

2005
First Quarter	$5.40	$2.60
Second Quarter	$4.40	$1.80
Third Quarter	$3.20	$1.70
Fourth Quarter	$2.95	$0.75

2004
First Quarter	$17.60	$7.00
Second Quarter	$9.70	$7.10
Third Quarter	$8.60	$4.30
Fourth Quarter	$7.20	$3.00
On                     , 2006, Exabyte had                      holders of record of its common stock. The reported closing price of the common stock was $.                    . Exabyte has never paid cash dividends on its common stock. Exabyte presently intends to retain any earnings for use in its business and does not anticipate paying any cash dividends on its common stock in the foreseeable future.

Supplemental Information Page 1

DIRECTORS AND OFFICERS
Exabyte Directors

Tom W. Ward
President, Chief Executive Officer
Exabyte Corporation
Elected 2002
Leonard W. Busse
Financial Consultant
Elected 2002
John R. Garrett
Managing Director
Meritage Private Equity Funds
Elected 2003
A. Laurence Jones
Principal
Aegis Management, LLC
Elected 1998
Thomas E. Pardun
Retired Executive
Elected 1995
Stephanie L. Smeltzer McCoy
Vice President
Meritage Private Equity Funds
Elected 2002
G. Jackson Tankersley, Jr.
Principal
Meritage Private Equity Funds
Elected 2001
Other Exabyte Officers
Carroll A. Wallace
Chief Financial Officer and Corporate Secretary

Supplemental Information Page 2